    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 1995
                                                     REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ------------------
                                 FORMS S-4/S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------
                  NATIONAL HEALTH LABORATORIES HOLDINGS INC.
            (Exact name of Registrant as specified in its charter)

           DELAWARE                       8071                   13-3757370
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
  of incorporation or          Classification Code Number)   Identification No.)
  organization)

 4225 EXECUTIVE SQUARE, SUITE 805, LA JOLLA, CALIFORNIA 92037, (619) 657-9382
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           JAMES G. RICHMOND, ESQ.
                  NATIONAL HEALTH LABORATORIES HOLDINGS INC.
                       4225 EXECUTIVE SQUARE, SUITE 805
                          LA JOLLA, CALIFORNIA 92037
                                (619) 550-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ------------------
                                  Copies to:
         ALLEN FINKELSON, ESQ.                     PETER R. DOUGLAS, ESQ.
        CRAVATH, SWAINE & MOORE                    DAVIS POLK & WARDWELL
          825 EIGHTH AVENUE                         450 LEXINGTON AVENUE
          NEW YORK, NY 10019                        NEW YORK, NY 10017
            (212) 474-1000                            (212)  450-4000
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger (the "Merger") of Roche Biomedical Laboratories, Inc. with and into the Registrant pursuant to the Agreement and Plan of Merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                              ------------------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF             TO BE         OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED              UNIT                PRICE          REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share.........      557,341 shares (1)     Not Applicable       $7,131,249           $2,459 (2)
- -------------------------------------------------------------------------------------------------------------
Common Stock Purchase         2,651 Common Stock
Warrants................      Purchase Warrants (1)       --                   --               -- (3)
- -------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to securities of the Registrant to be received by holders of common stock of the Registrant, par value $0.01 per share ("NHL Common Stock"), in the Warrant Distribution described in the enclosed Proxy Statement/Prospectus and in the Merger pursuant to the NHL Share Conversion described in the enclosed Proxy Statement/Prospectus. The number of shares to be registered is based upon the difference between (x) the product of (a) the sum of (i) the number of shares of NHL Common Stock outstanding on April 21, 1995 (84,782,359) plus (ii) the number of shares of NHL Common Stock issuable upon exercise of vested employee stock options that may not be canceled in connection with the Merger (757,834), multiplied by (b) 0.72, minus (y) the difference between (a) 61,589,100, the number of shares of NHL Common Stock previously registered pursuant to the Registrant's Registration Statement on Forms S-4/S-3 (Registration No. 33-58307) (the "Prior Registration Statement") and (b) 557,502, the number of shares of NHL Common Stock registered pursuant to the Prior
    Registration Statement in connection with the cancellation of employee stock options of the Registrant in the Merger. The number of warrants to be registered is based upon the number of shares of NHL Common Stock outstanding on April 21, 1995 (84,782,359) multiplied by 0.16308, minus the 13,823,657 warrants previously registered pursuant to the Prior Registration Statement.
(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the 774,084 shares of NHL Common Stock to be received by the Registrant or cancelled in the NHL Share Conversion (the difference between (x) the 85,540,193 shares of NHL Common Stock to be received by the Registrant or canceled in the NHL Share Conversion, minus (y) the 84,766,109 shares of NHL Common Stock with respect to which a fee was computed for purposes of the Prior Registration Statement), computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock on the New York Stock Exchange
    Composite Transactions Tape on April 21, 1995 ($14.8125), minus the $4,334,870 to be paid by the Registrant in connection with the NHL Share Conversion in connection with the shares registered hereby.
(3) No separate registration fee is payable in respect of the Warrants to be distributed in the Warrant Distribution because no consideration is being paid therefor.
                              ------------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.
                                    FORM S-4
        CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K

                                                       LOCATION IN
               FORM S-4 ITEM                   PROXY STATEMENT/PROSPECTUS
               -------------                   --------------------------
 A.  INFORMATION ABOUT THE TRANSACTION
  1. Forepart of Registration
      Statement and Outside
      Front Cover Page of Prospectus.   Outside Front Cover Page
  2. Inside Front and Outside Back
      Cover Pages of
      Prospectus.....................   Available Information; Incorporation of
                                         Certain Documents by Reference; Table of
                                         Contents
  3. Risk Factors, Ratio of Earnings
      to Fixed Charges and Other
      Information....................   Summary; Certain Considerations; The NHL
                                        Meeting; The Clinical Laboratory Testing
                                         Industry; NHL; RBL; The Merger; Market
                                         Prices and Dividends; Other Matters
  4. Terms of the Transaction........   Summary; The Merger; The Merger
                                         Agreement; The Warrant Agreement; The
                                         Stockholder Agreement; Management and
                                         Operations After the Merger
  5. Pro Forma Financial Information.   Summary; Unaudited Pro Forma Condensed
                                         Combined Consolidated Financial
                                         Information
  6. Material Contacts with the
      Company Being Acquired.........   Summary; The Merger
  7. Additional Information Required
      for Reoffering by Persons and
      Parties Deemed To Be
      Underwriters...................   See Resale Prospectus
  8. Interests of Named Experts and
      Counsel........................   Experts; Legal Matters
  9. Disclosure of Commission
      Position on Indemni-
      fication for Securities Act
      Liabilities....................   Inapplicable
 B.  INFORMATION ABOUT THE REGISTRANT
 10. Information with Respect to S-3
      Registrants....................   Available Information; Incorporation of
                                         Certain
                                         Documents by Reference; NHL
 11. Incorporation of Certain
      Information by
      Reference......................   Incorporation of Certain Documents by
                                        Reference
 12. Information with Respect to S-2
      or S-3
      Registrants....................   Inapplicable
 13. Incorporation of Certain
      Information by
      Reference......................   Inapplicable
 14. Information with Respect to
      Registrants Other
      Than S-2 or S-3 Registrants....   Inapplicable
 C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15. Information with Respect to S-3
      Companies......................   Inapplicable
 16. Information with Respect to S-2
      or S-3
      Companies......................   Inapplicable

                                                   LOCATION IN
             FORM S-4 ITEM                 PROXY STATEMENT/PROSPECTUS
             -------------                 --------------------------
 17. Information with Respect to
      Companies Other
      Than S-2 or S-3 Companies...  Summary; The Clinical Laboratory Testing
                                     Industry; RBL; RBL Management's
                                     Discussion and Analysis of Financial
                                     Condition and Results of Operations;
                                     Index to Consolidated Financial
                                     Statements of RBL
 D.  VOTING AND MANAGEMENT INFORMATION
 18. Information if Proxies,
      Consents or Authorizations
      Are to be Solicited.........  Incorporation of Certain Documents by
                                     Reference; Summary; The NHL Meeting; The
                                     Clinical Laboratory Testing Industry;
                                     The Merger; The Stockholder Agreement;
                                     Management and Operations After the
                                     Merger; Appraisal Rights; Solicitation
                                     of Proxies; Stockholder Proposals
 19. Information if Proxies,
      Consents or Authorizations
      Are Not to be Solicited, or
      in an Exchange Offer........  Inapplicable

                               EXPLANATORY NOTE

  This Registration Statement contains two forms of prospectuses: (i) the Proxy Statement/Prospectus, which is to be used in connection with the special meeting of stockholders of National Health Laboratories Holdings Inc. ("NHL") to be held to consider and vote upon the approval and adoption of the Merger Agreement described therein and a proposal to change the name of NHL to Laboratory Corporation of America Holdings and as a prospectus relating to the shares of NHL common stock issuable in connection with the merger of Roche Biomedical Laboratories, Inc. with and into NHL (the "Merger") and the warrants to be distributed to holders of NHL common stock in a dividend distribution and (ii) the Resale Prospectus, which is to be used by National Health Care Group, Inc. ("NHCG") in connection with the resale from time to time of shares of NHL common stock to be received by NHCG in the Merger and warrants to be received by NHCG in a dividend distribution from NHL.

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

                                                                March 31, 1995

Dear Stockholder:
  You are cordially invited to attend a special meeting of the stockholders of National Health Laboratories Holdings Inc. ("NHL") to be held at the Sheraton New York Hotel, 811 Seventh Avenue, New York, NY 10019, at 9:00 a.m., New York City Time, on April 28, 1995.
  At the special meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger (the "Merger Agreement") among NHL, HLR Holdings Inc. ("HLR"), Roche Biomedical Laboratories, Inc. ("RBL") and (for the purposes stated therein) Hoffmann-La Roche Inc. ("Roche") providing for, among other things, the merger of RBL with and into NHL. In the merger, subject to certain exceptions described in the enclosed Proxy Statement/Prospectus, each outstanding share of NHL common stock will be converted into (i) 0.72 of a share of NHL common stock and (ii) the right to receive $5.60 in cash, without interest. In addition, all shares of common stock, no par value, of RBL issued and outstanding immediately prior to the effective time of the merger (other than treasury shares, which will be canceled) will be converted into, and become, that number of newly issued shares of NHL common stock as would, in the aggregate and after giving effect to the merger and the NHL common stock owned by HLR, RBL and their subsidiaries immediately prior to the effective time of the merger, equal 49.9% of the total number of shares of NHL common stock outstanding immediately after the effective time of the merger (after giving effect to the issuance of NHL common stock in respect of the NHL employee stock options in connection with the merger as described in the Proxy Statement/Prospectus).
  In connection with the merger, NHL currently intends to declare a dividend, payable to holders of record of shares of NHL common stock as of April 21, 1995, consisting of 0.16308 of a warrant per outstanding share of NHL common stock. Each such warrant will represent the right to purchase one newly issued share of NHL common stock for $22.00 (subject to adjustments) on April 28, 2000. In addition, the Merger Agreement provides for the purchase by Roche, for a purchase price of $51,048,900, of 8,325,000 warrants to purchase shares of NHL common stock, which warrants will have the terms described in the preceding sentence.
  The consummation of the proposed merger is subject to, among other things, the obtaining by NHL of financing for a portion of the cash consideration to be paid in the merger.
  At the special meeting, you will also be asked to consider and vote upon a proposal to change the name of National Health Laboratories Holdings Inc. to Laboratory Corporation of America Holdings in connection with the merger.
  The Board of Directors of NHL believes that the merger is in the best interests of NHL and its stockholders and unanimously recommends that you vote FOR the approval and adoption of the Merger Agreement at the special meeting. The NHL Board also recommends that you vote FOR the proposed change of the name of the corporation to Laboratory Corporation of America Holdings. The enclosed Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus explain in detail the proposed merger. Please carefully review and consider all of this information. In considering the recommendation of the NHL Board with respect to the merger, stockholders should be aware that certain directors and executive officers of NHL have interests in the merger which may be different from, or in addition to, the interest of NHL's stockholders, including rights under employment contracts, employee stock options and other interests. See "CERTAIN CONSIDERATIONS" and "THE MERGER--Interests of Certain Persons in the Merger" in the enclosed Proxy Statement/Prospectus.
  It is especially important that your shares be represented and voted at the special meeting. Although you may currently plan to attend the special meeting, please complete, sign, date and promptly return the enclosed proxy card. If you attend the special meeting and vote in person, your vote will supersede your proxy.
  We have authorized NHL's proxy solicitor, D. F. King & Co., Inc., to answer questions and provide assistance for NHL stockholders. Please feel free to call
D. F. King & Co., Inc. at 1-800-769-7666.

                                          Sincerely,

                                          James R. Maher
                                          President and Chief
                                          Executive Officer

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.
                        4225 EXECUTIVE SQUARE, SUITE 805
                               LA JOLLA, CA 92037

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

  A special meeting of the stockholders of National Health Laboratories Holdings Inc. ("NHL") will be held at the Sheraton New York Hotel, 811 Seventh Avenue, New York, NY 10019, at 9:00 a.m., New York City Time, on April 28, 1995.

  The special meeting is being held for the purpose of considering and voting upon the approval and adoption of the Agreement and Plan of Merger dated as of December 13, 1994 (the "Merger Agreement"), among NHL, HLR Holdings Inc. ("HLR"), Roche Biomedical Laboratories, Inc. ("RBL") and (for the purposes set forth therein) Hoffmann-La Roche Inc. ("Roche") providing for, among other things, the merger of RBL with and into NHL with NHL as the surviving corporation (the "Merger"), and pursuant to which, subject to certain exceptions described in the enclosed Proxy Statement/Prospectus, each outstanding share of common stock, par value $0.01 per share, of NHL ("NHL Common Stock"), will be converted into (i) 0.72 of a share of NHL Common Stock and (ii) the right to receive $5.60 in cash, without interest.

  In addition, all shares of common stock, no par value, of RBL issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares, which will be canceled) will be converted into, and become, that number of newly issued shares of NHL Common Stock as would, in the aggregate and after giving effect to the Merger and the NHL Common Stock owned by HLR, RBL and their subsidiaries immediately prior to the effective time of the Merger, equal 49.9% of the total number of shares of NHL Common Stock outstanding immediately after the effective time of the Merger (after giving effect to the issuance of NHL Common Stock in respect of the NHL employee stock options in connection with the Merger as described in the enclosed Proxy Statement/Prospectus).

  In connection with the Merger, NHL currently intends to declare a dividend, payable to holders of record of shares of NHL Common Stock as of April 21, 1995, consisting of 0.16308 of a warrant per outstanding share of NHL Common Stock, each such warrant (a "Warrant") representing the right to purchase one newly issued share of NHL Common Stock for $22.00 (subject to adjustments) on April 28, 2000. In addition, the Merger Agreement provides for the issuance to and purchase by Roche, for a purchase price of $51,048,900, of 8,325,000 Warrants to purchase shares of NHL Common Stock, which Warrants will have the terms described in the preceding sentence.

  The special meeting is also being held for the purpose of considering and voting upon the amendment of the Certificate of Incorporation of National Health Laboratories Holdings Inc. to change the name of the corporation to Laboratory Corporation of America Holdings at the effective time of the Merger.

  The close of business on March 10, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment thereof. Only holders of record of NHL Common Stock on the record date are entitled to notice of, and to vote at, the meeting.

  ALL STOCKHOLDERS WHO ARE ENTITLED TO VOTE, EVEN IF THEY NOW PLAN TO ATTEND THE SPECIAL MEETING, ARE REQUESTED TO EXECUTE THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS PRESENT AT THE SPECIAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING.

                                      By Order of the Board of Directors,

                                      Alvin Ezrin
                                      Secretary

March 31, 1995

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

                           PROXY STATEMENT/PROSPECTUS

  This Proxy Statement/Prospectus is being furnished to the stockholders of National Health Laboratories Holdings Inc. ("NHL") in connection with the solicitation of proxies by the Board of Directors of NHL for use at the special meeting of stockholders of NHL to be held at the Sheraton New York Hotel, 811 Seventh Avenue, New York, NY 10019, at 9:00 a.m., New York City Time, on April 28, 1995, including any adjournments or postponements of the meeting (the "NHL Meeting").

  At the NHL Meeting, the holders of common stock, par value $0.01 per share, of NHL ("NHL Common Stock") will consider and vote upon the approval and adoption of the Agreement and Plan of Merger dated as of December 13, 1994 (the "Merger Agreement"), among NHL, HLR Holdings Inc. ("HLR"), Roche Biomedical Laboratories, Inc. ("RBL") and (for the purposes specified therein) Hoffmann-La Roche Inc. ("Roche") providing for, among other things, the merger of RBL with and into NHL (the "Merger"). NHL will be the surviving corporation in the Merger (the "Surviving Corporation"). Pursuant to the Merger Agreement, each outstanding share of NHL Common Stock (other than shares of NHL Common Stock owned by RBL, HLR or any subsidiary of RBL or HLR and other than Dissenting Common Shares (as hereinafter defined)) will be converted, upon the effectiveness of the Merger (the "Effective Time"), into (i) 0.72 of a share of NHL Common Stock and (ii) the right to receive $5.60 in cash, without interest. In addition, all shares of common stock, no par value, of RBL issued and outstanding immediately prior to the Effective Time (other than treasury shares, which will be canceled) will be converted into, and become, that number of newly issued shares of NHL Common Stock as would, in the aggregate and after giving effect to the Merger and the NHL Common Stock owned by HLR, RBL and their subsidiaries immediately prior to the Effective Time, equal 49.9% of the total number of shares of NHL Common Stock outstanding immediately after the Effective Time (after giving effect to the issuance of NHL Common Stock in respect of the NHL employee stock options in connection with the Merger as described herein).

  In connection with the Merger, NHL currently intends to declare a dividend (the "Warrant Distribution"), payable to holders of record of shares of NHL Common Stock as of April 21, 1995, consisting of 0.16308 of a warrant per outstanding share of NHL Common Stock, each such warrant (a "Warrant", and together with the Roche Warrants (as defined below), the "Warrants") representing the right to purchase one newly issued share of NHL Common Stock for $22.00 (subject to adjustments) on April 28, 2000. In addition, the Merger Agreement provides for the issuance to and purchase by Roche, for a purchase price of $51,048,900 (the "Roche Warrant Consideration") of 8,325,000 Warrants to purchase shares of NHL Common Stock (the "Roche Warrants"), which Roche Warrants will have the terms described in the preceding sentence.

  The aggregate cash consideration of $474,700,000 to be paid to stockholders of NHL in the Merger will be financed from three sources: a cash contribution by NHL of $288,000,000 (the "NHL Cash Contribution") out of the proceeds of borrowings by NHL in an equal amount, a cash contribution to be made by HLR in the amount of $135,651,100 (the "HLR Cash Contribution") and the Roche Warrant Consideration.

  At the NHL Meeting, the holders of NHL Common Stock will also consider and vote upon a proposal to amend the Certificate of Incorporation of NHL to change the name of the corporation to Laboratory Corporation of America Holdings at the Effective Time (the "Name Change Amendment").

  The Merger is presently anticipated to be consummated on or about April 28, 1995.

  This Proxy Statement/Prospectus also serves as a Prospectus of NHL under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of NHL Common Stock issuable in connection with the Merger and the Warrants to be distributed in the Warrant Distribution.

  This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to stockholders of NHL on or about March 31, 1995.

                                ---------------

   IN CONSIDERING WHETHER TO APPROVE AND ADOPT THE MERGER AGREEMENT, STOCKHOLDERS OF NHL SHOULD CAREFULLY EVALUATE THE MATTERS SET
          FORTH  UNDER  "CERTAIN  CONSIDERATIONS" AND  "THE  MERGER--
              INTERESTS OF CERTAIN PERSONS IN THE MERGER".

                                ---------------

 THE  SECURITIES  TO  BE ISSUED  IN  THE  MERGER  HAVE NOT  BEEN  APPROVED  OR
   DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY STATE
    SECURITIES  COMMISSION NOR HAS  THE SECURITIES AND EXCHANGE  COMMISSION
      OR ANY  STATE  SECURITIES COMMISSION  PASSED UPON  THE  ACCURACY OR
       ADEQUACY  OF THIS PROXY STATEMENT/PROSPECTUS. ANY  REPRESENTATION
         TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

         The date of this Proxy Statement/Prospectus is March 31, 1995.

  NO PERSON IS AUTHORIZED BY NHL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

                             AVAILABLE INFORMATION

  NHL is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, NHL files proxy statements, reports and other information with the Securities and Exchange Commission (the "SEC"). This filed material can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: Midwest Regional Office (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661) and Northeast Regional Office (7 World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the NHL Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") and such material can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  NHL has filed a Registration Statement on Forms S-4/S-3 (as amended from time to time, the "Registration Statement") with the SEC under the Securities Act with respect to the NHL Common Stock to be issued upon consummation of the Merger and the Warrants to be distributed in the Warrant Distribution and with respect to the reoffering by National Health Care Group, Inc. ("NHCG"), a corporation indirectly wholly owned through Mafco Holdings Inc. by Ronald O. Perelman, of shares of NHL Common Stock to be received by NHCG in the Merger and the Warrants to be received by NHCG in the Warrant Distribution. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents are incorporated by reference in this Proxy Statement/Prospectus: (i) NHL's Annual Report on Form 10-K for the year ended December 31, 1994 (the "NHL 10-K"), (ii) the description of NHL Common Stock set forth in NHL's Registration Statements filed pursuant to Section 12 of the Exchange Act and (iii) the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994 of Allied Clinical Laboratories, Inc. ("Allied").

  A COPY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH WILL BE PROVIDED BY FIRST-CLASS MAIL WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON. REQUESTS SHOULD BE DIRECTED TO JAMES G. RICHMOND, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, NATIONAL HEALTH LABORATORIES HOLDINGS INC., 4225 EXECUTIVE SQUARE, SUITE 805, LA JOLLA, CA 92037 (TELEPHONE (619) 550-0600). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETING TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE MADE BY APRIL 13, 1995.

  All reports and definitive proxy or information statements filed by NHL pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the NHL Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement.

  All information contained in this Proxy Statement/Prospectus relating to NHL has been supplied by NHL, and all information relating to RBL (other than the information set forth under the caption "THE MERGER--Opinion of NHL's Financial Advisor") has been supplied by RBL.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................    2
SUMMARY...................................................................    5
 The NHL Meeting..........................................................    5
 Vote Required............................................................    5
 The Merger...............................................................    5
 The Stockholder Agreement................................................   13
 Plan of Financing........................................................   14
 Market Price Data........................................................   14
 Selected Historical and Pro Forma Condensed Combined Consolidated
  Financial Data..........................................................   15
 Comparative per Share Data...............................................   20
CERTAIN CONSIDERATIONS....................................................   21
THE NHL MEETING...........................................................   26
 General..................................................................   26
 NHL Share Ownership......................................................   27
THE CLINICAL LABORATORY TESTING
 INDUSTRY.................................................................   28
 General...................................................................  28
 Effect of the Growth of the Managed Care Sector on the Clinical
  Laboratory Business......................................................  28
 Competition...............................................................  29
 Regulation and Reimbursement..............................................  30
 OIG Investigations........................................................  33
NHL.......................................................................   35
RBL.......................................................................   36
 General..................................................................   36
 Laboratory Testing Operations and Services...............................   36
 Types of Testing and Procedures..........................................   37
 Clients and Payees.......................................................   38
 Sales and Marketing......................................................   39
 Quality Assurance........................................................   39
 Raw Materials and Supplies...............................................   40
 Employees................................................................   40
 Properties...............................................................   40
 Legal Proceedings and Insurance..........................................   41
RBL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................   42
 Results of Operations of RBL (dollars in millions).......................   42
 Liquidity and Capital Resources (dollars in millions)....................   43
THE MERGER................................................................   45
 Background of the Merger.................................................   45
 Recommendation of the NHL Board of Directors and NHL's Reasons for the
  Merger..................................................................   49
 Opinion of NHL's Financial Advisor.......................................   53
 Reasons of RBL and HLR for the Merger....................................   59
 Exchange Agent; Procedures for Exchange of Certificates; No Fractional
  Shares..................................................................   59
 Expenses.................................................................   60
 Material Federal Income Tax Consequences.................................   60
 Accounting Treatment.....................................................   61
 Effect on NHL Employee Stock Options.....................................   61
 Interests of Certain Persons in the Merger...............................   63
 No Solicitation..........................................................   67
 Right of the NHL Board of Directors to Withdraw Recommendation Upon
  Receipt of a Superior Proposal..........................................   67
 Certain Fees.............................................................   68
PLAN OF FINANCING.........................................................   69
 Description of Bank Facility.............................................   69
THE MERGER AGREEMENT......................................................   74
 The Merger...............................................................   74

                           PAGE
                           ----
 The Surviving
  Corporation............   75
 Representations and
  Warranties.............   76
 Covenants of NHL........   79
 Covenants of HLR and
  RBL....................   81
 Covenants of NHL, HLR
  and RBL................   82
 Agreements of Roche.....   82
 Tax Matters.............   83
 Conditions to the
  Merger.................   84
 Amendments..............   86
 Termination.............   86
THE WARRANT AGREEMENT....   87
 Issuance, Exercise and
  Redemption.............   87
 Anti-Dilution
  Provisions.............   90
 Warrant Agent...........   91
 Certain Miscellaneous
  Provisions.............   92
THE STOCKHOLDER
 AGREEMENT...............   93
 Corporate Governance....   93
 Anti-Dilutive Rights....   96
 Acquisitions and
  Transfers of Equity
  Securities.............   96
 Registration Rights.....   97
 Termination.............   99
MANAGEMENT AND OPERATIONS
 AFTER THE MERGER........   99
 Directors and Executive
  Officers of the
  Surviving Corporation..   99
 Operations After the
  Merger.................  101
 Restructuring Costs of
  NHL....................  102
 Liquidity and Capital
  Resources After the
  Merger.................  102
MARKET PRICES AND
 DIVIDENDS...............  104
UNAUDITED PRO FORMA
 CONDENSED COMBINED
 CONSOLIDATED FINANCIAL
 INFORMATION.............  105
THE SHARING AND CALL
 OPTION AGREEMENT........  111
 Sharing Payments........  111
 Sale and Voting of
  Stockholder Shares
  Prior to the Merger....  111
 Call Rights.............  112
 Covenants...............  112
 Registration Rights.....  112
 Amendments and
  Termination............  112
OTHER MATTERS............  113
 Regulatory Approvals
  Required...............  113
NAME CHANGE AMENDMENT....  113
APPRAISAL RIGHTS.........  113
SOLICITATION OF PROXIES..  116
STOCKHOLDER PROPOSALS....  116
NHL STOCKHOLDER LIST.....  116
EXPERTS..................  116
LEGAL MATTERS............  116
INDEX TO CONSOLIDATED
 FINANCIAL STATEMENTS OF
 RBL.....................  F-1

ANNEXES

 ANNEX I   --Agreement and Plan of Merger
 ANNEX II  --Form of Warrant Agreement
 ANNEX III --Form of Stockholder Agreement
 ANNEX IV  --Opinion of Morgan Stanley & Co. Incorporated
 ANNEX V   --Section 262 of the Delaware General Corporation Law

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and does not purport to be a full description of such information. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, in the Annexes included herewith and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement/Prospectus (including the information incorporated by reference herein) and the attached Annexes in their entirety.

THE NHL MEETING

  The NHL Meeting will be held at the Sheraton New York Hotel, 811 Seventh Avenue, New York, NY 10019, at 9:00 a.m., New York City Time, on April 28, 1995. Only holders of record of NHL Common Stock at the close of business on March 10, 1995 (the "NHL Record Date") will be entitled to notice of, and to vote at, the NHL Meeting. At the NHL Meeting, holders of NHL Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and the Name Change Amendment. Each properly completed proxy card returned in time for voting at the NHL Meeting will be voted in accordance with the instructions indicated on the proxy card, or, if no instructions are provided, will be voted FOR the approval and adoption of the Merger Agreement and the Name Change Amendment.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the outstanding shares of NHL Common Stock is required for the approval and adoption of the Merger Agreement and the Name Change Amendment. As of the NHL Record Date, there were 84,766,109 shares of NHL Common Stock outstanding, of which approximately 26% were beneficially owned by directors and executive officers of NHL and their respective affiliates (including Ronald O. Perelman). Pursuant to a Sharing and Call Option Agreement dated as of December 13, 1994 among HLR, Mafco Holdings Inc., NHCG and (for the purposes set forth therein) NHL (the "Sharing and Call Option Agreement"), NHCG, a corporation indirectly wholly owned through Mafco Holdings Inc. by Mr. Perelman, has agreed to vote all shares of NHL Common Stock owned by it (which on the date hereof constitute approximately 24% of all outstanding shares of NHL Common Stock) in favor of the approval and adoption of the Merger Agreement. The directors and executive officers of NHL have advised NHL that they intend to vote the shares of NHL Common Stock as to which they have sole voting power FOR the approval and adoption of the Merger Agreement and the Name Change Amendment.

THE MERGER

  The Parties. NHL. NHL is one of the leading clinical laboratory companies in the United States. Through a national network of laboratories, NHL offers a broad range of testing services used by the medical profession in the diagnosis, monitoring and treatment of disease. Office-based physicians constitute approximately 90% of NHL's clients. The remainder is comprised primarily of clinics, nursing homes, hospitals and other clinical laboratories.

  Since its founding in 1971, NHL has grown into a network of 23 major laboratories, including a national reference laboratory which performs esoteric testing, and approximately 950 service sites consisting of sales ports, patient service centers and STAT laboratories (which provide immediate results on certain laboratory tests), serving customers in 45 states.

  On June 23, 1994, NHL acquired Allied, the then sixth largest independent clinical laboratory testing company in the United States (measured by net revenues), as a wholly owned subsidiary for approximately $191.5 million in cash plus the assumption of $24.0 million of Allied indebtedness and the recognition of approximately $5.0 million of Allied net liabilities (the "Allied Acquisition").

  The principal executive offices of NHL are located at 4225 Executive Square, Suite 805, La Jolla, California 92037, and its telephone number is (619) 550-0600.

  RBL. RBL is the fourth largest independent clinical laboratory in the United States (in terms of revenues for the year ended December 31, 1994). RBL provides clinical laboratory testing services to hospitals, laboratories and physicians and offers a comprehensive line of over 1,600 tests and procedures, all of which are performed in RBL's facilities, with a majority performed in RBL's 17 major testing centers located primarily in the midwestern, eastern and southern United States. For the year ended December 31, 1994, RBL derived approximately 58% of its revenues from testing services provided to physicians, about 11% from services provided to hospitals and the remaining 31% from services provided to other clinical laboratories (and other clients).

  RBL has approximately 160 branch offices serving as hubs for RBL's professional service network (couriers, specimen pickup and result delivery) and which maintain daily logistical contact with clients who forward specimens to RBL for testing. RBL operates approximately 100 STAT laboratories. RBL has approximately 440 patient service centers ("PSCs") which perform specimen collection services for patients when specimens are not collected by the physicians in their own offices. Additionally, RBL has been developing business from nontraditional customers, such as industrial and corporate clients. Such customers have found a need for tests and procedures similar to certain of those offered by RBL to hospitals and physicians, such as employment-related testing for substance abuse and testing to determine exposure to toxic substances in the work place.

  Originally known as HLR Lab Holdings, Inc. ("HLR Lab"), RBL was formed on March 23, 1982 by Roche and acquired the business of Biomedical Reference Laboratories, Inc. ("BRL") through a merger in June 1982. Following the merger, the surviving corporation changed its name to RBL in February 1983. The stock of RBL was subsequently transferred to HLR, a wholly owned subsidiary of Roche. Roche is a wholly owned indirect subsidiary of Roche Holding Ltd ("Roche Holding") which was incorporated in 1896 in Basel, Switzerland, under the name
F. Hoffmann-La Roche and Co.

  Roche Holding is the parent company of an international health care concern operating in more than 100 countries and employing approximately 60,000 people worldwide. Roche Holding, including through its subsidiaries (collectively, the "Roche Group"), engages primarily in the development and manufacture of pharmaceuticals, vitamins and fine chemicals, diagnostics, flavors and fragrances and in the business of analytical laboratory services. The Roche Group is one of the world's leading research-based health care groups active in the discovery, development, manufacture and marketing of pharmaceuticals and diagnostic systems. The Roche Group is also one of the world's largest producers of vitamins and carotenoids and of fragrances and flavors. The principal executive offices of Roche Holding are located in Basel, Switzerland.

  RBL's headquarters and principal executive offices are located at 358 South Main Street, Burlington, North Carolina 27215, and its telephone number is
(800) 222-7566.

  Conversion of Shares. At the Effective Time, each outstanding share of NHL Common Stock (other than shares of NHL Common Stock owned by RBL, HLR or any subsidiary of RBL or HLR and other than Dissenting Common Shares) will be converted (the "NHL Share Conversion") into (i) 0.72 of a share of NHL Common Stock and (ii) the right to receive $5.60 in cash, without interest (the "Cash Consideration"; together with the NHL Common Stock received as described in clause (i), the "Conversion Consideration"). In addition, all shares of common stock, no par value, of RBL issued and outstanding immediately prior to the Effective Time (other than treasury shares, which will be canceled) will be converted into, and become, that number of newly issued shares of NHL Common Stock as would, in the aggregate and after giving effect to the Merger and the NHL Common Stock owned by HLR, RBL and their subsidiaries immediately prior to the Effective Time, equal 49.9% of the total number of shares of NHL Common Stock outstanding immediately after the Effective Time. No fractional shares of NHL Common Stock will be issued in the

Merger and holders of shares of NHL Common Stock will be entitled to a cash payment in lieu of any fractional shares that would otherwise be payable. The nature and amount of the Conversion Consideration, the terms of the Warrant Distribution and the amount of the NHL Cash Contribution, as well as the number of shares of NHL Common Stock to be issued to HLR, the amount of the HLR Cash Contribution and the amount of the Roche Warrant Consideration, were determined by negotiation between representatives of NHL and representatives of HLR, Roche and RBL. See "THE MERGER--Background of the Merger".

  HLR's Ability to Increase Its Ownership Interest. Pursuant to the Stockholder Agreement to be entered into immediately prior to the Merger among NHL, HLR and Roche (the "Stockholder Agreement"), HLR and its affiliates (the "HLR Group") may not, subject to certain exceptions, increase its ownership of NHL Common Stock (the "HLR Group Interest") above 49.99% during the one-year period following the Effective Time. After the first anniversary of the Effective Time, the HLR Group will have the right to acquire equity securities of the Surviving Corporation to the extent that, after giving effect thereto, the HLR Group Interest would not exceed 75%. Moreover, the HLR Group may acquire additional equity securities notwithstanding the fact that, after giving effect thereto, the HLR Group Interest would exceed 75%, if HLR or any member of the HLR Group offers, prior to consummation of such purchase, to purchase all outstanding equity securities and holders of equity securities totalling more than 50% of the outstanding equity securities (excluding any securities held by the HLR Group) accept such offer. After the third anniversary of the Effective Time, the Stockholder Agreement does not restrict purchases by the HLR Group of equity securities of the Surviving Corporation. Certain provisions of the Stockholder Agreement described below, including provisions relating to the composition of the Board of Directors of the Surviving Corporation, would be suspended if the HLR Group Interest were to be increased to over 50%. See "THE STOCKHOLDER AGREEMENT".

  Warrants. In connection with the Merger, NHL currently intends to make the Warrant Distribution, payable to holders of record of shares of NHL Common Stock as of April 21, 1995, consisting of 0.16308 of a Warrant per outstanding share of NHL Common Stock, each such Warrant representing the right to purchase one newly issued share of NHL Common Stock for $22.00 (subject to adjustments) on April 28, 2000 (subject to extension as provided in the Warrant Agreement (as defined below), the "Expiration Date"). In addition, the Merger Agreement provides for the issuance to and purchase by Roche of the Roche Warrants. The terms of the Warrants (including the Roche Warrants) will be set forth in a warrant agreement (the "Warrant Agreement") between NHL and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). Pursuant to the Warrant Agreement, NHL will have the right, exercisable by notice at least 60 but not more than 90 days prior to the Expiration Date, to redeem the Warrants on the Expiration Date for a cash redemption price per Warrant equal to the average closing price of the shares of NHL Common Stock over a specified period prior to the Expiration Date minus the exercise price of $22.00 per share (subject to adjustments). Fractional Warrants will not be issued to holders of shares of NHL Common Stock, and in lieu thereof, each holder of shares of NHL Common Stock who otherwise would be entitled to receive a fractional Warrant will be paid an amount in cash, without interest, equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Warrant Agent, on behalf of all such holders, of the aggregate fractional Warrants, if any, that would have been issued in the Warrant Distribution.

  Effect on NHL Employee Stock Options. The Merger Agreement provides that each employee stock option or right to acquire shares of NHL Common Stock under NHL's 1988 and 1994 Stock Option Plans ("NHL Employee Stock Options") outstanding on the date of the Merger Agreement will be deemed fully vested and NHL will use reasonable efforts, including with respect to obtaining consents, to cause each NHL Employee Stock Option to be canceled and terminated immediately prior to the Effective Time in exchange for an amount in cash and shares of NHL Common Stock (in the proportions set forth below) equal to the product of (i) the number of shares of NHL Common Stock subject to such NHL Employee Stock Option immediately prior to the Effective Time and (ii) the excess of (1) $18.50 over (2) the per share exercise price of such NHL Employee Stock Option (such product, the "Option Value Amount"). The Option Value

Amount will be payable at the Effective Time as follows: 40% of such amount will be payable in cash, and 60% of such amount (the "Option Stock Amount") will be payable in the number of shares of NHL Common Stock obtained by dividing the Option Stock Amount by $15.42; provided that any fractional share resulting from such calculation will be paid in cash, with the value of a whole share for such purpose assumed to be $15.42. All such amounts payable will be subject to any required withholding taxes and will be paid without interest.

  The Merger Agreement provides that NHL Employee Stock Options with respect to which the requisite consents are not obtained will not be canceled, but instead will be immediately converted as of the Effective Time into the right (an "Adjusted Option") to purchase the Option Conversion Number (as defined below) of shares of NHL Common Stock. Each Adjusted Option will have substantially the same terms as the NHL Employee Stock Option to which it is related, except that: (i) the Adjusted Option will be deemed fully vested and (ii) the exercise price of an Adjusted Option will be an amount equal to the exercise price of the NHL Employee Stock Option related to such Adjusted Option as of the date of the Merger Agreement divided by the Conversion Number (as defined below). The "Option Conversion Number" for any Adjusted Option will be equal to the number of shares of NHL Common Stock purchasable pursuant to the NHL Employee Stock Option related to such Adjusted Option as of the date of the Merger Agreement multiplied by the Conversion Number. The "Conversion Number" will be a number equal to (i) the sum of (x) the product of (A) the average closing price of a share of NHL Common Stock on the NYSE Composite Tape for the period of five consecutive trading days beginning on the trading day following the date on which the Effective Time occurs (the "Post Merger Value") and (B) 0.72 and (y) $6.60 divided by (ii) the Post Merger Value.

  See "THE MERGER--Effect on NHL Employee Stock Options" for examples illustrating the operation of the provisions described in the preceding two paragraphs.

  Recommendation of the NHL Board of Directors and NHL's Reasons for the Merger. THE BOARD OF DIRECTORS OF NHL, BY A UNANIMOUS VOTE OF THOSE DIRECTORS PRESENT AT THE DECEMBER 12, 1994 MEETING OF THE BOARD OF DIRECTORS, HAS APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF NHL HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF NHL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF NHL VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The NHL Board of Directors believes that the Merger offers the potential for achieving significant cost savings, and the potential for achieving earnings growth, thereby furthering NHL's objective of achieving long-term value for its stockholders. In addition, the Merger offers stockholders of NHL the opportunity to receive a cash payment in respect of their shares while retaining a substantial continuing equity interest in the combined company and the consequent ability to realize a portion of the benefits arising from the synergies expected to result from the Merger. See "THE MERGER--Background of the Merger" and "Recommendation of the NHL Board of Directors and NHL's Reasons for the Merger" and "CERTAIN CONSIDERATIONS".

  In reaching its decision to approve the Merger, the Board of Directors of NHL also considered the costs of the transaction to NHL and its stockholders, including restructuring costs in the amount of approximately $84 million expected to be recorded by NHL at the time of the Merger described under "MANAGEMENT AND OPERATIONS AFTER THE MERGER--Restructuring Costs of NHL", transaction costs and expenses to be incurred in connection with the Merger in an amount that could not be determined at that time but that was estimated to be up to $20 million, the fact that HLR's ownership interest in the Surviving Corporation and its rights under the Stockholder Agreement described below will permit it to exercise significant influence on the governance of the Surviving Corporation and the fact that HLR's ownership interest may prevent the Surviving Corporation, without HLR's consent, from entering into a merger or other transaction that would result in stockholders receiving a premium for their shares. In evaluating the recommendation of the Board of Directors of NHL, and in considering whether to approve and adopt the Merger Agreement, stockholders of NHL should carefully evaluate the matters set forth under "CERTAIN CONSIDERATIONS" and "THE MERGER--Interests of Certain Persons in the Merger".

  In the event that the stockholders of NHL do not approve and adopt the Merger Agreement at the NHL Meeting, NHL will continue to take actions which it believes will build shareholder value in NHL over both the short and long term.

  Reasons of RBL and HLR for the Merger. The Board of Directors of each of RBL and HLR believe that the Merger is in the best interest of RBL and HLR because the operations and business of NHL are strategically complementary with those of RBL. The Boards believe the Merger will create a more diversified clinical laboratory capable of providing a broad range of high quality testing and related services on a nationwide basis. Additionally, the Boards of RBL and HLR regard the combination of NHL's strengths in marketing and client relations and RBL's growing specialized testing and other niche businesses, as well as RBL's experience in centralized management and information systems, as significant benefits for the combined entity. See "THE MERGER--Reasons of RBL and HLR for the Merger".

  Opinion of NHL's Financial Advisor. Morgan Stanley & Co. Incorporated ("Morgan Stanley") has delivered its written opinion dated December 14, 1994 to the Board of Directors of NHL that, as of such date, the consideration, in the aggregate, to be received by stockholders of NHL pursuant to the Merger Agreement, when considered together with the Warrants currently intended to be distributed as a dividend in the Warrant Distribution, is fair to such stockholders from a financial point of view. For purposes of its opinion as to the fairness, from a financial point of view, to the holders of shares of NHL Common Stock of the Conversion Consideration received by such holders pursuant to the Merger Agreement together with the Warrants to be dividended to such holders in the Warrant Distribution, Morgan Stanley arrived at a range of values for NHL by utilizing three principal valuation methodologies: comparable company analysis, a precedent transaction analysis and discounted cash flow analysis, but it did not present to the NHL Board a range of values for NHL derived from the comparable company analysis or the precedent transaction analysis because the Allied Acquisition was not fully reflected in NHL's financial condition and results of operations, which rendered the values implied from such analyses not meaningful. The discounted cash flow analysis resulted in a range of values for NHL of between $8.88 and $13.17 per share. In addition to these valuation methodologies, and given that the structure of the clinical laboratory industry may allow for synergies to arise from business combinations, Morgan Stanley also considered the estimated after-tax value of the synergies expected to result from the proposed transaction in forming its opinion (which, when fully realized, are expected to amount to between $5.85 and $7.92 per share of common stock of the Surviving Corporation). For purposes of its opinion, Morgan Stanley compared the range of stand-alone values it derived for NHL as described above to the value of the Conversion Consideration together with the value of the Warrants to be dividended to such holders in the Warrant Distribution (collectively, the "Transaction Value"). In order to determine the Transaction Value for purposes of its opinion, Morgan Stanley applied a range of multiples (ranging from 15x to 18x) to the Surviving Corporation's estimated 1995 earnings per share (which estimate gave effect to, among other things, the estimated combined net income of NHL and RBL, expected synergies, goodwill amortization and interest charges) to arrive at a range of projected market values for the shares of the Surviving Corporation. The Warrants are intended to have a value of approximately $1.00 per share to holders of NHL Common Stock prior to the Effective Time. However, the actual value of the Warrants will ultimately depend upon several market factors including, but not limited to, general market conditions and the Surviving Corporation's volatility and pro forma trading value, on which Morgan Stanley has not separately opined. The assumed value of the Warrants was determined based upon the following parameters, which were agreed upon by NHL, Roche and their respective financial advisors: an assumed volatility of approximately 43% for the Surviving Corporation, a five year maturity, an assumed pro forma trading value for the Surviving Corporation of approximately $16.00 and a strike price of $22.00. By adding $6.60 (the sum of the Cash Consideration per share and the estimated per share value of the Warrant) to NHL's pro rata share of such market values, Morgan Stanley arrived at a reference range of Transaction Values of between $16.65 and $18.66 per share. The full text of the opinion of Morgan Stanley, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Morgan Stanley, is included as Annex IV to this Proxy Statement/Prospectus. NHL stockholders are urged to read the opinion in its entirety. See also "THE MERGER--Opinion of NHL's Financial Advisor" for a description of the analyses Morgan Stanley utilized in arriving at its opinion.

  Interests of Certain Persons in the Merger. In addition to (i) shares of NHL Common Stock held by directors and executive officers of NHL, for which they will receive the same consideration as other NHL stockholders, (ii) options to acquire shares of NHL Common Stock, which will be treated as described above under "Effect on NHL Employee Stock Options" and (iii) the special bonus payable to James R. Maher, the current President and Chief Executive Officer of NHL, described under "THE MERGER--Interests of Certain Persons in the Merger", certain executive officers of NHL are parties to employment agreements with NHL pursuant to which such persons may terminate their employment for "good reason" (which is defined generally in the employment agreements to include an assignment of duties that is materially inconsistent with the status of such persons as executive officers, an adverse alteration in the nature of the responsibilities of such person, a reduction in salary or guaranteed bonus, or a material breach of such employment agreements by NHL--certain of which circumstances may occur as a result of the contemplated consolidation of certain NHL and RBL operations following the Merger), whereupon significant payments and other benefits may be required to be provided to such persons.

  The Merger Agreement provides that the certificate of incorporation and by-laws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in NHL's certificate of incorporation and by-laws on the date of the Merger Agreement, which provisions may not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officers, employees or agents of NHL or RBL (unless such modification is required by law). In addition, the Merger Agreement requires the Surviving Corporation to indemnify the present and former officers and directors of NHL and RBL in respect of acts or omissions occurring prior to the Effective Time to the maximum extent provided under its certificate of incorporation and by-laws (except that, subject to certain exceptions, such indemnification will be mandatory rather than permissive). The Merger Agreement also provides that, subject to certain exceptions, the Surviving Corporation will maintain NHL's and RBL's current directors' and officers' insurance policies for a period of six years after the Effective Time. See "THE MERGER--Interests of Certain Persons in the Merger".

  See "THE SHARING AND CALL OPTION AGREEMENT" for a description of certain registration rights granted to NHCG with respect to shares of NHL Common Stock to be received in the Merger.

  Regulatory Approvals. NHL and RBL each filed notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") on January 3, 1995 with respect to the Merger. The waiting period under the HSR Act expired on February 2, 1995. On February 6, 1995, NHL and RBL filed a joint letter informing the Committee on Foreign Investment in the United States ("CFIUS") of the Merger under the Section 721 of Title VII of the Defense Production Act of 1950 as amended (the "Exon-Florio Amendment"). CFIUS determined on March 8, 1995 that the Merger raises no issues of national security sufficient to warrant an investigation under the Exon-Florio Amendment and that action under the Exon-Florio Amendment had been concluded with respect to the Merger. See OTHER MATTERS--Regulatory Approvals Required".

  Conditions to the Merger. The consummation of the Merger is subject to certain conditions, including the approval of the holders of a majority of the outstanding shares of NHL Common Stock and the obtaining by NHL of sufficient financing to effect the refinancing of NHL's existing indebtedness and to finance the NHL Borrowings (as defined below).

  No Solicitation. The Merger Agreement provides that NHL may not, nor may it permit any of its subsidiaries to, nor may it authorize or permit any officer, director or employee of, or any investment banker, attorney or other adviser or representative of, NHL or any of its subsidiaries to, directly or indirectly
(i)
solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. However, to the extent required by the fiduciary obligations of the Board of Directors of NHL, as determined in good faith by the Board of Directors based on the advice of outside counsel, NHL may, (i) in response to an unsolicited request therefor, furnish information with respect to NHL to any person pursuant to a customary confidentiality agreement (as determined by NHL's outside counsel) and discuss such information (but not the terms of any possible Acquisition Proposal) and the terms of this provision of the Merger Agreement with such person and (ii) upon receipt by NHL of an Acquisition Proposal, following delivery of a notice to HLR in accordance with the Merger Agreement, participate in negotiations regarding such Acquisition Proposal. As used in the Merger Agreement, an "Acquisition Proposal" means any proposal with respect to a merger or other business combination involving NHL or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in securities representing not less than 20% of the outstanding voting securities of, or assets representing not less than 10% of the annual revenues of, NHL or any of its subsidiaries, other than the transactions contemplated in the Merger Agreement or the Sharing and Call Option Agreement.

  Right of the NHL Board of Directors to Withdraw Recommendation Upon Receipt of a Superior Proposal. Under the Merger Agreement, neither the Board of Directors of NHL nor any committee thereof may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to RBL or HLR, its approval or recommendation of the Merger Agreement or the Merger (or the other transactions contemplated thereby), (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. However, if the Board of Directors of NHL receives an Acquisition Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors after reviewing the advice of outside counsel) it determines to be a Superior Proposal (as defined below) the Board of Directors of NHL may withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, approve or recommend such Superior Proposal, enter into an agreement with respect to such Superior Proposal or terminate the Merger Agreement, in each case at any time after the second business day following HLR's receipt of written notice of such Superior Proposal. As used in the Merger Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal on terms which the Board of Directors of NHL determines in its good faith reasonable judgment (after reviewing the advice of a financial advisor of nationally recognized reputation) to be more favorable to NHL's stockholders than the Merger and the other transactions contemplated by the Merger Agreement.

  The Merger Agreement requires NHL to pay to HLR, in immediately available funds, $30.0 million, plus up to an additional $7.0 million as reimbursement of Expenses, promptly after the termination of the Merger Agreement (i) by NHL (in accordance with the provision described in the preceding paragraph) or by HLR (if the NHL Board of Directors has withdrawn its recommendation of the Merger or the Merger Agreement (or the transactions contemplated thereby), if, in either case, any person or "group" (as defined in Section 13(d)(iii) of the Exchange Act) (other than HLR or an affiliate of HLR) has made an Acquisition Proposal or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of at least 20% of the outstanding shares of NHL Common Stock or
(ii) by HLR (if the NHL Board of Directors has recommended or approved any Acquisition Proposal other than an Acquisition Proposal made by HLR or a controlled affiliate of HLR). As used in the Merger Agreement, "Expenses" means all documented expenses actually incurred by HLR and RBL in connection with the Merger Agreement and the transactions contemplated thereby.

  Termination. The Merger Agreement may be terminated at any time prior to the Effective Time (i) by the mutual written consent of NHL and HLR; (ii) by either NHL or HLR, if the Merger has not been consummated by September 1, 1995;
(iii)(a) by either NHL or HLR, if any law or regulation exists that makes consummation of the Merger illegal or otherwise prohibited or if there is any judgment, injunction, order or decree (other than a temporary restraining order or a preliminary injunction) that enjoins consummation of the Merger, (b) by NHL, if any such law or regulation or any judgment, injunction, order or decree exists, that, if applicable, would in NHL's reasonable judgment constitute an NHL Adverse Condition (as defined under "THE MERGER AGREEMENT--Conditions to the Merger") or (c) by HLR, if any such law or regulation or any judgment, injunction, order or decree exists, that, if applicable, would in HLR's reasonable judgment constitute an HLR Adverse Condition (as defined under "THE MERGER AGREEMENT--Conditions to the Merger"); (iv) by NHL in accordance with the provision of the Merger Agreement described under "Right of the NHL Board of Directors to Withdraw Recommendation Upon Receipt of a Superior Proposal" above; (v) by either NHL or HLR, if the stockholders of NHL fail to approve and adopt the Merger Agreement at the NHL Meeting; (vi) by HLR, if it is not in material breach of its obligations under the Merger Agreement, if the Board of Directors of NHL (a) withdraws its recommendation of the Merger or the Merger Agreement (or the transactions contemplated thereby) or (b) recommends or approves any Acquisition Proposal (other than an Acquisition Proposal made by HLR or a controlled affiliate of HLR); or (vii) by NHL or HLR, if NHL or RBL or HLR, as the case may be, receives any communication from the Department of Justice or the Federal Trade Commission (each, an "HSR Authority") that causes such party to reasonably believe that any HSR Authority has authorized the institution, under United States antitrust laws, of litigation seeking an order, decree or injunction that, if entered, would (in the reasonable judgment of the party invoking the provision), be reasonably likely to constitute an NHL Adverse Condition, if NHL is the invoking party, or an HLR Adverse Condition, if HLR is the invoking party.

  Appraisal Rights. Subject to compliance with the procedures set forth in
Section 262 of the Delaware General Corporation Law (the "Delaware Corporation Law"), the full text of which is included as Annex V to this Proxy Statement/Prospectus, holders of NHL Common Stock are entitled to appraisal rights in connection with the Merger. Any demand for appraisal must be made prior to the vote on the Merger Agreement at the NHL Meeting. Holders of NHL Common Stock who, prior to the stockholder vote on the Merger Agreement, demand appraisal of their shares in accordance with the Delaware Corporation Law and who do not vote (nor grant a proxy to vote) in favor of the approval and adoption of the Merger Agreement (such shares being referred to herein as "Dissenting Common Shares") will have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). Such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under Section 262 of the Delaware Corporation Law on a timely basis may result in the loss of appraisal rights. Holders of NHL Common Stock considering seeking appraisal should be aware that the fair value of their shares of NHL Common Stock as determined under Section 262 could be more than, the same as or less than the value of the Conversion Consideration that they would otherwise receive if they did not seek appraisal of their shares of NHL Common Stock. Holders of NHL Common Stock who demand appraisal rights will continue to be entitled to receive their pro rata share of the Warrant Distribution.

  Because a proxy card that does not contain voting instructions will, unless revoked, be voted for approval and adoption of the Merger Agreement, a stockholder who wishes to exercise his appraisal rights must either refrain from signing and returning his proxy card or, if he signs and returns his proxy card, vote against or abstain from voting on the approval and adoption of the Merger Agreement.

  Certain Federal Income Tax Consequences. The Warrant Distribution will not be a taxable event. The NHL Share Conversion is intended to constitute a redemption within the meaning of Section 317(b) of the Internal Revenue Code of 1986, as amended (the "Code"). It is expected that holders of NHL Common Stock will recognize gain or loss equal to the difference between the amount of cash they receive in respect of the shares being redeemed and the tax basis allocated to such shares. A holder's tax basis attributable to the shares being redeemed will be the product of (i) the holder's aggregate tax basis in NHL Common Stock (which will be reduced by the amount of tax basis, if any, allocated to the Warrants) and (ii) the percentage of the holder's NHL Common Stock that is being redeemed (i.e., 28% with an adjustment for fractional shares). Any such gain or loss will constitute capital gain or loss if their NHL Common Stock is held as a capital asset at the Effective Time. Except as described above, holders of NHL Common Stock will not have any tax consequences resulting from the Merger.

  Accounting Treatment. The Merger will be accounted for by the Surviving Corporation under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations" ("APB No. 16"). Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time.

  Certain Considerations. In considering whether to approve and adopt the Merger Agreement, stockholders of NHL should carefully evaluate the matters set forth under "CERTAIN CONSIDERATIONS".

  Effective Time. The Effective Time of the Merger will occur at such time as certificates of merger to be executed by NHL and RBL in connection with the Merger (collectively, the "Certificate of Merger") are filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey or at such later time as is specified in the Certificate of Merger. The Certificate of Merger will be filed as soon as practicable following the approval and adoption of the Merger Agreement by the stockholders of NHL and the satisfaction or waiver of the other conditions to the Merger specified in the Merger Agreement.

THE STOCKHOLDER AGREEMENT

  NHL, HLR and Roche have agreed that, immediately prior to the Merger, they will enter into the Stockholder Agreement setting forth, among other things, certain agreements and understandings regarding the governance of the Surviving Corporation following the Merger, including the composition of the Board of Directors. Pursuant to the Stockholder Agreement (subject to the exceptions provided therein), immediately after the Effective Time and for a period of one year thereafter (the "Initial Period"), the Board of Directors of the Surviving Corporation will be comprised of seven members, consisting of James R. Maher (the current President and Chief Executive Officer of NHL), three designees of HLR (the "HLR Directors"), who will be Jean-Luc Belingard (the Director General, Diagnostics Division and Executive Committee Member of F. Hoffmann-La Roche Ltd), Thomas P. Mac Mahon (a Senior Vice President of Roche and the President of Roche Diagnostics Group) and Dr. James B. Powell (the President of
RBL) and three independent directors (which the Stockholder Agreement defines generally as persons who are not officers, employees or affiliates of the Surviving Corporation or HLR). The persons who will serve as the independent directors for the Initial Period are required to be mutually acceptable to a majority of the members of NHL's Board of Directors in office immediately prior to the Effective Time and to HLR. Following the Initial Period, the Board of Directors of the Surviving Corporation will (subject to specified exceptions) be comprised of seven members, consisting of three HLR Directors and four independent directors nominated by the Nominating Committee of the Board of Directors as described under "THE STOCKHOLDER AGREEMENT". The Nominating Committee will consist of one HLR Director and two independent directors and will act by majority vote of the entire committee.

  The Stockholder Agreement provides that Mr. Maher will serve as Chairman of the Board and Mr. Mac Mahon will serve as Vice Chairman of the Board of the Surviving Corporation for the Initial Period. Following the Initial Period, Mr. Maher will resign his board and committee positions, Mr. Mac Mahon will become Chairman of the Board and the position of Vice Chairman will be eliminated.

  The Stockholder Agreement also provides that, among other things, certain actions by the Surviving Corporation will require approval by a majority of the entire Board of Directors of the Surviving Corporation, which majority must include at least a majority of the HLR Directors and at least one independent director (a "Special Majority").

  The Stockholder Agreement prohibits, subject to certain exceptions, the Surviving Corporation from issuing, selling or transferring any of its Equity Securities (as defined under "THE STOCKHOLDER AGREEMENT--Anti-Dilutive Rights") to any person unless HLR is offered the right to purchase, on the same terms, the amount of such Equity Securities as is necessary for the HLR Group to maintain the same percentage ownership interest it held in the Surviving Corporation immediately prior to such issuance. The Stockholder Agreement provides that, during the one year period following the Effective Time, HLR will not, and will use its best efforts to cause each member of the HLR Group not to (except, in either case, under the circumstances described under "THE STOCKHOLDER AGREEMENT-- Acquisitions and Transfers of Equity Securities"), directly or indirectly, purchase or otherwise acquire any Equity Securities if, after giving effect thereto, the HLR Group Interest would exceed 49.99%. After the first anniversary of the Effective Time, the HLR Group will have the right to acquire Equity Securities to the extent that, after giving effect thereto, the HLR Group Interest would not exceed 75%. Moreover, the HLR Group may acquire additional Equity Securities notwithstanding the fact that, after giving effect thereto, the HLR Group Interest would exceed 75%, if HLR or any member of the HLR Group offers, prior to consummation of such purchase, to purchase all outstanding Equity Securities and holders of Equity Securities totalling more than 50% of the outstanding Equity Securities (excluding any securities held by the HLR Group) accept such offer. After the third anniversary of the Effective Time, the Stockholder Agreement does not restrict purchases by the HLR Group of Equity Securities. Certain provisions of the Stockholder Agreement described below, including provisions relating to the composition of the Board of Directors of the Surviving Corporation, would be suspended if the HLR Group Interest were to be increased to over 50%. See "THE STOCKHOLDER AGREEMENT--Acquisitions and Transfers of Equity Securities" for a description of certain other provisions relating to acquisitions and transfers of Equity Securities by HLR or members of the HLR Group. The Stockholder Agreement also provides HLR with certain demand and "piggyback" registration rights with respect to certain Equity Securities that will be held by HLR and the Roche Warrants that will be held by Roche, in each case after the Merger.

PLAN OF FINANCING

  It is estimated that the total funds required to pay the aggregate Cash Consideration to be paid to stockholders of NHL in the Merger will be approximately $474,700,000. This amount will be financed from three sources:
(i) the NHL Cash Contribution in the amount of $288,000,000 out of the proceeds of borrowings by NHL in an equal amount, (ii) the HLR Cash Contribution in the amount of $135,651,100 and (iii) the proceeds of the Roche Warrant Consideration in the amount of $51,048,900. NHL has received and accepted a commitment from Credit Suisse (the "Credit Suisse Commitment Letter") for a credit facility to refinance NHL's existing indebtedness, to finance the NHL Cash Contribution and for certain other purposes (the "NHL Borrowings"). NHL and Credit Suisse are currently negotiating the terms of the definitive documentation for such credit facility. HLR and RBL have agreed to use their good faith best efforts to assist NHL in NHL's effecting of the refinancing of NHL's existing indebtedness and obtaining the NHL Borrowings. See "PLAN OF FINANCING".

MARKET PRICE DATA

  NHL Common Stock (symbol: NH) is listed for trading on the NYSE. The last reported sales prices per share of NHL Common Stock on the NYSE Composite Transactions Tape on December 13, 1994, the last trading day before announcement of the Merger Agreement, was $12.00, and the last reported sales price per share of NHL Common Stock on the NYSE Composite Transactions Tape on March 29, 1995, the latest trading day for which information was practicably available before the printing of this Proxy Statement/Prospectus, was $14 5/8. RBL has no publicly traded securities.

SELECTED HISTORICAL AND PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
DATA

  The following tables present selected historical consolidated financial data for each of NHL and RBL and selected pro forma condensed combined consolidated financial data for NHL. The selected historical consolidated financial data for NHL for, and as of the end of, each of the years in the five-year period ended December 31, 1994 are derived from the historical consolidated financial statements of NHL and its subsidiaries, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements of NHL as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, and the report thereon, are incorporated by reference in this Proxy Statement/Prospectus. The selected historical consolidated financial data for RBL as of and for the years ended December 31, 1992, 1993 and 1994 are derived from the historical consolidated financial statements of RBL that are included in this Proxy Statement/Prospectus. The selected historical consolidated financial data for RBL as of and for each of the years ended December 31, 1990 and 1991 are derived from the historical consolidated financial statements of RBL as of such dates and for such periods. The financial statements of RBL and the selected historical consolidated financial data for RBL that are included in this Proxy Statement/Prospectus do not include the Roche Image Analysis Systems division of RBL ("RIAS"), the ownership of which is expected to be transferred by RBL to an affiliate prior to the Effective Time. The selected pro forma condensed combined consolidated financial data are derived from the unaudited pro forma condensed combined consolidated financial statements of NHL, Allied and RBL that are included in this Proxy Statement/Prospectus. The information set forth below should be read in conjunction with such historical and pro forma financial statements and the notes thereto and the historical consolidated financial statements of Allied as of March 31, 1994 and for the three months then ended contained in Allied's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994. The historical consolidated financial statements of NHL have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for each of the five years in the period ended December 31, 1994. The historical consolidated financial statements of RBL have been audited by Price Waterhouse LLP, independent certified public accountants, for each of the five years in the period ended December 31, 1994.

  RBL is currently a wholly owned subsidiary of HLR and an indirect wholly owned subsidiary of Roche. The selected pro forma condensed combined consolidated financial data reflect adjustments to RBL's financial position and results of operations as if it had been a stand-alone entity, rather than a subsidiary of HLR. The adjustments primarily consist of eliminating certain intercompany charges for services that RBL would no longer require from the Roche Group (net of the costs that RBL would have incurred to obtain such services if it had been a stand-alone entity), eliminating certain debt which will be eliminated as a liability of RBL at or prior to the Merger and eliminating intercompany accounts, other than current trade payables (the "RBL Stand-Alone Adjustments"). The selected pro forma condensed combined consolidated earnings data for the year ended December 31, 1994 reflect the consolidated operating results for NHL as if the Allied Acquisition, the RBL Stand-Alone Adjustments and the Merger had all occurred as of the beginning of the applicable period. The selected pro forma condensed combined consolidated balance sheet data give effect to the Allied Acquisition, the RBL Stand-Alone Adjustments and the Merger as if they had all occurred on December 31, 1994. THE PRO FORMA FINANCIAL DATA ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND ARE NOT NECESSARILY INDICATIVE OF THE RESULTS OF OPERATIONS OR FINANCIAL CONDITION THAT WOULD HAVE BEEN ACHIEVED HAD THE TRANSACTIONS SET FORTH ABOVE ACTUALLY OCCURRED AS OF THE DATES INDICATED OR OF THE FUTURE RESULTS OF OPERATIONS OR FINANCIAL CONDITION OF THE SURVIVING CORPORATION. The Merger will be accounted for by the Surviving Corporation under the purchase method of accounting. The pro forma condensed combined consolidated balance sheet data as of December 31, 1994 reflects the effect of a restructuring charge of approximately $84 million expected to be recorded by the Surviving Corporation at the Effective Time in connection with the Merger. The pro forma condensed combined consolidated earnings data does not reflect the effect of this restructuring charge as it is not expected to have a continuing effect on the results of operations of the Surviving Corporation. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER--Restructuring Costs of NHL".

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

                      SELECTED FINANCIAL DATA--HISTORICAL
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                      YEAR ENDED DECEMBER 31,
                                --------------------------------------------
                                 1990    1991    1992      1993     1994(1)
                                ------  ------  ------    ------    --------
STATEMENT OF EARNINGS DATA:
Net sales.....................  $501.9  $603.9  $721.4    $760.5    $  872.5
Cost of sales.................   279.3   332.5   395.1     444.5       597.0
                                ------  ------  ------    ------    --------
 Gross profit.................   222.6   271.4   326.3     316.0       275.5
Selling, general and
 administrative expenses......    82.2    97.9   117.9     121.4       149.3
Amortization of intangibles
 and
 other assets.................     7.3     7.7     8.3       9.1        16.3
Settlement and related
expenses......................      --      --   136.0(2)     --          --
                                ------  ------  ------    ------    --------
 Operating income.............   133.1   165.8    64.1     185.5       109.9
Other income (expenses):
 Litigation settlement and
  related expenses............      --      --      --        --       (21.0)(4)
 Other gains and expenses,
  net.........................      --      --      --      15.3(3)       --
 Investment income............     4.1     3.6     2.2       1.2         1.0
 Interest expense.............    (0.1)   (0.1)   (4.2)    (10.9)      (34.5)
                                ------  ------  ------    ------    --------
 Earnings before income taxes.   137.1   169.3    62.1     191.1        55.4
Provision for income taxes....    54.5    65.4    21.5      78.4        25.3
                                ------  ------  ------    ------    --------
 Net earnings.................  $ 82.6  $103.9  $ 40.6    $112.7    $   30.1
                                ======  ======  ======    ======    ========
Net earnings per common share.  $ 0.83  $ 1.05  $ 0.43(2) $ 1.26    $   0.36(4)
                                ======  ======  ======    ======    ========
Dividends per common share....  $ 1.58  $ 0.27  $ 0.31    $ 0.32    $   0.08
                                ======  ======  ======    ======    ========
BALANCE SHEET DATA (AT PERIOD
 END):
Cash and cash equivalents.....  $ 45.8  $ 51.3  $ 33.4    $ 12.3    $   26.8
Intangible assets, net (5)(6).   192.7   193.1   188.3     281.5       551.9
Total assets..................   374.2   411.3   477.4     585.5     1,012.7
Total debt (2)(6)(7)(8)(9)....     4.4     7.6   154.2     341.5       648.9
Due to affiliates (10)........    66.4      --     0.9       0.1          --
Total stockholders' equity
(7)(10).......................   256.7   330.8   212.5     140.8       166.0

- --------
 (1) The statement of earnings data for year ended December 31, 1994 include Allied's results of operations from June 23, 1994 (the date of the Allied Acquisition) through December 31, 1994. The balance sheet data as of December 31, 1994 also reflect the occurrence of the corporate reorganization that was effected on June 7, 1994 that created NHL as a public holding company parent of National Health Laboratories Incorporated (the "Reorganization"), the borrowings by a subsidiary of NHL of $585.0 to finance the Allied Acquisition and refinance certain existing indebtedness (the "Allied Acquisition Financing") and the Allied Acquisition.
 (2) In the fourth quarter of 1992, NHL took a one-time pretax charge of $136.0 to cover estimated costs related to the Federal government's investigation of certain of NHL's pricing practices and the related settlements that concluded the investigation in December 1992 (the "1992 NHL Government Settlement"). At December 31, 1994, remaining principal payments due the Federal government aggregated $11.0 and are reflected under the caption "Total debt".
 (3) Represents a one-time pretax gain comprised of expense reimbursement and termination fees of $21.6 in connection with NHL's attempt to purchase Damon Corporation, a competing independent clinical laboratory, less related expenses and write-off of certain bank financing costs of $6.3.

 (4) In the third quarter of 1994, NHL took a one-time pretax charge of $21.0 related to an approved settlement of previously disclosed shareholder class and derivative litigation. At February 15, 1995, all payments have been made under the settlement agreement.
 (5) During 1993, NHL acquired 34 clinical laboratories for an aggregate amount of $78.2 in cash plus the recognition of $28.7 of liabilities, comprised primarily of future contractual and contingent payments. During 1994, excluding the Allied Acquisition, NHL acquired 11 clinical laboratories for an aggregate amount of $46.4 plus the recognition of $32.9 of liabilities. The cash portion of such purchases was financed with cash on hand and borrowings under revolving credit facilities in existence at the time of the acquisitions. The excess of cost over the fair value of net tangible assets acquired was $100.1 in 1993 and $72.1 in 1994, excluding the Allied Acquisition, and is included in Intangible Assets, net.
 (6) On June 23, 1994, NHL completed the Allied Acquisition for approximately $191.5 in cash, of which $185.0 was borrowed under a revolving credit facility constituting a portion of the Allied Acquisition Financing. The purchase price included the assumption of approximately $24.0 of Allied indebtedness and the assumption of approximately $5.0 of Allied net liabilities. The acquisition was accounted for using the purchase method of accounting; as such, Allied's assets and liabilities were recorded at their fair values on the date of acquisition. The purchase price exceeded the fair value of net tangible assets by approximately $220.5, which amount is included in Intangible Assets, net.
 (7) On January 16, 1992, NHL purchased 4,808,000 shares of NHL Common Stock from its stockholders pursuant to a tender offer (the "1992 Tender Offer"). NHL borrowed $100.0 under a revolving credit facility in existence at that time and used $25.8 of cash on hand to finance the 1992 Tender Offer. During 1992 and 1993, NHL made open market purchases of 310,000 and 9,485,800 of its outstanding shares of common stock, respectively, for an aggregate amount of $6.1 and $154.2, respectively. Such purchases were financed with cash on hand and borrowings under revolving credit facilities in existence at such times. At December 31, 1992 and 1993, $75.0 and $278.0, respectively, was outstanding under the revolving credit facilities in existence on those dates. At December 31, 1994, the amount outstanding under a revolving credit facility constituting a portion of the Allied Acquisition Financing was $213.0.
 (8) In the fourth quarter of 1992, NHL relocated its Long Island-based laboratory to a newly constructed facility. The transaction is treated as a capital lease for financial reporting purposes; as such, the associated long-term lease obligation totalled $9.6, $9.7 and $9.8 at December 31, 1992, 1993 and 1994, respectively.
 (9) Total debt includes the expected value of future contractual and contingent amounts to be paid to the principals of acquired clinical laboratories. Such payments are primarily based on a percentage of future revenues derived from the acquired customer lists or specified amounts to be paid over a period of time. At December 31, 1990, 1991, 1992, 1993 and 1994, such amounts were $4.4, $7.6, $4.6, $26.8 and $35.1, respectively.
(10) In July 1990, NHL paid a special dividend of $150.6. Due to affiliates at December 31, 1990 principally represents borrowings from Revlon Holdings Inc. (then known as Revlon, Inc.) in the original principal amount of $77.0 incurred in connection with the special dividend paid in 1990, net of an $11.0 principal payment made in 1990.

                     ROCHE BIOMEDICAL LABORATORIES, INC.(1)

                      SELECTED FINANCIAL DATA--HISTORICAL
                             (DOLLARS IN MILLIONS)

                                           YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                       1990       1991   1992      1993   1994
                                      ------     ------ ------    ------ ------
STATEMENT OF INCOME DATA:
Net sales...........................  $550.6     $577.3 $667.4    $711.6 $729.8
Cost of sales.......................   374.2      392.6  459.2     488.7  498.0
                                      ------     ------ ------    ------ ------
  Gross profit......................   176.4      184.7  208.2     222.9  231.8
Selling, general and administrative.   117.4      130.6  134.6     150.3  152.7
Amortization of goodwill and other
 intangibles........................    30.8(2)    10.7   13.1(4)   13.2   13.9
                                      ------     ------ ------    ------ ------
  Income from operations............    28.2       43.4   60.5      59.4   65.2
Interest expense....................    26.7       25.9   24.5      15.4   15.5
Other expenses (income), net........   (20.2)(3)    0.3   (0.7)      0.8   (0.9)
                                      ------     ------ ------    ------ ------
  Income before taxes...............    21.7       17.2   36.7      43.2   50.6
Income taxes........................    13.0        7.7   16.6      19.7   22.7
                                      ------     ------ ------    ------ ------
  Income before cumulative effect of
   change in accounting principle...     8.7        9.5   20.1      23.5   27.9
Cumulative effect of change in
 accounting principle(5)............                       9.8
                                      ------     ------ ------    ------ ------
  Net income........................  $  8.7     $  9.5 $ 10.3    $ 23.5 $ 27.9
                                      ======     ====== ======    ====== ======
BALANCE SHEET DATA (AT PERIOD END):
Cash................................  $  4.3     $  2.9 $  4.3    $  7.7 $ 12.6
Goodwill and other intangibles, net.    86.9       82.4  130.0(4)  122.0  108.9
Total assets........................   400.0      417.6  456.1     474.4  508.3
Debt................................   293.7      291.4  285.7     285.5  285.4
Invested capital of HLR.............    24.1       31.4   48.2      75.0  102.9

- --------
(1) Represents the results of operations and financial position of RBL, excluding RIAS, which RBL intends to divest prior to the Effective Time.
(2) In 1990, RBL wrote-off certain intangible assets relating to obsolete technology, which no longer had continuing value, in the amount of $16.0.
(3) On December 31, 1990, RBL divested the assets and core testing customer base of certain clinical laboratory businesses located in Sacramento, California and Denver, Colorado for $41.9. The gain on the sale was $26.8.
(4) On February 11, 1992, RBL acquired all of the issued and outstanding shares of CompuChem Corporation for $74.6. The transaction was accounted for as a purchase and was financed with internally generated cash and cash from HLR, RBL's direct parent. The excess of cost over fair market value of net tangible assets acquired was $63.7.
(5) In 1992, RBL adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions". This amount represents the charge, on an after-tax basis, for recording the transition obligation.

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

       SELECTED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                    1994 (1)
                                                                  ------------
STATEMENT OF EARNINGS DATA:
Net sales........................................................   $1,692.6
Cost of sales....................................................    1,153.1
                                                                    --------
  Gross profit...................................................      539.5
Selling, general and administrative expenses.....................      316.3
Amortization of intangibles and other assets.....................       29.5
Gain on disposition of regional assets...........................       (0.7)
                                                                    --------
  Operating income...............................................      194.4
Other income (expenses):
  Litigation settlement and related expenses.....................      (21.0)(2)
  Other gains and expenses, net..................................        0.9
  Investment income..............................................        1.3
  Interest expense...............................................      (50.4)
                                                                    --------
  Earnings before income taxes...................................      125.2
Provision for income taxes.......................................       54.2
                                                                    --------
  Net earnings...................................................   $   71.0
                                                                    ========
Net earnings per common share (3)................................   $   0.58
                                                                    ========
Weighted average common shares outstanding (millions) (3)........      122.9
                                                                    ========
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents........................................   $   33.1
Intangible assets, net...........................................      885.5
Total assets.....................................................    1,710.7
Total debt.......................................................    1,003.0
Total stockholders' equity.......................................      366.1

- --------
(1) For a description of the assumptions underlying the pro forma amounts, see "UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION".
(2) In the third quarter of 1994, NHL took a one-time pretax charge of $21.0 related to an approved settlement of previously disclosed class action and shareholder derivative litigation. At February 15, 1995, all payments have been made under the settlement agreement.
(3) Pro forma net earnings per share is computed by dividing pro forma net earnings by NHL's historical weighted average number of shares outstanding after giving effect to (a) the NHL Share Conversion, (b) the issuance of approximately 61,341,742 shares of NHL Common Stock at December 31, 1994, to HLR in connection with the Merger, and (c) the issuance of 559,092 shares of NHL Common Stock at December 31, 1994 in connection with the cancelation of all NHL Employee Stock Options.

COMPARATIVE PER SHARE DATA

  The following table sets forth for NHL Common Stock certain historical, pro forma consolidated and pro forma equivalent per share financial data for the year ended December 31, 1994. The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of NHL included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", and the pro forma condensed combined consolidated financial statements and accompanying discussion and notes set forth under "UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION". Per share data is not presented for RBL because RBL is a wholly owned subsidiary of HLR and the presentation of such information would not be meaningful.

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1994
                                                                    ------------
NHL COMMON STOCK
Net earnings per common share:
  Historical.......................................................    $0.36
  Pro forma consolidated...........................................     0.58
Dividends per common share:
  Historical.......................................................     0.08
  Pro forma consolidated...........................................     0.08
Book value per common share at period end:
  Historical.......................................................     1.96
  Pro forma consolidated...........................................     3.00

                             CERTAIN CONSIDERATIONS

  In deciding whether to approve and adopt the Merger Agreement, NHL stockholders should consider the following factors, in addition to the other matters set forth or incorporated by reference herein:

  Interests of Certain Persons in the Merger; Possible Conflicts of
Interest. Certain directors and executive officers of NHL have interests in the Merger that may be different from, or in addition to, those of stockholders of NHL generally, including employment contracts, NHL Employee Stock Options, indemnification from and insurance against certain liabilities and registration rights. Messrs. James R. Maher, David C. Flaugh, Timothy J. Brodnik, Robert E. Whalen, Haywood D. Cochrane, Jr., Larry L. Leonard, Ph.D., John F. Markus, W. David Slaunwhite, Ph.D., James G. Richmond and Bernard E. Statland, M.D. have employment agreements with NHL pursuant to which such persons may terminate their employment for "good reason" (as defined therein), whereupon significant payments and other benefits may be required to be provided to such persons. It is anticipated that Mr. Maher's employment agreement will be terminated and he will receive a payment of $3 million as provided therein following Effective Time. In addition, in connection with the Merger, NHL will pay Mr. Maher a special bonus of $1 million, subject to certain conditions, in recognition for his efforts on behalf of NHL with respect to the Merger. Certain executive officers of NHL have NHL Employee Stock Options which may be cancelled in connection with the Merger in exchange for a payment in cash and shares of NHL Common Stock as described under "THE MERGER--Effect on NHL Employee Stock Options". If the currently outstanding NHL Employee Stock Options are so cancelled, the amount to be paid in cash and the number of shares of NHL Common Stock to be issued in connection therewith (which shares will not be converted in the NHL Share Conversion) for each of such executive officer is as follows:
Mr. Maher: $1,042,500 and 101,410; Mr. Flaugh: $548,750 and 53,379; Mr.
Brodnik: $378,750 and 36,842; Mr. Cochrane: $1,107,525 and 107,735; Dr.
Leonard: $284,250 and 27,649; Mr. Markus: $284,250 and 27,649; Mr. Richmond:
$68,750 and 6,687; Dr. Slaunwhite: $176,250 and 17,144; Dr. Statland: $83,750
and 8,146; and Mr. Whalen: $378,750 and 36,842. See "THE MERGER--Interests of Certain Persons in the Merger".

  Potential Difficulty of the Integration of NHL and RBL. The successful integration of NHL and RBL is important to the future financial performance of the Surviving Corporation. The anticipated benefits of the Merger might not be achieved unless the operations of RBL are successfully combined with those of NHL in a timely manner. It is currently estimated that the integration of the operations of NHL and RBL could take up to three years to accomplish. This integration will require substantial attention from the management of the Surviving Corporation. The diversion of the attention of management, and any difficulties encountered in the transition process, could have an adverse impact on the revenues and operating results of the Surviving Corporation. In addition, the process of combining the two organizations could cause the interruption of, or loss of momentum in, the activities of either or both of NHL's and RBL's businesses, which could have an adverse effect on their combined operations. The difficulty of combining NHL and RBL may be increased by the need to integrate personnel. It is possible that changes brought about by the Merger may cause key employees to leave. There can be no assurance that the Surviving Corporation will retain its key employees. Because of the inherent uncertainties associated with merging two large companies, there can be no assurance that the Surviving Corporation will be able to realize the cost savings NHL and RBL currently expect to realize as a result of the Merger and the consolidation of the operations of NHL and RBL or that such savings will be realized at the times currently anticipated. Furthermore, there can be no assurance that cost savings which are realized will not be offset by increases in other expenses, operating losses, other charges to earnings or losses of revenue, including losses due to problems in integrating the two companies. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER--Operations After the Merger".

  Substantial Stockholder; Ability of Substantial Stockholder to Increase Its Ownership Interest; Potential Differing Interests from Other
Stockholders. Immediately following the Merger, approximately 49.9% of the outstanding common stock of the Surviving Corporation will be owned by HLR, a wholly owned subsidiary of Roche, and the equity interest and relative voting power of current NHL stockholders will be considerably reduced after giving effect to the Merger. Pursuant to the Stockholder Agreement, the HLR Group may not, subject to certain exceptions, increase the HLR Group Interest above 49.99% during the one-year period following the Effective Time. After the first anniversary of the Effective Time, the HLR Group will have the right to acquire Equity Securities to the extent that, after giving effect thereto, the HLR Group Interest would not exceed 75%. Moreover, the HLR Group may acquire additional Equity Securities notwithstanding the fact that, after giving effect thereto, the HLR Group Interest would exceed 75%, if HLR, or any member of the HLR Group, offers, prior to consummation of such purchase, to purchase all outstanding Equity Securities and holders of Equity Securities totalling more than 50% of the outstanding Equity Securities (excluding Equity Securities held by the HLR Group) accept such offer. After the third anniversary of the Effective Time, the Stockholder Agreement does not restrict purchases by the HLR Group of Equity Securities. Certain provisions of the Stockholder Agreement described below, including provisions relating to the composition of the Board of Directors of the Surviving Corporation, would be suspended if the HLR Group Interest were to be increased to over 50%. See "THE STOCKHOLDER AGREEMENT-- Acquisitions and Transfers of Equity Securities". There can be no assurance that the interests of the HLR Group will be the same as those of the other stockholders of the Surviving Corporation.

  Ability of Substantial Stockholder to Exercise Significant Influence. HLR's ownership interest in the Surviving Corporation and its rights under the Stockholder Agreement described below will permit it to exercise significant influence on the governance of the Surviving Corporation, and on the composition of its board of directors. NHL, HLR and Roche have agreed that immediately prior to the Merger, they will enter into the Stockholder Agreement, which sets forth, among other things, certain agreements and understandings regarding the governance of the Surviving Corporation following the Merger, including the composition of the Board of Directors. Pursuant to the Stockholder Agreement (subject to the exceptions provided therein), during the Initial Period the Board of Directors of the Surviving Corporation will be comprised of seven members, consisting of Mr. Maher (the current President and Chief Executive Officer of NHL), three HLR Directors, who will be Mr. Belingard (the Director General, Diagnostics Division and Executive Committee Member of
F. Hoffmann-La Roche Ltd), Mr. Mac Mahon (a Senior Vice President of Roche and the President of Roche Diagnostics Group) and Dr. Powell (the President of
RBL), and three independent directors (which the Stockholder Agreement defines generally as persons who are not officers, employees or affiliates of the Surviving Corporation or HLR). The persons who will serve as the independent directors for the Initial Period are required to be mutually acceptable to a majority of the members of NHL's Board of Directors in office immediately prior to the Effective Time and to HLR. Following the Initial Period, the Board of Directors of the Surviving Corporation will (subject to specified exceptions) be comprised of seven members, consisting of three HLR Directors and four independent directors nominated by the Nominating Committee of the Board of Directors as described under "THE STOCKHOLDER AGREEMENT--Corporate Governance". The Nominating Committee will consist of one HLR Director and two independent directors and will act by a majority vote of the entire committee.

  Special Majority Board Approval Required for Certain Actions. Under the Stockholder Agreement, for so long as the HLR Group Interest (as defined below) is at least 30%, a significant number of types of major corporate actions cannot be taken without the approval of a Special Majority of the Board of Directors (which is defined in the Stockholder Agreement as a majority of the entire Board of Directors that includes a majority of the HLR Directors and at least one independent director). These actions include, among others, certain executive officer appointments, certain business combinations, acquisitions or sales of assets, amendments to the Surviving Corporation's Certificate of Incorporation or by-laws, settlements of material litigation, changes in Board or committee composition, material capital expenditures, issuance of securities and incurrence of indebtedness. See "THE STOCKHOLDER AGREEMENT--Corporate Governance". In addition, as described under "THE STOCKHOLDER AGREEMENT-- Corporate Governance", the Stockholder Agreement requires that NHL prepare Annual Operating Plans and Strategic Plans, each for approval by a Special Majority of the Board of Directors.

  Substantial Indebtedness. Immediately subsequent to the Merger, the Surviving Corporation will have approximately $1.0 billion of indebtedness outstanding. In addition, the terms of the credit agreement to be entered into to effect the NHL Borrowings among NHL and a group of banks for which Credit Suisse will act as administrative agent (the "Credit Agreement") will permit the Surviving Corporation to incur up to $250 million of additional indebtedness. The level of the Surviving Corporation's indebtedness could have important consequences, including the following: (i) the ability of the Surviving Corporation to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited and (ii) the Surviving Corporation's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in market conditions, including adverse governmental regulations (including reductions in the amounts reimbursable to the Surviving Corporation under Medicare and Medicaid). See "-- Limitations on Third Party Payor Reimbursement of Health Care Costs" below. Furthermore, the ability of the Surviving Corporation to satisfy its obligations will be dependent upon its future performance and market conditions, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the Surviving Corporation's control. In addition, because the borrowings outstanding under the Credit Agreement will bear interest at a floating rate, the Surviving Corporation's financial performance may be adversely affected by increases in interest rates.

  Increase in Credit Agreement Interest Rate Upon Reduction of HLR Group Interest. It is expected that the Credit Agreement providing for the NHL Borrowings will have interest rate margins and facility fees that are substantially more favorable than those currently applicable to borrowings under NHL's existing credit facility. It is expected that the Credit Agreement will provide, however, that in the event of a reduction in the HLR Group Interest below 25%, the applicable interest margins and facility fees on NHL Borrowings outstanding under the Credit Agreement will increase. The amount of the increase will depend, in part, on the Interest Coverage Ratio and the Leverage Ratio (each, as defined in the Credit Agreement) of the Surviving Corporation at the time of such reduction and management believes it is unlikely that such increased amounts would exceed those under NHL's existing credit facility. See "PLAN OF FINANCING--Description of Bank Facility".

  Shares Available for Future Sale by HLR. Following the Effective Time, HLR will own approximately 49.9% of the outstanding shares of NHL Common Stock. Pursuant to the Stockholder Agreement, NHL has granted certain registration rights to HLR with respect to certain securities of NHL held by it. Subject to compliance with applicable Federal and state securities laws, HLR may determine to sell or otherwise transfer any or all the shares of NHL Common Stock it owns from time to time for any reason. Although NHL cannot make any prediction as to the effect, if any, that sales in the public market of shares of NHL Common Stock owned by HLR would have on the market price for NHL Common Stock prevailing from time to time, sales of substantial amounts of NHL Common Stock or the availability of such shares for sale could adversely affect prevailing market prices.

  Warrants Available for Future Sale by Roche. Following the effective time, Roche will own approximately 37.6% of the outstanding Warrants. Pursuant to the Stockholder Agreement, NHL has granted certain registration rights to Roche with respect to the Roche Warrants. Subject to compliance with applicable Federal and state securities laws, Roche may determine to sell or otherwise transfer any or all the Roche Warrants from time to time for any reason. Although NHL cannot make any prediction as to the effect, if any, that sales in the public market of Roche Warrants would have on the market price for Warrants prevailing from time to time, sales of substantial amounts of Roche Warrants or the availability of such Warrants for sale could adversely affect prevailing market prices.

  Shares and Warrants Available for Future Sale by NHCG. Following the Effective Time, NHCG will own approximately 11.8% of the outstanding shares of NHL Common Stock and approximately 14.9% of the outstanding Warrants. Pursuant to the Sharing and Call Option Agreement, NHL has granted certain registration rights to NHCG with respect to the securities of NHL held by it and, pursuant thereto, NHL has included a resale prospectus in the Registration Statement to facilitate such sales from time to time. Subject to compliance with applicable Federal and state securities laws, NHCG may determine to sell or otherwise transfer any or all the shares of NHL Common Stock or Warrants it owns from time to time for any reason. Although NHL cannot make any prediction as to the effect, if any, that sales in the public market of shares of NHL Common Stock or Warrants owned by NHCG would have on the market price for NHL Common Stock or Warrants prevailing from time to time, sales of substantial amounts of NHL Common Stock or Warrants or the availability of such shares or Warrants for sale could adversely affect prevailing market prices. The Sharing and Call Option Agreement provides that, at any time after the third anniversary of the Effective Time, HLR or any of its affiliates may exercise the right to purchase all, but not less than all, the shares of NHL Common Stock then owned by NHCG, Mafco Holdings Inc. or any of their controlled affiliates at a price equal to 102% of the average closing price per share of such security for the 30 trading days before the exercise date.

  Absence of Public Market for Warrants. There is currently no public market for any warrants of NHL and there can be no assurance that an active public market for the Warrants will develop after the Merger. The Warrants are expected to be approved for listing on the NYSE at or before the Effective Time.

  Governmental Regulation. The clinical laboratory industry is subject to significant governmental regulation at the Federal, state and local levels. Virtually all clinical laboratories, including those to be operated by the Surviving Corporation, are required to be certified or licensed under the Clinical Laboratory Improvement Act of 1967, and the Clinical Laboratory Improvement Amendments of 1988 (collectively, as amended, "CLIA"), the Medicare and Medicaid programs and various state and local laws, and may be subject to periodic inspections by regulatory agencies. The Surviving Corporation will also be subject to licensing and regulation under Federal, state and local laws relating to the handling and disposal of medical specimens, infectious and hazardous waste and radioactive materials as well as to the safety and health of laboratory employees. The sanction for failure to comply with these regulations may be denial of the right to conduct business, significant fines and criminal penalties. The loss of a license, imposition of a fine or future changes in such Federal, state and local laws and regulations (or in the interpretation of current laws and regulations) could have a material adverse effect on the Surviving Corporation and its subsidiaries. NHL and RBL each believes that it conforms in all material respects with all applicable statutory and regulatory requirements.

  Limitations on Third Party Payor Reimbursement of Health Care Costs. The health care industry is undergoing significant change as third party payors, such as Medicare and Medicaid and insurers, increase their efforts to control the cost of health care services. In 1994, NHL and RBL derived approximately 35% and 27%, respectively, of their net revenues from tests performed for beneficiaries of Medicare and Medicaid programs. NHL's and RBL's other business depends significantly on continued participation in these programs. NHL and RBL are required by law to accept reimbursement from Medicare and Medicaid as payment in full for most of the tests performed for Medicare and Medicaid beneficiaries. In an effort to address the problem of increasing health care costs, legislation has been proposed at both Federal and state levels to further regulate health care delivery in general and clinical laboratories in particular and legislation has been enacted that reduces the amounts reimbursable to NHL and RBL and other independent clinical laboratories under Medicare and Medicaid. Pursuant to this legislation, Congress reduced the ceilings on Medicare reimbursement to clinical laboratories from previously authorized levels to 84% of the 1984 national median effective January 1, 1994 and to 80% of the 1984 national median effective January 1, 1995. The legislation provides for a further reduction in the reimbursement ceiling to 76% of the 1984 national median to become effective January 1, 1996. The provision for annual fee schedule increases based upon the consumer price index was also eliminated for 1994 and 1995. RBL and NHL cannot predict the effect health care reform (if enacted) or future changes in Federal, state and local regulations affecting governmental reimbursement for clinical laboratory testing may have on their businesses and there can be no assurance that any such reforms will not have a material adverse effect on the Surviving Corporation. See "THE CLINICAL LABORATORY TESTING INDUSTRY--Regulation and Reimbursement".

  Potential Additional Costs Resulting from Proposed Medicare Administrative Policies. In November 1994, the Health Care Financing Administration ("HCFA") of the Department of Health and Human Services ("HHS") proposed changes in the policies used to administer Medicare payments to clinical laboratories for the most frequently performed automated blood chemistry profiles. Among other things, the proposed changes would establish a consistent standard nationwide for the content of the automated chemistry profiles. Another change incorporated in the HCFA proposal would require laboratories performing certain automated blood chemistry profiles to obtain and provide documentation of the medical necessity of tests included in the profiles for each Medicare beneficiary. If such a requirement were to be established, all laboratories, including those operated by the Surviving Corporation, would incur significant additional costs associated with compliance. In addition, if implemented, such changes would increase the losses associated with unreimbursed testing caused by the inability to obtain sufficient information from physicians to allow the laboratory to file valid claims with Medicare. The HCFA proposals may be modified or replaced with other proposals and no prediction can be made regarding what proposals, if any, will ultimately be adopted.

  Challenges Presented by the Growth of the Managed Care Sector. In recent years, there has been a significant shift away from traditional, fee-for-service medicine and toward managed-cost health care. Managed care providers typically contract with a limited number of clinical laboratories and negotiate discounts to the fees charged by such laboratories in an effort to control costs. In addition, managed care providers have used capitated payment contracts which function to shift the risks of additional testing beyond that covered by the capitated payment to the clinical laboratory. Historically, NHL has had a limited presence in the managed care sector. In 1993, NHL assembled a dedicated sales force to address this increasingly important market segment. In the last two years, NHL's revenues from the managed care sector have risen from approximately 3% of total revenues to approximately 8-9% of total revenues. For the last several years, RBL has had a strong presence in the managed care sector and has designed its sales efforts to expand its presence in that sector. RBL's net sales from the managed care sector were approximately 12% for the year ended December 31, 1994. There can be no assurance, however, that the Surviving Corporation will be successful in expanding its share of this market sector, or that the Surviving Corporation will not experience additional declines in test utilization or per-test revenue in the future as a result of managed care growth or otherwise.

  Governmental Investigations of Clinical Laboratory Companies. As part of an examination of the rapid growth of Federal expenditures for clinical laboratory services, several Federal agencies, including the Federal Bureau of Investigation and the Office of Inspector General (the "OIG") of HHS, have investigated allegations of fraudulent and abusive conduct by health care providers. In August 1993, RBL and Allied each received a subpoena from the OIG requesting documents and information concerning pricing and billing practices. According to published reports, other independent clinical laboratories have received similar subpoenas as part of a nationwide OIG audit and investigation. In September 1993, NHL received a subpoena from the OIG which required NHL to provide documents to the OIG concerning its regulatory compliance procedures. NHL, RBL and Allied have complied with or are in the process of complying with their respective subpoenas and are cooperating with the OIG. Neither NHL nor RBL can, however, predict the outcome of any such investigation or the impact, if any, any such investigation may have on the financial condition or results of operations of any of NHL, RBL or the Surviving Corporation. However, a criminal conviction or the successful prosecution of a civil fraud or false claims action could result in the exclusion of the defendant from the Medicare and Medicaid programs. In addition, any such exclusion would likely have a material adverse effect on the Surviving Corporation's non-Medicare and non-Medicaid testing business. See "THE CLINICAL LABORATORY TESTING INDUSTRY--OIG Investigations".

                                THE NHL MEETING

  This Proxy Statement/Prospectus is being provided to the stockholders of NHL in connection with the NHL Meeting. The meeting will be held at the location, at the time, on the date and to consider the matters set forth below. The Board of Directors of NHL is soliciting proxies for use at the NHL Meeting. A proxy card is being provided to the holders of NHL Common Stock with this Proxy Statement/Prospectus.

GENERAL

  The NHL Meeting is scheduled to be held at 9:00 a.m., New York City Time, on April 28, 1995 at the Sheraton New York Hotel, 811 Seventh Avenue, New York, NY 10019. At the NHL Meeting, the holders of NHL Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and the Name Change Amendment.

  THE BOARD OF DIRECTORS OF NHL, BY A UNANIMOUS VOTE OF THOSE DIRECTORS PRESENT AT THE DECEMBER 12, 1994 MEETING OF THE BOARD OF DIRECTORS, HAS APPROVED THE MERGER AGREEMENT AND THE NAME CHANGE AMENDMENT. THE NHL BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF NHL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE NHL STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. SEE "THE MERGER--BACKGROUND OF THE MERGER" AND "RECOMMENDATION OF THE NHL BOARD OF DIRECTORS AND NHL'S REASONS FOR THE MERGER". IN EVALUATING THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF NHL, AND IN CONSIDERING WHETHER TO APPROVE AND ADOPT THE MERGER AGREEMENT, STOCKHOLDERS OF NHL SHOULD CAREFULLY EVALUATE THE MATTERS SET FORTH UNDER "CERTAIN CONSIDERATIONS" AND "THE MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER". THE NHL BOARD ALSO RECOMMENDS THAT STOCKHOLDERS OF NHL VOTE FOR THE NAME CHANGE AMENDMENT.

  NHL Record Date and Voting Rights. Only holders of record of NHL Common Stock on the NHL Record Date will be entitled to notice of, and to vote at, the NHL Meeting. As of the NHL Record Date, there were 84,766,109 shares of NHL Common Stock outstanding. Each share of NHL Common Stock will entitle the holder thereof to one vote.

  NHL Stockholder Vote Required. Holders of at least a majority of the outstanding shares of NHL Common Stock must be represented, either in person or by proxy, at the NHL Meeting for a quorum to be present. The approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of NHL Common Stock. The approval and adoption of the Name Change Amendment also requires the affirmative vote of the holders of a majority of the outstanding shares of NHL Common Stock.

  Abstentions may be specified with respect to the approval and adoption of the Merger Agreement and the Name Change Amendment and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote with respect to the approval and adoption of the Merger Agreement and the Name Change Amendment due to the voting requirement described in the previous paragraph.

  Under the rules of the NYSE, brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions who are present, in person or by proxy, at the NHL Meeting will be counted as present for quorum purposes and will be entitled to vote on the approval and adoption of the Name Change Amendment, but will not be entitled to vote on the approval and adoption of the Merger Agreement. Under the Delaware Corporation Law, a broker non-vote will have the effect of a negative vote on the approval and adoption of the Merger Agreement.

  If a quorum is not present or represented at the NHL Meeting, the holders of NHL Common Stock present in person or represented by proxy may adjourn the NHL Meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the NHL Meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each holder of NHL Common Stock entitled to vote at the NHL Meeting.

  NHL Proxies. Each properly completed proxy card returned in time for voting at the NHL Meeting will be voted in accordance with the instructions indicated on the proxy, or, if no instructions are provided, will be voted FOR the approval and adoption of the Merger Agreement and the Name Change Amendment. It is not expected that any matters other than those referred to in this Proxy Statement/Prospectus will be brought before the NHL Meeting. If, however, other matters are properly presented, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the NHL Meeting.

  A holder of NHL Common Stock entitled to vote at the NHL Meeting may revoke a proxy at any time before it is voted by filing with the General Counsel of NHL, James G. Richmond, 4225 Executive Square, Suite 805, La Jolla, CA 92037, an instrument revoking the proxy, by submitting a duly executed proxy bearing a later date or by attending the NHL Meeting and voting in person. Attendance at the NHL Meeting will not by itself constitute revocation of a proxy.

  NHL STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS WITH RESPECT TO THE SURRENDER OF NHL STOCK CERTIFICATES WILL BE MAILED TO EACH NHL STOCKHOLDER AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME.

NHL SHARE OWNERSHIP

  The following table sets forth information with respect to all stockholders known by NHL to beneficially own more than 5% of the outstanding shares of NHL Common Stock as of March 15, 1995:

                                                       AMOUNT AND NATURE PERCENT
                                                         OF BENEFICIAL     OF
                                                           OWNERSHIP      CLASS
                                                       ----------------- -------
Ronald O. Perelman....................................    20,176,729(1)     24%
  35 East 62nd Street
  New York, NY 10021
GEICO Corporation.....................................     6,404,000         7
  GEICO Plaza
  Washington, D.C. 20076
The Equitable Companies Incorporated..................     5,812,300(2)      7
  787 Seventh Avenue
  New York, NY 10019
ESL Partners, L.P.....................................     4,653,400         5
  LBP Associates, L.P.
  115 East Putnam Avenue
  Greenwich, CT 06830
Heine Securities Corporation..........................     4,356,500         5
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078

- --------
(1) All such shares of NHL Common Stock are owned by NHCG, a corporation indirectly wholly owned through Mafco Holdings Inc. by Mr. Perelman. All of such shares owned are pledged to secure obligations.
(2) As reported in the Schedule 13G filed with the SEC on February 10, 1995, on behalf of The Equitable Companies Incorporated, 5,077,600 of these shares are held by Alliance Capital Management L.P., a subsidiary of The Equitable Companies, for investment purposes on behalf of client discretionary investment advisory accounts, 697,500 of these shares are held by The Equitable Life Assurance Society of the United States, a subsidiary of The Equitable Companies, solely for investment purposes, and the remaining 37,200 of these shares are held by Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of The Equitable Companies, solely for investment purposes.

  NHL knows of no other person who beneficially owned more than 5% of any class of NHL's voting securities as of March 15, 1995. As of March 29, 1995, the directors and executive officers of NHL and their respective affiliates as a group (including Mr. Perelman) beneficially owned 21,881,466 shares of NHL Common Stock (representing 26% of the outstanding shares of NHL Common Stock), including 1,512,167 shares that the directors, executive officers and their respective affiliates had the right to acquire within 60 days after March 29, 1995 through the exercise of stock options, and including 3,000 shares as to which the directors, executive officers and their respective affiliates either disclaimed beneficial ownership or did not have sole dispositive and voting power. Other than Mr. Perelman, no director or executive officer of NHL beneficially owned in excess of 1% of the outstanding shares of NHL Common Stock as of March 29, 1995. The directors and executive officers of NHL have indicated that they intend to vote the shares as to which they have sole voting power FOR the approval and adoption of the Merger Agreement. Pursuant to the Sharing and Call Option Agreement, NHCG has agreed to vote all shares of NHL Common Stock owned by it in favor of the approval and adoption of the Merger Agreement.

                    THE CLINICAL LABORATORY TESTING INDUSTRY

GENERAL

  Laboratory tests and procedures are used generally by hospitals, physicians and other health care providers to assist in the diagnosis, evaluation, monitoring and treatment of diseases and other medical conditions through the examination of substances in the blood, tissues and other specimens. Clinical laboratory testing is generally categorized as either clinical testing, which is performed on bodily fluids including blood and urine, or anatomical pathology testing, which is performed on tissue and other samples, including human cells. Clinical and anatomical pathology procedures are frequently ordered as part of regular physician office visits and hospital admissions in connection with the diagnosis and treatment of illnesses. Certain of these tests and procedures are used principally as tools in the diagnosis and treatment of a wide variety of medical conditions such as cancer, AIDS, endocrine disorders, cardiac disorders and genetic disease. The most frequently requested tests include blood chemistry analyses, urinalyses, blood cell counts, PAP smears, AIDS tests, microbiology cultures and procedures and alcohol and other substance-abuse tests. The clinical laboratory industry consists primarily of three types of providers: hospital-based laboratories, physician-office laboratories and independent clinical laboratories, such as those owned by NHL and RBL.

  NHL and RBL believe that in 1994 about half of the clinical laboratory testing revenues in the United States were derived by hospital-based laboratories and approximately half of the revenues was derived by independent laboratories and by physicians in their offices and laboratories. The HCFA has estimated that there are approximately 5,700 independent clinical laboratories in the United States. NHL and RBL believe that the volume of clinical laboratory testing has grown over the past few years due to several factors, including primarily: an expanded base of scientific knowledge which has led to the development of more sophisticated specialized tests and an increase in the awareness of physicians of the value of clinical laboratory testing as a cost-effective means of prevention, early detection of disease and monitoring of treatment. Additional factors which have contributed to the recent growth include: an increase in the number and types of tests which are, due to advances in technology and increased cost efficiencies, readily available on a more affordable basis to physicians; expanded substance-abuse testing by corporations and governmental agencies; increased testing for sexually transmitted diseases such as AIDS and the general aging of the population in the United States.

EFFECT OF THE GROWTH OF THE MANAGED CARE SECTOR ON THE CLINICAL LABORATORY BUSINESS

  Many market-based changes in the clinical laboratory business have occurred, most notably involving the shift away from traditional, fee-for-service medicine and toward managed-cost health care. The growth of the managed care sector presents various challenges to NHL and RBL and other independent clinical laboratories. Managed care providers typically contract with a limited number of clinical laboratories and negotiate discounts to the fees charged by such laboratories in an effort to control costs. In addition, managed care providers have used capitated payment contracts in an attempt to promote more efficient use of laboratory test services. Under a capitated payment contract, the clinical laboratory and the managed care provider agree to a per member per month payment to cover all laboratory tests during the month, regardless of the number or cost of the tests actually performed. Such contracts shift the risks of additional testing beyond that covered by the capitated payment to the clinical laboratory.

  Historically, NHL has had a limited presence in the managed care sector. In 1993, NHL assembled a dedicated sales force to address this increasingly important market segment. In the last two years, NHL's revenues from the managed care sector have risen from approximately 3% of total revenues to approximately 8-9% of total revenues. For the last several years RBL has had a strong presence in the managed care sector and has designed its sales efforts to expand its presence in that sector. RBL's net sales from the managed care sector were approximately 12% for the year ended December 31, 1994. There can be no assurance, however, that the Surviving Corporation will be successful in expanding its share of this market sector, or that the Surviving Corporation will not experience additional declines in test utilization or per-test revenue in the future as a result of managed care growth or otherwise.

  In response to the growth of the managed care sector and the developments described above, many health care providers have established new alliances. Hospital-physician networks are emerging in many markets in order to offer comprehensive, integrated service capabilities, either to the managed care plans or directly to employers. While adapting to these changes, the clinical laboratory industry is also facing a significantly intensified level of regulatory and investigative scrutiny, in many cases in areas that have, until recently, been left without clear regulatory guidance for providers. There is currently uncertainty in the industry regarding the impact of these factors on the clinical laboratory business.

COMPETITION

  The clinical laboratory business is highly fragmented and intensely competitive. According to HCFA representatives, there are over 151,000 Federally regulated clinical laboratories, of which approximately 5,700 were independent clinical laboratories and the remainder were hospital-based laboratories and physician-office laboratories. RBL and NHL believe that during 1994, approximately 50% of the clinical laboratory testing industry's revenues were generated by hospital laboratories, with the balance having been generated by independent clinical laboratories and by physician-office laboratories.

  In recent years, certain independent laboratories have engaged in acquisitions of other laboratories and taken advantage of opportunities for cost efficiencies afforded by larger scale, automated testing operations. For example, in June 1994, Corning Inc. ("Corning") and Nichols Institute entered into a merger agreement pursuant to which Corning acquired Nichols Institute in exchange for Corning common stock. In 1993 Corning acquired the stock of Damon Corporation and in June 1994, NHL acquired Allied. RBL and NHL believe that acquisition activity will continue in the clinical laboratory business. Several factors are contributing to this activity, including legislative initiatives such as restrictions on physician referrals and ownership of laboratories, increasing demand for higher quality services and more stringent service requirements, the growth of managed health care entities which require low-cost testing services and, generally, the demands by health care providers and payers for faster reporting of test results and lower prices.

  Each of NHL and RBL competes primarily on the basis of the quality of its testing, reporting and information services, its reputation in the medical community, the pricing of its services and its ability to employ qualified laboratory personnel. Each of NHL and RBL also believes that its ability to compete also depends on its ability to make investments in equipment and management information systems and offer testing services on a broad regional geographic basis.

REGULATION AND REIMBURSEMENT

  Overview. The clinical laboratory industry is subject to significant governmental regulation at the Federal, state and local levels. Under CLIA, virtually all clinical laboratories, including those owned by NHL and RBL, must be certified by the Federal government. Many clinical laboratories also must meet governmental standards, undergo proficiency testing and are subject to inspection. Certifications or licenses are also required by various state and local laws.

  The health care industry is undergoing significant change as third party payers, such as Medicare (which principally serves patients 65 and older) and Medicaid (which principally serves indigent patients) and insurers, increase their efforts to control the cost, utilization and delivery of health care services. In an effort to address this problem of increasing health care costs, legislation has been proposed or enacted at both the Federal and state levels to regulate health care delivery in general and clinical laboratories in particular. Some of the proposals include managed competition, global budgeting and price controls. Although the Clinton Administration's health care reform proposal was not enacted by the 103rd Congress, such proposal or other proposals may be considered in the future. In particular, NHL and RBL believe that reductions in reimbursement for Medicare services will continue to be implemented from time to time. Reductions in the reimbursement rates of other third party payers may occur as well. Neither NHL or RBL can predict the effect health care reform, if enacted, would have on its business, and there can be no assurance that such reforms, if enacted, would not have a material adverse effect on the Surviving Corporation's business and operations.

  Regulation of Clinical Laboratories. CLIA extends Federal oversight to virtually all clinical laboratories by requiring that laboratories be certified by the government. Many clinical laboratories must also meet governmental quality and personnel standards, undergo proficiency testing and be subject to biennial inspection. Rather than focusing on location, size or type of laboratory, this extended oversight is based on the complexity of the tests performed by the laboratory.

  In 1992, HHS published regulations implementing CLIA. The quality standards and enforcement procedure regulations became effective in 1992, although certain personnel, quality control and proficiency testing requirements are currently being phased in by HHS. The quality standards regulations divide all tests into three categories (waivered, moderate complexity and high complexity) and establish varying requirements depending upon the complexity of the testing performed. A laboratory that performs high complexity tests must meet more stringent requirements than a laboratory that performs only moderate complexity tests, while those that perform only one or more of eight routine "waivered" tests may apply for a waiver from most requirements of CLIA. All major and many smaller NHL and RBL facilities are certified by CLIA to perform high complexity testing. The remaining smaller testing sites of NHL and RBL are certified by CLIA to perform moderate complexity testing or have obtained a waiver from most requirements of CLIA. Generally, the HHS regulations require, for laboratories that perform high complexity or moderate complexity tests, the implementation of systems that ensure the accurate performance and reporting of test results, establishment of quality control systems, proficiency testing by approved agencies and biennial inspections.

  The sanction for failure to comply with these regulations may be suspension, revocation or limitation of a laboratory's CLIA certificate necessary to conduct business, significant fines and criminal penalties. The loss of a license, imposition of a fine or future changes in such Federal, state and local laws and regulations (or in the interpretation of current laws and regulations) could have a material adverse effect on the Surviving Corporation and its subsidiaries.

  NHL and RBL are also subject to state regulation. CLIA provides that a state may adopt more stringent regulations than Federal law. For example, state law may require that laboratory personnel meet certain qualifications, specify certain quality controls, maintain certain records and undergo proficiency testing. For example, certain of NHL's and RBL's laboratories are subject to the State of New York's clinical laboratory regulations, which contain provisions that are more stringent than Federal law.

  NHL's and RBL's laboratories have continuing programs to ensure that their operations meet all applicable regulatory requirements.

  Regulation Affecting Reimbursement of Clinical Laboratory
Services. Containment of health care costs, including reimbursement for clinical laboratory services, has been a focus of ongoing governmental activity. In 1984, Congress established a Medicare fee schedule for clinical laboratory services performed for patients covered under Part B of the Medicare program. Subsequently, Congress imposed a national ceiling on the amount that can be paid under the fee schedule. Laboratories must accept the scheduled amount as payment in full for most tests performed on behalf of Medicare beneficiaries and must bill the program directly. In addition, state Medicaid programs are prohibited from paying more than the Medicare fee schedule amount for clinical laboratory services furnished to Medicaid recipients. In 1994, NHL and RBL derived approximately 35% and 27%, respectively, of their net sales from tests performed for beneficiaries of Medicare and Medicaid programs. In addition, NHL's and RBL's other business depends significantly on continued participation in these programs because clients often want a single laboratory to perform all of their testing services. Since the 1984 establishment of Medicare fee schedules, Congress has periodically reduced the ceilings on Medicare reimbursement to clinical laboratories from previously authorized levels. In 1993, pursuant to provisions in the Omnibus Budget and Reconciliation Act of 1993 ("OBRA '93"), Congress reduced, effective January 1, 1994, the Medicare national limitations from 88% of the 1984 national median to 76% of the 1984 national median, which reductions are being implemented on a phased-in basis from 1994 through 1996 (to 84% in 1994, 80% in 1995 and 76% in 1996). The 1995 reduction to 80% was implemented as scheduled on January 1, 1995. OBRA '93 also eliminated the provision for annual fee schedule increases based upon the consumer price index for 1994 and 1995. Because a significant portion of NHL's and RBL's costs are relatively fixed, these Medicare reimbursement reductions have a direct adverse effect on NHL's and RBL's net earnings and cash flows.

  In addition, in 1993, Medicare and Medicaid determined to cease reimbursing laboratories for certain tests, such as LDL cholesterol, that had previously been reimbursable. Moreover, Medicare denied reimbursement to NHL for claims submitted for HDL cholesterol and serum ferritin (a measure of iron in the blood) tests from September 1993 to December 1993, at which time NHL removed such tests from its basic test profiles.

  In November 1994, the HCFA proposed changes in the policies used to administer Medicare payments to clinical laboratories for the most frequently performed automated blood chemistry profiles. Among other things, the proposed changes would establish a consistent standard nationwide for the content of the automated chemistry profiles. Another change incorporated in the HCFA proposal would require laboratories performing certain automated blood chemistry profiles to obtain and provide documentation of the medical necessity of tests included in the profiles for each Medicare beneficiary. If such a requirement were to be established, all laboratories would incur significant additional costs associated with compliance. In addition, if implemented, such changes would increase the losses associated with unreimbursed testing caused by the inability to obtain sufficient information from physicians to allow the laboratory to file valid claims with Medicare. The HCFA proposals may be modified or replaced with other proposals and no prediction can be made regarding what proposals, if any, will ultimately be adopted.

  Future changes in Federal, state and local regulations (or in the interpretation of current regulations) affecting governmental reimbursement for clinical laboratory testing could have a material adverse effect on the Surviving Corporation. NHL and RBL are unable to predict, however, whether and what type legislation will be enacted into law.

  Fraud and Abuse Regulations. The Medicare and Medicaid anti-kickback laws prohibit intentionally paying anything of value to influence the referral of Medicare and Medicaid business. HHS has published safe harbor regulations which specify certain business activities that do not violate the Medicare/Medicaid anti-kickback laws. Failure to fall within a safe harbor does not constitute a violation of the anti-kickback laws; rather, the arrangement would remain subject to scrutiny by HHS.

  In October 1994, the OIG of HHS issued a Special Fraud Alert, which set forth a number of practices allegedly engaged in by clinical laboratories and health care providers that the OIG believes violate the anti-kickback laws. These practices include providing employees to collect patient samples at physician offices if the employees perform additional services for physicians that are typically the responsibility of the physicians' staff; selling laboratory services to renal dialysis centers at prices that are below fair market value in return for referrals of Medicare tests which are billed to Medicare at higher rates; providing free testing to a physician's HMO patients in situations where the referring physician benefits from such lower utilization; providing free pick-up and disposal of bio-hazardous waste for physicians for items unrelated to a laboratory's testing services; providing facsimile machines or computers to physicians which are not exclusively used in connection with the laboratory services performed; and providing free testing for health care providers, their families and their employees (professional courtesy testing). The OIG stressed in the Fraud Alert that when one purpose of the arrangements is to induce referral of program-reimbursed laboratory testing, both the clinical laboratory and the health care provider or physician may be liable under the anti-kickback laws and may be subject to criminal prosecution and exclusion from participation in the Medicare and Medicaid programs.

  According to the 1995 work plan of the OIG, its recently established Office of Civil Fraud and Administrative Adjudication ("OCFAA") will be responsible for protecting the government-funded health care programs and deterring fraudulent conduct by health care providers through the negotiations and imposition of civil monetary penalties, assessments and program exclusions. The OCFAA works very closely with the Department of Justice, the Office of General Counsel and the OIG investigative and audit offices in combatting fraud and abuse. In addition, the OIG has stated in its 1995 work plan that it will determine the extent to which laboratories supply physicians' offices with phlebotomists (blood-drawing technicians), offer management services or medical waste pick-up to physicians, provide training to physicians or engage in other financial arrangements with purchasers of laboratories' services. The OIG will assess the potential benefits of such arrangements as well as the extent to which such arrangements might be unlawful.

  Infectious Wastes and Radioactive Materials. NHL and RBL are subject to licensing and regulation under Federal, state and local laws relating to the handling and disposal of medical specimens, infectious and hazardous waste and radioactive materials as well as to the safety and health of laboratory employees. All NHL and RBL laboratories are operated in accordance with applicable Federal and state laws and regulations relating to biohazard disposal of all laboratory specimens and both NHL and RBL utilize outside vendors for disposal of such specimens. Although NHL and RBL each believes that it is currently in compliance in all material respects with such Federal, state and local laws, failure to comply could subject NHL and RBL to denial of the right of conduct business, fines, criminal penalties and/or other enforcement actions.

  Occupational Safety. In addition to its comprehensive regulation of safety in the workplace, the Federal Occupational Safety and Health Administration ("OSHA") has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to blood-borne pathogens such as HIV and the hepatitis B virus. These regulations, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens. In addition, in January 1990, OSHA established safety requirements for the use of chemicals as reagents and for other purposes.

  Drug Testing. Drug testing for public sector employees is regulated by the Substance Abuse and Mental Health Services Administration ("SAMSHA") (formerly the National Institute on Drug Abuse), which has established detailed performance and quality standards that laboratories must meet in order to be approved to perform drug testing on employees of the Federal government, Federal government contractors and certain other entities. To the extent that NHL and RBL perform such testing, each must be certified as meeting

SAMSHA standards. NHL's Herndon, Virginia; Nashville, Tennessee; Redmond, Washington; Reno, Nevada and Winston Salem, North Carolina laboratories are SAMSHA-certified as are RBL's Research Triangle Park, North Carolina; Southern New Jersey and Raritan, New Jersey laboratories.

  Controlled Substances. The use of controlled substances in testing for drugs of abuse is regulated by the Federal Drug Enforcement Administration.

  Specimen Transportation. Regulations of the Department of Transportation, the Public Health Service and the Postal Service apply to the transportation of clinical laboratory specimens.

  Each of NHL and RBL believe that it is in compliance in all material respects with all statutes, regulations and other requirements applicable to its clinical laboratory operations. The clinical laboratory testing industry is, however, subject to extensive regulation, and many of these statutes and regulations have not been interpreted by the courts. There can be no assurance therefore that applicable statutes and regulations might not be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect NHL or RBL. Potential sanctions for violation of these statues and regulations include significant fines and the loss of various licenses, certificates and authorizations.

OIG INVESTIGATIONS

  In addition to general health care reform, the Federal government has been examining the rapid growth of Federal expenditures for clinical laboratory services. Several Federal agencies are responsible for investigating allegations of fraudulent and abusive conduct by health care providers, including the Federal Bureau of Investigation and the OIG. In its published work plan for 1992-1993, the OIG indicated its intention to target certain laboratory practices for investigation and prosecution. Pursuant to one such project described in such work plan, entitled "Laboratory Unbundle," laboratories that offer packages of tests to physicians and "unbundle" them into several "tests to get higher reimbursement when billing Medicare and Medicaid" will be identified and "suitable cases will be presented for prosecution." Under another project described in such work plan, laboratories "that link price discounts to the volume of physician referrals, "unbundle' tests in order to bill Medicare at a higher total rate, and conduct unnecessary tests . . . will be identified to coordinate investigations throughout the country."

  1992 NHL Government Settlement. In November 1990, NHL became aware of a grand jury inquiry relating to its pricing practices being conducted by the United States Attorney for the San Diego area (the Southern District of California) with the assistance of the OIG. On December 18, 1992, NHL entered into the 1992 NHL Government Settlement, which related to the government's contention that NHL improperly included its tests for HDL cholesterol and serum ferritin in its basic test profile, without clearly offering an alternative profile that did not include these medical tests. The government also contended that, in certain instances, physicians were told that these additional tests would be included in the basic test profile at no extra charge. As a result, the government contended, NHL's marketing activities denied physicians the ability to exercise their judgment as to the medical necessity of these tests.

  Pursuant to the 1992 NHL Government Settlement, NHL pleaded guilty to the charge of presenting two false claims to the Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS") and paid a $1 million fine. In connection with pending and threatened civil claims, NHL also agreed to pay $100 million to the Federal government in installments. At December 31, 1994, the remaining payments due to the government under the 1992 NHL Government Settlement aggregated $11.0 million. Concurrent with the 1992 NHL Government Settlement, NHL settled related Medicaid claims with states that account for over 99.5% of its Medicaid business and paid $10.4 million to the settling states.

  1993 OIG Investigation. In August 1993, RBL and Allied each received a subpoena from the OIG requesting documents and information concerning pricing and billing practices. According to published reports, other independent clinical laboratories have received similar subpoenas as part of a nationwide OIG audit and investigation. In September 1993, NHL received a subpoena from the OIG which required NHL to provide documents to the OIG concerning its regulatory compliance procedures. Each of NHL, RBL and Allied have complied with or are in the process of complying with their respective subpoenas and are cooperating with the related OIG investigation. Among other things, the OIG subpoena received by RBL and Allied called for the production of documents regarding 14 blood chemistry tests which were being or had been performed by certain independent clinical laboratories in conjunction with automated chemistry profiles and which were being or had been billed separately to Medicare or Medicaid. An automated chemistry profile is a grouping of up to 23 tests that can be performed together on a single specimen and that Medicare and Medicaid pay for under the Medicare fee schedule.

  Based on published reports, NHL and RBL believe that the OIG's investigation is primarily focused on two alleged practices. The first alleged practice consists of offering the automated chemistry profile as a part of a "standard" blood chemistry profile that also includes one or more of the 14 tests referenced in the OIG subpoena in a manner which is misleading to the ordering physician or which fails to provide the physician with the choice of ordering only the automated chemistry profile. Representatives of the OIG have publicly stated that this practice may lead to the ordering of "unnecessary" tests. The second alleged practice involves the failure to disclose to physicians that the prices charged by those laboratories to Medicare and Medicaid for many of these tests referenced in the OIG subpoena were greater than the prices the laboratories charged to the physicians for those same tests where the tests were performed in conjunction with an automated chemistry profile. Representatives of the OIG have publicly stated that undisclosed pricing differences may cause physicians to believe incorrectly that they are ordering tests at little or no cost to the Medicare and Medicaid programs, possibly causing tests to be ordered which are not medically necessary. RBL's and Allied's laboratories have included some of the 14 tests in their respective "standard" blood chemistry profiles, and also in "custom" profiles created for individual physicians at their request. Tests performed for Medicare and Medicaid patients are, in accordance with applicable laws, billed directly to the Medicare and Medicaid programs.

  If the OIG were to pursue and successfully prove a violation of the laws related to the Medicare and Medicaid programs, potential sanctions may include significant fines, recovery of the amounts paid to the clinical laboratory for the tests involved and, in the case of a criminal conviction, mandatory exclusion from the Medicare and Medicaid programs for a period of at least five years. If the OIG asserts a claim against RBL or Allied and is successful in pursuing such a claim, RBL's or NHL's, as the case may be, business and financial condition could be adversely affected. Although neither the 1992 Government Settlement nor, based on published reports, any settlement agreements with the OIG entered into by other major clinical laboratory companies, provided for exclusion from participation in the Medicare and Medicaid programs, there can be no assurance that RBL or Allied will be able to negotiate settlement agreements with similar terms if the government asserts (or threatens to assert) a claim. In addition, a criminal conviction or the successful prosecution of a civil fraud or false claims action could result in the exclusion of the defendant from the Medicare and Medicaid programs. Any such exclusion would likely have a material adverse effect on the Surviving Corporation's non-Medicare and non-Medicaid testing business. No prediction, however, can be made as to the outcome of the OIG investigation or the impact of such outcome on RBL's, NHL's or the Surviving Corporation's, as the case may be, financial condition or results of operations.

  1994 OIG Investigation of Allied. In April 1994, Allied received a subpoena from the OIG requesting documents and certain information regarding the Medicare billing practices of its Cincinnati, Ohio clinical laboratory with respect to certain cancer screening tests. In March 1995, Allied resolved the issues raised by the April 1994 subpoena and a related qui tam action commenced in Cincinnati, Ohio Federal court by entering into agreements with, among others, HHS, the United States Department of Justice and the relators in the qui tam action pursuant to which it agreed to pay $4.9 million to settle all pending claims and inquiries regarding these billing practices and certain others. NHL had previously established reserves that were adequate to cover such settlement payment. In connection with the settlement, Allied agreed with HHS, among other things, to implement a corporate integrity program to ensure that Allied and its representatives remain in compliance with applicable laws and regulations and to provide certain reports and information to HHS regarding such compliance efforts.

                                      NHL

  The following is a summary of certain information relating to the business of NHL. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in the NHL 10-K, which is incorporated herein by reference.

  NHL, together with its recently acquired subsidiary, Allied, is the third largest independent clinical laboratory company in the United States (measured by net revenues). Through a national network of laboratories, NHL offers a broad range of testing services used by the medical profession to diagnose, monitor and treat diseases and other clinical states. NHL also provides extensive testing services in the areas of esoteric clinical testing, cytologic examinations and anatomical testing. Historically, office-based physicians have constituted substantially all NHL's clients. NHL is also increasing its position in the growing hospital, managed care and other non-physician segments.

  Laboratory Operations and Testing Services. NHL has 23 major laboratories, and approximately 950 service sites consisting of sales ports, patient service centers and STAT laboratories serving customers in 45 states. A "sales port" is a central office which collects specimens in a region for shipment to one of the NHL's laboratories for testing. Test results can be printed at a sales port and conveniently delivered to the client. A sales port also is used as a base for sales staff. A "patient service center" generally is a facility maintained by NHL to serve the physicians in a medical professional building. The patient service center collects specimens as requested by the physician. The specimens are sent, principally through NHL's in-house courier system (and, to a lesser extent, through independent couriers), to one of NHL's major laboratories for testing. Some of NHL's patient service centers have "STAT laboratories," which are laboratories that have the ability to perform certain routine tests quickly and report the results to the physician immediately.

  Currently, NHL processes approximately 152,000 patient specimens on an average day. Patient specimens are delivered to NHL accompanied by a test request form. These forms, which are completed by the client, indicate the tests to be performed and provide the necessary billing information.

  Each specimen and related request form is checked for completeness and then given a unique identification number. The unique identification number assigned to each patient helps to assure that the results are attributed to the correct patient. The test request forms are sent to a data entry terminal where a file is established for each patient and the necessary testing and billing information is entered. Once this information is entered into the computer system, the tests are performed and the results are entered primarily via computer interface or manually, depending upon the tests and the type of equipment involved. Most of NHL's computer testing equipment is directly linked with NHL's computer system. Most routine testing is completed by early the next morning, and test results are printed and prepared for distribution by service representatives that day. Some clients have local printer capability and have reports printed out directly in their offices. Clients who request that they be called with a result are so notified in the morning. It is NHL's policy to notify the client immediately if at any time in the course of the testing process a life-threatening result is found.

  The vast majority of the tests performed by NHL are considered by NHL to be routine tests. NHL performs all such routine tests in each of its 23 major regional laboratories often using sophisticated and computerized laboratory testing equipment. Currently, NHL performs approximately 104 million routine tests on an annualized basis.

  In March 1989, NHL opened a new, state-of-the-art national reference laboratory in Nashville, Tennessee. This laboratory provides a central location for esoteric testing for all NHL's major laboratories. NHL performs approximately 90% of all types of tests considered by NHL to be esoteric at this facility, representing approximately 2,300,000 tests annually. With the opening of this facility, NHL has reduced both the types and numbers of esoteric tests that are referred to outside laboratories to be performed.

  NHL also performs cytological and anatomical testing, which may be either routine or esoteric. NHL currently performs approximately 4.0 million cytologic examinations annually, 99% of which are PAP smears. In addition, NHL currently performs approximately 810,000 anatomical tests annually.

  NHL provides management services in a variety of additional health care settings. NHL generally provides the laboratory manager and other laboratory personnel, as well as, equipment and testing supplies to manage a laboratory that is owned by a hospital, physician or other health care provider. In addition, NHL maintains a data processing system to organize and report test results and to provide billing and other pertinent information to the tests performed in the managed laboratory. Under the typical clinical management agreement, the laboratory manager, who is employed by NHL, reports to the hospital or clinic administration. Thus, the provider maintains control of the laboratory. A pathologist designated by the provider serves as medical director for the laboratory.

                                      RBL

GENERAL

  RBL provides clinical laboratory testing services to physicians, hospitals and other clinical laboratories and offers a comprehensive line of over 1,600 tests and procedures, all of which are performed in RBL's facilities.

  RBL is the fourth largest independent clinical laboratory in the United States (in terms of revenues for the year ended December 31, 1994). RBL provides clinical laboratory testing services to hospitals, laboratories and physicians and offers a comprehensive line of over 1,600 tests and procedures, all of which are performed in RBL's facilities, with a majority performed in RBL's 17 major testing centers located primarily in the midwestern, eastern and southern United States. For the year ended December 31, 1994, RBL derived approximately 58% of its revenues from testing services provided to physicians, about 11% from services provided to hospitals and the remaining 31% from services provided to other clinical laboratories (and other clients).

  Originally known as HLR Lab, RBL was formed on March 23, 1982 by Roche and acquired the business of BRL through a merger in June 1982. Following the merger, the surviving corporation changed its name to RBL in February 1983. The stock of RBL was subsequently transferred to HLR, a wholly owned subsidiary of Roche. Roche is an indirect wholly owned subsidiary of Roche Holding which was incorporated in 1896 in Basel, Switzerland under the name F. Hoffmann-La Roche and Co. RBL's headquarters and principal executive offices are located at 358 South Main Street, Burlington, North Carolina 27215, and its telephone number is (800) 222-7566.

  Roche Holding is the parent company of an international health care concern operating in more than 100 countries and employing approximately 60,000 people worldwide. Roche Holding assumed its present name in June 1989 following a restructuring which established Roche Holding solely as a holding company and transferred operating businesses and related assets and liabilities to a newly established operating subsidiary, F. Hoffmann-La Roche Ltd. HLR is a holding company for, among other businesses, Roche Holding's diagnostics subsidiaries operating principally in the United States.

  Roche Holding, including through its subsidiaries (collectively, the "Roche Group"), engages primarily in the development and manufacture of pharmaceuticals, vitamins and fine chemicals, diagnostics, flavors and fragrances and in the business of analytical laboratory services. The Roche Group is one of the world's leading research-based health care groups active in the discovery, development, manufacture and marketing of pharmaceuticals and diagnostic systems. The Roche Group is also one of the world's largest producers of vitamins and carotenoids and of fragrances and flavors. The principal executive offices of Roche Holding are located in Basel, Switzerland.

LABORATORY TESTING OPERATIONS AND SERVICES

  Operational Facilities. RBL's business operations consist of the following facilities:

  Major and Subregional Laboratories. RBL operates 17 major testing centers in which the majority of RBL's testing is performed. Such facilities receive specimens from surrounding branch locations and generally offer most of RBL's routine testing. Extensive use of automated instrumentation and computerization enables these facilities to operate with high efficiency and low cost. Some of these facilities also have specialized testing capabilities that serve the entire clinical laboratory RBL network.

  Branches and STAT Laboratories. RBL has approximately 160 branch offices (also referred to as "sales ports" by certain other laboratories, including
NHL) serving as hubs for RBL's professional service network (couriers, specimen pickup and result delivery) and which maintain daily contact with clients who forward specimens to RBL for testing. These offices stock supplies and forms needed by clients, coordinate specimen pickups, receive electronically transmitted results from RBL laboratory locations for delivery to clients and perform limited customer service functions. RBL operates approximately 100 limited testing or "STAT" testing laboratories, which laboratories perform high priority or urgent testing at or near some of its branch locations, based on customer and market requirements.

  Patient Service Centers. RBL has approximately 440 patient service centers ("PSCs") which perform specimen collection services for patients when specimens are not collected by the physicians in their own offices. RBL operates PSCs in medical buildings and other locations conveniently accessible to patients, staffed by RBL personnel qualified to draw blood and other specimens.

  Specialty Testing Centers. RBL's Center for Molecular Biology in Research Triangle Park, North Carolina, specializes in new test development and education and training related thereto. Additional specialized testing is performed in certain of RBL's facilities, notably involving identity testing and specialized microbiological procedures. Certain of RBL's other facilities include in their operations specialized testing capabilities for serving specific market needs, such as the performance of clinical research trials testing for pharmaceutical companies (Raritan, New Jersey) and veterinary testing (Burlington, North Carolina).

  During 1994, RBL performed testing for 80,000 patients on an average day. Samples are delivered to RBL accompanied by a test request form. Each specimen is given a unique identification number which helps to assure that the results are attributed to the right patient. The test request forms are sent to a data entry terminal where a file is established for each specimen and the necessary testing and billing information entered. With some clients, test ordering information is transferred electronically from the client's computer system to RBL's system. RBL operates an integrated network of computer systems that handles the tracking, scheduling and reporting for all RBL clients.

  Once the relevant information is entered into the system, the tests are performed and the results are entered either manually or through computer interface, depending upon the tests and the type of equipment involved. Most of RBL's testing equipment is interfaced with RBL's computer network. Most regular testing is completed by early the next morning and test results are printed and prepared for distribution that day. Some clients have local printer capability and have reports printed out directly in their offices. An increasing number of clients receive results through an electronic interface with an RBL facility. Clients who request that they be called with a result are so notified in the morning. In addition, certain critical test results are communicated by telephone as soon as the tests are completed.

TYPES OF TESTING AND PROCEDURES

  Physician Offices and Clinics. RBL currently offers approximately 1,600 different clinical laboratory tests or procedures, approximately 1,000 of which have been widely available from clinical laboratories for use by physicians since the 1960s. Of these, 200 to 400 tests or procedures are frequently used in patient care to establish or support a diagnosis, to monitor treatment or medication or to search for an otherwise undiagnosed condition and are widely available at clinical laboratories. These types of tests and procedures are most often used by practicing physicians in their outpatient, office practices.

  Hospitals. Hospitals generally maintain an on-site laboratory to perform most of the same 200 to 400 routine tests or procedures and some additional, more specialized, procedures that must be promptly available for their admitted patients whose conditions and treatment are generally more acute than that of patients visiting clinics or physician offices. Many larger hospitals have the capability to perform an extensive range of such specialized procedures. Some specialized tests or procedures may be sent to an outside reference laboratory such as RBL.

  Niche (Specialty) Testing. RBL has been developing business from nontraditional customers such as industrial and corporate clients for more than a decade. Such customers have found a need for tests and procedures similar to certain of those offered by RBL to hospitals and physicians, such as employment-related testing for substance abuse and testing to determine exposure to toxic substances in the workplace.

  The following are niche businesses in which RBL offers testing and related services:

  Allergy Testing. RBL offers an extensive range of allergen testing services as well as a computerized analysis and a treatment program that enables primary care physicians to diagnose and treat many kinds of allergic disorders.

  Ambulatory Monitoring. RBL performs a computer assisted analysis of electrocardiograms and blood pressure measurements. Many of these analyses are submitted by physicians who require extended (up to 24 hours) monitoring of these parameters for patients.

  Clinical Trials Testing. RBL regularly performs clinical laboratory testing for pharmaceutical companies conducting clinical research trials on new drugs. This testing often involves periodic testing of patients participating in the trial over several years.

  Diagnostic Genetics. RBL offers cytogenetic biochemical and molecular genetic tests.

  Industrial Hygiene Testing. RBL maintains a separate testing facility in Richmond, Virginia, dedicated to the analysis of potentially toxic substances in the workplace environment.

  Kidney Stone Analysis. RBL offers specialized patient analysis assessing the risk of kidney stones based on laboratory measurements and patient history.

  Oncology Testing. RBL offers an extensive series of testing technologies that aid in diagnosing and monitoring certain cancers and predicting the outcome of certain treatments.

  Identity Testing. RBL provides forensic identity testing used in connection with criminal proceedings and parentage evaluation services which are used to assist in the resolution of disputed parentage in child support litigation. Parentage testing involves the evaluation of immunological and genetic markers in specimens obtained from the child, the mother and the alleged father.

  Substance Abuse Testing. RBL provides urinalysis testing services for the detection of drugs of abuse for private and government customers, and also provides blood testing services for the detection of drugs of abuse and alcohol. These testing services are designed to produce "forensic" quality test results that satisfy the rigorous requirements for admissibility as evidence in legal proceedings.

  Veterinary Testing. RBL offers clinical laboratory testing of animal specimens for veterinarians which require specialized testing procedures and handling due to their differing characteristics.

CLIENTS AND PAYEES

  RBL currently receives requests for tests or procedures from more than 50,000 physicians. In 1994, no single RBL client or group of RBL clients under the same contract accounted for more than three percent of RBL's net sales. RBL believes that the loss of any one of its laboratory service agreements would be unlikely to have a material adverse effect on RBL's financial results. For the year ended December 31, 1994, billings to private patients or their insurance carriers accounted for approximately 24% of RBL's net sales, billings to Medicare and Medicaid accounted for approximately 27% of net sales and billings paid directly by physicians and other commercial clients accounted for approximately 49% of RBL's net sales.

SALES AND MARKETING

  RBL has, over the past several years, offered its services through a combination of direct sales generalists and specialists. Sales generalists market the mainstream or traditional routine laboratory services primarily to physicians, while specialists concentrate on individual market segments, such as hospitals or managed care organizations, or on testing niches, such as identity testing or genetic testing. Specialist positions are established when an in-depth level of expertise is necessary to effectively offer RBL's specialized services. When the need arises, specialists and generalists work cooperatively to address specific opportunities. In 1994, RBL employed approximately 190 generalists and 70 specialists. RBL sales generalists and specialists are compensated through a combination of salaries, commissions and bonuses, at levels commensurate with each individual's qualifications and responsibilities. Commissions are primarily based upon the individual's productivity in generating new business for RBL.

  RBL also employs customer service representatives ("CSRs") to interact with clients on an ongoing basis. CSRs monitor the status of the services being provided to clients, act as problem-solvers, provide information on new testing developments and serve as the client's regular point of contact with RBL. In 1994, RBL employed approximately 130 CSRs. CSRs are compensated with a combination of salaries and bonuses commensurate with each individual's qualifications and responsibilities.

  RBL believes that the clinical laboratory service business is shifting away from the traditional direct sales structure and into one in which the purchasing decisions for laboratory services are increasingly made by managed care organizations, insurance plans, employers and even patients themselves. In view of these changes, RBL has adapted its sales and marketing structure to more appropriately address the new opportunities. For example, RBL has expanded its specialist sales positions in both its primary business and its niche businesses in order to maximize RBL's competitive strengths of advanced technology and marketing focus. Additionally, RBL has begun to integrate traditional sales and customer support functions into a new position, the Account Manager, which position will have responsibility for certain sales, service and daily operational contact with physician-clients.

QUALITY ASSURANCE

  RBL considers the quality of its tests to be of critical importance, and it has established a comprehensive quality assurance program for all of its laboratories and other facilities, designed to help assure accurate and timely test results. In addition to the compulsory external inspections and proficiency programs demanded by HCFA and other regulatory agencies, RBL has company-wide systems and procedures in place to emphasize and monitor quality assurance. All RBL regional laboratories are subject to on-site evaluations, the College of American Pathologists' ("CAP") proficiency testing program, state surveys and RBL's own internal quality control programs.

  Internal Quality Control. RBL regularly performs internal quality control testing by running quality control samples with known values with patient samples submitted for testing. All quality control sample test results are entered into RBL's national laboratory computer, which connects RBL facilities nationwide to a common on-line quality control database. This system helps technologists and technicians check quality control values and requires further prompt verification if any quality control value is out of range. RBL has an extensive, internally administered program of blind sample proficiency testing (i.e. the testing laboratory does not know the sample being tested is a quality control sample), as part of which RBL locations receive specimens from the RBL Quality Assurance and Corporate Technical Services departments for analysis.

  External Proficiency/Accreditations. RBL participates in numerous externally-administered, blind quality surveillance programs, including the CAP program. The blind programs supplement all other quality assurance procedures and give RBL management the opportunity to review its technical and service performance from the client's perspective.

  The CAP accreditation program involves both on-site inspections of the laboratory and participation in the CAP's proficiency testing program for all categories in which the laboratory is accredited by the CAP.

The CAP is an independent non-governmental organization (which has been recently accredited by HCFA to inspect clinical laboratories to determine CLIA qualifications) of board certified pathologists which offers an accreditation program to which laboratories can voluntarily subscribe. A laboratory's receipt of accreditation by the CAP satisfies the Medicare requirement for participation in proficiency testing programs administered by an external source. All of RBL's major laboratories are accredited by the CAP. See "THE CLINICAL LABORATORY TESTING INDUSTRY--Regulation and Reimbursement."

RAW MATERIALS AND SUPPLIES

  RBL purchases substantially all of its raw materials (primarily chemicals) and supplies from various commercial sources in the United States. RBL is not dependent upon any one or a limited number of suppliers and has not experienced any difficulties in obtaining necessary supplies.

EMPLOYEES

  On December 31, 1994, RBL had approximately 7,800 full-time employees and approximately 1,070 part-time employees. RBL's employees have never been covered by a collective bargaining agreement. RBL does, however, receive courier services on western Long Island, New York, from its affiliate Lab Delivery Services of N.Y., Inc., whose 30 employees are covered by a collective bargaining agreement. RBL has never experienced any significant work stoppages, slowdowns or other serious labor problems and considers relations with its employees to be good.

PROPERTIES

  The following table summarizes certain information as to RBL's principal operating and administrative facilities as of December 31, 1994:

                         APPROXIMATE
                          SQ. FEET
LOCATION(1)               OF SPACE                 NATURE OF OCCUPANCY
- -----------              -----------               -------------------
Operating Facilities
  Birmingham, AL........    98,000   lease expires 2005
  Burlington, NC........   205,000   owned
  Charleston, SC........     9,000   lease expires 1998
  Charlotte, NC.........    25,000   lease expires 1995; renewal option every 3 years
  Chesapeake, VA........    21,000   lease expires 2002; three 5 year renewal options
  Columbia, SC..........    21,000   lease expires 2002; two 5 year renewal options
  Dublin, OH............    82,000   owned
  Fairmount, WV.........    25,000   lease expires 2005; three 5 year renewal options
  Houston, TX...........    29,000   lease expires 1998
  Kansas City, MO.......    28,000   owned
  Pensacola, FL.........    16,000   owned
  Raritan, NJ...........   186,000   owned
  Research Triangle         71,000   lease expires 2008; three 5 year renewal options
  Park, NC..............
                            70,000   lease expires 1996; two 5 year renewal options
  Richmond, VA..........    57,000   lease expires 2001; one 5 year renewal option
  Southhaven, MS........    25,000   owned
                             4,000   lease expires 1995; annual renewal options
                             5,000   lease expires 1996; one 3 year renewal option
  Tucker, GA............    22,000   lease expires 1999
  Wichita, KS...........    25,000   lease expires 2003; two 5 year renewal options
Administrative Facilities
  Burlington, NC........   127,000   owned
                            59,000   lease expires 2008; option to purchase
                            14,000   lease expires 1998; option to purchase
                             9,000   lease expires 1997; two 3 year renewal options
                             9,000   lease expires 1997; three 3 year renewal options
                             7,000   lease expires 1997; three 3 year renewal options

- --------
(1) Multiple entries listed under a single location indicate separate properties.

  All of the principal operating facilities have been built or improved for the single purpose of providing clinical laboratory testing services. RBL believes that these facilities are suitable and adequate and have sufficient operating capacity for its currently foreseeable level of operations. RBL believes that if it were to lose the lease on any of the facilities it presently leases, it could find alternate space at competitive market rates and readily relocate its operations to such new locations without material disruption to its operations.

LEGAL PROCEEDINGS AND INSURANCE

  RBL is involved in litigation usually arising in the ordinary course of its business. Such litigation usually involves claims for compensation for damages purportedly arising as a result of the services rendered by RBL. Most claims are disposed of through the exoneration of RBL or the payment by RBL of relatively small amounts.

  For a description of a pending investigation by the OIG of RBL, see "THE CLINICAL LABORATORY TESTING INDUSTRY--OIG Investigations".

  The performance of clinical laboratory testing services subjects RBL to the risk of professional liability claims, which may be substantial, that could result from inaccurate testing results, including claims that may result from testing for cancer and drug abuse. RBL maintains liability insurance for such liability claims (subject to maximums and self-insured retentions). RBL has participated in a self-insurance program which covers Roche and all of Roche's wholly owned subsidiaries. Participants self-insure certain self-insured retention amounts which vary depending upon the liabilities covered. For example, during 1994, the self-insured retention for products and clinical testing claims and losses was $25 million and for medical malpractice and general liability claims was $5 million. Once any combination of payments by the covered participants exceeds the self-insured retention amount, additional amounts are covered by significant levels of excess insurance. Participation in the Roche self-insurance program will cease upon the completion of the Merger.

                  RBL MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS OF RBL (DOLLARS IN MILLIONS)

  Year Ended December 31, 1994 compared with Year Ended December 31, 1993. Net sales for the year ended December 31, 1994 were $729.8, an increase of 2.6% from $711.6 reported in 1993. Growth in new accounts and other volume-related growth increased net sales by approximately 7.6%. This increase was offset by a reduction in Medicare fee schedule reimbursement rates from 88% to 84% of the 1984 national median fee amounts, effective January 1, 1994, reducing net sales by approximately 0.7%, and an adjustment to Medicare fee schedules to discontinue reimbursement for certain procedures, effective August 1, 1993, reducing net sales by approximately 5.2%. An increase in net sales of approximately 0.9% resulted from price increases effective December 1, 1993 and 1994, and was partially offset by price erosion in the industry as a whole, utilization declines as a result of an increased presence of capitated managed care arrangements and severe weather in the first quarter of 1994. Sales derived from tests performed for beneficiaries of Medicare and Medicaid programs were approximately 26.8% and 29.2% of net sales for the years ended December 31, 1994 and 1993, respectively.

  Cost of sales, which primarily includes laboratory and distribution costs, was $498.0 for the year ended December 31, 1994, an increase of 1.9%, from $488.7 in 1993. The increase is attributable primarily to an increased number of patient service centers opened to meet market demand and to increased testing volume. Partially offsetting this increase was the implementation of a cost containment program by management to eliminate excess non-value adding costs through a reduction of 10.1% of its full and part-time employees in 1994 and closure of certain laboratories. As a percentage of net sales, cost of sales was 68.2% and 68.7% for the years ended December 31, 1994 and 1993 respectively.

  Selling, general and administrative expenses were $152.7 for the year ended December 31, 1994, an increase of 1.6% from $150.3 in 1993. Included in the increase were approximately $3.4 in additional litigation and future claims reserves recorded in 1994. The reserves were slightly increased to provide for settlement of certain litigation and to provide a reserve for unasserted claims. As a percentage of net sales, selling, general and administrative expenses were 20.9% and 21.1% for the year ended December 31, 1994 and 1993, respectively.

  RBL management believes that scheduled Medicare fee reductions will adversely affect net sales. These fees were reduced from 84% to 80% of the 1984 national median fee amounts, effective January 1, 1995, to be followed by an additional reduction to 76% of such amounts effective January 1, 1996. As a result, cost of sales as a percentage of net sales, and selling, general, and administrative expenses as a percentage of net sales will be also adversely affected. RBL management is unable to predict if fee reductions or utilization declines will continue or the ultimate impact of these factors on net sales or results of operations. RBL management believes that the increases in cost of sales as a percentage of net sales and selling, general and administrative expenses as a percentage of net sales may be offset through ongoing comprehensive cost reduction programs at RBL's facilities. However, there can be no assurance of the timing or the success of such measures.

  Amortization of goodwill and other intangibles increased to $13.9 for the year ended December 31, 1994 from $13.2 for the year ended December 31, 1993, due to an adjustment of amortization expense for certain intangible assets which were fully amortized during 1994.

  Interest expense increased from $15.4 for the year ended December 31, 1993 to $15.5 for the year ended December 31, 1994.

  Other income, net, for the year ended December 31, 1994 was ($0.9) compared to other expense, net, of $0.8 for the year ended December 31, 1993. The increase is primarily attributed to a gain of ($1.3) resulting from the sale of a building and land RBL owned in Sacramento, California. Additionally, RBL divested certain operations in New England, which resulted in a gain of approximately ($1.0).

  The provision for income taxes as a percentage of income before taxes is 44.8% for the year ended December 31, 1994 compared to 45.6% for the year ended December 31, 1993.

  Year Ended December 31, 1993 compared with Year Ended December 31, 1992. Net sales were $711.6 in 1993, an increase of 6.6% from $667.4 in 1992. Growth in new accounts and other volume-related growth increased net sales by approximately 7.9%. This increase was offset by a reduction of approximately 2.2% in net sales as a result of discontinued Medicare fee schedule reimbursement for certain procedures, effective August 1, 1993. A price increase effective December 1, 1992, partially offset by price erosion in the industry as a whole and an increasing presence of capitated managed care arrangements, resulted in an increase in net sales of approximately 0.9%. Sales derived from tests performed for beneficiaries of Medicare and Medicaid programs were approximately 29.2% and 29.5% of net sales in 1993 and 1992, respectively.

  Cost of sales primarily includes laboratory and distribution costs and was $488.7 in 1993, an increase of 6.4% from $459.2 in 1992. As a percentage of net sales, cost of sales slightly decreased to 68.7% in 1993 from 68.8% in 1992. Cost of sales increased in 1993 primarily as a result of the reduction in Medicare reimbursements. As a percentage of net sales, this increase, however, was offset by management's implementation of a cost containment program in 1993 to eliminate excess non-value adding costs through headcount reductions and closure of certain laboratories.

  Selling, general, and administrative expenses were $150.3 in 1993, an increase of 11.7% from $134.6 in 1992. As a percentage of net sales, selling, general, and administrative expenses increased to 21.1% in 1993 compared with 20.2% in 1992. A large portion of this increase is attributable to the increase in the provision for bad debts. Bad debts as a percentage of net sales increased from 3.6% in 1992 to 4.3% in 1993 primarily as a result of the weak economy and the impact of a significant patient price increase in 1992.

  Amortization of goodwill and other intangibles increased to $13.2 in 1993 from $13.1 in 1992. This increase is attributable to a full year of amortization related to the CompuChem Corporation acquisition in 1993 compared to 10.5 months in 1992.

  Interest expense decreased from $24.5 in 1992 to $15.4 in 1993, attributable primarily to lower average interest rates on outstanding debt.

  Other expenses, net, increased to $0.8 in 1993 compared to other income, net, of ($0.7) in 1992. This additional 1993 expense increase was primarily attributable to a write-off of an old laboratory facility in Columbus, Ohio.

  The provision for income taxes as a percentage of income before taxes increased to 45.6% in 1993 from 45.3% in 1992.

LIQUIDITY AND CAPITAL RESOURCES (DOLLARS IN MILLIONS)

  RBL has generated cash flow in excess of operating requirements in each of the three past years. For the years ended December 31, 1994, 1993 and 1992, net cash provided by operations was $32.9, $38.7 and $120.5, respectively.

  Cash used for net capital expenditures was $30.1, $29.1 and $34.7 for the years ended December 31, 1994, 1993 and 1992, respectively. RBL estimates that capital expenditures will approximate $35.0 in 1995 to accommodate increased testing volume and to further improve efficiency and laboratory processes with new technologically advanced equipment and computer support.

  During 1994, RBL acquired four small clinical laboratory companies for an aggregate amount of $1.0 in cash and the recognition of $0.1 of liabilities. RBL acquired six small laboratory companies during 1993 for an aggregate amount of $1.3 in cash. In 1992, RBL acquired six small clinical laboratory companies for an aggregate amount of $1.9 in cash and the recognition of $0.2 of liabilities. Also in 1992, RBL acquired all of the issued and outstanding stock of CompuChem Corporation. The purchase price consisted of $74.6 in cash for the shares and certain transaction costs. The acquisition was accounted for as a purchase and resulted in $63.7 of goodwill and other intangible assets.

  Historically, RBL has relied on HLR, the direct parent of RBL, for cash needs. All excess cash generated from operations is paid to HLR through a daily cash sweep. In 1989, RBL incurred $200.0 of indebtedness. Interest payments on this debt, which are based on LIBOR, amounted to $7.8, $8.7 and $17.2 for 1994, 1993 and 1992, respectively. Additionally, RBL has intercompany notes due to HLR arising from acquisitions made in prior years. At December 31, 1994, 1993, and 1992, this intercompany debt aggregated $85.1. Interest expense on the debt is paid to HLR semi-annually. A portion of this debt carries a LIBOR based rate, and a portion of the debt carries a fixed interest rate of 11.5%. The daily cash sweep described above will not continue following the Merger.

                                   THE MERGER

BACKGROUND OF THE MERGER

  As a result of many factors, including the factors described under "CERTAIN CONSIDERATIONS--Governmental Regulation", "--Limitations on Third Party Payor Reimbursement of Health Care Costs", "--Potential Additional Costs Resulting From Proposed Medicare Administrative Policies" and "--Challenges Presented by the Growth of the Managed Care Sector", the clinical laboratory industry has been experiencing significant acquisition activity. The NHL Board has from time to time discussed these industry developments and their implications. In 1993, the NHL Board expressly authorized James R. Maher, the President and Chief Executive Officer of NHL, to undertake a program of acquisitions of smaller clinical laboratory companies. Although the NHL Board believed that NHL could continue independently without combining with another large laboratory company, it recognized that NHL might be more successful when combined with one of the other large clinical laboratory companies because of the significant synergies that could be achieved. Accordingly, the NHL Board indicated its receptiveness to pursuing such a transaction, and Mr. Maher had general authority, as NHL's Chief Executive Officer and a member of the NHL Board's Executive Committee, to initiate and conduct discussions with respect to a possible combination transaction involving NHL with representatives of and advisors to other clinical laboratory companies.

  In the early spring of 1994, NHL engaged in discussions with another large clinical laboratory company about a possible business combination. The NHL Board of Directors considered the proposed transaction at two separate board meetings at which presentations were made by the management of NHL and its legal and financial advisors. Although the discussions with the other clinical laboratory company did not result in the execution of an agreement with respect to a transaction, the NHL Board's review and analysis of the proposed transaction made it aware of the benefits that could be achieved through the combination of two large clinical laboratory companies.

  In April 1994, following the termination of the discussions described above, James R. Maher, the President and Chief Executive Officer of NHL, who had become aware that CS First Boston Corporation ("CS First Boston") was acting as financial advisor to HLR and RBL, telephoned CS First Boston for the purpose of exploring a possible merger between NHL and RBL. Following that conversation, CS First Boston, on behalf of HLR and RBL, sent to Mr. Maher certain preliminary information relating to a combination transaction involving NHL and RBL, including financial information for the two companies and Roche's initial position as to the relative valuations of the two companies given various transaction structures. Mr. Maher subsequently contacted Charles R. Cory, a representative of Morgan Stanley, to inform him of the developments. Morgan Stanley had been retained by NHL in 1993 in connection with NHL's proposed acquisition of Damon Corporation, had just served as NHL's financial advisor in connection with the discussions with another large clinical laboratory company about a possible combination transaction that had taken place in the early spring of 1994 and was at the time serving as NHL's financial advisor in connection with preparations for the Allied Acquisition, NHL's financing plans and certain other matters. Accordingly, representatives of Morgan Stanley were very familiar with NHL and the clinical laboratory industry, had attended and made presentations at various meetings of the NHL Board of Directors and were personally known to the directors. Although NHL did not enter into a formal engagement letter with Morgan Stanley with respect to the NHL-RBL transaction until December 1994, Morgan Stanley was acting as NHL's financial advisor throughout the course of the negotiations with Roche and its affiliates.

  On May 3, 1994, the NHL Board of Directors authorized the Allied Acquisition, which was finally consummated on June 23, 1994. At the May 3rd meeting, Mr. Maher briefed the NHL Board with respect to the contacts that had occurred between representatives of NHL and representatives of Roche and RBL.

  On May 5, 1994, a representative of CS First Boston sent to Mr. Maher a revised proposal with respect to certain elements of a potential transaction between NHL and RBL which assumed, among other things, that newly issued shares representing 43% of the outstanding NHL shares would be issued to HLR in exchange for all of the shares of RBL and that approximately 20% of the then outstanding NHL shares would be purchased by NHL in a self-tender or share repurchase program at $15 per share. On May 9, 1994, Mr. Maher met with Thomas P. Mac Mahon, a Senior Vice President of Roche and the President of Roche Diagnostics Group, and a representative of CS First Boston to discuss the possibility of a merger. At this meeting representatives of each company discussed their recent results of operations and their respective business strategies. The parties also discussed their views regarding the proposed terms set forth in the materials provided by CS First Boston to Mr. Maher. The meeting concluded with a decision to proceed with further discussions, to gather and exchange financial information and to meet again soon thereafter to introduce senior management of each company to their counterparts. Subsequently, on May 17, 1994, representatives of the managements of NHL and RBL, Mr. Mac Mahon and representatives of CS First Boston met to produce a detailed analysis of the potential for operating efficiencies and cost savings that could be generated by a combination of the two companies and to discuss their views regarding the operation of their business and the clinical laboratory industry. In late May, representatives of RBL, including Dr. James B. Powell, the President of RBL, and Mr. Mac Mahon met with representatives of NHL, including Mr. Maher, to refine the synergy analyses that had been developed at the prior meeting.

  In June 1994, Mr. Maher met with Mr. Mac Mahon and a representative of CS First Boston to further discuss a possible combination of NHL and RBL. The discussions did not result in any agreement.

  On August 30, 1994, Mr. Maher met with Mr. Mac Mahon and a representative of CS First Boston to determine if the Roche Group would be interested in resuming the discussions. The parties discussed their views of various possible terms of a proposed transaction and certain preliminary results of their due diligence investigations. On September 19, 1994, a representative of CS First Boston responded by forwarding a proposal for a combination transaction between NHL and RBL that would involve the issuance of 61.4 million shares of NHL Common Stock to HLR (implying an RBL:NHL exchange ratio of 42:58), the purchase by NHL of 12 million shares of NHL Common Stock at $24 per share and the purchase by HLR of 8 million shares of NHL Common Stock at $24 per share. This transaction would have resulted in NHL stockholders owning 64.8 million shares of NHL Common Stock after the Merger and HLR owning 69.4 million shares of NHL Common Stock after the Merger.

  On September 13, 1994, the NHL Board met and approved two smaller acquisitions. At the meeting, Mr. Maher gave the Board an update on the status of the discussions with respect to a possible transaction between NHL and RBL.

  On September 23, 1994, a representative of Morgan Stanley communicated to CS First Boston NHL's response to the September 19th HLR proposal, which included two alternative counterproposals. The first counterproposal assumed an RBL:NHL exchange ratio of 42:58 and involved Roche purchasing 14 million shares of NHL Common Stock for $26 per share and NHL purchasing 12 million shares at $26 per share. The second counterproposal assumed an RBL:NHL exchange ratio of 40:60 and involved Roche purchasing 10 million shares of NHL Common Stock at $26 per share and NHL purchasing 12 million shares at $26 per share.

  On October 11, 1994, Mr. Maher met with Dr. H.B. Meier, Group Chief Financial Officer and Executive Committee Member of F. Hoffmann-La Roche Ltd, in Basel, Switzerland, to discuss certain variations to the transaction proposals. At this meeting, the parties agreed to include warrants to be issued by NHL in the transaction structure. Following this meeting, on October 19, 1994, CS First Boston sent, on behalf of HLR and RBL , a term sheet for the proposed transaction to representatives of NHL and NHL's financial advisor. The terms proposed included a transfer by HLR of RBL and up to $240 million in cash to NHL in exchange for 72.04 million shares of NHL Common Stock, and the proposed buyback by NHL of 22 million shares of NHL Common Stock for an aggregate of $528 million (funded with the $240 million provided by HLR and $288 million by NHL) and would result in NHL stockholders owning 62.8 million shares of NHL Common Stock. Additionally, the proposal contemplated that warrants with an aggregate value of approximately $67.9 million would be distributed pro rata to NHL stockholders, including to HLR. In connection with this proposal, HLR requested that NHL agree in the definitive documentation for any transaction between NHL and HLR to grant HLR an option to purchase an amount of newly issued shares of NHL and to pay to HLR an amount in cash in the event that, following the execution of such definitive documentation, NHL were to enter into an alternative business combination transaction with an entity not affiliated with Roche. No agreement was reached at that time with respect to this request although a modified "break-up" fee provision was ultimately included in the final documentation executed on December 13, 1994.

  On October 20, 1994, representatives of RBL and Roche and their financial and legal advisors met with representatives of NHL to conduct a due diligence review regarding certain regulatory proceedings involving NHL. On October 21, 1994, Jean-Luc Belingard, Director General, Diagnostics Division, and Executive Committee Member of F. Hoffmann-La Roche Ltd. and Mr. Mac Mahon met in New York with Ronald O. Perelman, the Chairman of the Board of NHL, Howard Gittis, a Director of NHL, and Mr. Maher to discuss the principal features of the proposed transaction and a proposed timetable for the completion of a transaction between NHL and RBL.

  On October 24 and 25, 1994, representatives of RBL and their legal and financial advisors met with representatives of NHL and their financial advisors in La Jolla, California to conduct a due diligence review of NHL's operations and financial condition. Following this meeting, on October 27, 1994 representatives of NHL and their legal and financial advisors met with representatives of RBL and their financial advisors in Burlington, North Carolina to conduct a due diligence review of RBL's operations and financial condition. Additional due diligence meetings were held in late October in Washington, D.C. and Baltimore, Maryland at which representatives of NHL and RBL and their legal advisors continued their respective legal due diligence investigations with respect to certain matters.

  At the November 4 and 8, 1994 meetings of the Board of Directors of NHL, Mr. Maher informed the Board of the progress of the ongoing discussions regarding a possible transaction with RBL.

  In the first week of November 1994, Mr. Maher received an unsolicited call from another clinical laboratory company expressing interest in a possible combination transaction with NHL. Representatives of that company subsequently met with Mr. Maher in order to discuss the synergies that could be generated from a combination of the two companies and various possible transactions structures. Although that company expressed general interest in exploring a possible transaction, it did not make a specific proposal to Mr. Maher. In late November, Mr. Maher asked representatives of Morgan Stanley, NHL's financial advisor, to meet with the representatives of that company in order to follow-up on the earlier meeting and to ascertain that company's level of interest in entering into a transaction with NHL and to report back to NHL. Representatives of Morgan Stanley met with representatives of that company on December 6, 1994, at which meeting the representatives of Morgan Stanley described various possible transaction structures for a combination of the two companies and the synergies that could be expected to be generated by such a combination and indicated NHL's expectations as to valuation in an attempt to see if a transaction could be structured with that company that would generate more value for stockholders of NHL than the proposed NHL-RBL transaction. That company indicated that it would not be interested in entering into a transaction at the valuation levels sought by NHL and no definitive proposal with respect to a transaction was made by that company. The NHL Board discussed the impending meeting between Morgan Stanley and that company at the December 5th Board meeting described below and the results of the meeting at the December 12th Board meeting.

  On November 23, 1994, after analyzing the results of its due diligence review and considering various structural issues that had arisen during their evaluation of the proposed transaction, CS First Boston, on behalf of HLR and RBL, forwarded a revised proposal to NHL that provided for the purchase from holders of NHL Common Stock of 17.6 million shares at an average price of $27 per share and a pro rata distribution of warrants with an aggregate value of approximately $67.1 million in a transaction that would result in NHL stockholders owning 67.2 million shares of NHL Common Stock after the Merger and HLR owning 66.9 million shares of NHL Common Stock after the Merger. This proposal was described to the NHL Board of Directors at the December 5th Board meeting.

  On December 1, 1994, Mr. Maher met with Dr. Meier in Basel to discuss the revised proposal.


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

  At a meeting of the NHL Board of Directors held on December 5, 1994, Mr. Maher reported that discussions with Roche had progressed and described the status of the talks concerning the proposed transaction. Mr. Maher described to the Board the industry factors which made the transaction attractive from the point of view of both companies. Mr. Maher also described the potential synergies and cost savings that the managements of NHL and RBL believed could be obtained following the transaction. Mr. Maher also reported that Morgan Stanley, NHL's financial advisor, was preparing analyses so as to be able to render a fairness opinion on the proposed transaction, and representatives of Morgan Stanley then delivered a preliminary report on the transaction. There was a discussion of the results of the business and legal due diligence investigation of RBL. The NHL Board of Directors, after discussing the potential risks and benefits of the proposed transaction, authorized management to continue discussions with RBL. See "Recommendation of the NHL Board of Directors and NHL's Reasons for the Merger".

  During the first and second weeks of December, members of the senior management of NHL (including Mr. Maher, David C. Flaugh, Senior Executive Vice President, Chief Operating Officer and Acting Chief Financial Officer of NHL, and James G. Richmond, Executive Vice President, General Counsel and Assistant Secretary of NHL), Roche, HLR and RBL, together with their financial and legal advisors, negotiated the terms of the Merger Agreement and related agreements, including the Stockholder Agreement and the Warrant Agreement. The final terms of the transaction were agreed to (subject to the approval of the parties' boards of directors), including a structure that provided in effect for the purchase from holders of NHL Common Stock of 23.7 million shares at an average price of $20 per share (at an aggregate cost of approximately $474 million), the distribution to NHL stockholders of warrants with an aggregate value of approximately $84.8 million and the purchase by Roche from NHL of additional warrants for approximately $51 million, in a transaction that would result in NHL stockholders owning 61.07 million shares of NHL Common Stock after the Merger and HLR owning 60.83 million shares of NHL Common Stock after the Merger. However, NHL, in negotiating the terms of the Merger Agreement, obtained the agreement of Roche, HLR and RBL to a change in the final transaction structure to provide, in lieu of the stock repurchase, for the NHL Share Conversion, which results in the same aggregate amount of cash being transferred to the stockholders of NHL (approximately $474.7 million) as the stock repurchase but which ensures that each NHL stockholder would be able to participate pro rata. Such discussions also resolved various other outstanding issues, including the treatment of NHL Employee Stock Options in the Merger and other executive compensation issues. The parties also resolved the outstanding issues relating to HLR's request for a termination fee and an option to purchase NHL Common Stock in the event the Merger Agreement was terminated under certain circumstances following a third party proposal to acquire NHL. NHL agreed to pay HLR a termination fee of $30.0 million, plus up to an additional $7.0 million in reimbursement of expenses, in the event the Merger Agreement was terminated under certain circumstances following a third party proposal to acquire NHL or a third party's acquisition of at least 20% of the outstanding shares of NHL Common Stock, but no stock option was granted by NHL. The terms of the Sharing and Call Option Agreement relating to the shares of NHL Common Stock held by NHCG, a subsidiary of Mafco Holdings Inc., were negotiated during the same time frame.

  On December 12, 1994, the NHL Board of Directors met to consider the Merger Agreement, the Stockholder Agreement, the Sharing and Call Option Agreement and the Warrant Agreement. Mr. Maher and representatives of NHL's legal and financial advisors made presentations to the NHL Board of Directors and discussed with the NHL Board of Directors their views and analyses of various aspects of the proposed transactions and the effects thereof. Morgan Stanley delivered its oral opinion, subsequently confirmed in writing, that the consideration, in the aggregate, to be received by holders of shares of NHL Common Stock pursuant to the Merger Agreement, when considered together with the Warrants to be distributed to such holders prior to the Merger, is fair from a financial point of view to such holders. On December 12, 1994, the Board of Directors of NHL, by a unanimous vote of those directors present (with Dr. Thier not present for the vote), approved the Merger Agreement, the Stockholder Agreement, the Sharing and Call Option Agreement and the Warrant Agreement. All members of the NHL Board of Directors, including Dr. Thier, were present for the presentations with respect to the transaction made by management and by NHL's legal and financial advisors. Because of a scheduling conflict, however, Dr. Thier did not participate in that part of

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

the meeting in which the vote has taken. Subsequent to the December 12 meeting, the NHL Board unanimously recommended that the stockholders of NHL vote for the approval and adoption of the Merger Agreement.

RECOMMENDATION OF THE NHL BOARD OF DIRECTORS AND NHL'S REASONS FOR THE MERGER

  The Board of Directors of NHL approved the Merger Agreement by a unanimous vote of those directors present at the December 12 meeting. The NHL Board has determined that the Merger is in the best interests of NHL and its stockholders and unanimously recommends that the stockholders of NHL vote FOR the approval and adoption of the Merger Agreement. In evaluating the recommendation of the Board of Directors of NHL, and in considering whether to approve and adopt the Merger Agreement, stockholders of NHL should be aware that certain directors and executive officers of NHL have interests in the Merger which may be different from, or in addition to, the interests of NHL stockholders generally, including NHL Employee Stock Options that may be cancelled in the Merger in exchange for a payment of cash and shares of NHL Common Stock, employment contracts with NHL pursuant to which such persons may terminate their employment for "good reason" and receive certain payments and other interests (including, in the case of James R. Maher, the current President and Chief Executive Officer of NHL, a special bonus to be paid in connection with the Merger). See "CERTAIN CONSIDERATIONS" and "THE MERGER--Interests of Certain Persons in the Merger".

  In reaching its decision to approve the Merger Agreement, the NHL Board considered a number of factors including but not limited to the following:

    (i) The NHL Board considered the current conditions and trends in the clinical laboratory industry that have resulted in a high level of acquisition activity (including NHL's proposed acquisition of Damon Corporation, the Allied Acquisition and Corning's acquisition of Damon Corporation in 1993 and Nichols Institute in 1994). The NHL Board believes that recent industry trends, including the growth of health maintenance organizations and other managed care providers, the reduction in the number of tests being ordered per patient, continued changes in healthcare reimbursement policies of the Federal government and cost containment efforts of private insurers, have caused the clinical laboratory industry to experience volume and price pressures. The NHL Board believes that these pressures will continue in the future and that larger independent clinical laboratories will be better positioned to operate under these conditions. A significant portion of the clinical laboratory industry's costs are relatively fixed, which makes high volume laboratories more cost efficient. In addition, the NHL Board considered the fact that, since the structure of the clinical laboratory industry may allow for significant synergies to arise from business combinations, the high level of acquisition activity is likely to continue. Finally, the NHL Board considered that the number of large clinical laboratory companies that are regarded as suitable and potentially available for a business combination transaction with NHL is limited and that failure to effect a business combination transaction could result in other clinical laboratory companies becoming significantly larger than NHL but that, if the Merger with RBL is consummated, the Surviving Corporation would be the largest participant in the U.S. clinical laboratory industry. On balance the discussion among members of the NHL Board evidenced the general view that the high level of acquisition activity in the clinical laboratory industry, the limited number of suitable clinical laboratory companies that were thought to be available for a business combination transaction with NHL and the fact that the failure to enter into a business combination transaction might result in NHL being at a competitive disadvantage with respect to other clinical laboratory companies that had realized the benefits of the synergies available through business combinations, were factors that weighed in favor of approving the transaction.

    (ii) The NHL Board considered the financial condition, results of operations, business and prospects of RBL, including RBL's sales, earnings before interest and taxes ("EBIT") and net income for 1993 and projections of sales, EBIT and net income for 1994 and 1995. On balance the discussion of this financial information among members of the NHL Board evidenced the general view that the combination of NHL and RBL would result in the Surviving Corporation's pro forma financial condition and results of operations being improved from those of NHL and, accordingly, that this information was a factor that weighed in favor of approving the transaction.

    (iii) The NHL Board considered the financial condition, results of operations, business and prospects of NHL, including NHL's sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBIT and net income for the five years ended December 31, 1993 and projections of NHL's sales, EBITDA, EBIT and net income for 1994, 1995 and 1996. The NHL Board considered the potential effect of the transaction on NHL's earnings per share. The members of the NHL Board of Directors were generally familiar with and knowledgeable about NHL's affairs and further reviewed these matters in the course of their deliberations. On balance the discussion among members of the NHL Board evidenced the general view that the financial condition, results of operation and prospects of NHL, were it not to approve the transaction, were factors that weighed in favor of approving the transaction in light of the benefits that could be achieved through the combination of NHL and RBL.

    (iv) The NHL Board of Directors considered the opportunity presented by the Merger for the constituent companies to improve their profitability through the achievement of economies of scale, the elimination of redundancies and the enhancement of market position. By consolidating certain NHL operations with those of RBL and eliminating redundant expenses, the Surviving Corporation would be able to achieve substantial savings of operating costs. Such savings would be realized over time as consolidation is completed. The NHL Board considered the analyses of management that anticipated that the Surviving Corporation would realize annual aggregate savings of between $80 million and $90 million within three years following the Merger. The synergies expected to be realized by the Surviving Corporation would be derived from several sources, including an expected $25 million of savings in corporate, general and administrative expenses including the consolidation of administrative staff. Combining the NHL sales force with the RBL sales force where duplicate territories exist would be expected to add approximately $9 million of synergies. Operational savings would be expected to result in approximately $55 million of synergies. These include closing overlapping laboratories and other facilities and savings to be realized from additional buying power by the larger Surviving Corporation. The Surviving Corporation also would be expected to realize approximately $5 million of savings relating to employee benefits as a result of expected changes to certain benefit arrangements. These estimated savings were anticipated to be partially offset by a loss of existing accounts during the conversion process in the amount of approximately $4 million. The NHL Board recognized that the realization of improvements in profitability is dependent, in part, on the extent to which the revenues of the constituent companies are maintained and will be influenced by many factors, including factors outside of the control of the Surviving Corporation, and that there can be no assurance that the estimated cost savings will be realized or achieved in a timely manner or that improvements, if any, in profitability would be achieved or that such savings would not be offset by increases in other expenses. Although the NHL Board recognized the risk that the expected synergies might not be achieved, or might not be achieved in a timely manner, the NHL Board accepted the overall analyses and conclusions of the management of NHL that the Merger presented the opportunity to achieve significant cost savings and resultant improvements in profitability, and accordingly the discussion among members of the NHL Board evidenced the general view that the expected synergies were a factor that weighed in favor of approving the transaction.

    (v) The NHL Board considered the fact that the transaction enables the stockholders of NHL to receive a cash payment of $5.60 in respect of their shares, while retaining a substantial equity interest in the Surviving Corporation and the consequent ability to realize a portion of the benefits arising from the synergies expected to result from the Merger. On balance the discussion among members of the NHL Board of the cash payment of $5.60 per share to be received by holders of NHL Common Stock in the Merger evidenced the general view that such payment represented a significant percentage of the market price of the NHL Common Stock prior to the announcement of the Merger Agreement, and that, when considered together with the fact that the stockholders of NHL would retain a substantial equity interest in the Surviving Corporation and would therefore be able to participate in the prospects for the Surviving

  Corporation (including the value of the synergies expected to result from the Merger), such payment was a factor that weighed in favor of approving the transaction.

    (vi) The NHL Board considered the view of Morgan Stanley, NHL's financial advisor, that the consideration, in the aggregate, to be received by holders of shares of NHL Common Stock pursuant to the Merger Agreement, when considered together with the Warrants to be distributed in the Warrant Distribution, is fair to such stockholders from a financial point of view. The NHL Board also considered Morgan Stanley's underlying analyses that suggested, based on a discounted cash flow analysis, a stand-alone range of asset values for NHL of between $8.88 and $13.17 per share, that the aggregate after-tax value of the synergies expected to result from the transaction, when fully realized, could amount to be between $5.85 and $7.92 per share of common stock of the Surviving Corporation and that the aggregate value of the consideration to be received by holders of NHL Common Stock in the Merger and the Warrant Distribution would be between $16.65 and $18.66 per share. The NHL Board also considered the data presented by Morgan Stanley with respect to the performance of NHL Common Stock over the last five years, three years and twelve months and a price volume analysis suggesting the percentages of outstanding shares that have traded within various indicated price ranges. While the NHL Board did not take any specific action with respect to the Morgan Stanley presentation, in making its decision to approve the Merger, the NHL Board accepted the overall analyses and conclusions presented by Morgan Stanley. Accordingly, the opinion and presentation of Morgan Stanley were factors that weighed in favor of approving the transaction.

    (vii) The NHL Board considered the structure of the proposed transaction, including that NHL's stockholders would retain approximately 50.1% of the common equity of the Surviving Corporation, that Mr. Maher would serve as Chairman of the Board of NHL for one year after the Merger and that Board of Directors of the Surviving Corporation would consist of seven directors (during the initial one-year period following the Merger consisting of Mr. Maher, three independent directors and three directors designated by HLR and, thereafter, consisting of four independent directors and three directors designated by HLR). On balance the discussion among members of the NHL Board evidenced the general view that the fact the existing stockholders of NHL would retain a majority of the equity interest in the Surviving Corporation, the fact that the Surviving Corporation would have the benefit of Mr. Maher's experience during the one-year period following the Merger and the fact that Mr. Maher and three independent directors would constitute four of the seven members of the board of directors of the Surviving Corporation during the Initial Period following the Merger, and that there would be four independent directors thereafter, were factors that weighed in favor of approving the transaction.


    (viii) The NHL Board considered the terms of the Merger Agreement, Stockholder Agreement, Sharing and Call Option Agreement and Warrant Agreement and the presentations with respect thereto made by management and NHL's legal and financial advisors. The NHL Board determined that the structure and terms of the transaction, including the combined effect of the NHL Share Conversion, the Warrant Distribution, the sale of the Roche Warrants, the incurrence of the NHL Borrowings and the issuance of shares of NHL Common Stock to HLR were in the best interests of the stockholders. The NHL Board considered the fact that the issuance of shares of NHL Common Stock to HLR in connection with the Merger would significantly reduce the ownership interest of the public stockholders. On balance the discussion among members of the NHL Board evidenced the general view that, although the fact that the ownership interest of the stockholders of NHL would be significantly reduced in the transaction, when considered alone, was a factor that weighed against approving the transaction, the fact that the transaction, when considered as a whole, would allow the stockholders of NHL to receive a payment in cash in respect of their shares and the opportunity to participate in the future performance of the Surviving Corporation (which would be substantially larger than NHL), through both the substantial equity interest that would continue to be held by such stockholders and through the Warrants, were factors that weighed in favor of approving the transaction. On balance the discussion among members of the NHL Board evidenced the general view that the ability of the HLR Group to obtain a controlling equity interest in NHL by making further purchases of NHL Common Stock after the Initial Period, when considered alone, was a factor that weighed against approving the transaction, but that the provisions of the Stockholder Agreement that prohibit the HLR Group from acquiring additional Equity Securities of the Surviving Corporation during the Initial Period, and that for two years thereafter prohibit the HLR
  Group from acquiring more than 75% of the outstanding Equity Securities of the Surviving Corporation unless HLR or any member of the HLR Group first offers to purchase all outstanding Equity Securities of the Surviving Corporation and holders of more than 50% of the outstanding Equity
  Securities (excluding securities held by the HLR Group) accept such offer, were appropriate protections for the stockholders of NHL under the circumstances.

    (ix) The NHL Board considered the provision of the Merger Agreement providing for the payment of a termination fee and expense reimbursement to HLR under certain circumstances, which the Board believed was reasonable under the circumstances.

    (x) The NHL Board considered the reports made by management and by Morgan Stanley with respect to the discussions that had taken place in November and early December with another large clinical laboratory company with respect to a possible business combination and the likelihood of being able to negotiate a favorable transaction with that company. On balance the discussion among members of the NHL Board evidenced the general view that it was unlikely that NHL would be able to negotiate a transaction with that company that would be more favorable to the stockholders of NHL than the Merger, and accordingly, that this factor weighed in favor of approving the transaction.

    (xi) The Board of Directors of NHL also considered the costs of the transaction to NHL and its stockholders, including restructuring costs in the amount of approximately $84 million expected to be recorded by NHL at the time of the Merger and transaction costs in an amount that could not be determined at that time but that were estimated to be up to $20 million. On balance the discussion among members of the NHL Board evidenced the general view that these costs were reasonable in light of the expected benefits of the transaction, including the synergies expected to be achieved following the Merger.

    (xii) The NHL Board considered the fact that HLR's ownership interest in the Surviving Corporation and its rights under the Stockholder Agreement described below will permit it to exercise significant influence on the governance of the Surviving Corporation and the fact that HLR's ownership interest may prevent the Surviving Corporation, without HLR's consent, from entering into a merger or other transaction that would result in stockholders receiving a premium for their shares. However, the Board determined that the package of securities and cash to be received by holders of NHL Common Stock in the Merger, taken as a whole, should be regarded as adequate compensation to such holders for such loss of opportunity.

    (xiii) The NHL Board considered the provision of the Stockholder Agreement providing that, for so long as the HLR Group Interest is at least 30%, a significant number of types of major corporate actions cannot be taken without the approval of a Special Majority of the Board of Directors (which is defined in the Stockholder Agreement as a majority of the entire Board of Directors that includes a majority of the HLR directors and at least one independent director) including, among others, certain executive officer appointments, certain business combinations, acquisitions or sales of assets, amendments to the Surviving Corporation's Certificate of Incorporation or by-laws, settlements of material litigation, changes in Board or committee composition, material capital expenditures, issuance of securities and incurrence of indebtedness. On balance the discussion among members of the NHL Board evidenced the general view that this provision weighed in favor of approving the transaction because it was expected to operate in part to the benefit of the public stockholders of the Surviving Corporation (since all the enumerated actions, including certain actions that might not otherwise require specific approval by the board of directors of the Surviving Corporation, would require the consent of at least one independent director). In addition, the discussion among members of the NHL Board evidenced the general view that the benefits accorded to HLR by these provisions were not inappropriate given the size of HLR's equity ownership interest in the Surviving Corporation.

    (xiv) The NHL Board of Directors took into account the results of NHL's due diligence review of RBL's business, including its review of RBL's selling, pricing and billing practices (including NHL's assessment of RBL's practices and procedures with respect to the matters described under "THE CLINICAL LABORATORY TESTING INDUSTRY--Regulation and Reimbursement" and "-- OIG Investigations").

    (xv) The NHL Board considered the fact that Mr. Flaugh would be expected to serve as Chief Operating Officer of NHL after the Merger, which the Board regarded as important to the successful integration of the two companies and to the success of the Surviving Corporation, and the likely effect of the transaction on certain other executive officers of NHL.

    (xvi) The NHL Board considered the presentation and recommendation made by the management of NHL, which weighed in favor of approving the transaction.

    (xvii) The NHL Board also considered the interests of certain directors and executive officers of NHL in the Merger, including the fact that certain directors and executive officers of NHL have NHL Employee Stock Options that may be cancelled in connection with the Merger in exchange for a payment in cash and shares of NHL Common Stock and employment contracts with NHL pursuant to which such persons may terminate their employment for "good reason" and receive certain payments and certain other interests (including in the case of James R. Maher, the current President and Chief Executive Officer of NHL, a special bonus to be paid in connection with the Merger). During its deliberations at the December 12, 1994 meeting, members of the NHL Board who were not affiliated with NHL or Mafco Holdings Inc. had the opportunity to meet separately with, and ask questions of, NHL's legal and financial advisors prior to voting on the proposed transaction. On balance the discussion among members of the NHL Board evidenced the general view that the potential benefits to be received by certain directors and executive officers in connection with the Merger were not inappropriate under the circumstances, and, accordingly, that such benefits were not a factor that weighed against approving the transaction.

  In light of all the factors set forth above, the Board of Directors of NHL approved the Merger Agreement. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement, the NHL Board of Directors did not find it practicable to assign relative weights to the specific factors considered in reaching its decision or to undertake to make any specific determination as to whether any particular factor (or any aspect of any particular factor) was favorable or unfavorable to the NHL Board's ultimate determination. However, on balance the discussions among the members of the NHL Board of Directors evidenced the general view that the factors set forth in paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (x),
(xv) and (xvi) were favorable to the Board's determination to approve the Merger Agreement and the factors set forth in paragraphs (viii), (ix), (xi),
(xii), (xiii) and (xiv) contained both favorable and unfavorable aspects.

OPINION OF NHL'S FINANCIAL ADVISOR

  Morgan Stanley delivered its opinion to the Board of Directors of NHL on December 12, 1994, subsequently confirmed in its written opinion dated December 14, 1994, that, as of such date, the consideration, in the aggregate, to be received by the holders of shares of NHL Common Stock pursuant to the Merger Agreement, when considered together with the Warrants currently intended to be distributed as a dividend to such holders prior to the Merger, is fair from a financial point of view to such holders. No limitations were imposed by NHL with respect to the investigations made or the procedures followed by Morgan Stanley in rendering its opinion.

  The full text of the opinion of Morgan Stanley, which sets forth assumptions made, matters considered and limitations on the review undertaken by Morgan Stanley, is included as Annex IV to this Proxy Statement/Prospectus. NHL stockholders are urged to read the opinion in its entirety. Morgan Stanley's opinion does not constitute a recommendation to any NHL stockholder as to how such stockholder should vote at the NHL Meeting. The summary of the opinion of Morgan Stanley set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

  In arriving at its opinion, Morgan Stanley (i) analyzed certain publicly available financial statements and other information of NHL; (ii) analyzed certain internal financial statements and other financial and operating data concerning NHL prepared by the management of NHL; (iii) analyzed certain financial projections prepared by the management of NHL; (iv) discussed the past and current operations and financial condition and the prospects of NHL with senior executives of NHL; (v) reviewed the reported prices and trading activity for NHL Common Stock; (vi) compared the financial performance of NHL and the prices and trading activity of NHL Common Stock with that of certain other comparable publicly traded companies and their securities; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (viii) analyzed certain internal financial statements and other financial and operating data concerning RBL prepared by the management of RBL; (ix) discussed the past and current operations and financial condition and prospects of RBL with senior executives of RBL; (x) participated in discussions and negotiations among representatives of NHL and HLR and their financial and legal advisors; (xi) discussed with managements of both of NHL and RBL certain cost savings and synergies expected to be derived from the Merger; (xii) reviewed the Merger Agreement and certain related documents and
(xiii) performed such other analyses as it deemed appropriate.

  Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of rendering its opinion. Morgan Stanley also assumed that the financial projections provided to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of NHL. Morgan Stanley also relied upon the assumptions of the managements of NHL and RBL regarding certain cost savings and synergies that are expected to result from the Merger. Morgan Stanley did not make any independent valuation or appraisals of the assets or liabilities of NHL. Morgan Stanley did not review and was not provided with any unaudited or other financial information of RBL for any period prior to 1993. Morgan Stanley's opinion was based on the economic, market and other conditions in effect on, and the information made available to it as of, the date of the opinion. Although Morgan Stanley was not generally authorized to solicit interest from any party with respect to a transaction with NHL, Morgan Stanley did engage at NHL's request in certain discussions with a company that was engaged in negotiations with NHL in the early spring of 1994 and with another company that made an unsolicited call to NHL in November 1994. See "Background of the Merger".

  The following is a summary of the analyses Morgan Stanley utilized in arriving at its opinion and that Morgan Stanley discussed with the NHL Board of Directors on December 5 and December 12, 1994. The presentations made by Morgan Stanley at the December 5th and December 12th meetings of the NHL Board of Directors were substantially similar, except that the description of the terms and structure of the transaction in the December 12th presentation reflected the changes to the transaction resulting from the negotiations of the final terms of the definitive documentation that had ensued since the December 5th presentation, and certain financial and market data as of December 2, 1994, contained in the December 5th presentation was updated to December 9, 1994, in the December 12th presentation.

  Overview. Morgan Stanley presented an overview of Roche Holding, the indirect parent company of RBL, noting particularly its status as the world's largest health care company measured by market capitalization, its strong growth rate, its high level of investment in research and development and its strong commitment to biotechnology. Morgan Stanley reviewed Roche Holding's recent acquisitions and divestiture, and set forth Roche Holding's revenues on a segment basis and a geographic basis. Morgan Stanley then presented an overview of RBL, noting that it has the fourth largest independent clinical laboratory testing network in the United States and offers a broad range of laboratory tests and procedures. Morgan Stanley presented data that had been provided by CS First Boston, RBL's financial advisor, with respect to 1993 actual, and 1994 and 1995 estimated, sales, EBIT, and net income, including information with respect to growth rates and margins. Morgan Stanley summarized the principal terms and the structure of the proposed transaction, evaluated the positions and strengths of the combined company after the Merger and qualitatively reviewed the significant issues and opportunities (including with respect to estimated synergies) represented by the transaction. Morgan Stanley then presented an overview of certain information relating to NHL, including a review of the closing prices of NHL Common Stock over the five and three year periods ending December 9, 1994, a review of the performance of NHL Common Stock over the five and one year periods ending December 9, 1994 relative to the S&P 400 Index and a composite index comprised of the common stock of certain comparable companies. The comparable companies were IG Laboratories, Inc., LabOne, Inc., Physicians Clinical Laboratory, Inc., Unilab Corporation and Universal Standard Medical Laboratories, Inc. Morgan Stanley also presented a price volume analysis that suggested the percentage of the total number of outstanding shares of NHL Common Stock that had traded within specified price ranges over the last four years. Morgan Stanley reviewed certain historical and projected financial information for NHL, including sales, EBITDA, EBIT and net income.

  Stand-Alone Valuation of NHL. Morgan Stanley arrived at a range of values for NHL by utilizing three principal valuation methodologies: a comparable company analysis, a precedent transactions analysis and a discounted cash flow analysis, but it accorded the most weight to the discounted cash flow analysis. Comparable company analysis analyzes a company's operating performance and outlook relative to a group of publicly traded peers to determine an implied unaffected market trading value. Precedent transactions analysis provides a valuation range based upon financial information of companies in the same or similar industries as the target which have been acquired in selected recent transactions. Discounted cash flow analysis provides insight into the intrinsic value of a company based on projected earnings and capital requirements and the subsequent cash flows generated by the assets of the target company. No company used in the comparable company analyses described below is identical to NHL and no transaction used in the precedent transactions analyses described below is identical to the Merger. Accordingly, an analysis of the results of analyses described below necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or the acquisition value of the companies to which they are being compared.

    Comparable Company Analysis. Morgan Stanley compared certain financial information of NHL with the following group of companies that Morgan Stanley believed to be appropriate for comparison: IG Laboratories, Inc., LabOne, Inc., Physicians Clinical Laboratory, Inc., Unilab Corporation and Universal Standard Medical Laboratories, Inc. The financial information compared included market value; aggregate value; common stock price; last 12 month's ("LTM") high and low common stock price; LTM EBIT and net income margins; five year projected growth rate; earnings per share for LTM, 1994 and 1995; LTM revenues and the three year historical growth rate for revenues; LTM gross margin, selling, general and administrative expenses, EBITDA, EBIT and net income expressed in the aggregate as well as a percentage of revenues; the three year historical net income growth rate and the five year projected net income growth rate. Morgan Stanley also compared certain capitalization and credit statistics of the comparable companies, including cash; short-term debt; long-term debt; preferred stock; book value; long-term debt as a percentage of adjusted book capitalization; total debt as a percentage of adjusted book capitalization; long-term debt as a percentage of adjusted market capitalization; total debt as a percentage of adjusted market capitalization; LTM return on equity and certain interest coverage ratios. In order to arrive at hypothetical implied values for NHL, Morgan Stanley derived multiples for the comparable companies, including market value as a multiple of earnings per share for LTM and for 1994 and 1995, market value as a multiple of LTM cash flow, market value as a multiple of LTM book value, aggregate value as a multiple of LTM revenues, aggregate value as a multiple of LTM EBITDA and aggregate value as a multiple of LTM EBIT. The hypothetical implied values per share for NHL derived from such analysis, based on the median multiples for all of the statistics considered, ranged from $4.60 (based on the comparable companies' median market value to book value multiple) to $11.13 (based on the comparable companies' median aggregate value to LTM EBIT multiple). The market price information used in such analysis was as of December 9, 1994. The earnings per share estimates used were based on estimates as of October 20, 1994, by Institutional Brokers Estimate System, a data service that monitors and publishes a compilation of earnings estimates regarding companies of interest to institutional investors produced by selected research analysts. The LTM book values used were as of September 30, 1994, and the LTM earnings per share, cash flow, revenues, EBITDA and EBIT used were calculated from each of the comparable companies' most recently available quarterly and annual reports.

     COMPANY                                                              EPS         MULTIPLE
     -------                                                      ------------------- --------
                                                                                        CASH   BOOK
                                                                                        FLOW   VALUE REVENUE EBITDA EBIT
                                                                  (LTM) (1994) (1995)  (LTM)   (LTM)  (LTM)  (LTM)  (LTM)
                                                                  ----- ------ ------ -------- ----- ------- ------ -----
     Comparable
     Companies
      High....................................................... 30.6   21.1   15.5    13.9    3.5    2.4    9.4   17.3
      Low........................................................ 17.2   10.2    7.3     5.7    0.9    0.7    7.8   11.7
      Median..................................................... 23.4   14.4    8.3     5.7    2.5    1.4    9.3   15.0
     NHL(1)...................................................... 26.3                  12.2    6.3    1.9    11.2  15.4

    --------
    (1) Morgan Stanley did not regard the multiples derived from the comparable company analysis to be meaningful given that the Allied Acquisition was not fully reflected in NHL's financial condition and results of operations.

    Precedent Transactions Analysis. The transactions used in the analysis included Corning's acquisition of Nichols Institute; the Allied Acquisition; Corning's acquisition of Maryland Medical Labs; Corning's acquisition of Damon Corporation; Corning's acquisition of the non-California laboratories of Unilab Corporation; Genzyme Corp.'s acquisition of Vivigen, Inc.; Corning's acquisition of JS Pathology PLC; Corning's acquisition of the U.S. assets of MDS Health Group Ltd.; RBL's acquisition of CompuChem Corp.; Unilab Corporation's acquisition of RBL's western operations; Unilab Corporation's acquisition of Central Diagnostic Laboratory; Allied's acquisition of the clinical laboratory subsidiary of Hospital Corporation of America; and SmithKline Beckman's acquisition of International Clinical Labs. The financial information compared in the analysis included equity value; aggregate value; and premium paid to the price one month before announcement. In order to arrive at hypothetical implied values for NHL, Morgan Stanley derived multiples for the precedent transactions, including equity value as a multiple of LTM earnings, equity value as a multiple of book value, aggregate value as a multiple of LTM revenues, aggregate value as a multiple of LTM EBITDA and aggregate value as a multiple of LTM EBIT. The hypothetical implied values per share for NHL derived from such analysis, based on the median multiples for all of the statistics considered, ranged from $5.33 (based on the precedent transactions' median market value to book value multiple) to $16.07 (based on the precedent transactions' median aggregate value to LTM EBITDA multiple). The various information used in such analysis was derived from the same sources as for the comparable company analysis.

     PRECEDENT
     TRANSACTION(1)                                      MULTIPLE
     --------------                                      --------
                                            EPS  BOOK VALUE REVENUE EBITDA EBIT
                                           (LTM)   (LTM)     (LTM)  (LTM)  (LTM)
                                           ----- ---------- ------- ------ -----
      High................................ 37.4     4.7       3.3    17.8  32.6
      Low................................. 21.7     1.9       1.0     8.1  14.3
      Median.............................. 30.2     2.9       1.6    13.9  18.6

    --------
    (1) Morgan Stanley did not regard the multiples derived from the precedent transactions analysis to be meaningful given that the Allied Acquisition was not fully reflected in NHL's financial condition and results of operations.

    Discounted Cash Flow Analysis. The stand-alone asset value of NHL was determined by adding (i) the present value of the projected unlevered free cash flows of NHL over a 9-year period from 1995 through 2003 and (ii) the present value of NHL's 2003 terminal value. The stand-alone equity value was determined by subtracting NHL's net debt as of September 30, 1994 from NHL's asset value. The terminal value of NHL at the end of the 9-year period was determined by projecting a range of nominal perpetual growth rates of NHL's unlevered free cash flow after 2003 of 3%, 4% and 5%. Earnings were projected assuming NHL performed in accordance with NHL's management's forecast and certain extrapolations thereof. The unlevered free cash flows and terminal value of NHL were discounted to present values using a 13%, 13.5% and 14% discount rate, representing NHL's weighted average cost of capital as determined by the capital asset pricing model. This analysis resulted in a range of values for NHL of between $752.3 million and $1,116.3 million (or $8.88 to $13.17 per share ).

  Although Morgan Stanley considered all three valuation methodologies outlined above, it placed greater reliance on the discounted cash flow analysis in forming its opinion and did not present to the NHL Board a range of values for NHL derived from the comparable company analysis or the precedent transaction analysis because of certain difficulties in applying the multiples derived from the comparable company analysis and the precedent transaction analysis to NHL given the effect of the Allied Acquisition on NHL's LTM results of operations and because of the relative lack of comparable companies whose financial condition approximates NHL's. When calculating LTM results for NHL, Morgan Stanley subtracted from the results for the fiscal year ended December 31, 1993 the results for the nine months ended September 30, 1993 and added the results for the nine months ended September 30, 1994. Since NHL completed the Allied Acquisition on June 21, 1994, the LTM results for the twelve months ended September 30, 1994 do not portray NHL's financial results giving full effect to the Allied Acquisition, and Morgan Stanley did not deem it appropriate to use these results as basis to imply a value for NHL. Both comparable company analysis and precedent transaction analysis require complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, and other factors that can affect the public trading value or the acquisition value of the companies being compared. Accordingly, mathematical analysis (such as determining average or median multiples) is not, in itself, a meaningful application of comparable company analysis or precedent transaction analysis. In addition to the valuation methodologies described above and given that the structure of the clinical laboratory industry may allow for significant synergies to arise from business combinations, Morgan Stanley also considered the estimated value of the synergies expected to result from the proposed transaction in forming its opinion. Based on preliminary estimates of such synergies, developed by the managements of both NHL and RBL, the Surviving Corporation is expected to realize annualized pretax operating savings of between $80 million and $90 million within three years following the Merger. Assuming a 40% tax rate, such savings, after taxes, would amount to between $48 million and $54 million, or approximately $0.39 to $0.44 per share of common stock of the Surviving Corporation. Using price/earnings multiples ranging from 15x to 18x, the aggregate after tax value of such synergies, when fully realized, would amount to between $5.85 and $7.92 per share of common stock of the Surviving Corporation. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER--Operations After the Merger" for a discussion of the synergies that are expected to be realized in connection with the Merger. NHL expects to record a restructuring charge of approximately $84 million in connection with the Merger and to incur transaction costs in an amount that cannot be determined at this time but that are estimated to be up to $20 million.

  Transaction Value. For purposes of its opinion as to the fairness, from a financial point of view, to the holders of shares of NHL Common Stock of the consideration, in the aggregate, to be received by such holders pursuant to the Merger Agreement, when considered together with the Warrants currently intended to be dividended to such holders prior to the Merger (collectively, the "Transaction Value"), Morgan Stanley compared the range of stand-alone values it derived for NHL as described above to the Transaction Value. In order to determine the Transaction Value for purposes of its opinion, Morgan Stanley applied a range of multiples (ranging from 15x to 18x) to the Surviving Corporation's estimated 1995 earnings per share (which estimate gave effect to, among other things, the estimated combined net income of NHL and RBL, expected synergies, goodwill amortization and interest charges) to arrive at a range of projected market values for the shares of the Surviving Corporation. The Warrants are intended to have a value of approximately $1.00 per share to holders of NHL Common Stock prior to the Effective Time. However, the actual value of the Warrants will ultimately depend upon several market factors including, but not limited to, general market conditions and the Surviving Corporation's volatility and pro forma trading value, on which Morgan Stanley has not separately opined. The assumed value of the Warrants was determined based upon the following parameters, which were agreed upon by NHL, Roche and their respective financial advisors: an assumed volatility of approximately 43% for the Surviving Corporation, a five year maturity, an assumed pro forma trading value for the Surviving Corporation of approximately $16.00 and a strike price of $22.00. By adding $6.60 (the sum of the Cash Consideration per share and the estimated per share value of the Warrant) to NHL's pro rata share of such market values, Morgan Stanley arrived at a reference range of Transaction Values of between $16.65 and $18.66 per share.

  As indicated above, a stand-alone valuation of NHL based on a comparable company analysis or a precedent transaction analysis would not be meaningful given that NHL's LTM results do not portray NHL's financial results giving full effect to the Allied Acquisition. In arriving at its opinion, Morgan Stanley considered NHL's stand-alone discounted cash flow valuation of $8.88 to $13.17 per share, the value of the synergies of between $5.85 to $7.92 per share of common stock of the Surviving Corporation, the average trading price of NHL Common Stock over the twelve months preceding the announcement of the Merger Agreement of $12.94, and determined that the reference range of Transaction Values of between $16.65 and $18.66 per share was fair to NHL's stockholders from a financial point of view.

  The summary set forth above does not purport to be a complete description of the analyses performed by Morgan Stanley. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses (and, as described above, accorded the most weight to the discounted cash flow analysis) and may have deemed various assumptions more or less probable than other assumptions. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NHL or RBL. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which such businesses actually may be sold. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the consideration to be received by holders of NHL Common Stock, and were provided to the NHL Board of Directors in connection with the delivery of Morgan Stanley's opinion. Because such analyses are inherently subject to uncertainty, none of NHL, the NHL Board of Directors or management, Morgan Stanley or any other person assumes responsibility if future events do not conform to the judgments reflected in the opinion of Morgan Stanley. Morgan Stanley's opinion was addressed to the fairness, from a financial point of view, of the consideration to be received by holders of NHL Common Stock in the NHL Share Conversion and the Warrant Distribution and was not a recommendation as to the amount of the consideration to be paid or received.

  The NHL Board of Directors retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is a nationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley has provided, and continues to provide, certain other financial advisory, investment banking and agency services to NHL and its affiliates. Morgan Stanley provided financial advisory and other services, including the rendering of a fairness opinion, to NHL in connection with the Allied Acquisition and NHL's proposed acquisition of Damon Corporation, and received fees of $500,000 and $750,000, respectively, in connection therewith. Morgan Stanley has underwritten equity offerings by NHL.

  Pursuant to a letter agreement dated December 16, 1994, between NHL and Morgan Stanley (the "Engagement Letter"), Morgan Stanley agreed to render a fairness opinion and to provide limited financial advisory services to NHL. Morgan Stanley will receive from NHL a fee of $3.75 million for rendering a fairness opinion concerning the Merger and for its role as a limited financial advisor. In addition, the Engagement Letter with Morgan Stanley provides that NHL will reimburse Morgan Stanley for its reasonable out-of-pocket expenses and will indemnify Morgan Stanley against certain liabilities incurred in connection with its services.

REASONS OF RBL AND HLR FOR THE MERGER

  The Board of Directors of each of RBL and HLR believe that the Merger is in the best interest of RBL and HLR because the operations and business of NHL are strategically complementary with those of RBL. The Boards believe the Merger will create a more diversified clinical laboratory capable of providing a broad range of high quality testing and related services on a nationwide basis. Additionally, the Boards of RBL and HLR regard the combination of NHL's strengths in marketing and client relations and RBL's growing specialized testing and other niche businesses, as well as RBL's experience in centralized management and information systems, as significant benefits for the combined entity. The Board of Directors of each of RBL and HLR was also favorably influenced by their understanding that certain persons familiar with RBL's business and operations would serve as executive officers and/or directors of the Surviving Corporation, including that Mr. Mac Mahon would serve as Vice Chairman during the Initial Period and as Chairman of the Board of Directors following such period, that Dr. Powell would serve as President and Chief Executive Officer of the Surviving Corporation and by their understanding that the Stockholder Agreement would contain governance provisions appropriate in light of HLR's substantial minority interest in the Surviving Corporation. The possibility of efficiencies in the operations of the Surviving Corporation through the consolidation of NHL's and RBL's operations and the elimination of redundant expenses and associated cost savings was also viewed favorably by the Boards of RBL and HLR.

EXCHANGE AGENT; PROCEDURES FOR EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES

  Exchange Agent. The Merger Agreement requires (i) HLR to deposit at or prior to the Effective Time, with or for the account of a bank or trust company appointed by NHL and HLR for the purpose of paying the Cash Consideration (the "Exchange Agent"), the HLR Cash Contribution, (ii) Roche to provide to NHL, at or prior to the Effective Time, the Roche Warrant Consideration and (iii) NHL to deposit with the Exchange Agent, at or prior to the Effective Time, the NHL Cash Contribution and the Roche Warrant Consideration received from Roche. Pursuant to instructions from the Surviving Corporation, the Exchange Agent will deliver the Cash Consideration to stockholders of NHL who have complied with the Procedures for Exchange of Certificates set forth below. No interest will be paid or will accrue on any cash payable as Cash Consideration.

  Procedures for Exchange of Certificates. As soon as practicable after the Effective Time, the Surviving Corporation will cause the Exchange Agent to send a transmittal form to each holder of NHL Common Stock. The transmittal form will contain instructions with respect to the surrender of certificates representing NHL Common Stock to be converted pursuant to the NHL Share Conversion. Upon surrender of a certificate for shares of NHL Common Stock for cancellation to the Exchange Agent, together with such transmittal form properly completed and duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate will be entitled to receive in exchange a certificate representing the number of shares of NHL Common Stock not redeemed in the NHL Share Conversion and the Cash Consideration which such holder has the right to receive (and cash, if any, payable in lieu of fractional shares). Until surrendered, each certificate will be deemed at any time after the Effective Time to represent only the number of shares of NHL Common Stock and the right to receive the Cash Consideration (and cash, if any, payable in lieu of fractional shares) to which such holder is entitled pursuant to the NHL Share Conversion, and the holder of such certificate will cease to have any rights with respect to the number of shares of NHL Common Stock represented by such certificate immediately prior to the Effective Time in excess of the number of shares of NHL Common Stock to which such holder is entitled pursuant to the NHL Share Conversion, except as otherwise provided in the Merger Agreement or by law.

  From and after the Effective Time, there will be no further registration of transfers of shares of NHL Common Stock converted in the NHL Share Conversion. Any portion of the aggregate Cash Consideration and proceeds from the sale of fractional shares that remains undistributed six months after the Effective Time will be delivered to the Surviving Corporation upon demand, and any holders of such NHL Common Stock who have not theretofore duly surrendered certificates representing shares of NHL Common Stock converted in the NHL Share Conversion must thereafter look only to the Surviving Corporation for the Cash Consideration (and cash, if any, payable in lieu of fractional shares) to which they are entitled). Neither HLR nor the Surviving Corporation will be liable to any holder of shares of NHL Common Stock converted in the NHL Share Conversion for any such Cash Consideration (or cash, if any, payable in lieu of fractional shares) or any certificates for any NHL Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  NHL STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. NHL STOCKHOLDERS SHOULD NOT FORWARD NHL STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS.

  No Fractional Shares. No fractional shares of NHL Common Stock will be issued to any NHL stockholder or holder of NHL Employee Stock Options in connection with the consummation of the Merger. In lieu of any such fractional shares, each holder of NHL Common Stock who otherwise would be entitled to receive a fractional share of NHL Common Stock pursuant to the Merger will be paid an amount by check, without interest, equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of NHL Common Stock (the "Excess Shares"), if any, that would have been issued in the Merger. As soon as practicable following the Effective Time, the Exchange Agent will determine the number of Excess Shares, if any, and the Exchange Agent, as agent of the holders of NHL Common Stock, will sell any such Excess Shares at the prevailing prices on the NYSE. The sales of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Surviving Corporation will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale or sales of Excess Shares. Until the net proceeds of such sale or sales have been distributed to the holders of certificates relating to Excess Shares, the Exchange Agent will hold such proceeds in trust for such holders. As soon as practicable after the determination of the amount of cash to be paid to holders of certificates in lieu of any fractional shares of NHL Common Stock, the Exchange Agent will make available such amounts to such holders.

EXPENSES

  The Merger Agreement provides that (except under the circumstances described under "--Certain Fees" below) NHL and RBL each will pay their own expenses in connection with the Merger and the transactions contemplated thereby, including fees and expenses of their own financial or other consultants, investment bankers, accountants and counsel, except that in the event that RBL's legal and financial advisory fees and expenses exceed in the aggregate those of NHL, HLR or an affiliate will pay the excess amount.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the principal Federal income tax consequences of the Warrant Distribution, the NHL Share Conversion and the Merger Agreement to holders of NHL Common Stock. The discussion is based on the Federal income tax laws and regulations as now in effect and currently interpreted, and does not take into account possible changes in such laws, regulations or interpretations, which changes may be retroactive. The discussion does not reflect the individual tax position of any holder of NHL Common Stock and may not be applicable to holders of NHL Common Stock with a special tax status or tax situation, including but not limited to financial institutions, broker-dealers, holders that are not citizens or residents of the United States, tax-exempt entities and holders that acquired NHL Common Stock upon the exercise of employee stock options or otherwise as compensation. Holders of shares of NHL Common Stock are urged to consult with their own tax advisors regarding the tax consequences of the distribution of Warrants, the NHL Share Conversion and the Merger, including the effects of Federal, state, local, foreign and other tax laws.

  The Warrant Distribution will constitute a nontaxable distribution by NHL of rights to acquire its stock within the meaning of Section 305 of the Code. Accordingly, the distribution of the Warrants will not be a taxable event to holders of NHL Common Stock, and a holder's holding period for the Warrants will include the holder's holding period for the NHL Common Stock. A holder will have no tax basis in the Warrants unless the holder elects to allocate part of its tax basis in NHL Common Stock to the Warrants in a statement attached to the holder's tax return for the taxable year in which the Warrants are distributed. If such election is made by a holder, the tax basis allocated to the Warrants will be equal to the product of (x) the holder's tax basis in NHL Common Stock and (y) the ratio (immediately after the distribution) of the fair market value of the Warrants to the fair market value of NHL Common Stock held by such holder. Upon a sale or a redemption of the Warrants (including a sale of Fractional Warrants), the holder will recognize gain or loss, if any, in an amount equal to the difference between the proceeds of such sale or redemption and the tax basis, if any, allocated to such Warrants. If the Warrants are exercised, the tax basis allocated to the Warrants as a result of the election will be added to the tax basis in the NHL Common Stock that the holder will receive as a result of exercising the Warrants. However, if the Warrants lapse, a holder who made an election to allocate tax basis to the Warrants will not recognize any loss with respect to the Warrants, but the tax basis allocated to the Warrants will be reallocated to the NHL Common Stock.

  The NHL Share Conversion is intended to constitute a redemption of NHL Common Stock within the meaning of Section 317(b) of the Code. It is expected that stockholders of NHL will recognize gain or loss equal to the difference between the amount of cash they receive in respect of the shares being redeemed (and in lieu of fractional share interests) and the tax basis allocated to such shares. A holder's tax basis allocable to the shares redeemed will be the product of
(i) the holder's aggregate tax basis in NHL Common Stock (which will be reduced by the amount of tax basis, if any, allocated to the Warrants) and (ii) the percentage of the holder's NHL Common Stock that is redeemed (i.e., 28% with an adjustment for fractional shares).

  Gain or loss recognized by a holder with respect to shares of NHL Common Stock or Warrants will be capital gain or loss if the NHL Common Stock or Warrants, as the case may be, are held as capital assets, and any such capital gain or loss will be long-term if, as of the date of the disposition, the NHL Common Stock or Warrants had a holding period of more than one year. If gain does not qualify for a long-term capital gain treatment, such gain will be taxable at the same rate as ordinary income.

  The Exchange Agent will be required to withhold 31% of the gross proceeds otherwise payable to a holder or other payee pursuant to the NHL Share Conversion unless either (i) the holder or other payee provides its taxpayer identification number (i.e., social security number or employer identification number) and certifies that such number is correct or (ii) an exemption applies under the applicable law and regulations concerning "backup withholding" of United States Federal income tax. Each holder will be required to complete and sign the main signature form and the Substitute Form W-9 included in the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to NHL and the Exchange Agent.

  Holders of NHL Common Stock will not have any tax consequences resulting from the Merger other than the tax consequences with respect to the distribution of the Warrants and the NHL Share Conversion.

ACCOUNTING TREATMENT

  The Merger will be accounted for by the Surviving Corporation under the purchase method of accounting in accordance with APB No. 16. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time.

EFFECT ON NHL EMPLOYEE STOCK OPTIONS

  The Merger Agreement provides that each NHL Employee Stock Option outstanding on the date of the Merger Agreement will be deemed fully vested, and NHL will use reasonable efforts, including with respect to obtaining consents, to cause each NHL Employee Stock Option to be canceled and terminated immediately prior to the Effective Time in exchange for an amount in cash and shares of NHL Common Stock (in the proportions set forth below) equal to the Option Value Amount, which is defined as the product of (i) the number of shares of NHL Common Stock subject to such NHL Employee Stock Option immediately prior to the Effective Time and (ii) the excess of (1) $18.50 over (2) the per share exercise price of such NHL Employee Stock Option. The Option Value Amount will be payable at the Effective Time as follows: 40% of such amount will be payable in cash and 60% of such amount will be payable in the number of shares of NHL Common Stock obtained by dividing the Option Stock Amount by $15.42, provided that any fractional share resulting from such calculation will be paid in cash, with the value of a whole share for such purpose assumed to be $15.42. All amounts payable as provided in this paragraph will be subject to applicable tax withholding requirements and will be paid without interest. The shares of NHL Common Stock issued upon cancellation and termination of NHL Employee Stock Options will not participate in the NHL Share Conversion and no Warrants will be issued with respect thereto. If all current holders of NHL Employee Stock Options elect to convert all such options to cash and NHL Common Stock (as described above), NHL will issue an additional 557,502 shares of NHL Common Stock to such holders and pay such holders an amount in cash equal to approximately $5.8 million.

  The following example illustrates the operation of the formula described above. If an individual holds NHL Employee Stock Options to purchase 100 shares at an assumed exercise price of $11.75 per share, the formula would operate as follows:

                                                                        $ 18.50
      Option exercise price............................................   11.75
                                                                        -------
        Excess of $18.50 over option exercise price.................... $  6.75
      Number of shares subject to option...............................     100
                                                                        -------
        Option Value Amount............................................ $675.00
                                                                        =======
      Cash payable (40%)............................................... $270.00
                                                                        =======
      Option Stock Amount (60%)........................................ $405.00
        Divide by $15.42............................................... $ 15.42
                                                                        -------
      Shares of NHL Common Stock payable............................... 26.2646
                                                                        =======
      Shares of NHL Common Stock issued................................      26
                                                                        =======
      Fractional amount paid in cash:
        Fractional shares..............................................  0.2646
        Multiply by $15.42............................................. $ 15.42
                                                                        -------
          Cash paid for fractional shares.............................. $  4.08
                                                                        =======

  The NHL Employee Stock Options with respect to which the requisite consents are not obtained will not be canceled, but instead will be immediately converted as of the Effective Time into an Adjusted Option to purchase the Option Conversion Number (the number of shares of NHL Common Stock purchasable pursuant to the NHL Employee Stock Option related to such Adjusted Option multiplied by the Conversion Number) of shares of NHL Common Stock. Each Adjusted Option will have substantially the same terms as the Employee Stock Option to which it is related, except that: (i) the Adjusted Option will be deemed fully vested and (ii) the exercise price of an Adjusted Option will be an amount equal to the exercise price of the NHL Employee Stock Option related to such Adjusted Option as of the date of the Merger Agreement divided by the Conversion Number, which will be a number equal to (i) the sum of (x) the product of (A) the average closing price of a share of NHL Common Stock on NYSE Composite Tape for the period of five consecutive trading days beginning on the trading day following the date on which the Effective Time occurs, which is the Post Merger Value, and (B) 0.72 and (y) $6.60 divided by (ii) the Post Merger Value.

  The following example illustrates the operation of the formula described above. If an individual holds NHL Employee Stock Options to purchase 100 shares at an assumed exercise price of $11.75 per share, and assuming that the average closing price of a share of NHL Common Stock for the period of five consecutive trading days beginning on the trading day following the date on which the Effective Time occurs is $12.00, such options will be converted into options to purchase 127 shares of NHL Common Stock at an exercise price of $9.25 per share, determined as follows:

        Conversion Number           = ($12.00 X .72) + $6.60
                                      ----------------------
                                              $12.00

                                    = $8.64 + $6.60 = 1.27
                                      ----------------------
                                          $12.00

        Option Conversion Number    = 100 X 1.27 = 127

        Adjusted Exercise Price     = $11.75 = $9.25
                                      ------
                                       1.27

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the NHL Board with respect to the Merger, stockholders should be aware that certain directors and executive officers of NHL have interests in the Merger which may be different from, or in addition to, the interests of NHL's stockholders generally. The NHL Board was aware of these interests and considered them, among other items, in approving the Merger Agreement and the transactions contemplated hereby. These interests include the following: certain directors and executive officers of NHL hold shares of NHL Common Stock, for which they will receive the same consideration in the Merger as other NHL stockholders, in the amounts set forth below under "Merger Consideration". Certain directors and executive officers of NHL have NHL Employee Stock Options, which may be cancelled in connection with the Merger in exchange for a payment in cash and shares of NHL Common Stock as described above under "Effect on NHL Employee Stock Options" and below under "Employee Stock Options". As described below under "Employment Contracts", certain executive officers of NHL have employment contracts with NHL pursuant to which such persons may terminate their employment for "good reason" (which is defined generally in the employment agreements to include an assignment of duties that is materially inconsistent with the status of such persons as executive officers, an adverse alteration in the nature of the responsibilities of such person, a reduction in salary or guaranteed bonus, or a material breach of such employment agreements by NHL--certain of which circumstances may occur as a result of the contemplated consolidation of certain NHL and RBL operations following the Merger), whereupon significant payments and other benefits may be required to be provided to such persons. In addition, as described below, James
R. Maher, the current President and Chief Executive Officer of NHL, will receive a special bonus in connection with the Merger. Finally, the directors and officers of NHL will be entitled to indemnification as described below under "Indemnification and Insurance" and NHCG will be entitled to the registration rights set forth under "Registration Rights".

  Merger Consideration. The following table sets forth the number of shares of NHL Common Stock owned by directors and executive officers of NHL as of March 29, 1995, and the number of shares of NHL Common Stock and the amount of cash to be received by such persons in the NHL Share Conversion and the number of Warrants to be received by such persons in the Warrant Distribution:

                                          SHARES OF NHL       CASH CONSIDERATION TO     WARRANTS TO BE
                      NUMBER OF        COMMON STOCK TO BE      BE RECEIVED IN THE       RECEIVED IN THE
                     SHARES OWNED   RECEIVED IN THE MERGER(3)        MERGER         WARRANT DISTRIBUTION(3)
                     ------------   ------------------------- --------------------- -----------------------
NHCG (1)              20,176,729          14,527,244.88          $112,989,682.40         3,290,420.97
James R. Maher           140,000             100,800.00              $784,000.00            22,831.20
David C. Flaugh            3,570               2,570.40               $19,992.00               582.20
Howard Gittis             46,000(2)           33,120.00              $257,600.00             7,501.68
Paul A. Marks, M.D.        3,000               2,160.00               $16,800.00               489.24

- --------
(1) A corporation indirectly wholly owned through Mafco Holdings Inc. by Ronald
O. Perelman.
(2) Includes 3,000 shares owned by Mr. Gittis' spouse as to which he disclaims beneficial ownership.
(3) Fractional shares will not be issued in the NHL Share Conversion and fractional Warrants will not be distributed in the Warrant Distribution.

  Employee Stock Options. Certain executive officers of NHL have NHL Employee Stock Options which may be cancelled in connection with the Merger in exchange for a payment in cash and shares of NHL Common Stock as described under "THE MERGER--Effect on NHL Employee Stock Options". If such NHL Employee Stock Options are so cancelled, the amount to be paid in cash and the number of shares of NHL Common Stock to be issued in connection therewith (which shares will not be converted in the NHL Share Conversion) for each of such executive officers is as follows (based on the number of options owned by each person as of March 29, 1995): Mr. Maher: $1,042,500 and 101,410; Mr. Flaugh: $548,750 and
53,379; Mr. Brodnik: $378,750 and 36,842; Mr. Cochrane $1,107,525 and 107,735;
Dr. Leonard: $284,250 and 27,649; Mr. Markus: $284,250 and 27,649; Mr.
Richmond: $68,750 and 6,687; Dr. Slaunwhite: $176,250 and 17,144; Dr. Statland:
$83,750 and 8,146; and Mr. Whalen: $378,750 and 36,842. See "--Effect on NHL
Employee Stock Options". For a description of the ownership interest of directors and executive officers of NHL and their affiliates in the NHL Common Stock, see "THE NHL MEETING--NHL Share Ownership".

  Employment Contracts. NHL has an employment agreement with James R. Maher which provides for his employment as Chief Executive Officer of NHL through December 31, 1995 at an annual salary of $1,000,000 with an annual bonus of $500,000 and an additional discretionary bonus as may be awarded at the discretion of the Board of Directors. If the employment agreement is terminated by Mr. Maher for certain specified reasons, including, but not limited to, (i) the assignment of duties materially inconsistent with Mr. Maher's status as Chief Executive Officer of NHL or resulting in an adverse alteration in the nature of his responsibilities, (ii) a reduction by NHL in the annual salary or annual bonus or a failure by NHL to pay any such amount when due, (iii) the relocation of NHL's principal executive offices to a location more than 50 miles from La Jolla, California or NHL's failure to permit Mr. Maher to maintain his principal places of employment at both NHL's principal executive offices in La Jolla, California and in New York, New York or (iv) the occurrence of a change in control of NHL which, for such purpose, is deemed to occur if Mr. Perelman ceases beneficially to own 5% or more of the combined voting power of NHL's outstanding securities, then NHL will be required to pay Mr. Maher, within five days following the date of such termination, in a lump sum in cash, the sum of (i) any amounts due to Mr. Maher as annual salary and annual bonus, but unpaid, and (ii) $3,000,000. It is anticipated that Mr. Maher's employment agreement will be terminated and he will receive a payment of $3,000,000 as provided therein following the Effective Time. In addition, in connection with the Merger, NHL will pay Mr. Maher a special bonus of $1,000,000, subject to certain conditions, in recognition for his efforts on behalf of NHL with respect to the Merger. The special bonus is in addition to any other payments Mr. Maher may become entitled to under his employment agreement with NHL in connection with the Merger.

  NHL has an amended employment agreement with David C. Flaugh which provides for his employment as Senior Executive Vice President and Chief Operating Officer of NHL through December 31, 1996 at an annual salary of $500,000 with an annual bonus of 50% of the annual salary then in effect and an additional discretionary bonus as may be awarded at the discretion of the Board of Directors. The employment agreement also provides that the duties assigned to Mr. Flaugh will be performed primarily at the offices of NHL in San Diego County, California. If the employment agreement is terminated by Mr. Flaugh for certain specified reasons including (i) the assignment of duties materially inconsistent with Mr. Flaugh's status as Senior Executive Vice President, (ii) a reduction by NHL in the annual salary or annual bonus or a failure by NHL to pay any such amount when due or (iii) a material breach of any of the terms of the employment agreement by NHL, then NHL will be required to pay, in monthly installments, (i) the annual salary Mr. Flaugh would have otherwise received during the remainder of the employment period and (ii) for a period of one year following the date of the expiration of the employment term, in consideration of the performance of specified noncompetition obligations, an amount equal to one-half the annual salary at the rate in effect on the date of expiration of the employment term.

  NHL has amended employment agreements with Timothy J. Brodnik and Robert E. Whalen which provide for each of them to be employed as an Executive Vice President through December 31, 1996 at an annual salary of $325,000 with an annual bonus equal to 50% of the annual salary then in effect and an additional discretionary bonus as may be awarded at the discretion of the Board of Directors. The employment agreements also provide that the respective duties assigned to Mr. Brodnik and Mr. Whalen will be performed primarily at the offices of NHL in Fairfax County, Virginia and in San Diego County, California, respectively. If the respective employment agreements are terminated by Mr. Brodnik or Mr. Whalen for certain specified reasons, including, (i) the assignment of duties materially inconsistent with the status of the office of Executive Vice President of NHL or resulting in an adverse alteration in the nature of the responsibilities associated therewith, (ii) a reduction by NHL in the annual salary or annual bonus or a failure by NHL to pay any such amount when due or (iii) a material breach of any of the terms of the employment agreements by NHL, then NHL will be required to pay, in monthly installments,
(i) the respective annual salary and annual bonus Mr. Brodnik and Mr. Whalen would have otherwise received during the remainder of their respective employment periods and (ii) for a period of one year following the respective dates of expiration of their respective employment terms, in consideration of the performance of specified noncompetition obligations, an amount equal to one-half the annual salary at the rate in effect on the date of expiration of their respective employment terms.

  NHL has an employment agreement with Haywood D. Cochrane, Jr. which provides for his employment as an executive through June 21, 1995 at an annual salary of $500,000 with an annual bonus of not more than $500,000 as well as any other bonus as may be awarded through any executive bonus plan applicable to similar executives of NHL from time to time. In addition, Mr. Cochrane will receive a total of 200,000 stock options in NHL Common Stock pursuant to the NHL 1994 Stock Option Plan, one third of which vested on July 12, 1994 and one third of which will vest on each of July 12, 1995 and July 12, 1996. The employment agreement also provides that the duties assigned to Mr. Cochrane will be performed primarily in La Jolla, California. If the employment agreement is terminated by Mr. Cochrane following a material breach of the terms of the agreement by NHL, then NHL will be required to pay, in monthly installments,
(i) the annual salary Mr. Cochrane would otherwise have received during the remainder of the employment period and (ii) if NHL, in its discretion, elects to have Mr. Cochrane perform specified noncompetition obligations, for a period of 24 months following the date of the expiration of the employment term, an amount equal to one-half of the annual salary at the rate in effect on the date of expiration of the employment term.

  NHL has amended employment agreements with Larry L. Leonard, Ph.D., John Markus and W. David Slaunwhite, Ph.D. which provide for each of them to be employed as an Executive Vice President through December 31, 1996 at an annual salary of $325,000 with an annual bonus equal to 50% of the annual salary then in effect and an additional discretionary bonus as may be awarded at the discretion of the Board of Directors. If the respective employment agreements are terminated by Dr. Leonard, Mr. Markus or Dr.

Slaunwhite for certain specified reasons, including, (i) the assignment of duties materially inconsistent with the status of the office of Executive Vice President of NHL or resulting in an adverse alteration in the nature of the responsibilities associated therewith, (ii) a reduction by NHL in the annual salary or annual bonus or a failure by NHL to pay any such amount when due or
(iii) a material breach of any of the terms of the employment agreement by NHL, then NHL will be required to pay, in monthly installments, (i) the respective annual salary and annual bonus Dr. Leonard, Mr. Markus and Dr. Slaunwhite would have otherwise received during the remainder of their respective employment periods and (ii) for a period of one year following the respective dates of expiration of their respective employment terms, in consideration of the performance of specified noncompetition obligations, an amount equal to one-half the annual salary at the rate in effect on the date of expiration of their respective employment terms.

  NHL has an employment agreement with James G. Richmond which provides for his employment as Executive Vice President/General Counsel through December 31, 1995 at an annual salary of $350,000 with a discretionary bonus as may be awarded at the discretion of the Board of Directors and a deferred bonus equal to $37,500 per quarter plus interest, which deferred bonus is payable in a single cash payment 10 days after the December 31 coincident with, or next following, the date of the end of the employment period or for 18 months after such termination, whichever period is greater. The employment agreement also provides that the duties assigned to Mr. Richmond will be performed primarily at the offices of NHL in La Jolla, California. If the employment agreement is terminated by Mr. Richmond following a material breach of any of the terms of the agreement by NHL, then NHL will be required to pay, (i) the annual salary Mr. Richmond would have otherwise received during the remainder of the employment period, in monthly installments, and (ii) the accumulated deferred compensation, both subject to Mr. Richmond's duty to mitigate his damages by seeking other employment.

  NHL has an amended employment agreement with Bernard E. Statland, M.D., which provides for his employment as Executive Vice President of NHL and Chief Executive Officer of the NHL National Reference Laboratory through December 31, 1995 at an annual salary of $325,000 with an annual bonus equal to 50% of the annual salary then in effect and an additional discretionary bonus as may be awarded at the discretion of the Board of Directors. If the employment agreement is terminated by Dr. Statland following a material breach of any of the terms of the agreement by NHL, then NHL will be required to pay, in monthly installments, (i) the annual salary Dr. Statland would have otherwise received during the remainder of the employment period and (ii) for a period of one year following the date of the expiration of the employment term, in consideration of the performance of specified noncompetition obligations, an amount equal to one-half the annual salary at the rate in effect on the date of expiration of the employment term.

  Indemnification and Insurance. The Merger Agreement provides that the certificate of incorporation and by-laws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in NHL's certificate of incorporation and by-laws on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officers, employees or agents of NHL or RBL (unless such modification is required by law) and such indemnification shall be, to the extent legally permitted, mandatory and not permissive.

  The Delaware Corporation Law provides that all debts, liabilities and duties of constituent corporations merged under such law attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. On this basis, indemnification obligations of RBL that have arisen or arise under New Jersey law or pursuant to the indemnification provisions of the RBL certificate of incorporation or bylaws prior to the Effective Time would be enforceable against the Surviving Corporation. The indemnification provisions contained in the RBL bylaws are substantially similar to those contained in NHL's bylaws.

  In addition, the by-laws of NHL contain a provision, which closely parallels a provision of the Delaware Corporation Law, making the indemnification provisions thereof applicable to any constituent corporation absorbed by NHL in a consolidation or merger. Any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation stands in the same position under the indemnification provisions of the NHL bylaws with respect to the Surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

  The Merger Agreement requires the Surviving Corporation, for a period of six years after the Effective Time, to maintain the current policies of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person covered on the date of the Merger Agreement by RBL's officers' and directors' liability insurance policy or NHL's officers' and directors' liability insurance policy or who becomes covered thereby prior to the Effective Time, provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which in all material respects are no less favorable than those of the policies in effect on the date hereof for so long as such substitution does not result in gaps or lapses in coverage; and provided further that the Surviving Corporation will not be obligated to pay premiums in excess of 200% of the aggregate amount per annum which RBL and NHL paid in their last full fiscal years, but provided further, that the Surviving Corporation will be obligated to provide such coverage as may be obtained for such amount.

  Registration Rights. For a description of certain registration rights granted by NHL to NHCG with respect to shares of NHL Common Stock to be received by NHCG in the Merger and the Warrants to be received by NHCG in the Warrant Distribution (including NHL's agreement to include a resale prospectus with respect to such securities in the Registration Statement, to keep the Registration Statement effective for up to three years (if necessary) and to pay certain associated expenses), see "THE SHARING AND CALL OPTION AGREEMENT". See also "CERTAIN CONSIDERATIONS".

NO SOLICITATION

  The Merger Agreement provides that NHL may not, nor may it permit any of its subsidiaries to, nor may it authorize or permit any officer, director or employee of, or any investment banker, attorney or other adviser or representative of, NHL or any of its subsidiaries to, directly or indirectly
(i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. However, to the extent required by the fiduciary obligations of the Board of Directors of NHL, as determined in good faith by the Board of Directors based on the advice of outside counsel, NHL may, (i) in response to an unsolicited request therefor, furnish information with respect to NHL to any person pursuant to a customary confidentiality agreement (as determined by NHL's outside counsel) and discuss such information (but not the terms of any possible Acquisition Proposal) and the terms of this provision of the Merger Agreement with such person and (ii) upon receipt by NHL of an Acquisition Proposal, following delivery of notice to HLR, participate in negotiations regarding such Acquisition Proposal. Any violation of these restrictions by any officer, director or employee of NHL or any of its subsidiaries or any investment banker, attorney or other advisor or representative of NHL or any of its subsidiaries will be deemed to be a violation by NHL.

RIGHT OF THE NHL BOARD OF DIRECTORS TO WITHDRAW RECOMMENDATION UPON RECEIPT OF A SUPERIOR PROPOSAL

  Under the Merger Agreement, neither the Board of Directors of NHL nor any committee thereof may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to RBL or HLR, the approval or recommendation of the Board of Directors or any such committee thereof of the Merger Agreement or the Merger (or the other transactions contemplated thereby), (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or
(iii) enter into any agreement with respect to any Acquisition Proposal. However, if the Board of Directors of NHL receives an Acquisition Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors after reviewing the advice of outside counsel) it determines to be a Superior Proposal, the Board of Directors of NHL may withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, approve or recommend such Superior Proposal, enter into an agreement with respect to such Superior Proposal or terminate the Merger Agreement, in each case at any time after the second business day following HLR's receipt of written notice of such Superior Proposal.

CERTAIN FEES

  The Merger Agreement requires NHL to pay to HLR, in immediately available funds, $30.0 million, plus up to an additional $7.0 million as reimbursement of Expenses, promptly after the termination of the Merger Agreement (i) by NHL (in accordance with the provision described under "Right of NHL Board of Directors to Withdraw Recommendation Upon Receipt of a Superior Proposal" above) or by HLR (if the NHL Board of Directors has withdrawn its recommendation of the Merger, the Merger Agreement or the transactions contemplated thereby), if, in either case, any person or group (as defined in Section 13(d)(iii) of the Exchange Act) (other than HLR or an affiliate of HLR) has made an Acquisition Proposal (excluding for this purpose any indication of interest that has not resulted in an offer or proposal) or become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least 20% of the outstanding shares of NHL Common Stock or (ii) by HLR (if the NHL Board of Directors has recommended or approved any Acquisition Proposal other than an Acquisition Proposal made by HLR or a controlled affiliate of HLR).

                               PLAN OF FINANCING

  It is estimated that the total funds required to pay the aggregate Cash Consideration to be paid to stockholders of NHL in the Merger will be approximately $474,700,000. This amount will be financed from three sources:
(i) the NHL Cash Contribution (in the amount of $288,000,000) out of the proceeds of the NHL Borrowings in an equal amount, (ii) the HLR Cash Contribution (in the amount of $135,651,100) and (iii) the Roche Warrant consideration (in the amount of $51,048,900). NHL has received and accepted a commitment from Credit Suisse contained in a commitment letter (the "Credit Suisse Commitment Letter") for a credit facility (a) to refinance NHL's existing indebtedness (including, as of December 31, 1994, a revolving credit facility of $213.0 million and a term loan facility of $380.0 million entered into in connection with the Allied Acquisition Financing), (b) to refinance certain of RBL's existing indebtedness, (c) to finance the NHL Cash Contribution, (d) to pay transaction costs and expenses associated with the Merger and (e) for general corporate purposes of the Surviving Corporation and its subsidiaries.

  It is a condition to the Merger that NHL shall have obtained the NHL Borrowings. In addition, the Merger Agreement requires HLR and RBL to use their good faith best efforts to assist NHL in NHL's effecting of the refinancing of NHL's existing indebtedness and obtaining the NHL Borrowings.

DESCRIPTION OF BANK FACILITY

  General. In connection with the consummation of the Merger, NHL expects to obtain bank financing consisting of (i) not more than $800,000,000 as a six year amortizing senior term loan facility (the "Term Loan Facility") and (ii) not more than $450,000,000 as a senior five year revolving credit facility (the "Revolving Credit Facility" and together with the Term Loan Facility, the "Bank Facility"). The Bank Facility will be provided pursuant to the terms of, and will become effective only upon the execution and delivery of, mutually satisfactory definitive loan documentation for the Credit Agreement. Pursuant to the Credit Suisse Commitment Letter, Credit Suisse has committed (the "Commitment"), subject to certain conditions, to provide the full amount of the Bank Facility. The following description constitutes a summary of the expected principal terms of the Credit Agreement based upon a draft of the agreement currently being negotiated. The definitive Credit Agreement may contain more or less restrictive provisions (including, but not limited to, those relating to interest rates and fees) than those referred to below.

  Guaranty. The Bank Facility (including Competitive Bid Advances, as defined below) will be unconditionally and irrevocably guaranteed by certain of the Surviving Corporation's subsidiaries (each, a "Subsidiary Guarantor"), including National Health Laboratories Incorporated and Allied.

  Syndication. Credit Suisse (New York Branch) will act as sole agent under the Bank Facility. Credit Suisse (New York Branch) intends to syndicate the Bank Facility to additional banks and other financial institutions (the "Lenders"), and, as agent for the Lenders, Credit Suisse will manage all aspects of the syndication.

  Interest Rates and Facility Fees. The Surviving Corporation will pay interest, as set forth in the chart below, on unpaid principal advanced under the Bank Facility at a rate per annum equal to the Base Rate (as defined below) plus the applicable Base Rate Margin (as set forth below) or the Eurodollar
Rate (as defined below) plus the applicable Eurodollar Rate Margin (as set forth below). "Eurodollar Rate" means the reserve adjusted average (rounded upward to the next higher 1/16 of 1%) of the rates at which deposits are offered by Credit Suisse to prime banks in the London interbank market. "Base Rate" means the higher of Credit Suisse's base rate and the federal funds rate plus 0.5% per annum. During the term of the Revolving Credit Facility, a competitive bid option also will be available, advances pursuant to which ("Competitive Bid Advances") will reduce availability under the Revolving Credit Facility. Competitive Bid Advances may be requested on a fixed rate basis or on another basis (e.g., LIBOR) specified by the Surviving Corporation in its solicitation of Competitive Bid Advances.

  For as long as the HLR Group Interest remains at least 25%, applicable interest margins and facility fees (facility fees will be payable against commitment amounts regardless of usage) would be fixed as set forth below:

                                                     REVOLVING CREDIT TERM LOAN
                                                         FACILITY     FACILITY
                                                     ---------------- ---------
        Eurodollar Rate Margin......................      0.25%         0.375%
        Facility Fee................................      0.125%        0.0%
        Base Rate Margin............................      0.0%          0.0%

  In the event there is a reduction in the HLR Group Interest to below 25%, applicable interest margins and facility fees will not be determined as set forth above, but instead will be determined based upon the Surviving Corporation's Interest Coverage Ratio and Leverage Ratio (each as defined below), as set forth in the chart below:

                                       LEVEL  I(1) LEVEL II LEVEL III LEVEL IV
                                       ----------- -------- --------- ---------
RATIOS:
- -------
  Interest Coverage Ratio greater than
   or equal to:.......................              5.0:1.0   6.0:1.0   7.0:1.0
    and
  Leverage Ratio of less than or equal             2.50:1.0 2.00:1.00 1.50:1.00
   to:................................
INTEREST AND FACILITY FEES:
- ---------------------------
  TERM LOAN FACILITY:
    Term Loan Facility Eurodollar Rate
     Margin...........................    1.50%     1.25%     1.00%     0.75%
    Term Loan Facility Base Rate Mar-
     gin..............................    0.50%     0.25%     0.0%      0.0%
  REVOLVING CREDIT FACILITY:
    Revolving Credit Facility
     Eurodollar Rate Margin...........    1.00%     0.875%    0.75%     0.625%
    Revolving Credit Facility Base
     Rate Margin......................    0.0%      0.0%      0.0%      0.0%
    Revolving Credit Facility Fee.....    0.50%     0.375%    0.25%     0.125%

- --------
(1) The Surviving Corporation's performance will be deemed to be at Level I if it does not meet the requirements of Level II, III or IV.

"Interest Coverage Ratio", as defined in the Credit Agreement, means, with respect to any specified period, a ratio of (a) "EBITDA" (defined generally, for the purposes of the Credit Agreement, as consolidated earnings before deduction of interest, taxes, depreciation and certain non-cash adjustments) (subject to certain adjustments under certain circumstances) to (b) the sum of interest expense on all Debt (as defined in the Credit Agreement) of the Surviving Corporation and its subsidiaries on a consolidated basis in accordance with generally accepted accounting principles, including certain types of indebtedness specified in the Credit Agreement, to the extent not otherwise included in accordance with generally accepted accounting principles. "Leverage Ratio", as defined in the Credit Agreement means, with respect to any fiscal quarter, the ratio of (a) the total Consolidated Debt (as defined in the Credit Agreement) of the Surviving Corporation and its subsidiaries as of the last day of such fiscal quarter to (b) EBITDA (subject to certain adjustments in certain circumstances) for any specified period ended at the end of such fiscal quarter.

  Default interest will be equal to the rate of interest applicable to each defaulted advance, plus 200 basis points (2.00%) per annum.

  Availability. The entire amount of the Term Loan Facility will be drawn down in one advance shortly before the Effective Time.

  The Revolving Credit Facility will provide revolving credit, with minimum borrowings of at least $10 million, for five years beginning on or about the Effective Time, subject to mandatory commitment reductions described below. Revolving Credit Facility availability will be reduced by Competitive Bid Advances outstanding from time to time.

  Term Loan Amortization. Total amortization of the Term Loan Facility for each 12-month period following the Effective time shall be made (in quarterly installments) in accordance with the following table:

        YEAR ENDING APRIL                                              AMOUNT
        -----------------                                              ------
        1996....................................................... $ 50,000,000
        1997.......................................................   75,000,000
        1998.......................................................  150,000,000
        1999.......................................................  150,000,000
        2000.......................................................  175,000,000
        2001.......................................................  200,000,000
                                                                    ------------
        Total...................................................... $800,000,000
                                                                    ============

  Mandatory and Optional Commitment Reduction/Prepayment. The amounts available under the Revolving Credit Facility will be subject to certain mandatory permanent reduction and prepayment requirements and the Term Loan Facility will be subject to specified mandatory prepayment requirements as follows: (i) the proceeds of debt issuances, subject to certain exceptions, must first be applied to repay scheduled Term Loan Facility payments until the Term Loan Facility is repaid in full and then to reduce the commitments and advances under the Revolving Credit Facility; and (ii) the proceeds of certain asset sales, unless reinvested within one year of the applicable asset sale in productive assets of a kind then used or usable in the business of the Surviving Corporation and its subsidiaries, must first be applied to scheduled Term Loan Facility payments until the Term Loan Facility is repaid in full and then to reduce the commitments and advances under the Revolving Credit Facility.

  Optional reductions of the commitment for the Revolving Credit Facility and optional prepayments under the Term Loan Facility will be permitted at any time subject to certain conditions.

  Representations and Warranties. The Credit Agreement will contain certain customary representations and warranties with respect to NHL and its subsidiaries and, to the best knowledge of NHL, with respect to RBL and its subsidiaries and HLR, including, without limitation, the following: (i) the corporate existence and power of NHL, RBL and each Subsidiary Guarantor, including the qualification to do business as a foreign corporation in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined in the Credit Agreement), and the validity of the NHL Common Stock; (ii) the corporate existence and power of NHL's and RBL's material subsidiaries and the ownership of the stock of such subsidiaries;
(iii) the authorization of the execution, delivery and performance of, and the binding effect of, the Loan Documents and the Transaction Documents (each, as defined in the Credit Agreement) and the absence of any contravention of the certificate of incorporation or the by-laws of each relevant person's organizational documents, or any violation of any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award which would conflict with or result in breach of certain contracts binding or affecting NHL, RBL or their subsidiaries which is reasonably likely to have a Material Adverse Effect; (iv) the absence of the need for any action by or filing with, any governmental authority or regulatory body with respect to (A) the execution, delivery and performance by NHL, RBL, any Subsidiary Guarantor or any other relevant party of any Loan Document or Transaction Document to which it is a party, or (B) the exercise by Credit Suisse or any Lender of its rights under the Loan Documents; (v) the due execution and delivery of each Loan Document and each Transaction Document by each party thereto; (vi) the accuracy of audited consolidated financial statements of each of NHL and RBL for 1994 and unaudited pro forma financial information of NHL, which were provided to each Lender; (vii) the absence of any Material Adverse Change

(as defined in the Credit Agreement) with respect to NHL, RBL and their subsidiaries or HLR; (viii) the absence of material litigation involving NHL, RBL or any of their respective subsidiaries, which is reasonably likely to have a Material Adverse Effect; (ix) the nature of NHL's and RBL's employee benefit plans and arrangements and the compliance of the plans with the applicable provisions of ERISA; (x) environmental compliance by NHL, RBL and their subsidiaries; (xi) the non-investment company status of NHL, RBL and their subsidiaries; (xii) the filing of tax returns and payment of taxes by NHL, RBL and their subsidiaries; (xiii) the qualification of the Merger as a reorganization within the meaning of Section 368(a)(1) of the Code; (xiv) NHL's non-engagement in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in the Credit Agreement); (xv) the solvency of NHL, RBL and the Subsidiary Guarantors; (xvi) the ownership of NHL Common Stock by HLR and its affiliates, after giving effect to the Merger;
(xvii) the secured and unsecured indebtedness of NHL, RBL and their subsidiaries of $5 million or more at the Effective Time; and (xviii) the sufficiency of NHL's assets, properties and rights at the Effective Time, giving effect to the Merger, in order for the Surviving Corporation to conduct business as presently conducted and as proposed to be conducted.

  Conditions Precedent. The obligations of each Lender to make an advance as of the Effective Time are subject to customary conditions precedent, including the following (i) the Effective Time shall have occurred on or before June 1, 1995;
(ii) Credit Suisse shall have received appropriate certificates, legal opinions and recent financial information with respect to NHL and RBL; (iii) all outstanding debt under the Allied Acquisition Financing shall have been prepaid; (iv) there shall have occurred no Material Adverse Change relating to NHL or RBL; (v) NHL shall have paid accrued fees and expense of Credit Suisse and the Lenders (including the reasonable fees and expenses of Credit Suisse's special counsel); (vi) the representations and warranties shall be true and correct; (vii) there shall have been be no defaults or material litigation; and
(viii) Credit Suisse shall have received satisfactory evidence of the authority of NHL to enter into the Credit Agreement and shall have received a guaranty signed by the Subsidiary Guarantors.

  Covenants. Under the Credit Agreement NHL will agree to certain customary covenants pursuant to which, among other things, (i) the Surviving Corporation will comply, and cause each of its subsidiaries to comply, with all applicable laws, rules, regulations and orders, the failure to comply with which would be reasonably likely to have a Material Adverse Effect on the Surviving Corporation; (ii) the Surviving Corporation will comply, and cause each of its subsidiaries to comply, with environmental laws and permits applicable to its operations and properties; (iii) the Surviving Corporation will maintain, and cause each of its subsidiaries to maintain, insurance adequate insurance with reputable insurance companies; (iv) the Surviving Corporation will preserve and maintain, and cause each of its subsidiaries to preserve and maintain, its corporate existence, rights and franchises, subject to certain exceptions; (v) the Surviving Corporation shall permit, upon reasonable prior notice, Credit Suisse or any Lender, to the extent reasonably requested, to examine and make copies of, and abstracts from the records and books of account of, and visit the properties of, NHL and of its subsidiaries; (vi) the Surviving Corporation will keep, and cause each of its subsidiaries to keep, proper books of record and account to the extent necessary to permit the preparation of financial statements required to be delivered under the Credit Agreement; (vii) the Surviving Corporation will maintain and preserve, and cause each of its subsidiaries to maintain and preserve, all of its properties in good working order and condition; (viii) not later than 180 days immediately after the Effective Time, the Surviving Corporation will enter into and thereafter maintain interest rate hedge agreements covering at least 50% of the Term Loan Facility advances, such agreements having terms and conditions satisfactory to Credit Suisse; and (ix) the Surviving Corporation will comply with certain reporting requirements by furnishing to Credit Suisse: (A) on a quarterly basis consolidated financial statements for each of the first three quarters during each fiscal year and on an annual basis, copies of each annual report on Form 10-K, together with notice whether a default under the Bank Facility has occurred and is continuing, (B) annual management financial models, (C) copies of certain filings with the SEC, (D) copies of certain reports and notices received or filed in connection with ERISA and notices relating thereto, (E) copies of IRS notices with respect to material additional tax liability, (F) within 45 days of the end of each month during the 12-month period following the Effective Time, copies of summary reports prepared by the chief financial officer of the Surviving

Corporation reviewing significant business and financial issues and (G) such other information as any Lender may reasonably request.

  In addition, the Credit Agreement will contain certain negative covenants, subject to such baskets and exceptions as the parties may agree, pursuant to which the Surviving Corporation or its subsidiaries will agree not to (i) create or permit the creation of certain liens, (ii) grant guaranties, (iii) engage in certain mergers or certain sales of assets, (iv) invest in certain other persons, (v) engage in certain acquisitions outside the ordinary course of business, (vi) incur additional debt or prepay other debt, subject to certain exceptions, (vii) pay dividends to the Surviving Corporation's stockholders or repurchase outstanding securities of the Surviving Corporation, subject to certain exceptions if certain specified performance levels are achieved, (viii) change the nature of their business, (ix) increase lease obligations over certain levels, (x) make capital expenditures over certain levels, (xi) adopt accounting changes without the consent of the Lenders, (xii) make certain prepayments or redemptions of debt subject to certain exceptions, or (xiii) subject to certain exceptions, enter into any agreement prohibiting the creation or assumption of any lien on the assets of the subsidiaries of the Surviving Corporation.

  Financial Covenants. In addition, the Credit Agreement will contain financial covenants, including with respect to the Interest Coverage Ratio, the Leverage Ratio and minimum stockholders' equity. The covenants will be tested quarterly.

  Events of Default. The Credit Agreement will set forth certain customary events of default, including (i) the failure to make any principal payment when due; (ii) failure to pay interest, fees or other payments within five business days of the date due; (iii) the breach of any representation or warranty; (iv) default in any covenant or financial covenant (subject in certain cases to a grace period); (v) the imposition of a nonmonetary judgment which remains unstayed for 30 days which is likely to have a Material Adverse Effect on the Surviving Corporation or its subsidiaries; (vi) default under any other indebtedness in excess of $25,000,000; (vii) certain events of bankruptcy or insolvency; (viii) the occurrence of a Change of Control of the Surviving Corporation (as defined in the Credit Agreement, including the acquisition by a person or group other than HLR or its affiliates of 51% of the outstanding stock of the Surviving Corporation); (ix) certain ERISA defaults; (x) the imposition of an individual final judgment in excess of $25,000,000, or one or more final judgments aggregating more than $50,000,000, in each case which is unstayed for 30 days and not covered by insurance, and (xi) any material provision of any Loan Document being judicially determined to be invalid and non-binding or unenforceable or the Surviving Corporation or any Subsidiary Guarantor so asserting in writing.

  Cost and Yield Protection. The Credit Agreement will contain standard provisions limiting the costs of and protecting the yield of the Lenders, including provisions relating to illegality, inability to determine rate, funding losses, and increased costs or reduced return, including those arising from reserve requirements, taxes and capital requirements.

  Assignment. Lenders will be permitted (i) to sell assignments (other than Competitive Bid Advances) in specified amounts to other Lenders or affiliates or, subject to the consent of the Surviving Corporation (not to be unreasonably withheld), to certain other specified lenders, and (ii) to sell participations in all or part of their loans or commitments.

  Amendments and Waivers. Amendments to and waivers of provisions of the Loan Documents may be made or given by the lenders holding a majority of the advances and commitments under the Bank Facility, except for, among other things: increases in commitment amounts; reduction of principal, interest, fees or other amounts payable to the Lenders; postponement of final maturity and waiver of conditions to the financing closing, each of which will require the consent of all the lenders.


  Expenses and Indemnification. The Surviving Corporation will pay all of Credit Suisse's and its affiliates' (including CS First Boston's) reasonable out-of-pocket costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, the fees and expenses of counsel). The Surviving Corporation will also pay all expenses incurred by the Lenders in connection with the enforcement of the rights and remedies available to any of them under the Loan Documents. NHL will agree to indemnify and hold harmless Credit Suisse and each Lender and their affiliates from and against any and all claims, damages, losses, liabilities and expenses that may be incurred by or asserted or awarded against any of such parties, in each case arising out of or in connection with or by reason of any investigation, litigation or proceeding arising out of, related to or in connection with the Loan Documents and the transactions contemplated thereby.

                              THE MERGER AGREEMENT

  The following is a brief summary of all material provisions of the Merger Agreement not described elsewhere in this Proxy Statement/Prospectus. The Merger Agreement is included as Annex I to this Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

  The Merger. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the stockholders of NHL and the satisfaction or waiver of the other conditions to the Merger, RBL will be merged with and into NHL (with NHL being the Surviving Corporation). The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey. The filing of the Certificate of Merger will occur as soon as practicable after satisfaction or waiver of the conditions to the Merger. The Surviving Corporation will possess all the rights, privileges, powers and franchises and be subject to all restrictions, disabilities and duties of NHL and RBL, all as provided by the Delaware Corporation Law.

  Conversion of Shares. At the Effective Time, each outstanding share of NHL Common Stock (other than shares of NHL Common Stock owned by RBL or HLR and other than Dissenting Common Shares) will be converted in the NHL Share Conversion into (i) 0.72 of a share of NHL Common Stock and (ii) the right to receive $5.60 in cash, without interest. No fractional shares of NHL Common Stock will be issued in the Merger and, in lieu thereof, each holder of NHL Common Stock who otherwise would be entitled to receive a fractional share of NHL Common Stock pursuant to the Merger will be paid an amount in cash, without interest, equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of NHL Common Stock, if any, that would have been issued in the Merger. See "THE MERGER--Exchange Agent; Procedures for Exchange of Certificates; No Fractional Shares".

  In addition, all shares of common stock, no par value, of RBL outstanding immediately prior to the Effective Time (other than treasury shares, which will be canceled) will be converted into, and become, that number of newly issued shares of NHL Common Stock as would, in the aggregate and after giving effect to the Merger and the NHL Common Stock owned by HLR, RBL and their subsidiaries immediately prior to the Effective Time, equal 49.9% of the total number of shares of NHL Common Stock outstanding immediately after the Effective Time (after giving effect to the issuance of NHL Common Stock in respect of the NHL Employee Stock Options in connection with the Merger as described herein). If between the date of the Merger Agreement and the Effective Time, the outstanding shares of NHL Common Stock have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of shares to be issued in respect of the shares of RBL common stock will be correspondingly adjusted to reflect such stock dividend, subdivision, classification, recapitalization, split, combination or exchange of shares.


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  The Warrants. In connection with the Merger, NHL currently intends to make the Warrant Distribution to holders of record of shares of NHL Common Stock as of April 21, 1995, consisting of 0.16308 of a Warrant per outstanding share of NHL Common Stock, each such Warrant representing the right to purchase one newly issued share of NHL Common Stock for $22.00 (subject to adjustments) on the Expiration Date. NHL will have the right, exercisable by notice at least 60 but not more than 90 days prior to the Expiration Date, to redeem the Warrants on the Expiration Date for a cash redemption price per Warrant equal to the average closing price of NHL Common Stock over a specified period prior to the Expiration Date minus the exercise price of $22.00 per share (subject to adjustments). No fractional Warrants will be issued to the holders of shares of NHL Common Stock, and in lieu thereof, each holder of NHL Common Stock who otherwise would be entitled to receive a fractional Warrant will be paid an amount in cash, without interest, equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Warrant Agent on behalf of all such holders, of the aggregate fractional Warrants, if any, that would have been issued in the dividend distribution.

  The Merger Agreement also provides for the issuance by NHL and the purchase by Roche of 8,325,000 Warrants to purchase shares of NHL Common Stock for the Roche Warrant Consideration. The principal terms of the Roche Warrants will be identical to those of the Warrants issued to the NHL stockholders in the dividend distribution. See "THE WARRANT AGREEMENT."

  It is a condition to each party's obligation to consummate the Merger that the Warrants be listed on the NYSE, subject to official notice of issuance. NHL has agreed to use its best efforts to cause the Warrants to be so listed, subject to official notice of issuance. See "CERTAIN CONSIDERATIONS."

  Stock Options. Each NHL Employee Stock Option outstanding on the date of the Merger Agreement will be deemed fully vested, and NHL will use reasonable efforts, including with respect to obtaining consents, to cause each NHL Employee Stock Option to be canceled and terminated immediately prior to the Effective Time in exchange for an amount in cash and shares of NHL Common Stock (in the proportions set forth below) equal to the Option Value Amount, which is defined as the product of (i) the number of shares of NHL Common Stock subject to such NHL Employee Stock Option immediately prior to the Effective Time and
(ii) the excess of (1) $18.50 over (2) the per share exercise price of such NHL Employee Stock Option. The Option Value Amount will be payable at the Effective Time as follows: 40% of such amount will be payable in cash and 60% of such amount will be payable in the number of shares of NHL Common Stock obtained by dividing the Option Stock Amount by $15.42, provided that any fractional share resulting from such calculation will be paid in cash, with the value of a whole share for such purpose assumed to be $15.42.

  Each of the NHL Employee Stock Options with respect to which the requisite consent is not obtained will not be canceled, but instead will be immediately converted as of the Effective Time into an Adjusted Option to purchase the Option Conversion Number (the number of shares of NHL Common Stock purchasable pursuant to the NHL Employee Stock Option related to such Adjusted Option divided by the Conversion Number) of shares of NHL Common Stock. Each Adjusted Option will have substantially the same terms as the NHL Employee Stock Option to which it is related, except that: (i) the Adjusted Option will be deemed fully vested and (ii) the exercise price of an Adjusted Option will be an amount equal to the exercise price of the NHL Employee Stock Option related to such Adjusted Option as of the date of the Merger Agreement divided by the Conversion Number.

THE SURVIVING CORPORATION

  Certificate of Incorporation and By-laws. The certificate of incorporation and the by-laws of NHL in effect at the Effective Time will, except as amended to give effect, as necessary, to the provisions of the Merger Agreement and the Stockholder Agreement, be the certificate of incorporation and the bylaws of the Surviving Corporation until amended in accordance with applicable law.


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

  Board of Directors and Executive Officers. Pursuant to the Stockholder Agreement (subject to the exceptions provided therein), during the Initial Period the Board of Directors of the Surviving Corporation will be comprised of seven members, consisting of Mr. Maher (the current President and Chief Executive Officer of NHL), three HLR Directors, who will be Mr. Belingard (the Director General, Diagnostics Division and Executive Committee Member of F. Hoffmann-La Roche Ltd), Mr. Mac Mahon (a Senior Vice President of Roche and the President of Roche Diagnostics Group) and Dr. Powell (the President of RBL), and three independent directors (which the Stockholder Agreement defines generally as persons who are not officers, employees or affiliates of the Surviving Corporation or HLR). The persons who will serve as the independent directors for the Initial Period are required to be mutually acceptable to a majority of the members of NHL's Board of Directors in office immediately prior to the Effective Time and to HLR. Following the Initial Period, the Board of Directors of the Surviving Corporation will (subject to specified exceptions) be comprised of seven members, consisting of three HLR Directors and four independent directors (each of whom must be reasonably acceptable to a majority of the HLR Directors) selected by the Nominating Committee of the Board of Directors as described under "THE STOCKHOLDER AGREEMENT." Prior to the Effective Time, the Board of Directors of NHL will take all action as is necessary to make effective as of the Effective Time the resignations from the NHL Board of Directors of any Persons then serving on the Board of Directors who are not identified in a certificate delivered by HLR to NHL in accordance with the Merger Agreement and the Stockholder Agreement and to cause each of the Persons designated to be directors in such certificate to be duly appointed to the Surviving Corporation's Board of Directors, in each case effective at the Effective Time.

  The Merger Agreement provides that from and after the Effective Time, the executive officers of the Surviving Corporation will be such persons as are identified on a certificate delivered by HLR to NHL prior to the Effective Time.

  Mr. Maher will serve as Chairman of the Board and Mr. Mac Mahon will serve as Vice Chairman of the Board of the Surviving Corporation for the Initial Period. Following the Initial Period, Mr. Maher will resign his board and committee positions, Mr. Mac Mahon will become Chairman of the Board and the position of Vice Chairman will be eliminated. See "THE STOCKHOLDER AGREEMENT".

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement includes various customary representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by NHL, subject to exceptions set forth on the disclosure schedule delivered by NHL to HLR prior to the execution of the Merger Agreement (the "NHL Disclosure Schedule"), as to, among other things,
(i) the corporate existence and power of NHL, including the qualification to do business as a foreign corporation in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations or prospects of NHL and its subsidiaries, taken as a whole (an "NHL Material Adverse Effect"), (ii) the authorization of the execution, delivery and performance of and the binding effect of the Merger Agreement, the Warrant Agreement, the Stockholder Agreement and the Sharing and Call Option Agreement by NHL, (iii) the absence of the need for any action by, or filing with, any governmental body with respect to the execution, delivery and performance of the Merger Agreement, the Warrant Agreement, the Stockholder Agreement and the Sharing and Call Option Agreement by NHL, other than as described in the Merger Agreement, (iv) the absence of any contravention of the certificate of incorporation or the bylaws of NHL, the organizational documents of any of its subsidiaries or any provision of any law, order or decree binding upon or applicable to NHL or any of its subsidiaries, the absence of any default or right of termination or acceleration of any right or obligation of NHL or any of its subsidiaries or any loss of any benefit to which NHL or any of its subsidiaries is entitled under any provision of any agreement, contract or other instrument binding on NHL or any of its subsidiaries and the absence of any liens on any asset of NHL or any of its subsidiaries as a result of the execution, delivery and performance of the Merger Agreement, the Warrant

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Agreement, the Stockholder Agreement and the Sharing and Call Option Agreement
by NHL, (v) the capital structure of NHL and the issuance of NHL Common Stock and the Warrants in connection with the Merger, (vi) the corporate existence and power of NHL's subsidiaries, the ownership of the stock of the subsidiaries and certain activities of the subsidiaries pertaining to the manufacture or production of drugs of abuse reagent products, (vii) the completeness and accuracy of the required reports, forms and other documents NHL has filed with the SEC since January 1, 1992 (the "SEC Documents"), (viii) the accuracy of the financial statements included in any of the SEC Documents and their preparation in accordance with applicable accounting principles and SEC rules and regulations (ix) the accuracy of the information supplied by NHL in connection with the Proxy Statement/Prospectus and the Registration Statement, (x) the absence of certain changes since December 31, 1993, including any material adverse change in the business, financial condition, assets or results of operations of NHL and its subsidiaries, taken as a whole, or any event, occurrence or development of circumstances or facts known to NHL or any of its subsidiaries which could reasonably be expected to result in such a material adverse change, any declaration of any dividend with respect to any shares of capital stock of NHL or any repurchase, redemption or other acquisition by NHL or any of its subsidiaries of any outstanding shares of capital stock or other securities, any amendment of any material term of any outstanding shares of capital stock or other voting securities of NHL or of any of its subsidiaries, any incurrence, assumption or guarantee by NHL or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in excess of $25,000,000 and which is on terms consistent with past practices, any creation or assumption by NHL or any of its subsidiaries of any lien on any material asset other than in the ordinary course of business consistent with past practices, any making of any loan, advance or capital contributions to, or any investment in, any person, including an individual, corporation, partnership, association, trust or any other entity or organization, (including a governmental or political subdivision or any agency thereof) (a "Person"), other than loans, advances or capital contributions to, or investments in, wholly owned subsidiaries made in the ordinary course of business consistent with past practices, any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of NHL or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have an NHL Material Adverse Effect, any transaction or commitment made, or any contract or agreement entered into, by NHL or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by NHL or any of its subsidiaries of any contract or other right, in either case, material to NHL and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices, any change in any method of accounting or accounting practice by NHL or any of its subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles ("GAAP"), the grant of severance or termination pay other than pursuant to existing contracts, certain increases in severance or termination pay, entry into of certain employment, deferred compensation or other similar agreements or increases in the compensation, bonus or other benefits payable to certain directors, officers or employees of NHL or any of its subsidiaries or any labor dispute, other than routine individual grievances, any proceeding by a labor union, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to certain employees of NHL, (xi) the absence of any undisclosed liabilities of NHL or any of its subsidiaries that could be reasonably expected to have an NHL Material Adverse Effect, (xii) the absence of any undisclosed action, suit, investigation or proceeding pending against NHL or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that could reasonably be expected to have an NHL Material Adverse Effect, impair the ability of NHL to perform its obligations under the Merger Agreement or prevent or materially delay the consummation of any of the transactions contemplated by the Merger Agreement, the Stockholder Agreement, the Warrant Agreement or the Sharing and Call Option Agreement, (xiii) matters relating to the filing of tax returns and payment of taxes by NHL and its subsidiaries, and the absence of any action by NHL or its subsidiaries or knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization with the meaning of Section 368(a)(1) of the Code, (xiv) the nature of NHL's employee benefit plans and arrangements and the compliance of the plans with the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code, (xv) the absence of violations that, individually or in the aggregate, could be reasonably expected to have an NHL Material Adverse Effect by NHL or any of its

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

subsidiaries of any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgement, decree, injunction or other order outstanding against NHL or any of its subsidiaries, (xvi) the absence of any fees payable by NHL or any of its subsidiaries to any investment banker, broker or finder or other intermediary which has been authorized to act on behalf of NHL or any of its subsidiaries which might be entitled to any fee or commission from HLR upon consummation of the Merger, other than those fees previously disclosed to HLR, (xvii) the preparation of NHL's projections and forward-looking information, (xviii) the nature of the environmental liabilities of NHL and its subsidiaries, (xix) the approval of the Merger, the Merger Agreement, the Warrant Agreement, the Stockholder Agreement and the Sharing and Call Option Agreement by the Board of Directors of NHL and the inapplicability of
Section 203 of the Delaware Corporation Law, (xx) the receipt of an opinion by NHL's financial advisor and (xxi) the voting requirements for the approval of the Merger.

  The Merger Agreement also includes representations and warranties by HLR and RBL, subject to exceptions set forth on the disclosure schedule delivered by HLR and RBL to NHL prior to the execution of the Merger Agreement (the "RBL Disclosure Schedule"), as to, among other things, (i) the corporate existence and power of HLR and RBL, including the qualification to do business as a foreign corporation in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations or prospects of RBL and its subsidiaries, taken as a whole (an "RBL Material Adverse Effect"),
(ii) the authorization of the execution, delivery and performance of and the binding effect of the Merger Agreement by HLR and RBL and of the Stockholder Agreement and the Sharing and Call Option Agreement by HLR, (iii) the absence of the need for any action by, or filing with, any governmental body with respect to the execution, delivery and performance of the Merger Agreement by HLR and with respect to the execution, delivery and performance of the Stockholder Agreement and the Sharing and Call Option Agreement by HLR, other than as described in the Merger Agreement, (iv) the absence of any contravention of the certificate of incorporation or the bylaws of HLR, RBL or any of RBL's subsidiaries or (assuming the necessary governmental filings and approvals are made and obtained) any provision of any law, order or decree binding upon or applicable to HLR, RBL or any of RBL's subsidiaries and the absence of any default or right of termination or acceleration of any right or obligation of HLR, RBL or any of RBL's subsidiaries or any loss of any benefit to which HLR, RBL or any of RBL's subsidiaries is entitled under any provision of any agreement, contract or other instrument binding on HLR, RBL or any of RBL's subsidiaries and the absence of any liens on any asset of RBL or any of its subsidiaries as a result of the execution, delivery and performance of the Merger Agreement by HLR and RBL and the execution, delivery and performance of the Stockholder Agreement by HLR, (v) the capital structure of RBL, (vi) the corporate existence and power of RBL's subsidiaries and the ownership of the stock of the subsidiaries, (vii) the delivery by RBL to NHL of certain financial statements, their accuracy, and their preparation in accordance with applicable accounting principles and SEC rules and regulations, (viii) the accuracy of the information supplied by HLR and RBL in connection with the Proxy Statement/Prospectus and the Registration Statement, (ix) the absence of certain changes since December 31, 1993, including any material adverse change in the business, financial condition, assets or results of operations of RBL and its subsidiaries, taken as a whole, or any event, occurrence or development of circumstances or facts known to RBL or any of its subsidiaries which could reasonably be expected to result in such a material adverse change, any declaration of any dividend with respect to any shares of capital stock of RBL or any repurchase, redemption or other acquisition by RBL or any of its subsidiaries of any outstanding shares of capital stock or other securities, any amendment of any material term of any outstanding shares of capital stock or other voting securities of RBL or any of its subsidiaries, any incurrence, assumption or guarantee by RBL or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in excess of $25,000,000 and which is on terms consistent with past practices, any creation or assumption by RBL or any of its subsidiaries of any lien on any material asset other than in the ordinary course of business consistent with past practices, any making of any loan, advance or capital contributions to, or any investment in, any Person other than loans, advances or capital contributions to, or investments in, wholly owned subsidiaries made in the ordinary course of business consistent with past practices, any damage, destruction

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

or other casualty loss (whether or not covered by insurance) affecting the business or assets of RBL or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have an RBL Material Adverse Effect, any transaction or commitment made, or any contract or agreement entered into, by RBL or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by RBL or any of its subsidiaries of any contract or other right, in either case, material to RBL and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and other than mergers and consolidations of one or more of RBL's subsidiaries into or with another subsidiary or into RBL and activities in connection with the transfer of the business and assets of RIAS, any change in any method of accounting by RBL or any of its subsidiaries, except for any such change required by reason of a concurrent change in GAAP, the grant of severance or termination pay other than pursuant to existing contracts, certain increases in severance or termination pay, entry into of certain employment, deferred compensation or other similar agreements or increases in the compensation, bonus or other benefits payable to certain directors, officers or employees of RBL or any of its subsidiaries or any labor dispute, other than routine individual grievances, any proceeding by a labor union, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to certain employees of RBL, (x) the absence of any undisclosed liabilities of RBL or any of its subsidiaries that could be reasonably expected to have an RBL Material Adverse Effect, (xi) the absence of any undisclosed action, suit, investigation or proceeding pending against RBL or any of its subsidiaries before any court or arbitrator of any governmental body, agency or official that could reasonably be expected to have an RBL Material Adverse Effect, impair the ability of HLR or RBL to perform its obligations under the Merger Agreement or impair the ability of HLR to perform its obligations under the Shareholder Agreement or the Sharing and Call Option Agreement or prevent or materially delay the consummation of any of the transactions contemplated by the Merger Agreement, the Stockholder Agreement, the Warrant Agreement or the Sharing and Call Option Agreement, (xii) matters relating to the filing of tax returns and payment of taxes by RBL, its subsidiaries, and the affiliated, combined, consolidated or unitary group of which HLR is a member (the "HLR Tax Group"), the absence of any action by HLR, RBL or its subsidiaries or knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1) of the Code, and, except as provided in the Merger Agreement, the absence of any plan or current intention on the part of HLR to cause the Surviving Corporation to amend its certificate of incorporation, (xiii) the nature of RBL's employee benefit plans and arrangements and the compliance of the plans with the applicable provisions of ERISA and the Code, (xiv) the absence of violations that, individually or in the aggregate, could be reasonably expected to have an RBL Material Adverse Effect by RBL or any of its subsidiaries of any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgement, decree, injunction or other order outstanding against RBL or any of its subsidiaries,
(xv) the absence of any fees payable by RBL or any of its subsidiaries to any investment banker, broker or finder or other intermediary which has been authorized to act on behalf of RBL or any of its subsidiaries which might be entitled to any fee or commission from NHL upon consummation of the Merger, other than those fees previously disclosed to NHL, (xvi) the nature of the environmental liabilities of RBL and its subsidiaries, (xvii) the sufficiency of the funds, investments and credit facilities available to HLR and its affiliates to pay the HLR Cash Contribution, (xviii) the absence to RBL's knowledge of any state takeover statute applicable to RBL or HLR that applies to the Merger, the Warrant Agreement, the Stockholder Agreement or the Sharing and Call Option Agreement and (xix) the ownership by HLR, RBL and their subsidiaries of shares of NHL Common Stock.

COVENANTS OF NHL

  Conduct of NHL. NHL has agreed that, prior to the Effective Time, (i) NHL and it subsidiaries will conduct their businesses in the ordinary course and use all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees and that (ii) it will not, and (where relevant) it will not permit its subsidiaries to, (1) propose or adopt any change in its certificate of incorporation or bylaws, except as provided in the Merger Agreement, (2) enter into certain, or amend existing, employment, severance or similar contracts, agreements, plans or

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

arrangements covering any director, officer or employee of NHL or any of its subsidiaries, (3) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or make any acquisition of any business or other material assets of any Person, whether by means of merger, consolidation or otherwise, except for the Merger or as set forth on the NHL Disclosure Schedule, (4) sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments or in the ordinary course of business consistent with past practice or as set forth on the NHL Disclosure Schedule,
(5) incur any indebtedness for borrowed money or guarantee any such indebtedness except for borrowings under existing credit facilities, replacements therefor and refinancings thereof and borrowings in the ordinary course of business and consistent with past practice and except for the NHL Borrowings, (6) issue any shares of capital stock or other voting securities of NHL except as contemplated in the Merger Agreement or pursuant to the NHL Employee Stock Options or (7) take any action that would result in any of the representations and warranties set forth in the Merger Agreement that are qualified as to materiality from becoming untrue or any such representations and warranties that are not so qualified becoming untrue in any material respect or any conditions to the Merger not being satisfied.

  Additional Agreements. NHL has also agreed that, prior to the Effective Time,
(i) it will (1) call and hold the NHL Meeting and, in connection therewith, (A) promptly prepare and file with the SEC, and use all reasonable efforts to have cleared by the SEC under the Exchange Act, this Proxy Statement/Prospectus and, subject to the fiduciary duties of the Board of Directors, recommend and use all reasonable efforts to obtain the approval and adoption by NHL's stockholders of the Merger Agreement, (B) promptly prepare and file with the SEC the Registration Statement, in which this Proxy Statement/Prospectus will be included as a prospectus, use its best efforts to have the Registration Statement declared effective under the Securities Act, and take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of NHL Common Stock in the Merger (and HLR and RBL will furnish all information concerning the HLR and RBL as may be reasonably requested in connection with any action contemplated by the covenants of NHL), (C) as promptly as practicable after the Registration Statement is declared effective under the Securities Act, cause this Proxy Statement/Prospectus to be mailed to its stockholders and (D) use all reasonable efforts to cause the Warrants to be issued as contemplated in the Merger Agreement and to be listed on the NYSE, (2) give HLR, RBL, their counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of NHL and its subsidiaries and hold, and use its best efforts to cause its officers, directors, employees, counsel, financial advisors, auditors and other advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning HLR, RBL and RBL's subsidiaries furnished to NHL in connection with transactions contemplated by the Merger Agreement, except as provided therein, (3) promptly notify HLR of any notice or other communication from any Person alleging that the consent of such Person is or may be required or from any governmental or regulatory agency or authority in connection with the transactions contemplated by the Merger Agreement and of any actions, suits, claims, investigations or proceedings commenced or, to the best of NHL's knowledge, threatened against, relating to, involving or otherwise affecting NHL or any of its subsidiaries which, if pending on the date of the Merger Agreement, would have been required to have been disclosed pursuant to the terms thereof or which relate to the consummation of the transactions contemplated by the Merger Agreement, the Warrant Agreement, the Stockholder Agreement or the Sharing and Call Option Agreement, (4) file, and cause its subsidiaries to file, and timely pay, and cause it subsidiaries to timely pay, all taxes shown due as payable on all material tax returns, statements, reports and forms required to be filed with any taxing authority in accordance with all applicable laws, (5) take all action as is necessary to make effective the resignations of any persons serving on the Board of Directors of NHL who are not identified on the certificate delivered by HLR to NHL pursuant to the terms of the Merger Agreement and to cause each of the persons designated to be directors in such certificate to be duly appointed to the Surviving Corporation's Board of Directors, in each case as of the Effective Time, and that (ii) it will not, and it will not permit any of its subsidiaries to, and it also will not permit or authorize any officer, director or employee of, or any investment banker, attorney or other advisor or representative of NHL or any of its

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

subsidiaries to, directly or indirectly, solicit, initiate or encourage the submission of any Acquisition Proposal or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, except as set forth under the section of the Merger Agreement entitled "Other Offers". See "THE MERGER--No Solicitation" and "THE MERGER--Right of the NHL Board of Directors to Withdraw Recommendation Upon Receipt of a Superior Proposal".

COVENANTS OF HLR AND RBL

  Conduct of RBL. HLR and RBL have agreed that, prior to the Effective Time,
(i) RBL and its subsidiaries will conduct their businesses in the ordinary course and use all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees and that (ii) it will not, and (where relevant) it will not permit its subsidiaries to, (1) propose or adopt any change in its certificate of incorporation or bylaws, (2) enter into certain or amend existing employment, severance or similar contracts, agreements, plans or arrangements covering any director, officer or employee of RBL or any of its subsidiaries (3) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or make any acquisition of any business or other material assets of any Person, whether by means of merger, consolidation or otherwise, except for the Merger or as set forth on the RBL Disclosure Schedule, (4) sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments, in the ordinary course of business consistent with past practice, as set forth on the RBL Disclosure Schedule, as NHL agrees in writing or that RBL or a subsidiary thereof may dispose of or transfer RIAS, the assets and liabilities of which were disclosed to NHL prior to the date of the Merger Agreement and the proceeds of such distribution may be paid as a dividend or otherwise HLR or any other Person (5) declare, set aside, or apply any dividend or make any other distribution with respect to any shares of RBL capital stock, except as provided in the Merger Agreement or as set forth on the RBL Disclosure Schedule, (6) incur any indebtedness for borrowed money or guarantee any such indebtedness except for borrowings under existing credit facilities, replacements therefor and refinancings thereof and borrowings in the ordinary course of business and consistent with past practice, (7) issue any shares of capital stock or other voting securities other than to HLR, (8) directly or indirectly acquire any NHL Common Stock prior to any termination fee becoming payable under the Merger Agreement to HLR or (9) take any action that would result in any of the representations and warranties set forth in the Merger Agreement that are qualified as to materiality from becoming untrue or any such representations and warranties that are not so qualified becoming untrue in any material respect or any conditions to the Merger not being satisfied.

  Additional Agreements. HLR and RBL have also agreed that, prior to the Effective Time, (i) RBL will (1) give NHL, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of RBL and its subsidiaries and hold, and use their best efforts to cause their officers, directors, employees, counsel, financial advisors, auditors and other advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning NHL and NHL's subsidiaries furnished to each of HLR and RBL in connection with transactions contemplated by the Merger Agreement, except as provided therein, (2) promptly notify NHL of any notice or other communication from any Person alleging that the consent of such Person is or may be required or from any governmental or regulatory agency or authority in connection with the transactions contemplated by the Merger Agreement, and of any actions, suits, claims, investigations or proceedings commenced or, to the best of RBL's knowledge, threatened against, relating to, involving or otherwise affecting RBL or any of its subsidiaries which, if pending on the date of the Merger Agreement, would have been required to have been disclosed pursuant to terms thereof or which relate to the consummation of the transactions contemplated by the Merger Agreement or the Sharing and Call Option Agreement, (3) file, and cause their subsidiaries to file, timely pay, and cause their subsidiaries to timely pay, all taxes shown due as payable on all material tax

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returns, statements, reports and forms required to be filed with any taxing authority in accordance with all applicable laws, (4) vote any shares of NHL Common Stock beneficially owned in favor of approval and adoption of the Merger Agreement at the NHL Meeting and (5) prepare a pro forma balance sheet for RBL and its subsidiaries (excluding RIAS) as of December 31, 1994 to eliminate any outstanding intercompany account balances (other than current trade payables but including any intercompany balances with respect to taxes) as of that date and to remove and eliminate as liabilities of RBL and any of its subsidiaries indebtedness for borrowed money ("Borrowed Funds"), such that the aggregate liabilities of RBL (excluding RIAS) and its subsidiaries for Borrowed Funds as of December 31, 1994, reduced by cash and cash equivalents as of that date, will not exceed $44,000,000 (the "Net Debt Amount") and that (ii) (A) HLR will not take any action to prevent NHL from honoring the financial terms of the existing employment agreements between NHL and its employees to the extent that copies of such agreements have been provided to HLR prior to the date of the Merger Agreement (or if not so provided, if such agreements were entered into after the date of the Merger Agreement and would not result in any of the representations and warranties of NHL contained in the Merger Agreement becoming untrue at the Effective Time and which are otherwise entered into in compliance with the Merger Agreement) and (B) from January 1, 1995 until the Effective Time, no interest will be charged or paid on any intercompany account or on any borrowed funds (as defined in the Merger Agreement), except to the extent of the interest that would accrue during the period beginning on January 1, 1995, and ending at the Effective Time on the Net Debt Amount at the interest rate provided in the Bank Facility.

COVENANTS OF NHL, HLR AND RBL

  The Merger Agreement also contains additional covenants of each party to the effect that (i) NHL, HLR and RBL have agreed that (A) each party will use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, subject to certain limitations set forth in the Merger Agreement and (B) each party will use all reasonable efforts to consult with each of the other parties before issuing any press release or making any public statement with respect to the Merger Agreement, (ii) HLR and RBL will use their good faith best efforts from and after the date of the Merger Agreement to assist NHL in obtaining the NHL Borrowings, and NHL will use its good faith best efforts from and after the date of the Merger Agreement to obtain the NHL Borrowings (it being understood and agreed by the parties to the Merger Agreement that none of the parties thereto will have any liability to any other party thereto or any other Person if the NHL Borrowings are not obtained), (iii) the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of NHL or RBL, any deeds, bills of sale, assignments or assurances and to take and do, in the name of and on behalf of NHL or RBL, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of NHL acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, (iv) the certificate of incorporation and the bylaws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in NHL's certificate of incorporation and bylaws on the date of the Merger Agreement and the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of NHL and RBL in respect of acts or omissions occurring prior to the Effective Time to the maximum extent provided thereunder and (v) NHL, HLR and Roche will execute and deliver the Stockholder Agreement immediately prior to the Effective Time.

AGREEMENTS OF ROCHE

  In the Merger Agreement, Roche agreed to cause to be delivered to NHL at or prior to the Effective Time an amount in cash equal to the Roche Warrant Consideration in payment of the aggregate purchase price payable in respect of the Roche Warrants. The Merger Agreement also contains representations and warranties by Roche to NHL as to (i) the corporate existence and power of Roche, (ii) the authorization of

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the execution, delivery and performance of the Merger Agreement by Roche, (iii)
the absence of the need for any action by, or filing with, any governmental body, agency or official with respect to the execution, delivery and performance of the Merger Agreement by Roche, other than compliance with any applicable requirements of the HSR Act, (iv) the absence of any contravention of the certificate of incorporation or the bylaws of Roche or, any violation of any applicable provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to Roche, any default or right of termination, cancelation or acceleration of any right or obligation of Roche or to a loss of any benefit to which Roche is entitled under any provision of any agreement, contract or other instrument binding upon Roche or any creation or imposition of any lien on any asset of Roche, in each case arising out of the execution, delivery and performance by Roche of the Merger Agreement, except in each case for contraventions, conflicts, violations, defaults, rights of termination, cancelation or acceleration, losses of benefits or creation or imposition of liens that would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, assets, results of operations or prospects of Roche and its subsidiaries, taken as a whole. In addition, Roche represented and warranted that it has sufficient funds, investments and credit facilities available to it to pay the Roche Warrant Contribution and will, to the extent necessary, make funds available to HLR to enable HLR to satisfy its obligation to deposit the HLR Cash Contribution. Finally, Roche has agreed to use its best efforts to cause RBL and HLR to perform their obligations under the Merger Agreement.

TAX MATTERS

  Tax Covenants. With respect to the filing and payment of any and all taxes, NHL, HLR and RBL have agreed that (i) the Surviving Corporation will promptly pay or cause prompt payment to be made to HLR of certain refunds of taxes and interest thereon received by the Surviving Corporation or any of its subsidiaries attributable to taxes paid by HLR, RBL or any subsidiary of RBL with respect to any tax period or any portion of any tax period ending on or before the date on which the Effective Time occurs (any such period, a "Pre-Merger Tax Period"), (ii) HLR will promptly indemnify the Surviving Corporation or any other member of the NHL Group (as defined under Section 1504(a) of the Code) (1) for all taxes of RBL and its subsidiaries for any Pre-Merger Tax Period, subject, in the case of taxes (other than Federal income taxes) for any Pre-Merger Tax Period for which no return has been filed at the Effective Time, to certain limitations set forth in the Merger Agreement, and (2) for all taxes of any member of the HLR Tax Group (other than RBL and its subsidiaries for any tax period that is not a Pre-Merger Tax Period (any such period, a "Post-Merger Tax Period") and, for any Post-Merger Tax Period, the Surviving Corporation and its subsidiaries) with respect to any Pre-Merger or Post-Merger Tax Period,
(iii) in the event it is determined that the Surviving Corporation or any of its subsidiaries is a member of the HLR Tax Group for purposes of any income or franchise tax imposed by any state or local taxing jurisdiction, HLR and the Surviving Corporation will negotiate in good faith with each other and with the other members of the HLR Tax Group in an attempt to enter into an agreement regarding the allocation of liability and/or indemnification with respect to such tax among the member of the HLR Tax Group, (iv) all transfer, real estate gains, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the Merger Agreement will be borne and paid by the Surviving Corporation, (v) HLR and NHL will separately execute and deliver a letter dated as of the date on which the Effective Time occurs containing certain representations relating to the qualification of the Merger as a reorganization within the meaning of
Section 368(a)(1) of the Code, (vi) NHL and HLR will not, and will not permit any of their respective subsidiaries to, take any action during specified periods that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1) of the Code.

  Tax Sharing Agreements. With respect to any tax sharing agreements, NHL, HLR and RBL have agreed that (i) any and all existing written or unwritten tax sharing agreements or arrangements, including agreements or arrangements based on past practices, binding RBL or any of its subsidiaries (each, a "Tax Sharing Agreement") between RBL or any subsidiary of RBL and any member of the HLR Tax Group will be terminated as of the date on which the Effective Time occurs,
(ii) immediately prior to the Effective Time,

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RBL will pay to HLR an amount equal to the Federal income taxes of RBL and its subsidiaries with respect to the Pre-Merger Tax Period that ends on the date of the Effective Time, and at such time as the HLR Tax Group prepares its Federal income tax return for such Pre-Merger Tax Period and also at such time as the HLR Tax Group prepares its Federal income tax return for its 1994 tax year, it will deliver to the Surviving Corporation pro forma returns (in each case, a "Pro Forma Return") for RBL and its subsidiaries which calculates, respectively, the amount of Federal income taxes that RBL and its subsidiaries would have paid with respect to such Pre-Merger Tax Period and such tax year had RBL timely filed its own consolidated Federal income tax return including its subsidiaries (with RBL as the common parent) for such Pre-Merger Tax Period and such tax year, respectively, which returns the Surviving Corporation will have an opportunity to review and question, subject to certain limitations set forth in the Merger Agreement, after which the respective Pro Forma Returns will become binding on the parties and HLR will promptly pay the Surviving Corporation, or the Surviving Corporation will promptly pay HLR, as appropriate, an amount equal to (1) the respective differences between (A) the sum of the liabilities shown on the respective Pro Forma Returns and (B) the respective sums of all payments previously made by RBL or its subsidiaries with respect thereto to HLR, any other member of the HLR Tax Group or the Internal Revenue Service, subject, in the case of the 1994 tax year, to certain provisions set forth in the Merger Agreement, and (2) the respective amounts of interest earned on such respective differences, which will accrue at a rate equal to the three-month London Interbank Offered Rate plus 0.5% from the Effective Time until the date the respective payments are made and (iii) the Surviving Corporation will prepare, or will cause to be prepared, and will deliver to HLR, each return with respect to state or local income, franchise, sales and use taxes for any Pre-Merger Tax Period for which no return has been filed (and is not yet due) as of the Effective Time and which relates, in whole or in part, to taxes with respect to which HLR may be required to indemnify the Surviving Corporation or any other member of the NHL Group, which return HLR will have an opportunity to review and question, subject to certain limitations set forth in the Merger Agreement, after which the Surviving Corporation or its subsidiary, as appropriate, will file such return with the appropriate taxation authority and pay the tax shown due thereon.

  Cooperation on Tax Matters. With respect to other tax matters, (i) HLR and the Surviving Corporation have agreed to furnish, or cause to be furnished, to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to RBL and its subsidiaries as is reasonably necessary for the filing of any return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment, subject to certain conditions set forth in the Merger Agreement, (ii) HLR and the Surviving Corporation have agreed to retain, or cause to be retained, all books and records pertinent to RBL and its subsidiaries until the end of the fifth year after the Effective Time and (iii) the Surviving Corporation has agreed to give HLR reasonable notice prior to transferring, discarding or destroying any such books and records relating to tax matters and, if HLR so requests, the Surviving Corporation will allow HLR to take possession of such books and records at HLR's cost and expense.

CONDITIONS TO THE MERGER

  Conditions to the Obligations of Each Party. The obligations of NHL, HLR and RBL to consummate the Merger are subject to the satisfaction or waiver, as of the Effective Time, of the following conditions: (i) the Merger Agreement, the Stockholder Agreement and any amendments to the Surviving Corporation's certificate of incorporation to be effected by the Merger and any amendments to the NHL Employee Stock Options contemplated by the Merger Agreement shall have been approved by the stockholders of NHL in accordance with the Delaware Corporation Law, (ii) any applicable waiting period under the HSR Act relating to the Merger will have expired or been terminated, (iii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger, (iv) the Warrant Agreement shall have been executed and delivered by NHL and the Warrant Agent and such agreement shall be in full force and effect, and the Warrants shall have been approved for listing on the NYSE, (v) the Registration Statement shall have been declared effective, and no stop order suspending the

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effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC,
(vi) the Stockholder Agreement shall have been executed and delivered by HLR and NHL and shall be in full force and effect, (vii) NHL shall have obtained the NHL Borrowings, and (viii) there shall not be in effect any banking moratorium or suspension of payments in respect of banks in the United States or Switzerland, or any general suspension in trading in, or limitation on prices for, securities on the NYSE.

  Conditions to the Obligations of NHL. The obligations of NHL to consummate the Merger are subject to the satisfaction of the following further conditions:
(i) HLR and RBL shall have performed in all material respects all of their respective obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time, the representations and warranties of HLR and RBL set forth in the Merger Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of HLR and RBL set forth therein that are not so qualified will be true and correct in all material respects, in each case as of the Effective Time, except to the extent that such representations and warranties speak only as of a particular earlier date, and NHL shall have received a certificate or certificates signed by such executive officers of HLR and RBL as reasonably requested by NHL to the foregoing effect, (ii) NHL shall have received all documents it may reasonably request relating to the existence of HLR or RBL and the authority of HLR or RBL for the Merger Agreement and the Stockholder Agreement, all in form and substance reasonably satisfactory to NHL, (iii) HLR shall have deposited the HLR Cash Contribution in trust with the Exchange Agent as contemplated by the Merger Agreement and Roche shall have paid the Roche Warrant Consideration to NHL, (iv) there shall be no NHL Adverse Condition, (v) NHL shall have received from its counsel an opinion to the effect that the Merger shall constitute a reorganization pursuant to Section 368(a)(1) of the Code, (vi) all actions by, or filings with, any governmental body, agency, official or authority described in the Merger Agreement as are required to be obtained and made by NHL will have been obtained and made by HLR and RBL and
(vii) Roche shall have performed in all material respects its obligations under the Merger Agreement required to be performed at or prior to the Effective Time, the representations and warranties of Roche that are qualified as to materiality shall be true and correct and the representations and warranties of Roche set forth in that section that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time, and NHL shall have received a certificate or certificates signed by such executive officers of Roche as reasonably requested by NHL to the foregoing effect. As used herein, an "NHL Adverse Condition" means any order, decree, injunction of any court or governmental authority of competent jurisdiction that seeks to (i) prohibit or enjoin consummation of, materially impair or diminish the intended benefits to NHL's stockholders of, the transactions contemplated by the Merger Agreement or by the Warrant Agreement or (ii) restrain the ownership or operation by NHL or any of its affiliates or the Surviving Corporation of all or any material portion of the assets or business of either NHL or RBL or any subsidiary of either or compel NHL or any of its affiliates to dispose of all or any material portion of the business or assets of NHL or RBL or any subsidiary of either.

  Conditions to the Obligations of HLR and RBL. The obligations of HLR and RBL to consummate the Merger are subject to the satisfaction of the following further conditions: (i) NHL shall have performed in all material respects all of its obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, the representations and warranties of NHL set forth in the Merger Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of NHL set forth therein that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time, except to the extent such representations speak only as of a particular earlier date, and HLR shall have received a certificate or certificates signed by such executive officers of NHL as reasonably requested by HLR to the foregoing effect, (ii) HLR shall have received all documents it may reasonably request relating to the existence of NHL and its subsidiaries and the authority of NHL for the Merger Agreement and the Stockholder Agreement, all in form and substance reasonably satisfactory to HLR, (iii) either the Committee on Foreign Investment in the United States shall have determined not to investigate the Merger under the Exon-Florio Amendment (whether by action or nonaction) or, if such Committee shall have determined to make such an investigation, such investigation shall have been completed and the President will have

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determined (whether by action or nonaction) not to take any action under the
Exon-Florio Amendment with respect to the transactions contemplated by the Merger Agreement, (iv) there shall be no HLR Adverse Condition, (v) all action by, or filings with, any governmental body, agency, official or authority described in the Merger Agreement as are required to be obtained and made by HLR and RBL will have been obtained and made by NHL, (vi) the NHL Cash Contribution and the Roche Warrant Consideration received by NHL pursuant to the Merger Agreement shall have been deposited with the Exchange Agent, (vii) HLR shall have received from counsel to NHL an opinion in form and substance reasonably satisfactory to HLR to the effect that the newly issued shares of NHL Common Stock have been duly authorized and, upon delivery to HLR at the Effective Time, will be validly issued, fully paid and nonassessable and that the Roche Warrants have been duly authorized and, upon payment of the Roche Warrant Consideration, shall be validly issued and (viii) RBL and HLR shall have received from their counsel an opinion to the effect that the Merger will constitute a reorganization pursuant to Section 368(a)(1) of the Code. As used herein, an "HLR Adverse Condition" means any order, decree, injunction of any court or governmental authority of competent jurisdiction that seeks to (i) prohibit or enjoin consummation of, or materially impair or diminish the intended benefits of, the transactions contemplated by the Merger Agreement, the Stockholder Agreement or the Warrant Agreement, (ii) restrain the ownership or operation by HLR or any of its affiliates of all or any material portion of the assets or business of the Surviving Corporation or any of its subsidiaries or compel HLR or any of its affiliates to dispose of all or any material portion of the business or assets of the Surviving Corporation or HLR or any of its affiliates, (iii) impose or confirm limitations on the ability of HLR effectively to exercise full rights and privileges of ownership of the shares of NHL Common Stock to be acquired by it, the Warrants or other NHL securities HLR or any of its affiliates may acquire except as limited by the Stockholder Agreement or (iv) require divestiture by HLR or any of its affiliates or any shares of NHL Common Stock to be acquired by it or other NHL securities.

AMENDMENTS

  Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by NHL, HLR and RBL, or in the case of a waiver, by the party against whom the waiver is to be effective (except that after the adoption of the Merger Agreement by the stockholders of NHL, no such amendment or waiver will, without the further approval of such stockholders, alter or change the NHL Share Conversion, any term of the certificate of incorporation of the Surviving Corporation or any of the terms or conditions of the Merger Agreement, if such alteration or change would adversely affect the holders of any shares of NHL Common Stock).

TERMINATION

  Methods of Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of NHL)(i) by mutual written consent of NHL and HLR, (ii) by either NHL or HLR, if the Merger has not been consummated by September 1, 1995, (iii) (a) by either NHL or HLR, if any law or regulation exists that makes consummation of the Merger illegal or otherwise prohibited or if there is any judgment, injunction, order or decree (other than a temporary restraining order or a preliminary injunction) that enjoins consummation of the Merger, (b) by NHL if any NHL Adverse Condition exists, as determined by NHL in NHL's reasonable judgment or (c) by HLR if any RBL Adverse Condition exists, as determined by HLR in HLR's reasonable judgement, (iv) by NHL, in accordance with the provisions of the Merger Agreement described under "THE MERGER--Right of the NHL Board of Directors to Withdraw Recommendation Upon Receipt of a Superior Proposal", (v) by either HLR or NHL, if the stockholders of NHL fail to approve and adopt the Merger Agreement at the NHL Meeting, (vi) by HLR, if it is not in material breach of its obligations under the Merger Agreement, if the Board of Directors of NHL
(a) withdraws its recommendation of the Merger or the Merger Agreement (or the transactions contemplated thereby) or (b) recommends or approves any Acquisition Proposal (other than an Acquisition Proposal made

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by HLR or a controlled affiliate of HLR) or (vii) by HLR or NHL, if HLR, RBL or
NHL receives any communication from any HSR Authority that causes such party to reasonably believe that any such HSR Authority has authorized the institution under United States antitrust laws of litigation seeking an order, decree or injunction that, if entered, would (in the reasonable judgement of the party invoking such provision) be reasonably likely to constitute an NHL Adverse Condition, if NHL is the invoking party, or an HLR Adverse Condition, if HLR is the invoking party.

  Effect of Termination. Upon termination of the Merger Agreement in accordance with its terms, the Merger Agreement will become void and of no effect, with no liability on the part of any party thereto, except for liability or damages resulting from a willful breach of the Merger Agreement and except that the provisions pertaining to the effect of termination of the Merger Agreement, confidentiality and the payment of fees and expenses will survive the termination of the Merger Agreement. See "THE MERGER--Certain Fees".

                             THE WARRANT AGREEMENT

  The following is a summary of all material provisions of the Warrant Agreement, a form of which is included as Annex II to this Proxy
Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Warrant Agreement.

ISSUANCE, EXERCISE AND REDEMPTION

  Issuance. The Warrant Agreement permits NHL to issue and deliver warrant certificates (the "Warrant Certificates"), in registered form only, to purchase, under certain circumstances, up to an aggregate of 23,000,000 shares (the "Warrant Shares"), subject to adjustment (as provided in the Warrant Agreement), of NHL Common Stock. The Warrant Certificates will initially be issued by the Warrant Agent at the time, in the denominations and to the Persons (as defined in the Warrant Agreement) so directed by NHL.

  In particular, NHL intends to make the Warrant Distribution to holders of record of NHL Common Stock as of the April 21, 1995 consisting of 0.16308 of a Warrant per share of NHL Common Stock. Upon declaration of the Warrant Distribution, NHL will execute and deliver to the Warrant Agent for countersignature Warrant Certificates representing the product of the number of outstanding shares of NHL Common Stock on April 21, 1995 and 0.16308. Based on the number of shares of NHL Common Stock outstanding on the NHL Record Date, NHL expects to issue approximately 13,823,657 Warrants in the Warrant Distribution. In addition, pursuant to the Merger Agreement NHL will issue 8,325,000 Warrants for purchase by Roche.

  No certificates or scrip representing fractional Warrants will be issued to any holder (each, a "Holder") shown in the register maintained by the Warrant Agent (the "Warrant Register") in the Warrant Distribution. As promptly as practicable following April 21, 1995, the Warrant Agent will determine with respect to each Person entitled to receive Warrants pursuant to the Warrant Distribution the excess of the number of Warrants delivered to the Warrant Agent by NHL with respect to each such Person over the number of whole Warrants to be distributed with respect to such Person (such excess fraction of Warrant hereinafter referred to in connection with each such Person as a "Fractional Warrant"). As soon after April 21, 1995 as practicable, the Warrant Agent, as agent for Holders otherwise entitled to receive Fractional Warrants (each, a "Fractional Warrant Holder"), will aggregate and sell in normal transactions the Fractional Warrants for all Fractional Warrant Holders at then available prices on the NYSE or on the principal U.S. securities exchange on which shares of NHL Common Stock are traded, if any, or on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), if shares of NHL Common Stock are quoted on NASDAQ. Until the net proceeds of such sale or sales (the "Fractional Warrant Proceeds") have been distributed to the Fractional Warrant Holders, the Warrant Agent will hold the Fractional Warrant Proceeds in trust for the Fractional Warrant Holders. The Warrant Agent will determine the portion of the net Fractional Warrant Proceeds to which each Fractional Warrant Holder will

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be entitled, if any, by multiplying the net Fractional Warrant Proceeds amount by a fraction, the numerator of which is the Fractional Warrant to which such Fractional Warrant Holder would otherwise be entitled and the denominator of which is the aggregate Fractional Warrants to which all Fractional Warrant Holders would otherwise be entitled. As soon as practicable after the determination of the amount of Fractional Warrant Proceeds, if any, to be paid, in cash, to each Fractional Warrant Holder in lieu of any Fractional Warrants, the Warrant Agent will make available such amounts, without interest, to each such Fractional Warrant Holder.

  At or prior to the Effective Time, NHL will execute and deliver to the Warrant Agent for countersignature Warrant Certificates representing the Roche Warrants.

  Exercise and Redemption. Not earlier than 90 days nor later than 60 days prior to the Expiration Date, NHL will deliver to the Warrant Agent notice, in writing, which notice will be irrevocable, stating whether or not it has elected to redeem the Warrants on the Expiration Date. Promptly after receipt of NHL's notice, the Warrant Agent will mail notice to all Holders describing the exercise procedure set forth in the Warrant Agreement (which is summarized below) or stating that each Warrant will be redeemed for the Redemption Amount (which is described below) on the Expiration Date, as the case may be.

  Subject to the provisions of the Warrant Agreement, each Warrant will be exercisable only on the Expiration Date, prior to the Close of Business (as defined in the Warrant Agreement) on such date, and only if NHL has not duly redeemed the Warrants. Unless NHL has elected to effect a Redemption, in which case each Holder will be entitled to receive the Redemption Amount, the Warrants will expire at, and become null and void, and have no value, and no Person will have any rights as of the Close of Business on the Expiration Date, except Holders that have properly exercised Warrants in accordance with the terms of the Warrant Agreement will be entitled to receive Warrant Shares with respect to such Holders' Warrants.

  Each Warrant will entitle the Holder thereof to purchase from NHL one fully paid and non-assessable share of NHL Common Stock at the exercise price of $22.00 (subject to adjustments) upon (i) surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant and (ii) payment of the exercise price for the number of Warrant Shares in respect of which such Warrant is being exercised. Such surrender and payment (if applicable) may be made and will be accepted by the Warrant Agent at any time during the 45 day period immediately preceding the Close of Business (as defined in the Warrant Agreement) on the Expiration Date, but any Warrants so surrendered will not be deemed to be exercised until the Expiration Date. Payment of the Exercise Price must be made by a certified or official bank check payable to the order of the Warrant Agent for the account of NHL or by wire transfer of funds to an account designated by NHL for such purpose. The Warrants evidenced by a Warrant Certificate will be exercisable, at the election of the Holder thereof, either in their entirety or in part.

  The Warrant Agreement provides that, upon the surrender of each Warrant Certificate and the payment of the per share exercise price, immediately following the Expiration Date, NHL will issue and cause its transfer agent for NHL Common Stock (the "Transfer Agent") to deliver with all reasonable dispatch to, or upon the written order of, the Holder and in such name or names as such Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant or Warrants together with cash in respect of any Fractional Warrant Share (as defined below) otherwise issuable upon such exercise.

  No certificates or scrip representing fractional Warrant Shares will be issued upon exercise of a Warrant. As promptly as practicable following the Expiration Date (if NHL has not elected to effect a Redemption), the Transfer Agent will determine with respect to each Holder entitled to receive Warrant Shares pursuant to the surrender of the Warrant Certificates the excess of the number of Warrant Shares delivered to the Transfer Agent by NHL over the aggregate number of whole Warrant Shares to be issued with respect to such Holder (such excess being hereinafter referred to in connection with each such Holder as a "Fractional Warrant Share"). As soon after the Expiration Date as practicable, the Transfer Agent, as agent for Holders

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otherwise entitled to receive Fractional Warrant Shares (each, a "Fractional
Warrant Share Holder"), will aggregate and sell in normal transactions the Fractional Warrant Shares for all the Fractional Warrant Share Holders at then available prices on the NYSE. Until the net proceeds of such sale or sales (the "Fractional Warrant Share Proceeds") have been distributed to the Fractional Warrant Share Holders, the Transfer Agent will hold the Fractional Warrant Share Proceeds in trust for the Fractional Warrant Share Holders. The Transfer Agent will determine the portion of the net Fractional Warrant Share Proceeds to which each Fractional Warrant Share Holder will be entitled, if any, by multiplying the net Fractional Warrant Share Proceeds amount by a fraction, the numerator of which is the Fractional Warrant Share to which such Fractional Share Holder would otherwise be entitled and the denominator of which is the aggregate Fractional Warrant Shares to which all Fractional Warrant Share Holders would otherwise be entitled. As soon as practicable after the determination of the amount of the Fractional Warrant Share Proceeds, if any, to be paid, in cash, to each Fractional Warrant Share Holder in lieu of any Fractional Warrant Shares, the Transfer Agent will make available such amounts, without interest, to each such Fractional Warrant Share Holder.

  The Warrant Agreement provides that, so long as NHL has timely delivered to the Warrant Agent written notice of its election to redeem the Warrants (as described above), NHL will have the right to redeem all, but not less than all, of the Warrants on the Expiration Date by payment in cash to each Holder as of such date of the Redemption Amount with respect to the Warrants held by such Holder (a "Redemption"). The Redemption Amount will be an amount equal to the excess, if any, of the Market Price of the NHL Common Stock over the Exercise Price of $22.00 (subject to adjustments). As used in the Warrant Agreement, the "Market Price" will be the average of the last sale price (or if no such sale takes place, the average of the closing bid and asked prices) on the NYSE of a share of NHL Common Stock over the 10 consecutive trading days commencing 15 trading days and ending five trading days before the Expiration Date. If NHL has elected to redeem the Warrants, at or immediately prior to the Expiration Date NHL will cause to be transferred to the Warrant Agent an amount in immediately available funds equal to the aggregate Redemption Amount for all outstanding Warrants for payment by the Warrant Agent to the Holders as of the Expiration Date. If NHL has elected to redeem the Warrants but the aggregate Redemption Amount is zero or less than zero, no amount will be required to be paid by NHL in respect of the redemption of the Warrants, but the Warrants will nonetheless be deemed to have been redeemed.

  Transfer and Exchange of Warrants. The Warrant Agreement provides that the Warrant Agent will, from time to time, register the transfer of any outstanding Warrant Certificate in the Warrant Register, upon surrender of such Warrant Certificate, duly endorsed, and accompanied by a written instrument or instruments of transfer in a form satisfactory to the Warrant Agent, duly signed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (i) a bank or trust company, (ii) a broker or dealer that is a member of the National Association of Securities Dealers or (iii) a member of a national securities exchange, and funds sufficient to pay any transfer taxes payable with respect to such transfer. Upon any such registration or transfer, a new Warrant Certificate will be issued to the transferee. Warrant Certificates may be exchanged at the option of the Holder, when surrendered to the Warrant Agent, for other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

  Notwithstanding the preceding paragraph, the Warrant Agent will not be required to transfer or exchange any Warrant Certificate from and after the 105th day preceding the scheduled Expiration Date, provided that, if in the written notice provided by NHL to the Warrant Agent pursuant to the Warrant Agreement with respect to whether NHL has elected to redeem the Warrants, NHL elects not to redeem the Warrants, then the Warrant Agent will be required to permit transfers or exchanges of Warrant Certificates from and after the date of mailing of the notice by the Warrant Agent pursuant to the Warrant Agreement to the Holders of Warrants with respect to the procedures for exercise of the Warrants until the 15th day preceding the Expiration Date.


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

  In addition, in connection with governmental approvals and stock exchange listings, NHL, from time to time, will use its best efforts (i) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to file such documents under Federal and state securities acts and laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of Warrants, (ii) to have the Warrants listed on the NYSE (or on the principal United States securities exchange or exchanges on which the NHL Common Stock is listed, if any, or quoted on NASDAQ, if the NHL Common Stock is so quoted) and (iii) immediately upon the issuance of Warrant Shares and upon the exercise of the Warrants, to have such Warrant Shares listed on the NYSE (or on the principal United States securities exchange or exchanges on which the NHL Common Stock is listed, if any, or quoted on NASDAQ, if the NHL Common Stock is so quoted). NHL will cause the Warrants to be delisted (or cease to be quoted, as the case may be) effective as of the Close of Business on the Expiration Date.

  Repurchase of Warrants. The Warrant Agreement provides that NHL and its subsidiaries will have the option, in their sole discretion, at any time or from time to time, to purchase Warrants (i) in the public market, (ii) by tender or exchange offer available to all Holders at any price or (iii) in private transactions at a price not more than 10% over the Market Price of the Warrants as of the closing date of each such transaction respectively. Warrants acquired by NHL or its subsidiaries will be canceled and will not be available for reissuance or resale.

  Cancelation of Warrants. If NHL has purchased or otherwise acquired Warrants, NHL may deliver the Warrant Certificates representing such Warrants to the Warrant Agent to be canceled and retired. The Warrant Agent will cancel all Warrants so surrendered.

ANTI-DILUTION PROVISIONS

  The exercise price, the number of Warrant Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are each subject to adjustment from time to time upon the occurrence of certain events described in the Warrant Agreement (and summarized below).

  Stock Dividends, Stock Splits, Combinations and Stock Reclassifications. If NHL (i) pays a dividend on its shares of capital stock (including NHL Common Stock) in shares of NHL Common Stock, (ii) subdivides its outstanding shares of NHL Common Stock, (iii) combines its outstanding shares of NHL Common Stock into a smaller number of shares of NHL Common Stock or (iv) issues any shares of its capital stock in a reclassification of the NHL Common Stock, in each case, other than the Merger pursuant to the Merger Agreement, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto will be adjusted so that each Holder will be entitled, upon exercise, to receive the kind and number of Warrant Shares or other securities of NHL which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.

  Rights, Options and Warrants. If NHL issues any rights, options or warrants to holders of outstanding shares of NHL Common Stock (other than pursuant to the Merger Agreement, the Warrant Agreement or stock option plans or similar plans approved by the Board of Directors of NHL), without payment of additional consideration by such holders, entitling them to subscribe for or purchase shares of NHL Common Stock at a price per share that is lower than the Market Price (calculated as of the applicable date of determination) per share of NHL Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant will be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which will be the number of shares of NHL Common Stock outstanding on the record date for the issuance of such rights, options or warrants plus the number of additional shares of NHL Common Stock offered for subscription or purchase and the denominator of which will be the number of shares of NHL Common Stock outstanding on the record date

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

for the issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of NHL Common Stock so offered would purchase at the Market Price per share of NHL Common Stock on the record date with respect thereto.

  Certain Distributions. If NHL distributes to all holders of shares of NHL Common Stock evidences of its indebtedness or assets, rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of NHL Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant will be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, the numerator of which will be the then current Market Price per share of NHL Common Stock on the date of such distribution and the denominator of which will be the then current Market Price per share of NHL Common Stock on the date of such distribution less the then fair value of the portion of the evidences of indebtedness or assets so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of NHL Common Stock.

  Capital Reorganizations and Stock Reclassifications. In the event of any capital reorganization or any reclassification of NHL Common Stock except as otherwise provided in the Warrant Agreement, any Holder of Warrants, upon exercise thereof, will be entitled to receive, in lieu of the NHL Common Stock to which such Holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares or other securities or property of NHL that such Holder would have been entitled to receive at the same aggregate exercise price upon such reorganization or reclassification if such Holder's Warrants had been exercised immediately prior thereto.

  Consolidations, Mergers, Sales and Conveyances. In the event of any consolidation of NHL with, or merger (other than the Merger) of NHL into, another corporation or in case of any sale or conveyance to another corporation of the property of NHL as an entirety or substantially as an entirety, NHL or such successor or purchasing corporation, as the case may be, will execute with the Warrant Agent an agreement that each Holder will have the right thereafter, upon payment of the exercise price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which such Holder would have owned or to which such Holder would have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action.

WARRANT AGENT

  The Warrant Agreement provides that the Warrant Agent will undertake customary duties and obligations imposed by the Warrant Agreement upon the following terms and conditions, by which NHL and the Holders, by their acceptance of the Warrants, will be bound: (i) the statements contained in the Warrant Agreement and in the Warrant Certificates will be taken as statements of NHL, and the Warrant Agent will assume no responsibility for the correctness of any of the same, except such as describes the Warrant Agent or action taken or to be taken by it, and, except as otherwise provided in the Warrant Agreement, the Warrant Agent will assume no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates, (ii) the Warrant Agent will not be responsible for any failure of NHL to comply with any of the covenants contained in the Warrant Agreement or in the Warrant Certificates, nor will it at any time be under any duty or responsibility to any Holder to make, or cause to be made, any adjustment in the exercise price or in the number of Warrant Shares issuable upon exercise of any Warrant (except as instructed by NHL) or to determine whether any facts exist which may require any such adjustments or the method employed in making any such adjustments, (iii) the Warrant Agent may consult at any time with counsel satisfactory to it, and the Warrant Agent will incur no liability or responsibility to NHL or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it under the Warrant Agreement in good faith and in accordance with the opinion or the advice of such counsel, (iv) the Warrant Agent will incur no liability or responsibility to NHL, or to any Holder, for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument

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

believed by it to be genuine and to have been signed, sent or presented by the proper party or parties, (v) NHL will promptly pay the Warrant Agent the compensation to be agreed upon with NHL for all services rendered by the Warrant Agent, to reimburse the Warrant Agent for its reasonable out-of-pocket expenses incurred without negligence, bad faith or breach of the Warrant Agreement on its part in connection with the services rendered by it under the Warrant Agreement and to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or breach of the Warrant Agreement on its part arising out of, or in connection with, its acting as such Warrant Agent, (vi) the Warrant Agent will be under no obligation to institute any action, suit or legal proceeding, or to take any action likely to involve expense, unless NHL or one or more Holders of Warrant Certificates will furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred, (vii) the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of NHL or become pecuniarily interested in any transaction in which NHL may be interested, or contract with or lend money to NHL or otherwise act as fully and freely as though they were not the Warrant Agent, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be, (viii) the Warrant Agent will act solely as agent for NHL, and its duties will be determined solely by the provisions of the Warrant Agreement, (ix) NHL will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of the Warrant Agreement, (x) the Warrant Agent will not be under any responsibility in respect of the validity of the Warrant Agreement, the execution and delivery of the Warrant Agreement or in respect of the validity or execution of any Warrant Certificate, nor will the Warrant Agent by any act under the Warrant Agreement be deemed to make any representation as to the authorization or reservation of the Warrant Shares, any Warrant Certificate, whether the Warrant Shares will, when issued, be validly issued, fully paid and nonassessable or the exercise price or number of Warrant Shares issuable upon exercise of any Warrant, (xi) the Warrant Agent is authorized and directed to accept instructions with respect to the performance of its duties under the Warrant Agreement from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of NHL and to apply to such officers for advice or instructions in connection with its duties and will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instruction of any such officer or in good faith reliance upon any statement signed by any one of such officers of NHL with respect to any fact or matter which may be deemed to be conclusively proved and established by such signed statement.

  The Warrant Agreement provides that, if the Warrant Agent resigns or becomes incapable of acting as Warrant Agent, or if the Board of Directors of NHL by resolution removes the Warrant Agent, NHL will appoint a successor to the Warrant Agent. If NHL fails to make such appointment within a period of 30 days after such resignation, incapacity or removal, any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by NHL or by such court, the duties of the Warrant Agent will be carried out by NHL.

CERTAIN MISCELLANEOUS PROVISIONS

  Termination. The Warrant Agreement will terminate immediately after (i) all Warrant Shares in respect of properly exercised Warrants have been issued (if NHL does not elect to effect a Redemption) or (ii) NHL has paid the Redemption Amount with respect to all Holders (if NHL elects to effect a Redemption), provided that the provisions pertaining to the terms and conditions under which the Warrant Agent has agreed to undertake the duties and obligations imposed by the Warrant Agreement survive such termination until such time that the obligations contemplated thereunder have been satisfied.

  Supplements and Amendments. NHL and the Warrant Agent may, from time to time, supplement or amend the Warrant Agreement without the approval of the Holders to cure any ambiguity, manifest error or

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

other mistake, to correct any provision of the Warrant Agreement that may be defective or inconsistent with any other provisions of the Warrant Agreement or to make any other provisions in regard to matters or questions arising under the Warrant Agreement that NHL and the Warrant Agent may deem necessary or desirable and that will not adversely affect, alter or change the interest of the Holders.

                           THE STOCKHOLDER AGREEMENT

  The following is a summary of all material provisions of the Stockholder Agreement, a form of which is included as Annex III to this Proxy
Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Stockholder Agreement.

CORPORATE GOVERNANCE

  Composition of the Board of Directors. Pursuant to the Stockholder Agreement (subject to the exceptions provided therein), during the Initial Period the Board of Directors of the Surviving Corporation will be comprised of seven members, consisting of Mr. Maher (the current President and Chief Executive Officer of NHL), three HLR Directors, who will be Mr. Belingard (the Director General, Diagnostics Division and Executive Committee Member of F. Hoffmann-La Roche Ltd), Mr. Mac Mahon (a Senior Vice President of Roche and the President of Roche Diagnostics Group) and Dr. Powell (the President of RBL) (unless any such individual is unable to serve in such capacity, in which event the Board of Directors will elect as a director one or more substitute individuals designated by HLR prior to the Merger who is reasonably acceptable to a majority of the independent directors in office immediately prior to the Effective Time), and three independent directors (as defined in the Stockholder Agreement, which provides in general that such persons shall not be officers, employees or affiliates of the Surviving Corporation or HLR). The persons who will serve as the independent directors for the Initial Period are required to be mutually acceptable to a majority of the members of NHL's Board of Directors in office immediately prior to the Effective Time and to HLR. Following the Initial Period, the Board of Directors of the Surviving Corporation will (subject to specified exceptions) be comprised of seven members, consisting of three HLR Directors and four independent directors nominated by the Nominating Committee of the Board of Directors. The Nominating Committee will consist of one HLR Director and two independent directors. A quorum of the Nominating Committee will consist of all members of the committee, and the Nominating Committee will act by majority vote of the entire committee.

  Mr. Maher will serve as Chairman of the Board and Mr. Mac Mahon will serve as Vice Chairman of the Board of the Surviving Corporation for the Initial Period. Following the Initial Period, Mr. Maher will resign his board and committee positions, Mr. Mac Mahon will become Chairman of the Board and the position of Vice Chairman will be eliminated.

  If the percentage of the aggregate number of votes entitled to be voted in an election of Directors of the Surviving Corporation by all outstanding securities having the right to vote generally in any election of Directors of the Surviving Corporation (the "Total Voting Power") that is controlled directly or indirectly by HLR and its affiliates (other than the Surviving Corporation and its subsidiaries) is less than 30% but at least 20%, HLR will have the right to designate for nomination two HLR Directors and if the HLR Group Interest is less than 20% but at least 10%, HLR will have the right to designate for nomination one HLR Director.

  Committees of the Board of Directors. The Stockholder Agreement provides that, the Board of Directors of the Surviving Corporation will establish, empower, maintain and elect the members of the following committees of the Board of Directors: (i) an Audit Committee, comprised solely of Independent Directors, (ii) a Nominating Committee, which will be composed of one HLR Director (designated by the majority of HLR Directors), and two independent directors (designated by the majority of independent directors), (iii) an employee benefits committee, comprised of HLR Directors and independent directors

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

(with the independent directors constituting a majority) and (iv) such other committees as the Board of Directors deems necessary or desirable to establish, empower and maintain, provided that such committees are approved by a Special Majority of the Board of Directors.

  Except as otherwise provided in the Stockholder Agreement or as agreed by a majority of the independent directors, the number of HLR Directors serving on each committee of the Board of Directors will be the same proportion of the total membership of such committee as the number of HLR Directors is of the entire Board of Directors, with a minimum of one member so long as HLR is entitled under the Stockholder Agreement to designate one HLR Director. Notwithstanding the previous sentence, if the HLR Group Interest is less than 30% but more than 20%, the number of HLR Directors serving on each committee of the Board of Directors (other than the Audit Committee) will be two, if such committee has five or more total members or one, in all other cases. If the HLR Group Interest is less than 20% but more than 10%, the number of HLR Directors serving on each committee of the Board of Directors (other than the Audit Committee) will be one.

  Management Committee. The Stockholder Agreement provides that the Surviving Corporation will establish a Management Committee, comprised of its President and Chief Executive Officer, who will be the Chairman of the Management Committee, its Chief Operating Officer, its Chief Administrative Officer, its Chief Financial Officer, its General Counsel, its Executive Vice President, Sales and Marketing, its Executive Vice President, Human Resources, the Chairman of the Board and the Vice Chairman of the Board, if any, of the Surviving Corporation and such other directors or executive officers as may be approved by a Special Majority of the Board of Directors of the Surviving Corporation. The Management Committee will have the responsibility, authority and duty to review and approve and oversee the implementation of certain operational and strategic plans proposed by the Operating Committee (referred to below) prior to consideration and approval by the Board of Directors and such other responsibilities, authority and duties as the Board (acting by Special Majority of the Board of Directors) may from time to time grant, subject to the other provisions of the Stockholder Agreement, the certificate of incorporation of the Surviving Corporation and the by-laws of the Surviving Corporation. Pursuant to the Stockholder Agreement, the location of the headquarters of the Surviving Corporation will be determined by the Management Committee.

  Approval Required for Certain Actions. The Stockholder Agreement provides that, so long as the HLR Group Interest is 30% or more, no action by the Surviving Corporation or any of its subsidiaries will be taken with respect to any of the following matters without the approval of a Special Majority of the Board of Directors: (i) the appointment of any of the Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer, the Chief Administrative Officer, General Counsel, Chief Financial Officer or Chief Operating Officer or other executive officer in any similar capacity of the Surviving Corporation or any of its subsidiaries, (ii) the approval of Strategic Plans and Annual Operating Plans referred to below in "Strategic and Operating Planning Process", (iii) any merger or consolidation of the Surviving Corporation or any of its subsidiaries with or into any Person other than the Surviving Corporation or any of its subsidiaries, (iv) any amendment to the certificate of incorporation or the bylaws of the Surviving Corporation or any adoption of, or amendment to, the certificate of incorporation or the bylaws of any subsidiary of the Surviving Corporation, (v) any acquisition of assets, business, operations or securities by the Surviving Corporation or any of its subsidiaries by merger or otherwise (whether in one transaction or a series of related transactions) which assets, business, operations or securities would constitute more than 10% of the fair market value of the total assets of the Surviving Corporation and its subsidiaries as of the end of the most recent fiscal quarter ending prior to such transaction (a "Substantial Part" of the Surviving Corporation), (vi) any sale, asset exchange, lease, exchange, mortgage, pledge, transfer or other disposition by merger or otherwise by the Surviving Corporation or any of its subsidiaries (in one transaction or a series of related transactions) of any of the subsidiaries or assets of the Surviving Corporation or any of its subsidiaries which constitutes a Substantial Part of the Surviving Corporation, (vii) the settling of any litigation, investigation or proceeding involving any governmental authority or where the amount to be paid in settlement is in excess of $5,000,000, (viii) any material transaction between the Surviving Corporation or any of its subsidiaries, on the one hand, and any stockholder or affiliate of the Surviving Corporation (other than any subsidiary of the Surviving Corporation and other than HLR and its affiliates), on the other hand (other than as specifically contemplated by the Sharing and Call Option Agreement), (ix) the issuance of any security of the Surviving Corporation or of any security of any subsidiary of the Surviving Corporation (other than as specifically contemplated by the Merger Agreement, the Warrants or existing employee stock options), (x) any capital expenditures individually in excess of $1,000,000 or in the aggregate in excess of $50,000,000 per annum or which represent in the aggregate 110% or more of the total amount provided for in certain plans for such year, (xi) any reclassification, recombination, split, subdivision or redemption, purchase or other acquisition, directly or indirectly, of any debt or Equity Securities or other capital stock of the Surviving Corporation, except as provided in the Merger Agreement and the Warrants, (xii) any change in the size or composition of the Board of Directors, any committee thereof or the Management Committee or any establishment of a new committee of the Board, (xiii) any incurrence, assumption or issuance by the Surviving Corporation or any of its subsidiaries of indebtedness other than indebtedness existing immediately after the Effective Time and any refinancings thereof and other indebtedness in an aggregate principal amount at any one time outstanding not to exceed $25,000,000, (xiv) any declaration of any dividend or any making of any other distribution with respect to, or any redemption, repurchase or other acquisition of, any class of securities of the Surviving Corporation or any of its subsidiaries, except as expressly otherwise provided in the Merger Agreement or pursuant to the Warrants, (xv) any proposal, or entry into, by the Surviving Corporation or any of its subsidiaries of any Discriminatory Transaction (as defined in the Stockholder Agreement), (xvi) any relocation of the headquarters of the Surviving Corporation, (xvii) any determination of compensation, benefits, perquisites and other incentives for executive officers (other than officers whose total compensation including employee stock options and similar incentives does not exceed $150,000 annually) and any approval or amendment of any plans or contracts in connection therewith, (xviii) any adoption or implementation of any takeover defense measures, including the institution, amendment or redemption by the Surviving Corporation or any of its subsidiaries of any stockholder rights plan or similar plan or device, or any change of control matters, (xix) any transaction involving, or any action by, the Surviving Corporation or any of its subsidiaries (A) leading to a circumstance in which any Person or 13D Group (as defined in the Stockholder Agreement) representing a percentage of Total Voting Power or any equity interest in the Surviving Corporation greater than 15% or (B) requiring the approval of holders of a majority of the securities having the right to vote generally in any election of Directors of the Surviving Corporation or Equity Securities and (xx) any change in the fiscal year or the accounting or tax principles, or policies with respect to the financial statements, records or affairs of the Surviving Corporation or any of its subsidiaries, except as required by GAAP or by law or (xxi) any dissolution of the Surviving Corporation or any of its subsidiaries, any adoption of a plan of liquidation of the Surviving Corporation of any of its subsidiaries or any action by the Surviving Corporation or any of its subsidiaries to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Surviving Corporation or any of its subsidiaries, seeking to adjudicate the Surviving Corporation or any of its subsidiaries bankrupt or insolvent or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Surviving Corporation or any of its subsidiaries or (B) seeking appointment of a receiver, trustee custodian or other similar official for the Surviving Corporation or any of its subsidiaries or for all or any Substantial Part of the assets of the Surviving Corporation or any of its subsidiaries or making a general assignment for the benefit of the creditors of the Surviving Corporation or any of its subsidiaries.

  Strategic and Operating Planning Process. The Stockholder Agreement requires that the President and Chief Executive Officer of the Surviving Corporation cause to be prepared and proposed to the Management Committee an Annual Operating Plan for each fiscal year (providing for an analysis of gross profits, summary of operating expenses, personnel levels, pricing, budgets for niche businesses, cash flows and capital expenditures) and a Strategic Plan for five-year periods (providing for an analysis of the business environment, business objectives and strategies, business revenues, financial forecasts, capital plans, acquisition and divestiture plans, business segment analysis and niche business plans), beginning with the period 1997-2001.

Under the Stockholder Agreement, the Management Committee will be responsible for overseeing the implementation of the Initial Synergy Plan (as defined in the Stockholder Agreement) for the initial two-year period following the Effective Time. The Stockholder Agreement requires that the Annual Operating Plans and the Strategic Plans be approved by a Special Majority of the Board of Directors.

ANTI-DILUTIVE RIGHTS

  The Stockholder Agreement prohibits, subject to certain exceptions, the Surviving Corporation from issuing, selling or transferring any (i) common stock or other voting stock of the Surviving Corporation, (ii) any debt or equity securities of the Surviving Corporation convertible or exchangeable for common stock or voting stock of the Surviving Corporation or (iii) any options, rights or warrants issued by the Surviving Corporation to acquire common stock or other voting stock of the Surviving Corporation ("Equity Securities") to any Person unless HLR is offered in writing the right to purchase, at the same price and on the same terms proposed to be issued or sold, an amount of such Equity Securities (the "Maintenance Securities") as is necessary for the HLR Group to maintain the HLR Group Interest as it existed immediately prior to such issuance (the "Anti-Dilutive Rights"). If HLR does not deliver to the Surviving Corporation written notice of acceptance of any such offer within 20 business days after HLR's receipt thereof, HLR will be deemed to have waived its right to purchase all or part of the Maintenance Securities as set forth in such offer, but HLR will retain its Anti-Dilutive Rights with respect to future offers.

  The Anti-Dilutive Rights will not apply to (i) the grant or exercise of options to purchase shares of stock of the Surviving Corporation, the issuance of shares of stock of the Surviving Corporation to employees of the Surviving Corporation or any of its subsidiaries (other than employees who are also employees of a stockholder, its affiliates or any subsidiary of a stockholder) or otherwise pursuant to any stock option or similar plan in existence on the date of the Stockholder Agreement or otherwise adopted by the Board of Directors after the date of the Stockholder Agreement, (ii) the issuance of the stock of the Surviving Corporation pursuant to the Warrants or of shares of the stock of the Surviving Corporation issuable upon exercise of any option, warrant, convertible security or other rights to purchase shares of stock of the Surviving Corporation which, in each case, has been issued in compliance with the terms of the provisions pertaining to the Anti-Dilutive Rights, (iii) the issuance of any securities pursuant to any stock split, stock dividend or other similar stock recapitalization or (iv) the issuance of shares of stock of the Surviving Corporation pursuant to any underwritten public offering of Equity Securities under an effective registration statement filed by the Surviving Corporation with the SEC in accordance with the Securities Act (such offering referred to as a "Public Offering"), provided that the action described in clauses (i), (iii) or (iv) above, as the case may be, has been approved (to the extent required) in accordance with the provisions of the Stockholder Agreement.

ACQUISITIONS AND TRANSFERS OF EQUITY SECURITIES

  Acquisitions of Additional Equity Securities. The Stockholder Agreement provides that, during the Initial Period, HLR will not, and will use its best efforts to cause each member of the HLR Group not to, directly or indirectly, purchase or otherwise acquire any Equity Securities of the Surviving Corporation if, after giving effect thereto, the HLR Group Interest would exceed 49.99%. Notwithstanding the foregoing, the Stockholder Agreement permits the HLR Group or one or more members thereof to acquire, directly or indirectly, by purchase or otherwise, Equity Securities resulting in the HLR Group Interest exceeding such limitation in the event (i) any Person or group makes an Acquisition Proposal, (ii) after the Effective Time, Mafco Holdings Inc. or any affiliate thereof acquires Equity Securities representing 1% or more of the Total Voting Power, (iii) any Person or group acquires beneficial ownership of Equity Securities representing 5% or more of Total Voting Power (10% or more in the case of beneficial ownership permitted to be reported on Schedule 13G under the Exchange Act), or (iv) there has been a material adverse change in the business, financial condition or operations of the Surviving Corporation for, or which would reasonably be expected to continue for, a sustained period and HLR has determined in good faith that the acquisition of additional Equity Securities is reasonably necessary to protect its investment in the Surviving Corporation.

  From the first anniversary of the Effective Time until the third anniversary of the Effective Time, the Stockholder Agreement requires that HLR not, and use its best efforts to cause each member of the HLR Group not to, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, any Equity Securities of the Surviving Corporation, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, except that the HLR Group may acquire Equity Securities to the extent that, after giving effect thereto, the HLR Group Interest would not exceed 75%.

  However, the Stockholder Agreement permits the HLR Group to acquire Equity Securities, notwithstanding the fact that, after giving effect thereto, the HLR Group Interest would exceed 75%, if the HLR Group (or a member or affiliate thereof, as the case may be) offers, prior to consummating such purchase, to purchase all outstanding Equity Securities, and holders of Equity Securities representing more than 50% of the outstanding Equity Securities (excluding any Equity Securities held by the HLR Group) accept such offer, and the HLR Group (or a member or affiliate thereof, as the case may be) consummates such purchase.

  Transfers of Equity Securities. The Stockholder Agreement provides that HLR will not sell or otherwise transfer any Equity Securities, except pursuant to a Public Offering, Rule 144 or Rule 144A or any other transaction in compliance with the Securities Act, state securities laws and other applicable laws. HLR has agreed to cause any Person who acquires 30% of the Total Voting Power from HLR to agree to be bound by the provisions of the Stockholder Agreement whereupon such Person will become entitled to all of the rights and benefits of HLR under the Stockholder Agreement.

REGISTRATION RIGHTS

  Demand Registrations. The Stockholder Agreement provides that, HLR may make a written request to the Surviving Corporation for registration under the Securities Act of Registrable Securities (as defined in the Stockholder Agreement) (each, a "Demand Registration"). The obligations of the Surviving Corporation to register such Registrable Securities are subject to the following conditions: (i) the Registrable Securities requested to be registered must (unless reduced pursuant to the provisions of the section of the Stockholder Agreement entitled "Reduction of Offering"), constitute at least 2% of the equivalent outstanding Equity Securities or at least 5% of the Registrable Securities at such time, whichever amount is smaller, (ii) there shall not have been consummated more than one offering pursuant to a Demand Registration within the preceding 12 month period, (iii) if the HLR Group Interest is less than 30% but more than 20%, no more than three other Demand Registrations shall have been effected after the date on which the HLR Group Interest was reduced to less than 30%, if the HLR Group Interest is less than 20% but more than 10%, no more than two other Demand Registrations shall have been effected after the date on which the HLR Group Interest was reduced to less than 20% and if the HLR Group Interest is less than 10%, no more than one other Demand Registration shall have been effected after the date on which the HLR Group Interest was reduced to less than 10%, (iv) HLR shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities and advise each underwriter, broker or dealer through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act and (v) HLR shall use all reasonable efforts to effect as wide a distribution of such Registrable Securities as is reasonably practicable, but in no event will any sale of Registrable Securities be made knowingly to any Person who beneficially owns 5% or more of the Total Voting Power.

  In addition, the Surviving Corporation's obligations pursuant to any Demand Registration will be suspended if (i) the fulfillment of such obligations would require the Surviving Corporation to make a disclosure that would, in the reasonable good faith and judgment of the Board of Directors, be materially detrimental and premature, (ii) the Surviving Corporation has filed a registration statement with respect to Equity Securities to be distributed in a Public Offering and it is advised by its lead or managing underwriter that an offering by HLR of the Registrable Securities would materially adversely affect the distribution of such Equity Securities or (iii) the fulfillment of such obligations would require the Surviving Corporation to prepare audited financial statements not required to be prepared for the Surviving Corporation to comply with its obligations under the Exchange Act as of any date not coincident with the last day of any fiscal year of the Surviving Corporation. The obligations of the Surviving Corporation, however, will be reinstated (x) in the case of clause (i) above, upon the making of such disclosure (or, if earlier, when such disclosure would either be no longer necessary for the fulfillment of such obligations or no longer detrimental), (y) in the case of clause (ii) above, upon the conclusion of any period during which the Surviving Corporation would not, pursuant to the terms of its underwriting arrangements, be permitted to sell securities of the Surviving Corporation for its own account and (z) in the case of clause (iii) above, as soon as it would no longer be necessary to prepare such financial statements to comply with the Exchange Act.

  Piggyback Registration. The Stockholder Agreement provides that, if the Surviving Corporation proposes to file a registration statement under the Securities Act with respect to an offering of any securities of the Surviving Corporation for the Surviving Corporation's own account (other than a registration statement on Form S-4 or S-8 (or any substitute that may be adopted by the SEC) or the account of any holder of Equity Securities other than any member of the HLR Group (each, an "Other Holder") (other than Mafco or any of its Affiliates), then the Surviving Corporation will give written notice of such proposed filing to HLR as soon as practicable, and such notice will offer HLR the opportunity to register such number of shares of, or Warrants constituting, Registrable Securities as HLR may request on the same terms and conditions as those applicable to the securities of the Surviving Corporation or of the Other Holders in the offering (a "Piggyback Registration"). Upon the written request of HLR made within ten days after the receipt of notice from the Surviving Corporation, which request shall specify the amount and types of Registrable Securities intended to be issued or disposed of, the Surviving Corporation will use its best efforts, subject to certain conditions set forth in the Stockholder Agreement, to effect the registration under the Securities Act of all such Registrable Securities which the Surviving Corporation has been so requested to register by HLR, to the extent requisite to permit the disposition of such Registrable Securities to be so registered. In connection with any Demand Registration or any Piggyback Registration, the Surviving Corporation will pay all Registration Expenses (as defined in the Stockholder Agreement) of HLR and Roche.

  Rule 144 and Rule 144A. The Surviving Corporation will agree to file necessary reports with the SEC and to take other action as reasonably requested by HLR to enable it to sell its the Surviving Corporation securities pursuant to Rule 144 under the Securities Act. If HLR desires to transfer any of its securities of the Surviving Corporation pursuant to Rule 144A, the Stockholder Agreement requires the Surviving Corporation to promptly, upon request by HLR, use its best efforts to facilitate the consummation of such Rule 144A transaction in accordance with the requirements of such rule and with such request and will take all necessary or appropriate actions in connection therewith. If the HLR Group Interest is less than 30%, then the Surviving Corporation will only be required to facilitate the consummation of such Rule 144A transaction according to the following provisions: (i) if the HLR Group Interest is less than 30% but more than 20%, no more than three other Rule 144A transactions will have been effected after the date on which the HLR Group Interest was reduced to less than 30%, (ii) if the HLR Group Interest is less than 20% but more that 10%, no more than two other Rule 144A transactions will have been effected after the date on which the HLR Group Interest was reduced to less than 20% and (iii) if the HLR Group Interest is less than 10%, no more than one other Rule 144A transaction will have been effected after the date on which the HLR Group Interest was reduced to less than 10%. the Surviving Corporation has agreed to pay all expenses in connection with Rule 144A transactions by HLR to the same extent as the Surviving Corporation would be required to pay Registration Expenses.

  Information. In the Stockholder Agreement, the Surviving Corporation will agree to provide certain information to HLR on a periodic basis and as requested.


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

  No Inconsistent Agreements. Under the Stockholder Agreement, the Surviving Corporation will agree that it will not enter into any agreements with respect to its securities which would be inconsistent with the rights granted to HLR, the HLR Group and the HLR Directors in the Stockholder Agreement.

TERMINATION

  The provisions of the Stockholder Agreement will terminate if the HLR Group Interest is less than 30%, provided, however, that the provisions relating to the obligation of the Surviving Corporation to furnish certain information will not terminate until such time as the HLR Group Interest is less than 20%, certain provisions regarding Board and Board committee membership and amendment of the Surviving Corporation's Certificate of Incorporation and by-laws will not terminate until such time as the HLR Group Interest is less than 10%, the registration rights will not terminate until such time as the HLR Group does not own any Registrable Securities (except the provisions relating to piggyback registrations, which will terminate at such time as the HLR Group Interest is less that 20%) and certain miscellaneous provisions will not terminate until all other provisions of the Stockholder Agreement have terminated. Furthermore, in the event that the HLR Group Interest exceeds 50%, the provisions pertaining to corporate governance will terminate, but will be reinstated, at the request of HLR, if the HLR Group Interest is later reduced below 50%.

                  MANAGEMENT AND OPERATIONS AFTER THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION

  The following table sets forth certain information as of December 31, 1994, concerning certain persons who are expected to serve as directors and executive officers of the Surviving Corporation as of the Effective Time. In addition, in accordance with the Merger Agreement and the Stockholder Agreement, it is also expected that three persons (mutually acceptable to a majority of the members of the NHL Board in office immediately preceding the Effective Time and to HLR) will be designated prior to the Effective Time to serve as independent directors (which the Stockholder Agreement generally defines as persons who are not officers, employees or affiliates of the Surviving Corporation or HLR) beginning immediately after the Effective Time. See "THE MERGER AGREEMENT--The Surviving Corporation" for a description of the provisions of the Merger Agreement relating to the appointment of the directors and executive officers of the Surviving Corporation.

             NAME           AGE                         POSITION
             ----           ---                         --------
   James R. Maher..........  45 Chairman of the Board and Director
   Thomas P. Mac Mahon.....  48 Vice Chairman of the Board and Director
   Jean-Luc Belingard......  46 Director
   Dr. James B. Powell.....  56 Director, President and Chief Executive Officer
   Timothy J. Brodnik......  47 Executive Vice President, Sales and Marketing
   Haywood D. Cochrane,
   Jr. ....................  45 Executive Vice President, Chief Financial Officer
   David C. Flaugh.........  47 Executive Vice President, Chief Operating Officer
   John F. Markus..........  43 Executive Vice President, Corporate Compliance
   Bradford T. Smith.......  41 Executive Vice President, General Counsel and Secretary
   Ronald B. Sturgill......  58 Executive Vice President, Information Systems/Operations
   David C. Weavil.........  43 Executive Vice President, Chief Administrative Officer
   Robert E. Whalen........  52 Executive Vice President, Human Resources
   Wesley R. Elingburg.....  38 Senior Vice President, Finance

  James R. Maher. Mr. Maher has been President and Chief Executive Officer and a Director of NHL since December 1992. Mr. Maher was Vice Chairman of The First Boston Corporation from 1990 to 1992 and Managing Director of The First Boston Corporation from 1982 to 1992. Mr. Maher also is a director of First Brands Corporation.

  Thomas P. Mac Mahon. Mr. Mac Mahon has served as Senior Vice President of Roche since 1993 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Roche since 1988. Prior to assuming the office of Senior Vice President of Roche, Mr. Mac Mahon served as Vice President from 1982 to 1988. In May 1994 Mr. Mac Mahon was appointed to serve one-year terms as director of RBL, HLR, Roche Diagnostic Systems, Inc., Roche Molecular Systems, Inc., Medlab of South Georgia, Inc., KCCL, Inc., Medical Laboratory Associates, Inc., and Sacramento Clinical Laboratory, Inc. As Senior Vice President of Roche and President of Roche Diagnostics Group, Mr. Mac Mahon is responsible for the management of all United States operations of the diagnostic businesses of Roche. Mr. Mac Mahon is also currently a member of the Worldwide Diagnostics Executive Committee of Roche Holding Ltd.

  Jean-Luc Belingard. Mr. Belingard is Director General of the Diagnostics Division and member of the Executive Committee of F. Hoffmann-La Roche Ltd, Basel, Switzerland. He joined Hoffmann-La Roche in 1982, and held various positions prior to being named to his current positions in 1990. His current responsibilities include the management of the worldwide diagnostic business of Hoffmann-La Roche. Mr. Belingard is a director of Perkin-Elmer Corporation, Norwalk, Connecticut, a Foreign Trade Advisor to the French Government and a member of the Advisory Council of the Banque de France. He also serves as Vice President of the European Diagnostic Manufacturers Association.

  Dr. James B. Powell. Dr. Powell has served as President of RBL since 1982. From 1979 through 1982, Dr. Powell served as President of Biomedical Reference Laboratories, a publicly-held company, which was acquired by HLR in 1982, and from 1969 through 1979 Dr. Powell served as President of Biomedical Laboratories, the privately-held predecessor of Biomedical Reference Laboratories. As President of RBL, Dr. Powell is responsible to the Board of Directors for supervision of the ongoing operations of RBL, including development and implementation of strategic and long-term plans. Dr. Powell is a medical doctor and became board certified in anatomic and clinical pathology in 1969.

  Timothy J. Brodnik. Mr. Brodnik joined NHL in 1971. He was appointed Executive Vice President of NHL in 1993 and was Senior Vice President from 1991 to 1993 and Vice President-Division Manager commencing in 1979. Mr. Brodnik oversees NHL's sales operations and major regional laboratories in Florida and North Carolina.

  Haywood D. Cochrane, Jr. Mr. Cochrane has been an executive of NHL since the Allied Acquisition. Mr. Cochrane was President, Chief Executive Officer and a director of Allied from its formation in 1989 until the Allied Acquisition. He had previously been employed since 1977 by RBL, and its predecessor company Biomedical Reference Laboratories, Inc. where he held a number of positions including most recently Senior Vice President and Chief Operating Officer. He also served as a Vice President of Roche. Mr. Cochrane also serves as a director of First Union National Bank of Tennessee and JDN Realty Corp.

  David C. Flaugh. Mr. Flaugh has been Chief Operating Officer and Senior Executive Vice President of NHL since 1993. He has been acting Chief Financial Officer and Treasurer of NHL since July 1994. Mr. Flaugh was Vice President-Managing Director, Chief Financial Officer and Treasurer of NHL from 1991 to 1993. From 1988 to 1991, Mr. Flaugh was Vice President-Finance. From 1984 to 1988, Mr. Flaugh was Vice President and Controller.

  John F. Markus. Mr. Markus joined NHL in 1990. He was appointed Executive Vice President and Director of Compliance in 1993 and was Vice President-Managing Director from 1990 to 1993. Previously, Mr. Markus was an attorney in the law firm of Akin, Gump, Strauss, Hauer and Feld in Washington D.C. for more than five years and was a partner in such firm since 1989.

  Bradford T. Smith. Mr. Smith has served as Assistant General Counsel of HLR, Division Counsel of RBL, and Assistant Secretary and member of RBL's Senior Management Committee since 1988. As Division

Counsel of RBL, Mr. Smith established the on-site legal function at RBL's corporate headquarters in 1988 and since then his duties have included the general management of the RBL Law Department. He is also responsible for providing legal advice to RBL's management in connection with regulatory compliance, corporate law, litigation, antitrust, contracts, acquisitions and divestitures and the legal implications of major strategic, operational and policy issues. Mr. Smith has served as Assistant Secretary of HLR since 1989 and as an Assistant Vice President of HLR during 1992 and 1993.

  Ronald B Sturgill. Mr. Sturgill has served as Senior Vice President, Administration of RBL since 1987. From 1986 to 1987, he served as Senior Vice President, North-central Regional Operations of RBL. Mr. Sturgill served as RBL's Vice President of Laboratories and Human Resources from 1982 until 1986. Mr. Sturgill's responsibilities as Senior Vice President, Administration include the supervision of Information Systems, Human Resources, Sales Support and Training.

  David C. Weavil. Mr. Weavil has served as Senior Vice President and Chief Operating Officer of RBL since 1989. From 1988 through 1989, Mr. Weavil was Regional Senior Vice President-Mid-Atlantic of RBL. Prior to that, he served as Senior Vice President and Chief Financial Officer of RBL from 1982. Mr. Weavil's current responsibilities as Chief Operating Officer of RBL include the supervision of operating activities involving laboratory testing, sales, logistics and certain administrative activities.

  Robert E. Whalen. Mr. Whalen joined NHL in 1976. He was named Executive Vice President of NHL in 1993 and was Senior Vice President from 1991 to 1993 and Vice President-Administration commencing 1985. From 1979 to 1985, he was Vice President-Division Manager of NHL. Mr. Whalen oversees human resources, information systems, client service and major regional laboratories in California, Washington, Nevada and Utah.

  Wesley R. Elingburg. Mr. Elingburg has served as Senior Vice President-- Finance and Treasurer of RBL since 1988 and Assistant Vice President of Roche since 1989. In such capacities, Mr. Elingburg has been responsible for the management of all financial functions of RBL, including financial reporting, analysis, strategic planning, budgeting, income tax, insurance, fleet administration, managed care and national accounts. Mr. Elingburg's specific responsibilities also include management of the RBL billing operation, and other specific finance areas such as general ledger and accounts payable.

OPERATIONS AFTER THE MERGER

  Headquarters of the Surviving Corporation. At the Effective Time, the headquarters of the Surviving Corporation will be located in Burlington, North Carolina. However, the Surviving Corporation's office in La Jolla, California, is not expected to be closed in connection with the Merger and certain executive officers of the Surviving Corporation are expected to be based there.

  Expected Savings of Operating Costs. The Surviving Corporation is expected to achieve substantial savings of operating costs through the consolidation of certain operations and the elimination of redundant expenses. Such savings would be realized over time as the consolidation is completed. The Surviving Corporation is expected to realize approximate annualized savings of between $80 million to $90 million within three years following the Merger. The synergies expected to be realized by the Surviving Corporation would be derived from several sources, including an expected $25 million of savings in corporate, general and administrative expenses including the consolidation of administrative staff. Combining the NHL sales force with the RBL sales force where duplicate territories exist is expected to add approximately $9 million of synergies. Operational savings are expected to result in approximately $55 million of synergies. These include closing overlapping laboratories and other facilities and savings to be realized from additional buying power by the larger Surviving Corporation. It is also expected that the Surviving Corporation will realize approximately $5 million of savings relating to employee benefits as a result of expected changes to certain benefit arrangements. These estimated savings are anticipated to be partially offset by a loss of existing accounts during the conversion process in the amount of approximately $4 million. Realization of improvements in profitability is dependent, in part, on the extent to which the revenues of the constituent companies are maintained and will be influenced by many factors, including factors outside the control of the Surviving Corporation. There can be no assurance that the estimated cost savings described above will be realized or achieved in a timely manner or that improvements, if any, in profitability will be achieved or that such savings will not be offset by increases in other expenses. See "CERTAIN CONSIDERATIONS--Potential Difficulty of the Integration of NHL and RBL".

RESTRUCTURING COSTS OF NHL

  Restructuring costs of approximately $84 million are expected to be recorded by the Surviving Corporation at the Effective Time in connection with the Merger. These costs will reflect the write-off of deferred financing costs related to the repayment of NHL's revolving credit facility and term loan facility entered into in connection with the Allied Acquisition Financing and the creation of reserves for severance and benefit costs, costs for office facilities expected to be closed, vacant space costs, systems conversion costs and other restructuring expenses of NHL associated with the Merger.

LIQUIDITY AND CAPITAL RESOURCES AFTER THE MERGER

  The aggregate cash consideration of approximately $474.7 million to be paid to stockholders of NHL in the Merger will be financed from three sources: the NHL Cash Contribution of approximately $288.0 million to be made out of the proceeds of borrowings by NHL in an equal amount, the HLR Cash Contribution in the amount of approximately $135.7 million and the Roche Warrant Consideration in the amount of approximately $51.0 million.

  NHL has obtained a commitment from Credit Suisse for a senior unsecured credit facility in an aggregate amount of $1.25 billion, which will include an $800.0 million amortizing senior term loan facility and a $450.0 million revolving credit facility, to refinance NHL's existing indebtedness and to finance the NHL Cash Contribution. The expected material terms and conditions of the credit facility are described under "PLAN OF FINANCING--Description of Bank Facility".

  In connection with the Merger, RBL expects that approximately $150.0 million of its existing indebtedness will be assigned by RBL and HLR to another entity in the Roche Group (other than a subsidiary of RBL). Intercompany indebtedness of RBL of approximately $85.1 million is expected to be eliminated in connection with the Merger through an equity contribution by HLR. See "PLAN OF FINANCING--Description of Bank Facility".

  Based on the expected terms of the Credit Agreement, aggregate principal payments are expected to be approximately $16.7 million, $70.8 million, $112.5 million, $150.0 million and $162.5 million, respectively, in the five fiscal years subsequent to the Merger. Interest payments under the Credit Agreement are estimated to be $50.0 million to $60.0 million in the 1995 period subsequent to the Merger. Such payments in the following four fiscal years are estimated to decline from approximately $85.0 million in 1996 to approximately $50.0 million in 1999. There can be no assurance, however, that the terms of the definitive Credit Agreement will not vary from these described above or that the interest payments made under the Credit Agreement (which will reflect fluctuating interest rates and outstanding principal amounts) will not vary significantly from these estimated above.

  The ability of the Surviving Corporation to meet its debt service requirements and operating cash needs will be dependent, in part, on the successful integration of NHL and RBL. The anticipated benefits of the Merger might not be achieved unless the operations of RBL are successfully combined with those of NHL in a timely manner. It is currently estimated that the integration of the operations of NHL and RBL could take up to three years to accomplish. See "CERTAIN CONSIDERATIONS--Potential Difficulty of the Integration of NHL and RBL".

  NHL expects that its cash needs for working capital, capital expenditures and the cash costs of the restructuring and operations of the Surviving Corporation after the Merger will be met by its cash flow from operations and borrowings under the revolving credit facility. During the five fiscal years following the Merger, the Surviving Corporation is expected to have unused borrowing capacity under the Revolving Credit Facility of between $100.0 million and $225.0 million per year. However, there can be no assurance that the Surviving Corporation's actual unused borrowing capacity will not vary significantly from the amounts estimated above.

  Subsequent to the Merger, the Surviving Corporation is expected to derive approximately 31% of its net sales from tests performed for beneficiaries of Medicare and Medicaid programs. During 1993, provisions were included in OBRA '93 that reduced Medicare reimbursement schedules by lowering payments under the fee schedule methodology from 88% to 84% of the 1984 national median, effective January 1, 1994, and from 84% to 80% of the national median, effective January 1, 1995. A further reduction in payments to 76% of the 1984 national median will become effective on January 1, 1996. OBRA '93 also eliminated, for 1994 and 1995, the provision for annual fee schedule increases based upon the consumer price index.

  The health care industry is undergoing significant change as third party payors, such as Medicare and Medicaid and insurers, increase their efforts to control the cost of health care services. In an effort to address the problem of increasing health care costs, legislation has been proposed at both the Federal and state levels to further regulate health care delivery in general and clinical laboratories in particular and legislation has been enacted that reduces the amounts reimbursable to NHL and RBL and other independent clinical laboratories under Medicare and Medicaid. NHL and RBL cannot predict the effect health care reform, if enacted, or future changes in Federal, state and local regulations affecting governmental reimbursement for clinical laboratory testing may have on the Surviving Corporation's business, and there can be no assurance that any such reforms would not have a material adverse effect on the Surviving Corporation. See "CERTAIN CONSIDERATIONS--Limitations on Third Party Payor Reimbursement of Health Care Costs".

  It is expected that the Surviving Corporation's capital expenditures will be approximately $80 to $90 million in fiscal year 1995 following the Merger and approximately $65 to $80 million in each of the four fiscal years thereafter in order to integrate NHL and RBL, accommodate expected growth, further automate laboratory processes and improve efficiency.

                          MARKET PRICES AND DIVIDENDS

  NHL Common Stock (symbol: NH) is listed for trading on the NYSE. The following table sets forth, for the periods indicated, the high and low sales prices per share of NHL Common Stock on the NYSE Composite Transactions Tape and the quarterly cash dividends per share paid by NHL on such shares. The common stock, no par value, of RBL is not publicly traded, and no comparative market price data is available.

                                                         NHL            CASH
                                                       COMMON         DIVIDENDS
                                                        STOCK         PER SHARE
                                                      ------------    OF COMMON
                                                      HIGH    LOW       STOCK
                                                      ----    ----    ---------
   1992
     First Quarter..................................  $29 1/4 $24 1/4   $.07
     Second Quarter.................................   25 1/2  18 7/8    .08
     Third Quarter..................................   24 3/8   18       .08
     Fourth Quarter.................................   25 1/8  15 5/8    .08
   1993
     First Quarter..................................   18 1/4  12 7/8    .08
     Second Quarter.................................   19 1/2  16 1/8    .08
     Third Quarter..................................   18 1/2  14 1/2    .08
     Fourth Quarter.................................   16 3/8   12       .08
   1994
     First Quarter..................................   15 1/4  12 7/8    .08
     Second Quarter.................................   13 3/4  10 5/8    --
     Third Quarter..................................   13 3/8  10 7/8    --
     Fourth Quarter.................................   15 3/4  11 3/8    --
   1995
                                                        14
     First Quarter (through March 29, 1995).........   5/8     12 5/8    --

  The following table sets forth the last reported sales prices per share of the NHL Common Stock on the NYSE Composite Transactions Tape on December 13, 1994, the last trading day before announcement of the Merger Agreement, and on March 29, 1995, the latest trading day for which information was practicably available before the printing of this Proxy Statement/Prospectus:

                                                                           NHL
                                                                         COMMON
                                                                          STOCK
                                                                         -------
      December 13, 1994................................................. $ 12.00
      March 29, 1995.................................................... $14.625

                         UNAUDITED PRO FORMA CONDENSED

                  COMBINED CONSOLIDATED FINANCIAL INFORMATION

  The unaudited pro forma condensed combined consolidated statement of earnings of NHL for the year ended December 31, 1994 present the consolidated operating results for NHL as if the Allied Acquisition, the RBL Stand-Alone Adjustments and the Merger had all occurred as of January 1, 1994. The accompanying unaudited pro forma condensed combined consolidated balance sheet as of December 31, 1994 gives effect to these transactions as if they had all occurred on December 31, 1994.

  The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the accompanying notes, the historical consolidated financial statements and notes thereto of NHL incorporated by reference herein, the historical consolidated financial statements and notes thereto of RBL included herein and the historical consolidated financial statements of Allied as of March 31, 1994 and for the three months then ended contained in Allied's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994.

  THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND ARE NOT NECESSARILY INDICATIVE OF THE RESULTS OF OPERATIONS OR FINANCIAL CONDITION THAT WOULD HAVE BEEN ACHIEVED HAD THE ALLIED ACQUISITION, THE RBL STAND-ALONE ADJUSTMENTS AND THE MERGER ACTUALLY OCCURRED AS OF THE DATES INDICATED OR OF THE FUTURE RESULTS OF OPERATIONS OR FINANCIAL CONDITION OF NHL. The pro forma adjustments are based upon available information and certain assumptions that NHL currently believes are reasonable in the circumstances. If these transactions are consummated, NHL's financial statements will reflect their effects only from the date each such transaction occurs. The pro forma adjustments are applied to the historical consolidated financial statements of NHL, RBL and Allied to account for the Allied Acquisition and the Merger using the purchase method of accounting. Under purchase accounting, the total purchase cost of Allied was allocated and for RBL will be allocated to the assets and liabilities acquired based on their relative fair values as of the dates the transactions are closed, with any excess of the total purchase price over the fair value of the tangible assets acquired less the fair value of the liabilities assumed recorded as intangible assets. The cost allocations will be based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocations will differ, the pro forma condensed combined consolidated financial information reflects NHL management's best estimate based on currently available information. The pro forma condensed combined consolidated balance sheet data as of December 31, 1994 reflects the effect of a restructuring charge of approximately $84 million expected to be recorded by the Surviving Corporation at the Effective Time in connection with the Merger. The pro forma condensed combined consolidated statement of earnings data does not reflect the effect of this restructuring charge as it is not expected to have a continuing effect on the results of operations of the Surviving Corporation. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER--Restructuring Costs of NHL".

        PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF EARNINGS

                          YEAR ENDED DECEMBER 31, 1994
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                HISTORICAL                  PRO FORMA ADJUSTMENTS
                          ------------------------  ---------------------------------------
                                                                     ALLIED ACQUISITION
                                                                       AND THE MERGER
                                                                   ------------------------
                                                         RBL        FINANCING
                                                     STAND-ALONE       AND        PURCHASE    PRO FORMA
                          NHL(6)  ALLIED(6)  RBL    ADJUSTMENTS(1) ACQUISITIONS  ACCOUNTING   COMBINED
                          ------  --------- ------  -------------- ------------  ----------   ---------
Net sales...............  $872.5    $90.3   $729.8                                            $1,692.6
Cost of sales...........   597.0     62.2    498.0                                 $(4.1)(4)   1,153.1
                          ------    -----   ------                                 -----      --------
  Gross profit..........   275.5     28.1    231.8                                   4.1         539.5
Selling, general and
 administrative
 expenses...............   149.3     18.1    152.7      $(3.8)                       --          316.3
Amortization of
 intangibles and
 other assets...........    16.3      1.7     13.9        --                        (2.4)(4)      29.5
Gain on disposition of
 regional assets........     --      (0.7)     --         --                         --           (0.7)
                          ------    -----   ------      -----                      -----      --------
  Operating income......   109.9      9.0     65.2        3.8                        6.5         194.4
Other income (expenses):
  Litigation settlement
   and related
   expenses.............   (21.0)     --       --         --                         --          (21.0)
  Other gains and
   expenses, net........     --       --       0.9        --                         --            0.9
  Investment income.....     1.0      0.1      --         0.2                        --            1.3
  Interest expense......   (34.5)    (1.0)   (15.5)      13.0         $(15.6)(2)                 (50.4)
                                                                         3.2 (3)
                          ------    -----   ------      -----         ------       -----      --------
  Earnings before income
   taxes................    55.4      8.1     50.6       17.0          (12.4)        6.5         125.2
Provision for income
 taxes..................    25.3      3.2     22.7        6.8           (5.7)(5)     1.9 (5)      54.2
                          ------    -----   ------      -----         ------       -----      --------
  Net earnings..........  $ 30.1    $ 4.9   $ 27.9      $10.2         $ (6.7)      $ 4.6      $   71.0
                          ======    =====   ======      =====         ======       =====      ========
Net earnings per common
 share (7)..............  $ 0.36                                                              $   0.58
                          ======                                                              ========
Weighted average common
 shares
 outstanding (millions)
 (7)....................    84.8                                                                 122.9
                          ======                                                              ========

 See accompanying Notes to Pro Forma Condensed Combined Consolidated Statement
                                  of Earnings

    NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF EARNINGS
                             (DOLLARS IN MILLIONS)

(1) Reflects the RBL Stand-Alone Adjustments, which represent adjustments to reflect RBL's financial position and results of operations as if it had been a stand-alone entity, rather than a subsidiary of HLR. The adjustments primarily consist of eliminating certain intercompany charges for services that RBL would no longer require from the Roche Group (net of the costs that RBL would have incurred to obtain such services if it had been stand-alone entity), eliminating certain debt which will be eliminated as a liability of RBL at or prior to the Merger and eliminating intercompany accounts, other than current trade payables.

(2) In June 1994, in connection with the Allied Acquisition, a subsidiary of NHL obtained the Allied Acquisition Financing (in an aggregate principal amount of $585.0 million) to refinance existing indebtedness of NHL and to finance the Allied Acquisition. The Allied Acquisition Financing, Allied's 7.375% Convertible Senior Subordinated Notes due 2006 (in an aggregate principal amount of $24.0 million), all other outstanding indebtedness of NHL and the indebtedness of RBL not assumed by HLR pursuant to the RBL Stand-Alone Adjustments (in an aggregate principal amount of $50.3) are assumed, for the purpose of the Pro Forma Condensed Combined Consolidated Statement of Earnings, to have been refinanced, pursuant to borrowings under the Bank Facility, at the beginning of the applicable period. The pro forma adjustment to interest expense (based on the interest rate assumptions shown below) reflects the following:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1994
                                                               -----------------
      Interest on indebtedness:
       Term Loan Facility.....................................      $(37.5)
       Revolving Credit Facility..............................        (6.7)
      Facility fee on the Revolving Credit Facility...........        (0.6)
      Amortization of deferred financing costs................        (2.3)
      Less historical amounts on NHL indebtedness
       assumed to be repaid:
        Interest expense......................................        29.5
        Commitment fees.......................................         0.5
        Amortization of deferred financing costs..............         1.5
                                                                    ------
                                                                    $(15.6)
                                                                    ======

  In calculating interest expense, the interest rate assumptions were based on the terms of the draft of the Credit Agreement. For the applicable periods, such interest rates (which are subject to final acceptance by the lenders) are based on the Eurodollar Rate, as defined in the draft of the Credit Agreement, plus 0.375% for the Term Loan Facility and 0.25% for the Revolving Credit Facility, as follows:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1994
                                                               -----------------
      Term Loan Facility......................................       4.682%
      Revolving Credit Facility...............................       4.557%
      Facility fee on the Revolving Credit Facility...........       0.125%

  An increase or decrease in the interest rate of one-quarter of one percent (0.25%) with respect to the pro forma debt capitalization of NHL would increase or decrease interest expense as follows:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1994
                                                               -----------------
      Term Loan Facility......................................       $2.0
      Revolving Credit Facility...............................        0.4

(3) Reflects the elimination of the interest expense attributable to $24.0 of Allied's 7.375% Convertible Senior Subordinated Notes due December 15, 2006. In addition, reflects the elimination of interest expense attributable to RBL debt not assumed by HLR of $50.3, which is assumed to be refinanced with proceeds from the Term Loan Facility.

(4) The Allied Acquisition was accounted for under the purchase method of accounting. The Merger will also be accounted for under the purchase method of accounting. Pro forma purchase accounting adjustments, which take into account the revaluation of the depreciable basis of the fixed assets of both entities, are provided below:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                      1994(A)
                                                                   ------------
      Allied, RBL and NHL:
        Reduction in depreciation and amortization of leasehold
         improvements expense.....................................    $(4.1)
      Allied:
        Elimination of preacquisition intangible asset
         amortization.............................................     (1.7)
        Allied Acquisition intangible asset amortization..........      2.9
      RBL:
        Elimination of pre-Merger intangible asset amortization...    (13.9)
        Merger intangible asset amortization......................     10.3
                                                                      -----
                                                                      $(6.5)
                                                                      =====

  For purposes of determining the pro forma amortization of intangible assets, NHL has estimated that the intangible assets of Allied consist of goodwill of $162.5 and other intangible assets of $51.9. The amortization periods for these assets are between 3 and 40 years. In addition, NHL has estimated that the intangible assets of RBL consist of goodwill of $257.2, customer lists of $73.4 and product technology of $3.0. The amortization periods for these assets are estimated to be 40 years, 25 years and 3 years, respectively. The final cost allocations for both Allied and RBL will be based on appraisals and other studies which are not yet completed.
  --------
  (a) Reflects net increase (decrease) for Allied for the period from January 1, 1994 to June 22, 1994.

(5) Reflects the change in the provision for income taxes as a result of the pro forma adjustments set forth under the columns "Allied Acquisition and the Merger". Such tax adjustments were based on the historical statutory tax rates used for NHL's consolidated financial statements.

(6) The data for NHL include Allied's results of operations from June 23, 1994 through December 31, 1994. Data presented for Allied include results of operations through June 22, 1994.

(7) Pro forma net earnings per common share is computed by dividing pro forma net earnings by NHL's historical weighted average number of common shares outstanding after giving effect to (a) the NHL Share Conversion, (b) the issuance of approximately 61,341,742 shares of NHL Common Stock at December 31, 1994 to HLR in connection with the Merger and (c) the issuance of 559,092 shares of NHL Common Stock at December 31, 1994 in connection with the cancelation of all NHL Employee Stock Options.

            PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1994
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                         PRO FORMA ADJUSTMENTS
                                           ------------------------------------------------------
                            HISTORICAL                                THE MERGER
                          ---------------                 ---------------------------------------
                                                RBL        FINANCING                      NHL
                                            STAND-ALONE       AND         PURCHASE       SHARE       PRO FORMA
                            NHL     RBL    ADJUSTMENTS(1) ACQUISITIONS   ACCOUNTING    CONVERSION    COMBINED
                          -------- ------  -------------- ------------   ----------    ----------    ---------
         ASSETS
Current assets:
 Cash and cash
 equivalents............  $   26.8 $ 12.6     $  (6.3)       $135.7 (2)                 $  (5.8)(7)  $   33.1
                                                              344.1 (9)                  (474.7)(6)
                                                              (50.3)(3)                    51.0 (8)
 Accounts receivable,
 net....................     205.4  159.8         --            --                          --          365.2
 Inventories............      20.1   38.4         --            --                          --           58.5
 Prepaid expenses and
 other..................       8.3   12.0         --            --                          --           20.3
 Deferred income taxes..      29.4   12.8         --            --                          --           42.2
 Income taxes
 receivable.............       3.0    --          --            --                          --            3.0
                          -------- ------     -------        ------                     -------      --------
 Total current assets...     293.0  235.6        (6.3)        429.5                      (429.5)        522.3
Property, plant and
equipment, net..........     140.1  155.4         --          (24.1)(5)   $  (0.5)(4)       --          270.9
Investment in
subsidiary..............       --     --          --          539.6 (2)    (539.6)(4)       --            --
Intangible assets, net..     551.9  109.0         --            --          224.6 (4)       --          885.5
Other assets, net.......      27.7    4.1         --          (14.0)(5)       --            --           27.8
                                                               10.0 (9)
Deferred income taxes...       --     4.2         --            --            --            --            4.2
                          -------- ------     -------        ------       -------       -------      --------
                          $1,012.7 $508.3     $  (6.3)       $941.0       $(315.5)      $(429.5)     $1,710.7
                          ======== ======     =======        ======       =======       =======      ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of debt
  and capital lease
  obligations...........  $   39.0 $235.3     $(235.1)       $ (0.2)(3)                              $   50.0
                                                              (39.0)(9)
                                                               50.0 (10)
 Accounts payable.......      44.3   31.2         1.4           --                                       76.9
 Accrued expenses and
 other..................      92.8   53.6       (19.4)        (26.6)(5)   $  24.0 (4)                   124.4
 Current portion of
  accrued settlement
  expenses..............      26.7    --          --            --            --                         26.7
                          -------- ------     -------        ------       -------                    --------
 Total current
 liabilities............     202.8  320.1      (253.1)        (15.8)         24.0                       278.0
Revolving credit
facility................     213.0    --          --          (65.9)(9)       --                        147.1
Long-term debt, less
current portion.........     341.0   50.1         --          459.0           --                        750.0
                                                              (50.1)(3)
                                                              (50.0)(10)
Capital lease
obligation..............       9.8    --          --                          --                          9.8
Deferred income taxes...      20.6    --          --            --            --                         20.6
Other liabilities.......      59.5   35.2         --           34.2 (5)      10.2(4)                    139.1
Stockholders' equity:
 Preferred stock........       --     --          --            --            --                          --
 Common stock...........       0.8    1.5         --            0.6 (2)      (1.5)(4)   $  (0.2)(6)       1.2
 Additional paid-in
 capital................     153.5  228.8       226.4         674.7 (2)    (455.2)(4)    (474.5)(6)     398.9
                                                                                           51.0 (8)
                                                                                           (5.8)(7)
Retained earnings.......      11.7 (127.4)       20.4         (45.7)(5)     107.0 (4)       --          (34.0)
                          -------- ------     -------        ------       -------       -------      --------
 Total stockholders'
 equity.................     166.0  102.9       246.8         629.6        (349.7)       (429.5)        366.1
                          -------- ------     -------        ------       -------       -------      --------
                          $1,012.7 $508.3       $(6.3)       $941.0       $(315.5)      $(429.5)     $1,710.7
                          ======== ======     =======        ======       =======       =======      ========


  See accompanying Notes to Pro Forma Condensed Combined Consolidated Balance
                                     Sheet

        NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

 (1) Reflects the RBL Stand-Alone Adjustments, which represent adjustments to reflect RBL's financial position and results of operations as if it had been a stand-alone entity, rather than a subsidiary of HLR. The adjustments primarily consist of eliminations of certain intercompany charges for services that RBL would no longer require from HLR (net of the costs that RBL would have incurred to obtain such services if it had been a stand-alone entity), eliminating certain debt which will be eliminated as a liability of RBL at or prior to the Merger and elimination of intercompany accounts, other than current trade payables.
 (2) Reflects the issuance in the Merger of 61,341,742 shares of NHL Common Stock at December 31, 1994 to HLR in exchange for all shares of common stock of RBL issued and outstanding. The fair market value of the shares of NHL Common Stock issued to HLR is based on the estimated fair market value of NHL after giving effect to the transactions contemplated in connection with the Merger.
 (3) Reflects the repayment of $50.3 of remaining debt of RBL concurrent with the Merger. This repayment will be made with proceeds of borrowings under the Term Loan Facility.
 (4) Reflects the estimated allocation of the purchase price paid in the Merger to the net assets of RBL based upon the estimated fair market values of such net assets.

      Estimated acquisition cost, net................................. $ 539.6
       Less historical book value of net assets at December 31, 1994, as adjusted....................................................  (349.7)
       Elimination of preacquisition intangibles......................   109.0
       Write-down of property, plant & equipment......................     0.5
       Other adjustments..............................................    34.2
                                                                       -------
        Intangible Assets............................................. $ 333.6
                                                                       =======

    NHL has estimated the value of the intangible assets acquired in the Merger as follows: goodwill of $257.2, customer lists of $73.4 and product technology of $3.0. The amortization periods for these assets are 40 years, 25 years and 3 years, respectively. The final cost allocations will be based on appraisals and other studies which are not yet completed.
 (5) Reflects restructuring costs of approximately $84.0 million ($45.7 million after-tax) which are expected to be recorded by the Surviving Corporation at the Effective Time in connection with the Merger. These costs will reflect the write-off by NHL of deferred financing costs related to the repayment of its existing revolving credit facility and term loan facility entered into in connection with the Allied Acquisition Financing and the creation of reserves for severance and benefit costs, costs for office facilities expected to be closed, vacant space costs, systems conversion costs and other restructuring expenses of NHL associated with the Merger.
 (6) Reflects the NHL Share Conversion and the issuance of 0.16308 Warrant per share to purchase one share of NHL Common Stock at $22 per share (subject to adjustments) in five years. The number of Warrants to be issued is 13,822,957 with an estimated value of $6.132 per Warrant (determined based on the Roche Warrant Consideration).
 (7) Reflects the cancellation of all NHL Employee Stock Options for the Option Value Amount of which 40%, or approximately $5.8, is paid in cash and 60% is paid in shares of NHL Common Stock, resulting in the issuance of an additional 559,092 shares of NHL Common Stock at December 31, 1994.
 (8) Reflects the issuance of the Roche Warrants to Roche for approximately
     $51.0.
 (9) Reflects borrowings of $147.1 under the Revolving Credit Facility and $800.0 under the Term Loan Facility to repay an existing revolving credit facility of $213.0 and an existing term loan of $380.0 entered into in connection with the Allied Acquisition Financing and borrowings to finance the NHL Cash Contribution. In addition, reflects the payment of estimated financing fees and expenses of $10.0 which have been capitalized as deferred financing costs and included in the caption "Other assets, net."
(10) Reflects the current portion of the Term Loan Facility in accordance with expected terms of the Bank Facility.

                     THE SHARING AND CALL OPTION AGREEMENT

  The following is a brief summary of all material provisions of the Sharing and Call Option Agreement. Such summary is qualified in its entirety by reference to the Sharing and Call Option Agreement.

SHARING PAYMENTS

  Definition of Sharing Payment. In the event that a termination fee has become payable by NHL to HLR as described under "THE MERGER--Certain Fees", and NHCG sells, transfers, assigns or otherwise disposes of (including by conversion or exchange in a merger, exchange offer or the like) (any such action being a "transfer") any of the Stockholder Shares (as defined below), NHCG and Mafco Holdings Inc., jointly and severally, agree to pay to HLR an amount in cash (a "Sharing Payment") equal to the product of (i) the number of Stockholder Shares transferred by NHCG or any of the controlled affiliates of Mafco Holdings Inc. or NHCG and (ii) 50% of the excess, if any, of (A) the per share cash consideration or the per share fair market value, as the case may be, of any non-cash consideration received by NHCG and each such controlled affiliate as a result of such transfer over (B) $20.00 (as adjusted to give effect to any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other similar change or transaction by NHL).

  For purposes of determining the amount of the Sharing Payment, the fair market value of any non-cash consideration, (i) consisting of securities listed on a national securities exchange or traded on the National Association of Securities Dealers, Inc.'s National Market System ("NASDAQ/NMS"), will be equal to the average closing price per share of such security as reported on such exchange or NASDAQ/NMS for the five trading days before the date of disposition by NHCG and (ii) consisting of consideration which is other than cash or securities listed on a national securities exchange or traded on the NASDAQ/NMS, will be determined by a nationally recognized independent investment banking firm (which firm will be mutually agreed upon by the parties) within 10 business days of the selection of such investment banking firm. If the parties are unable to agree within two business days after the date of disposition as to the investment banking firm, then Morgan Stanley and CS First Boston will jointly name a third investment banking firm whose fees and expenses will be borne equally by HLR, on the one hand, and NHCG, on the other hand.

  Timing of Sharing Payment. Any Sharing Payment required to be made pursuant to the Sharing and Call Option Agreement will be made two business days after the later of (i) the fifth trading day after settlement of any disposition of securities for cash or (ii) the date on which the investment banking firm delivers to the parties its determination of the per share value of any non-cash consideration received pursuant to any disposition, as applicable.

SALE AND VOTING OF STOCKHOLDER SHARES PRIOR TO THE MERGER

  Sale of Stockholder Shares. The Sharing and Call Option Agreement prohibits NHCG from transferring any of the 20,176,729 shares of NHL Common Stock, beneficially owned or owned of record by NHCG, Mafco Holdings Inc. and their respective affiliates on the date of the Sharing and Call Option Agreement and any additional shares of NHL Common Stock or rights to acquire voting securities of NHL acquired by NHCG, Mafco Holdings Inc. or any of their respective affiliates from and after the date of the Sharing and Call Option Agreement (collectively, the "Stockholder Shares") prior to the Effective Time, unless a termination fee has become payable by NHL to HLR as described under "THE MERGER--Certain Fees".

  Voting of Stockholder Shares. The Sharing and Call Option Agreement requires NHCG to, and requires NHCG and Mafco Holdings Inc. to cause their controlled affiliates which hold NHL Common Stock to, be present in person or by proxy at the NHL Meeting for the purpose of voting on the approval and adoption of the Merger Agreement, and to cause all of the Stockholder Shares to be voted in favor of the Merger and of the Merger Agreement.

CALL RIGHTS

  Call Rights with Respect to Stockholder Shares. The Sharing and Call Option Agreement provides that at any time after the third anniversary of the Effective Time, HLR or any of its affiliates (such party, a "Purchaser") may exercise the right (the "Call Right"), which right may only be exercised once, to purchase all, but not less than all, the shares of NHL Common Stock then owned by NHCG, Mafco Holdings Inc. or any of their controlled affiliates. If Purchaser intends to exercise the Call Right, then, not less than 20 business days prior to the exercise thereof, Purchaser is required to so notify Mafco Holdings Inc. and NHCG of such intention, specifying in such notice (the "Call Notice") the date of such exercise (the "Exercise Date"). From and after the receipt of a Call Notice, the Sharing and Call Option Agreement prohibits NHCG, Mafco Holdings Inc. and any of their controlled affiliates from transferring any shares of NHL Common Stock that are owned by them except during any period expiring 15 business days prior to the Exercise Date.

  The Sharing and Call Option Agreement provides that Purchaser will pay a price per share for the shares to be purchased equal to 102% of the average closing price per share of such security as reported on the principal national securities exchange on which such shares are listed, or if not so listed, as reported on NASDAQ/NMS, for the 30 trading days before the Exercise Date.

COVENANTS

  The Sharing and Call Option Agreement requires NHCG and Mafco Holdings Inc. to comply with, and be bound by, the restrictions set forth in the section of the Merger Agreement described under "THE MERGER--No Solicitation" as if such restrictions were set forth in the Sharing and Call Option Agreement and to take all actions necessary to enable each of them and their affiliates to comply with the provisions of the Sharing and Call Option Agreement pertaining to the voting of Stockholder Shares and the Call Rights.

REGISTRATION RIGHTS

  NHL has agreed, pursuant to the Sharing and Call Option Agreement, to use its best efforts to cause the Registration Statement to include a resale prospectus that would permit NHCG (or any pledgee of the Merger Shares (as defined below) under a bona fide pledge arrangement with NHCG) to sell shares of NHL Common Stock received by NHCG in the Merger (the "Merger Shares") and Warrants received by NHCG in the Warrant Distribution without restriction and, after the filing of the Registration Statement, will use its best efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the third anniversary of the date of the Sharing and Call Option Agreement and during such period will use its best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement. NHL has agreed to pay all of the Registration Expenses arising from exercise of the Registration Rights set forth in the Sharing and Call Option Agreement.

AMENDMENTS AND TERMINATION

  The Sharing and Call Option Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties thereto. The Agreement will terminate on the earliest to occur of (i) the date on which NHCG, Mafco Holdings Inc. and their affiliates own no shares of NHL Common Stock except with respect to the obligation to make any Sharing Payment which has become due as a result of any transfer of shares of NHL Common Stock or (ii) the effective date of any termination of the Merger Agreement pursuant to any of the grounds for termination set forth therein except termination pursuant to the provisions described under "THE MERGER--Right of NHL Board of Directors to Withdraw Recommendation Upon Receipt of a Superior Proposal" or any termination by HLR if the Board of Directors of NHL has withdrawn its recommendation of the Merger or the Merger Agreement or has recommended or approved any other Acquisition Proposal. The registration rights provisions will terminate when NHCG, Mafco Holdings Inc. and their respective controlled affiliates own no shares of NHL

Common Stock that are subject to the registration requirements of the Securities Act, and the Sharing Payment provisions of the Sharing and Call Option Agreement will terminate 180 days after the effective date of any termination of the Merger Agreement pursuant to the provisions described under "THE MERGER--Right of NHL Board of Directors to Withdraw Recommendation Upon Receipt of a Superior Proposal" or any termination by HLR if the Board of Directors of NHL has withdrawn its recommendation of the Merger or the Merger Agreement or has recommended or approved any other Acquisition Proposal.

                                 OTHER MATTERS

REGULATORY APPROVALS REQUIRED

  The consummation of the Merger is subject to, among other approvals, the expiration or termination of the relevant waiting period under the HSR Act. The HSR Act notification and report forms were filed by NHL and RBL on January 3, 1995. The waiting period under the HSR Act applicable to the Merger expired on February 2, 1995.

  In addition, it is a condition to the obligations of HLR and RBL to consummate the Merger that CFIUS shall have determined not to investigate the Merger under the Exon-Florio Amendment (or any such investigation shall have been completed and the President shall have determined not to take any action with respect thereto). NHL and RBL filed a letter informing CFIUS of the Merger on February 6, 1995. CFIUS determined on March 8, 1995 that the Merger raises no issues of national security sufficient to warrant an investigation under the Exon-Florio Amendment and that action under the Exon-Florio Amendment had been concluded with respect to the Merger.

                             NAME CHANGE AMENDMENT

  At the NHL Meeting, holders of NHL Common Stock will be asked to approve the Name Change Amendment, a proposed amendment to Article FIRST of the NHL Certificate of Incorporation to change the name of the corporation to Laboratory Corporation of America Holdings at, and subject to the occurrence of, the Effective Time. The Board of Directors of NHL has unanimously approved the Name Change Amendment. Moreover, the Board of Directors of NHL unanimously recommends that the stockholders of NHL vote FOR the Name Change Amendment. Approval of the Name Change Amendment is not required for the consummation of the Merger.

  The NHL Board of Directors recommends the approval of the Name Change Amendment because it believes that the adoption of a new name will help convey to the analyst, investor and health care communities that the Merger involves the integration of NHL and RBL to create a new, larger, national clinical laboratory company with greater potential for growth. The NHL Board of Directors believes that the adoption of a new name is an appropriate method for recognizing the significant contribution that both NHL and RBL will make to the business of the Surviving Corporation.

                                APPRAISAL RIGHTS

  Record holders of NHL Common Stock are entitled to appraisal rights under
Section 262 of the Delaware Corporation Law in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware Corporation Law and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Annex V to this Proxy

Statement/Prospectus and is incorporated herein by reference. Except as set forth herein, stockholders of NHL will not be entitled to appraisal rights in connection with the Merger.

  Section 262. Under the Delaware Corporation Law, record holders of shares of NHL Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger will be entitled to have their shares of NHL Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

  Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the NHL Meeting, not less than 20 days prior to the meeting, NHL must notify each of the holders of NHL Common Stock at the close of business on the NHL Record Date that such appraisal rights are available and include in each such notice a copy of
Section 262. This Proxy Statement/Prospectus constitutes such notice. Any such stockholder who wishes to exercise appraisal rights should review the following discussion and Annex V carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the Delaware Corporation Law.

  A holder of shares of NHL Common Stock wishing to exercise appraisal rights must deliver to NHL, before the vote on the approval and adoption of the Merger Agreement at the NHL Meeting, a written demand for appraisal of such holder's shares of NHL Common Stock. In addition, a holder of shares of NHL Common Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

  Only a holder of record of shares of NHL Common Stock is entitled to assert appraisal rights for the shares of NHL Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

  If the shares of NHL Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of NHL Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds NHL Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the NHL Common Stock held for one or more beneficial owners while not exercising such rights with respect to the NHL Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all NHL Common Stock held in the name of the record owner. Holders of NHL Common Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of NHL Common Stock should be sent or delivered to James G. Richmond, Executive Vice President and General Counsel, National Health Laboratories Holdings Inc., 4225 Executive Square, Suite 805, La Jolla, CA 92037 so as to be received before the vote on the approval and adoption of the Merger Agreement at the NHL Meeting.

  Within 10 days after the Effective Time, the Surviving Corporation must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262. Within 120 days after the Effective Time, but not thereafter, NHL, or any holder of shares of NHL Common Stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. NHL is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of NHL Common Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

  Within 120 days after the Effective Time, any record holder of shares of NHL Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from NHL a statement setting forth the aggregate number of shares of the NHL Common Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by NHL.

  If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of NHL Common Stock entitled to appraisal rights and will appraise the "fair value" of the shares of NHL Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of NHL Common Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive, if they did not seek appraisal of their shares of NHL Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of NHL Common Stock or have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of NHL Common Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of NHL Common Stock entitled to appraisal.

  Any holder of shares of NHL Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of NHL Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of NHL Common Stock as of a date prior to the Effective Time).

  If any holder of shares of NHL Common Stock who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the Delaware Corporation Law, the shares of NHL Common Stock of such holder will be converted into Merger Consideration in accordance with the Merger Agreement. A holder of shares of NHL Common Stock will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to NHL a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Surviving Corporation.

  FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE CORPORATION LAW FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

  The foregoing is a summary of certain of the provisions of Section 262 of the General Corporation Law of the State of Delaware and is qualified in its entirety by reference to the full text of such Section, a copy of which is included herewith as Annex V.

                            SOLICITATION OF PROXIES

  NHL will bear the cost of the solicitation of proxies from its stockholders. The solicitation is being made by mail, telephone, facsimile and personal interview. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons, and NHL will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. In addition, directors, officers and regular employees of NHL, and its subsidiaries may solicit proxies from stockholders of their respective companies, without additional compensation, except for out-of-pocket expenses in connection therewith.

  In addition, D. F. King & Co., Inc. will assist in the solicitation of proxies by NHL for a fee not to exceed $7,500, plus reasonable out-of-pocket expenses.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders for inclusion in the proxy statement for the 1995 annual meeting of NHL stockholders must be received by NHL on or before April 13, 1995. Proposals should be mailed to National Health Laboratories Holdings Inc., 4225 Executive Square, Suite 805, La Jolla, CA 92037, Attention: General Counsel.

                              NHL STOCKHOLDER LIST

  A certified list of NHL stockholders entitled to be present and vote at the NHL Meeting will be available at the office of NHL's corporate secretary, La Jolla, CA, and at the office of NHL's transfer agent, American Stock Transfer & Trust Company, for inspection by any stockholder during normal business hours from March 11, 1995 to one day prior to the date of the NHL Meeting and at the NHL Meeting site on the day of the NHL Meeting.

                                    EXPERTS

  The consolidated financial statements and schedule of NHL and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of RBL as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 included herein have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the NHL Meeting. Such representatives are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

  The validity of the shares of NHL Common Stock to be issued in the NHL Share Conversion and the Warrants to be distributed in the Warrant Distribution will be passed upon for NHL by Cravath, Swaine & Moore, New York, New York.

               INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF RBL

                                                                           PAGE
                                                                           ----
Report of Independent Accountants.........................................  F-2
Consolidated Financial Statements
  Consolidated Balance Sheet - December 31, 1993 and 1994.................  F-3
  Consolidated Statement of Income - Years Ended December 31, 1992, 1993,
   and 1994...............................................................  F-4
  Consolidated Statement of Cash Flows - Years Ended December 31, 1992,
   1993 and 1994..........................................................  F-5
  Notes to Consolidated Financial Statements - Years Ended December 31,
   1992, 1993 and 1994....................................................  F-6

                       REPORT OF INDEPENDENT ACCOUNTANTS

                                                               February 15, 1995

TO THE BOARD OF DIRECTORS AND STOCKHOLDER OF
ROCHE BIOMEDICAL LABORATORIES, INC.

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and of cash flows present fairly, in all material respects, the financial position of Roche Biomedical Laboratories, Inc. and its subsidiaries ("RBL"--see definition in Note 1) at December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of RBL's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As discussed in the accompanying Notes to the financial statements, effective January 1, 1992, RBL adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."


Price Waterhouse LLP


Morristown, New Jersey

                      ROCHE BIOMEDICAL LABORATORIES, INC.

                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                1993     1994
                                     ASSETS                   -------- --------
Current assets:
  Cash....................................................... $  7,717 $ 12,553
  Receivables, net...........................................  134,556  159,757
  Inventories, net...........................................   39,556   38,400
  Deferred income taxes......................................    8,458   12,782
  Other current assets.......................................    7,078   12,044
                                                              -------- --------
    Total current assets.....................................  197,365  235,536
                                                              -------- --------
Property, plant and equipment, net...........................  145,850  155,449
                                                              -------- --------
Other assets:
  Goodwill and other intangibles, net........................  122,017  108,954
  Other assets...............................................    3,986    4,133
  Deferred income taxes......................................    5,227    4,214
                                                              -------- --------
    Total other assets.......................................  131,230  117,301
                                                              -------- --------
    Total assets............................................. $474,445 $508,286
                                                              ======== ========
                    LIABILITIES AND INVESTED CAPITAL OF HLR
Current liabilities:
  Accounts payable........................................... $ 37,839 $ 31,225
  Current installments of long-term debt.....................      114  235,284
  Accrued compensation.......................................   10,282   13,296
  Payable to affiliates, net.................................   14,559    4,167
  Other current liabilities..................................    7,367   11,042
  Income taxes payable.......................................   11,197   25,122
                                                              -------- --------
Total current liabilities....................................   81,358  320,136
Other liabilities:
  Long-term debt.............................................  285,372   50,088
  Other liabilities..........................................    8,796    6,393
  Postretirement benefits other than pensions................   23,911   28,722
                                                              -------- --------
    Total liabilities........................................  399,437  405,339
Invested capital of HLR (Note 10)............................   75,008  102,947
                                                              -------- --------
Commitments and contingencies (Notes 13 and 14)
    Total liabilities and invested capital of HLR............ $474,445 $508,286
                                                              ======== ========

                See Notes to Consolidated Financial Statements.

                      ROCHE BIOMEDICAL LABORATORIES, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                  YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                     1992      1993     1994
                                                   --------  -------- --------
Net sales......................................... $667,372  $711,550 $729,807
                                                   --------  -------- --------
Cost of sales.....................................  459,196   488,697  498,030
Selling, general and administrative...............  134,554   150,346  152,738
Amortization of goodwill and other intangibles....   13,055    13,151   13,863
                                                   --------  -------- --------
    Income from operations........................   60,567    59,356   65,176
Interest expense..................................   24,491    15,368   15,501
Other expenses (income), net......................     (677)      803     (958)
                                                   --------  -------- --------
    Income before taxes...........................   36,753    43,185   50,633
Income taxes......................................   16,646    19,709   22,694
                                                   --------  -------- --------
    Income before cumulative effect of change in
     accounting principle.........................   20,107    23,476   27,939
Cumulative effect of change in accounting for
 postretirement benefits other than pensions, net
 (Note 12)........................................   (9,818)      --       --
                                                   --------  -------- --------
    Net income.................................... $ 10,289  $ 23,476 $ 27,939
                                                   ========  ======== ========


                See Notes to Consolidated Financial Statements.

                      ROCHE BIOMEDICAL LABORATORIES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                   1992       1993      1994
                                                 ---------  --------  --------
Operating activities:
 Net income..................................... $  10,289  $ 23,476  $ 27,939
 Adjustments to reconcile net income to net cash
  provided by operating activities
  Depreciation and amortization.................    27,109    29,161    32,290
  Provision for losses on receivables...........    24,017    30,725    29,897
  Change in deferred income taxes...............    (6,960)     (643)   (3,311)
  Loss (gain) on disposal of assets.............       414     2,250      (883)
  Changes in assets and liabilities:
   Receivables..................................    20,629   (29,123)  (55,098)
   Inventories..................................      (333)   (1,988)    1,156
   Accounts payable.............................     6,820     9,563    (6,614)
   Income taxes payable.........................   (11,642)    2,922    13,925
   Other assets and liabilities.................    50,120   (27,622)   (6,408)
                                                 ---------  --------  --------
    Net cash provided by operating activities...   120,463    38,721    32,893
                                                 ---------  --------  --------
Investing activities:
 Cash used for acquisition......................   (74,600)      --        --
 Purchases of intangible assets.................    (7,829)   (6,087)     (800)
 Purchases of property, plant and equipment,
  net...........................................   (34,736)  (29,093)  (30,127)
 Proceeds from sale of property, plant and
  equipment.....................................       --        --      2,984
                                                 ---------  --------  --------
    Net cash (used in) investing activities.....  (117,165)  (35,180)  (27,943)
                                                 ---------  --------  --------
Financing activities:
 Repayments of debt.............................    (1,575)     (169)     (114)
                                                 ---------  --------  --------
    Net cash used in financing activities.......    (1,575)     (169)     (114)
                                                 ---------  --------  --------
    Increase in cash............................     1,723     3,372     4,836
Cash at beginning of year.......................     2,622     4,345     7,717
                                                 ---------  --------  --------
Cash at end of year............................. $   4,345  $  7,717  $ 12,553
                                                 =========  ========  ========
Supplemental disclosures:
 Interest paid.................................. $  25,360  $ 16,216  $ 15,440
 Income taxes paid..............................    21,410    13,769    13,182

                See Notes to Consolidated Financial Statements.

                      ROCHE BIOMEDICAL LABORATORIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  Roche Biomedical Laboratories, Inc. ("RBL") is a wholly owned subsidiary of HLR Holdings Inc. ("HLR") and is an indirect wholly owned subsidiary of Roche Holding Ltd. RBL has 100 shares of common stock issued and outstanding. The financial statements of RBL include the accounts of its wholly owned subsidiaries but do not include the assets, liabilities or results of operations of the Roche Image Analysis Systems division ("RIAS"), the ownership of which is expected to be transferred by RBL to an affiliate prior to the effective time of the merger of RBL with and into National Health Laboratories Holdings Inc. as described below in Note 2. All significant intercompany balances and transactions have been eliminated in consolidation. RBL provides clinical laboratory testing services to hospitals, laboratories and physicians and offers a comprehensive line of over 1,600 tests and procedures, all of which are performed in RBL's facilities, with a majority performed in RBL's 17 major testing centers located primarily in the midwestern, eastern and southern United States.

 Revenue Recognition

  Revenue is recognized when testing services are performed.

 Inventories

  Inventories, which primarily consist of laboratory supplies, are stated at the lower of cost or market. Cost is determined by the first-in, first-out
(FIFO) method.

 Property, Plant and Equipment and Depreciation

  Property, plant and equipment are carried at cost, which includes interest costs attributable to and incurred during an asset's construction period. The costs of maintenance, repairs and minor equipment items are charged to operations. The costs of major renewals and betterments, which extend the useful lives of assets, are capitalized.

  Depreciation is computed using the straight-line method over the estimated useful lives or lease terms for financial reporting purposes which range from 3 to 35 years. Accelerated methods are generally used for income tax purposes.

 Goodwill and Other Intangibles

  The excess of the cost over the fair value of net assets of purchased businesses is recorded as goodwill and is amortized using the straight-line method over periods not in excess of forty years. Other intangibles are being amortized using the straight-line method over their estimated useful lives or legal lives, whichever is shorter. Accumulated amortization of goodwill and other intangibles amounted to $123,302 and $137,165 at December 31, 1993 and 1994, respectively.

  At each balance sheet date, RBL reviews the recoverability of goodwill based primarily on estimated future cash flows.

 Income Taxes

  RBL adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", effective January 1, 1992, which requires an asset and liability approach for accounting and reporting of income taxes. The adoption had no effect on RBL's results of operations for the year ended December 31, 1992. Prior to 1992, RBL used the SFAS No. 96 asset and liability approach that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts.

                      ROCHE BIOMEDICAL LABORATORIES, INC.

      YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 (DOLLARS IN THOUSANDS)

  RBL and HLR are members of a controlled group which files a consolidated Federal income tax return. Recorded income tax expenses and account balances have been computed as if RBL filed its own separate tax return. Federal income taxes payable reflect amounts which will be remitted to HLR.

 Postretirement Benefits Other Than Pensions

  Effective January 1, 1992, RBL adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS No. 106"), which requires recognition of these costs on an accrual basis over the service lives of employees. Prior to 1992, these costs were accounted for on the cash basis.

2. AGREEMENT AND PLAN OF MERGER

  On December 13, 1994, National Health Laboratories Holdings Inc. ("NHL"), HLR, RBL and Hoffmann-La Roche Inc. entered into an Agreement and Plan of Merger, pursuant to which RBL will be merged with and into NHL (the "Merger") whereupon the existence of RBL will cease and NHL will become the surviving corporation (the "Surviving Corporation"). All of the issued and outstanding stock of RBL will be converted in the Merger into common stock of NHL.

  After giving effect to the Merger, former shareholders of NHL and certain option holders will collectively hold a 50.1 percent interest and HLR will hold a 49.9 percent interest in the Surviving Corporation. Shares of the Surviving Corporation will be traded on the New York Stock Exchange, Inc. with approximately 122.9 million shares outstanding.

3. ACQUISITION

  On February 11, 1992, RBL acquired all of the issued and outstanding shares of CompuChem Corporation. The purchase price consisted of $74,600 in cash for the shares and certain transaction costs. CompuChem was primarily engaged in the forensic drug testing business. The acquisition was accounted for as a purchase. Accordingly, the results of operations of the forensic drug testing business of the acquired company are included with those of RBL for periods subsequent to the date of acquisition. The acquisition resulted in $63,684 of goodwill and other intangibles which are being amortized over periods up to 40 years.

  Unaudited pro forma results of operations for 1992 combining the operations of CompuChem Corporation as if it had been acquired at the beginning of the periods have not been presented as the difference between the pro forma and historical results is not significant.

4. RELATED PARTY TRANSACTIONS

  RBL purchased various materials and other products from affiliated companies approximating $7,996 in 1992, $7,168 in 1993 and $6,936 in 1994. RBL also had sales to affiliated companies of $4,092 in 1992, $5,701 in 1993 and $8,089 in 1994.

  Certain common expenses and expenses incremental and proportional to RBL's operations such as legal, treasury, data processing and managerial costs have been allocated to RBL and included in the accompanying statement of income. The allocations to RBL are based on various factors such as specific identification of costs and percentage of revenues. Interest is not charged on payables to or receivables from affiliated companies. HLR charged RBL $5,103 in 1992, $6,486 in 1993 and $6,827 in 1994, for certain selling, general and administrative services.

                      ROCHE BIOMEDICAL LABORATORIES, INC.

      YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 (DOLLARS IN THOUSANDS)

5. RECEIVABLES, NET

  Receivables consisted of the following at December 31:

                                                                1993     1994
                                                              -------- --------
   Trade receivables......................................... $159,167 $184,708
   Other.....................................................    1,530    1,644
                                                              -------- --------
                                                               160,697  186,352
   Less allowance for doubtful accounts......................   26,141   26,595
                                                              -------- --------
                                                              $134,556 $159,757
                                                              ======== ========

6. PROPERTY, PLANT AND EQUIPMENT, NET

  Property, plant and equipment consisted of the following at December 31:

                                                                1993     1994
                                                              -------- --------
   Land...................................................... $  6,538 $  6,289
   Buildings.................................................   80,076   81,937
   Machinery, equipment and furniture........................  123,011  140,420
   Uncompleted capital projects..............................    9,635   11,091
                                                              -------- --------
                                                               219,260  239,737
   Less accumulated depreciation.............................   73,410   84,288
                                                              -------- --------
                                                              $145,850 $155,449
                                                              ======== ========

  Depreciation expense was $14,054 in 1992, $16,010 in 1993 and $18,427 in 1994.

7. GOODWILL AND OTHER INTANGIBLES, NET

  Goodwill and other intangibles consisted of the following at December 31:

                                                                1993     1994
                                                              -------- --------
   Goodwill.................................................. $ 92,752 $ 92,752
   Customer lists............................................   75,550   76,201
   Product technology........................................   55,033   55,033
   Other.....................................................   21,984   22,133
                                                              -------- --------
                                                               245,319  246,119
   Less accumulated amortization.............................  123,302  137,165
                                                              -------- --------
                                                              $122,017 $108,954
                                                              ======== ========

                      ROCHE BIOMEDICAL LABORATORIES, INC.

      YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 (DOLLARS IN THOUSANDS)
8. DEBT

  Debt consisted of the following at December 31:

                                                                1993     1994
                                                              -------- --------
   Notes payable to a bank bearing interest at an average
    rate of 5.7%, due January 1995........................... $200,000 $200,000
   Notes payable to affiliated company bearing interest at
    LIBOR (6.9% at December 31, 1994), payable upon demand...   33,699   33,699
   Note payable to affiliated company bearing interest at
    11.5%, payable upon demand...............................   51,355   51,355
   Other.....................................................      432      318
                                                              -------- --------
                                                               285,486  285,372
   Less current installments of long-term debt...............      114  235,284
                                                              -------- --------
     Total long-term debt.................................... $285,372 $ 50,088
                                                              ======== ========

  In December 1989, RBL entered into an unsecured credit agreement with a bank for two term loans of $100,000 each. The credit agreement was initially amended to extend the maturity dates to December 1, 1993 and December 28, 1993 and was subsequently amended to extend the maturity dates to September 30, 1995.

  The annual maturities of debt are: 1995--$235,284 and 1996--$50,088. The fair value of RBL's debt at December 31, 1994 is estimated to be similar to the amounts reflected above.

  In accordance with the terms of the Merger described in Note 2 above, it is anticipated that prior to the Merger, RBL's parent will remove from RBL's balance sheet notes payable to the bank in principal amounts totalling $150,000 and all notes payable to affiliated companies, in principal amounts totalling $85,054. Accordingly, this debt is classified as current. The terms of the Merger also provide that the remaining notes payable to the bank in principal amounts totally $50,000 will be refinanced on a long-term basis by the Surviving Corporation.

9. INCOME TAXES

  The provision for income taxes is comprised of the following components:

                                                      1992     1993     1994
                                                     -------  -------  -------
   Current:
     Federal........................................ $12,064  $16,590  $21,362
     State..........................................   4,384    3,762    4,644
   Deferred:
     Federal........................................   1,225     (683)  (2,636)
     State..........................................  (1,027)      40     (676)
                                                     -------  -------  -------
                                                      16,646   19,709   22,694
   Deferred tax effect of change in accounting for
    postretirement benefits other than pensions.....  (6,333)     --       --
                                                     -------  -------  -------
                                                     $10,313  $19,709  $22,694
                                                     =======  =======  =======

                      ROCHE BIOMEDICAL LABORATORIES, INC.

      YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 (DOLLARS IN THOUSANDS)
  A reconciliation of the Federal statutory rate to the effective rate follows:

                                                              1992  1993  1994
                                                              ----  ----  ----
   Taxes at Federal statutory rate........................... 34.0% 35.0% 35.0%
   State income taxes, net of Federal benefit................  5.2%  5.0%  5.1%
   Nondeductible goodwill amortization.......................  5.6%  5.2%  5.3%
   All other items, net......................................  0.5%  0.4% (0.6%)
                                                              ----  ----  ----
     Total................................................... 45.3% 45.6% 44.8%
                                                              ====  ====  ====

  The components of deferred income tax assets consist of the following at December 31:

                                                                  1993    1994
                                                                 ------- -------
   Deferred tax liabilities
     Property, plant and equipment basis differences............ $11,370 $13,904
     Other individually immaterial items........................   2,015   3,317
                                                                 ------- -------
       Total deferred tax liabilities...........................  13,385  17,221
                                                                 ------- -------
   Deferred tax assets
     Postretirement benefits other than pensions................   9,764  11,598
     Sale of western sales territory laboratories...............   2,434   2,438
     Post employment benefits...................................   2,963   2,379
     Difference between book and tax basis of receivables.......   6,424   7,687
     Book amortization in excess of tax amortization............   2,683   4,188
     Other reserves in excess of tax deductions.................   2,034   5,095
     Other individually immaterial items........................     768     832
                                                                 ------- -------
       Total deferred tax assets................................  27,070  34,217
                                                                 ------- -------
                                                                 $13,685 $16,996
                                                                 ======= =======

10. INVESTED CAPITAL OF HLR

  Changes in invested capital of HLR were as follows:

   Balance at December 31, 1991.......................................   31,356
   Net income for the period..........................................   10,289
   Amounts paid by HLR on behalf of RBL...............................    6,573
                                                                       --------
   Balance at December 31, 1992.......................................   48,218
   Net income for the period..........................................   23,476
   Amounts paid by HLR on behalf of RBL...............................    3,314
                                                                       --------
   Balance at December 31, 1993.......................................  $75,008
   Net income for the period..........................................   27,939
                                                                       --------
   Balance at December 31, 1994....................................... $102,947
                                                                       ========

                      ROCHE BIOMEDICAL LABORATORIES, INC.

      YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 (DOLLARS IN THOUSANDS)

11. PENSIONS

  RBL has defined benefit retirement plans covering, in the aggregate, substantially all employees. Under the terms of each plan, participants are entitled to receive monthly retirement benefits after satisfying specified eligibility requirements, or participants may elect certain optional forms of retirement benefits in accordance with the articles of the particular plan. Each of the plans provides retirement benefits based upon a participant's defined compensation during a specified period before retirement.

  The underlying plans' assets are primarily held in the Roche Retirement Plans' Master Trust. Such assets are invested principally in equity securities, bonds, real estate investment funds and contracts with insurance companies.

  RBL's funding policy is to contribute amounts determined in accordance with applicable regulations. The information which follows represents the aggregation of data for all defined benefit retirement plans.

  Net periodic pension expense is comprised of the following components:

                                                      1992     1993     1994
                                                     -------  -------  -------
   Service cost--benefits earned during the year.... $ 3,268  $ 4,231  $ 5,175
   Interest cost on projected benefit obligation....   2,429    2,979    3,442
   Actual return on plan assets.....................    (412)  (1,281)   2,149
   Net amortization and deferral....................  (2,570)  (1,695)  (5,558)
                                                     -------  -------  -------
   Net periodic pension cost........................ $ 2,715  $ 4,234  $ 5,208
                                                     =======  =======  =======

  The following table sets forth the funded status of RBL's retirement plans and the amounts recognized in RBL's balance sheet at December 31, 1993 and 1994.

                                                              1993      1994
                                                            --------  --------
   Actuarial present value of benefit obligations:
     Accumulated benefit obligations, including vested
      benefits of $27,856 in 1993 and $27,388 in 1994...... $(34,100) $(33,251)
                                                            ========  ========
     Projected benefit obligations.........................  (47,038)  (45,746)
   Plan assets at fair value...............................   35,146    40,010
                                                            --------  --------
   Plan assets less than projected benefit obligations.....  (11,892)   (5,736)
   Unrecognized net loss...................................    5,981     2,279
   Unrecognized prior service cost.........................    1,840     1,295
   Unrecognized net assets.................................   (4,709)   (4,238)
                                                            --------  --------
   Pension liability recognized in RBL's balance sheet..... $ (8,780) $ (6,400)
                                                            ========  ========

  Assumptions used in the aforementioned information included:

                                                               1992  1993  1994
                                                               ----  ----  ----
    Approximate annual rate of increase in compensation......  7.0%  5.9%  5.7%
    Assumed discount rate....................................  8.5%  7.5%  8.75%
    Expected long-term rate of return on assets..............  8.5%  8.5%  8.5%

                      ROCHE BIOMEDICAL LABORATORIES, INC.

      YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 (DOLLARS IN THOUSANDS)

12. OTHER POSTRETIREMENT BENEFITS

  RBL provides certain health and death benefits to its retirees. Current retirees are generally covered by the same health benefits provided to active employees, with the exception of those participants retiring on or after February 1, 1990 who are required to contribute toward retiree medical coverage based upon length of service. RBL is generally self-insured for these costs and has no plan assets. RBL's policy is to fund these benefits as claims are incurred.

  Effective January 1, 1992, RBL adopted the provisions of SFAS No. 106. RBL recognized the transition obligation of $16,151 on a before-tax basis (or $9,818 after a deferred tax benefit of $6,333) as a cumulative effect of an accounting change.

  Net periodic postretirement benefits expense is comprised of the following components:

                                                            1992   1993   1994
                                                           ------ ------ ------
   Service cost--benefits earned during the year.......... $2,130 $2,842 $3,307
   Interest cost on accumulated postretirement benefit
    obligation............................................  1,455  2,009  2,157
   Net amortization and deferral..........................    --     105    112
                                                           ------ ------ ------
   Net periodic postretirement benefit cost............... $3,585 $4,956 $5,576
                                                           ====== ====== ======

  The following table sets forth the funded status of RBL's postretirement benefits plan and the amounts recognized in RBL's balance sheet as of December 31, 1993 and 1994.

                                                              1993      1994
                                                            --------  --------
   Accumulated postretirement benefit obligation........... $(27,623) $(27,552)
   Unrecognized net loss (gain)............................    3,712    (1,170)
                                                            --------  --------
   Accrued postretirement benefit obligation recognized in
    RBL's balance sheet.................................... $(23,911) $(28,722)
                                                            ========  ========

  The assumption used to develop the obligation included a discount rate of 8.6%, 7.6% and 8.85% for 1992, 1993 and 1994, respectively. For 1994, the health care cost trend rate was assumed to be 9.5%, declining gradually to 5.1% in year 2005, then remaining level to the year 2020 in which it declines to 5.0%, and remaining level thereafter. For 1993, the assumed trend rate was 9.5% declining gradually to 5.0% in year 2005, and remaining level thereafter. The health care cost trend rate has a significant effect on the amounts reported. To illustrate, a one percentage point increase in the assumed health care cost trend rates would increase the accumulated postretirement benefit obligation as of December 31, 1993 and 1994 by approximately $5,470 and $7,670, respectively, and the total of the service and interest cost components of net periodic postretirement benefit cost for the years then ended by approximately $630 and $1,540, respectively.

  In 1992, RBL established a qualified defined contribution savings plan available to substantially all employees, whereby RBL matches one-half of the first 6% of base compensation that a participant contributes. RBL's contributions under the plan approximated $1,386 in 1992, $3,185 in 1993 and $3,284 in 1994.

                      ROCHE BIOMEDICAL LABORATORIES, INC.

      YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 (DOLLARS IN THOUSANDS)

13. COMMITMENTS

  RBL leases various office facilities, vehicles and EDP equipment. Such rental expense amounted to $17,926 in 1992, $20,797 in 1993 and $22,545 in 1994.

  Minimum future rental commitments under noncancelable operating leases having an initial or remaining term in excess of one year as of December 31, 1994 are as follows:

   1995................................................................ $19,483
   1996................................................................  11,177
   1997................................................................   8,308
   1998................................................................   6,765
   1999................................................................   5,492
   Thereafter..........................................................  12,994
                                                                        -------
     Total minimum rental payments required............................ $64,219
                                                                        =======

  The unexpended balance of authorized capital projects for plant construction and purchases of equipment and other significant commitments aggregated $13,207 at December 31, 1994

14. CONTINGENCIES

  RBL is a defendant in various legal actions. In the opinion of management, the disposition of such actions will not have a material adverse effect on RBL's business operations or financial condition.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               DECEMBER 13, 1994

                                     AMONG

                  NATIONAL HEALTH LABORATORIES HOLDINGS INC.,

                               HLR HOLDINGS INC.

                                      AND

                      ROCHE BIOMEDICAL LABORATORIES, INC.

                              TABLE OF CONTENTS/1/

                                   ARTICLE 1

                                   THE MERGER

                                                                            PAGE
                                                                            ----
 SECTION 1.1.  The Merger.................................................   I-1
 SECTION 1.2.  Conversion of Shares.......................................   I-2
 SECTION 1.3.  Surrender and Payment......................................   I-3
 SECTION 1.4.  Warrants...................................................   I-4
 SECTION 1.5.  Stock Options..............................................   I-5

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

 SECTION 2.1.  Certificate of Incorporation...............................   I-5
 SECTION 2.2.  Bylaws.....................................................   I-5
 SECTION 2.3.  Directors and Officers.....................................   I-6

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF NHL

 SECTION 3.1.  Corporate Existence and Power..............................   I-6
 SECTION 3.2.  Corporate Authorization....................................   I-6
 SECTION 3.3.  Governmental Authorization.................................   I-6
 SECTION 3.4.  Non-Contravention..........................................   I-7
 SECTION 3.5.  Capitalization.............................................   I-7
 SECTION 3.6.  Subsidiaries...............................................   I-7
 SECTION 3.7.  SEC Filings................................................   I-8
 SECTION 3.8.  Financial Statements.......................................   I-8
 SECTION 3.9.  Disclosure Documents.......................................   I-9
 SECTION 3.10. Absence of Certain Changes.................................   I-9
 SECTION 3.11. No Undisclosed Material Liabilities........................  I-10
 SECTION 3.12. Litigation.................................................  I-10
 SECTION 3.13. Taxes......................................................  I-10
 SECTION 3.14. ERISA......................................................  I-11
 SECTION 3.15. Compliance with Laws; Permits..............................  I-13
 SECTION 3.16. Finders' Fees..............................................  I-13
 SECTION 3.17. Other Information..........................................  I-14
 SECTION 3.18. Environmental Matters......................................  I-14
 SECTION 3.19. Takeover Statutes..........................................  I-15
 SECTION 3.20. Opinion of Financial Advisor...............................  I-15
 SECTION 3.21. Vote Required..............................................  I-15

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF HLR AND RBL

 SECTION 4.1.  Corporate Existence and Power..............................  I-15
 SECTION 4.2.  Corporate Authorization....................................  I-16
 SECTION 4.3.  Governmental Authorization.................................  I-16

- --------
1 This Table of Contents is not a part of this Agreement.

                                                                           PAGE
                                                                           ----
 SECTION 4.4.  Non-Contravention.........................................  I-16
 SECTION 4.5.  Capitalization of RBL.....................................  I-16
 SECTION 4.6.  Subsidiaries..............................................  I-17
 SECTION 4.7.  Financial Statements......................................  I-17
 SECTION 4.8.  Disclosure Documents......................................  I-17
 SECTION 4.9.  Absence of Certain Changes................................  I-17
 SECTION 4.10. No Undisclosed Material Liabilities.......................  I-18
 SECTION 4.11. Litigation................................................  I-19
 SECTION 4.12. Taxes.....................................................  I-19
 SECTION 4.13. ERISA.....................................................  I-19
 SECTION 4.14. Compliance with Laws; Permits.............................  I-21
 SECTION 4.15. Finders' Fees.............................................  I-22
 SECTION 4.16. Environmental Matters.....................................  I-22
 SECTION 4.17. HLR Cash Consideration....................................  I-23
 SECTION 4.18. Takeover Statutes.........................................  I-23
 SECTION 4.19. Ownership of NHL Shares...................................  I-23

                                   ARTICLE 5

                                COVENANTS OF NHL

 SECTION 5.1.  Conduct of NHL............................................  I-23
 SECTION 5.2.  Stockholder Meeting; Proxy Material; Registration
               Statement; Stock Exchange Listing.........................  I-24
 SECTION 5.3.  Access to Information; Confidentiality....................  I-24
 SECTION 5.4.  Other Offers..............................................  I-25
 SECTION 5.5.  Notices of Certain Events.................................  I-26
 SECTION 5.6.  Tax Matters...............................................  I-26
 SECTION 5.7.  Board Composition.........................................  I-27

                                   ARTICLE 6

                            COVENANTS OF HLR AND RBL

 SECTION 6.1.  Conduct of RBL............................................  I-27
 SECTION 6.2.  Access to Information; Confidentiality....................  I-28
 SECTION 6.3.  Voting of Shares..........................................  I-28
 SECTION 6.4.  Notices of Certain Events.................................  I-29
 SECTION 6.5.  Tax Matters...............................................  I-29
 SECTION 6.6.  NHL Employment Agreements.................................  I-29
 SECTION 6.7.  Certain Actions Regarding RBL.............................  I-29

                                   ARTICLE 7

                         COVENANTS OF HLR, RBL AND NHL

 SECTION 7.1.  Reasonable Efforts........................................  I-30
 SECTION 7.2.  Cash Consideration........................................  I-30
 SECTION 7.3.  Public Announcements......................................  I-30
 SECTION 7.4.  Further Assurances........................................  I-30
 SECTION 7.5.  HLR Stockholder Agreement.................................  I-31
 SECTION 7.6.  Indemnification and Insurance.............................  I-31

                                   ARTICLE 8

                                  TAX MATTERS

                                         PAGE
                                         ----
 SECTION 8.1.  Definitions.............  I-31
 SECTION 8.2.  Tax Covenants...........  I-32
 SECTION 8.3.  Termination of Existing
               Tax Sharing Agreements..  I-33
 SECTION 8.4.  Tax Sharing.............  I-33
 SECTION 8.5.  Cooperation on Tax
               Matters.................  I-35

                                   ARTICLE 9

                            CONDITIONS TO THE MERGER

 SECTION 9.1.  Conditions to the
               Obligations of Each
               Party...................  I-35
 SECTION 9.2.  Conditions to the
               Obligations of HLR and
               RBL.....................  I-36
 SECTION 9.3.  Conditions to the
               Obligations of NHL......  I-37

                                   ARTICLE 10

                                  TERMINATION

 SECTION 10.1. Termination.............  I-38
 SECTION 10.2. Effect of Termination...  I-38

                                   ARTICLE 11

                                 MISCELLANEOUS

 SECTION 11.1. Notices.................  I-39
 SECTION 11.2. Survival of Agreements
               and Representations and
               Warranties..............  I-39
 SECTION 11.3. Amendments; No Waivers..  I-39
 SECTION 11.4. Fees and Expenses.......  I-40
 SECTION 11.5. Successors and Assigns..  I-40
 SECTION 11.6. Governing Law...........  I-40
 SECTION 11.7. Counterparts;
               Effectiveness...........  I-40
 SECTION 11.8. Certain Definitions.....  I-40
 SECTION 11.9. Agreements of Roche.....  I-41

Exhibit A--Form of HLR Stockholder Agreement*
Exhibit B--Form of NHL Representations Letter*
Exhibit C--Form of HLR Representations Letter*
Exhibit D--Form of RBL/HLR Tax Opinion*
Exhibit E--Form of NHL Tax Opinion*
- --------
* Not attached.

                           TABLE OF DEFINED TERMS(2)

TERM                                                               SECTION
- ----                                                           ----------------
1933 Act......................................................              3.3
1934 Act......................................................              3.3
Acquisition Proposal..........................................    5.4(a)(ii)(B)
Adjusted Option...............................................           1.5(b)
Affiliate.....................................................          11.8(a)
Anti-dilution Adjustment......................................           1.2(b)
Borrowed Funds................................................           6.7(a)
Cash Consideration............................................           1.2(a)
Cash Consideration Fund.......................................           1.3(a)
CERCLA........................................................     3.18(e)(iii)
Certificates..................................................           1.3(b)
Code.......................................................... Recitals, page 1
Conversion Consideration......................................           1.2(a)
Conversion Number.............................................           1.5(b)
CS Commitment Letter..........................................              7.2
Delaware Law.................................................. Recitals, page 1
Dissenting Shares.............................................           1.2(e)
Dissenting Stockholder........................................           1.2(e)
Effective Time................................................           1.1(b)
Employee Stock Options........................................           1.5(a)
Environmental Laws............................................       3.18(e)(i)
ERISA.........................................................          3.14(a)
ERISA Affiliate...............................................      3.14(a)(ii)
Exchange Agent................................................           1.3(a)
Excess Shares.................................................       1.2(d)(ii)
Exon-Florio...................................................              4.3
Expiration Date...............................................            1.4(a)
Fractional Shares Fund........................................       1.2(d)(ii)
GAAP..........................................................              3.8
Hazardous Substances..........................................      3.18(e)(ii)
HLR........................................................... Recitals, page 1
HLR Adverse Condition.........................................       9.2(d)(iv)
HLR Cash Consideration........................................           1.3(a)
HLR Group.....................................................              8.1
HLR-NHL Shares................................................           1.2(b)
HLR Number....................................................           1.2(b)
HLR Representations Letter....................................           8.2(i)
HLR Stockholder Agreement..................................... Recitals, page 1
HLR/RBL Post-Signing Returns..................................              6.5
HSR Act.......................................................              3.3
HSR Authority.................................................          10.1(g)
IRS...........................................................          3.13(h)
known to......................................................             11.8
Liabilities...................................................             3.11
Lien..........................................................              3.4
Merger........................................................ Recitals, page 1
MF & Co....................................................... Recitals, page 1

- --------
(2) This Table of Defined Terms is not part of the Agreement.

TERM                                                                SECTION
- ----                                                            ----------------
Morgan Stanley.................................................             3.16
Multiemployer Plan.............................................       3.14(b)(i)
Net Debt Amount................................................           6.7(a)
NHCG........................................................... Recitals, page 1
NHL............................................................ Recitals, page 1
NHL Adverse Condition..........................................       9.3(d)(ii)
NHL Benefit Arrangements.......................................     3.14(e)(iii)
NHL Cash Consideration.........................................           1.3(a)
NHL Common Stock............................................... Recitals, page 1
NHL Disclosure Schedule........................................        Article 3
NHL Employee Plans.............................................      3.14(a)(ii)
NHL Environmental Liabilities..................................      3.18(d)(ii)
NHL Group......................................................              8.1
NHL Material Adverse Change....................................          3.10(a)
NHL Material Adverse Effect....................................              3.1
NHL Permits....................................................          3.15(b)
NHL Post-Signing Returns.......................................              5.6
NHL Preferred Stock............................................              3.5
NHL Proxy Statement............................................           3.9(a)
NHL Representations Letter.....................................           8.2(h)
NHL Retirement Plans...........................................      3.14(b)(ii)
NHL Returns....................................................          3.13(a)
NHL Securities.................................................              3.5
NHL Share......................................................           1.2(a)
NHL Share Conversion...........................................           1.2(a)
NHL Stockholder Meeting........................................              5.2
NHL Subsidiary Securities......................................       3.6(b)(ii)
NLRB...........................................................          3.14(h)
Notice of Superior Proposal....................................      5.4(b)(iii)
NYSE...........................................................       1.2(d)(ii)
Option Cash Amount.............................................       1.5(a)(ii)
Option Conversion Number.......................................           1.5(b)
Option Stock Amount............................................       1.5(a)(ii)
Option Value Amount............................................       1.5(a)(ii)
Person.........................................................          11.8(c)
Post-Merger Tax Period.........................................              8.1
Pre-Merger Tax Period..........................................              8.1
Pro Forma Balance Sheet........................................           6.7(a)
RIAS...........................................................              4.7
RBL............................................................ Recitals, page 1
RBL Balance Sheet..............................................              4.7
RBL Balance Sheet Date.........................................              4.7
RBL Benefit Arrangements.......................................     4.13(e)(iii)
RBL Disclosure Schedule........................................        Article 4
RBL Employee Plans.............................................   4.13(a)(ii)(B)
RBL Environmental Liabilities..................................      4.16(d)(ii)
RBL Financial Statements.......................................              4.7
RBL Material Adverse Change....................................           4.9(a)
RBL Material Adverse Effect....................................              4.1
RBL Permits....................................................          4.14(b)
RBL Retirement Plans...........................................      4.13(b)(ii)

TERM                                                                SECTION
- ----                                                            ----------------
RBL Returns....................................................          4.12(a)
RBL Subsidiary Securities......................................       4.6(b)(ii)
Registration Statement.........................................           3.9(a)
Release........................................................     3.18(e)(iii)
Released.......................................................     3.18(e)(iii)
Roche.......................................................... Recitals, page 1
Roche Warrant Consideration....................................           1.3(a)
Roche Warrants.................................................           1.3(a)
SEC............................................................              3.1
SEC Documents..................................................           3.7(a)
Share..........................................................           1.2(b)
Sharing and Call Option Agreement.............................. Recitals, page 1
Significant Subsidiary.........................................              3.1
Subsidiary.....................................................              3.1
Superior Proposal..............................................      5.4(b)(iii)
Surviving Corporation..........................................           1.1(a)
Tax............................................................             3.13
Tax Sharing Agreement..........................................              8.1
to the knowledge of............................................             11.8
Warrant........................................................           1.4(a)
Warrant Agreement..............................................           1.4(a)

                          AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER dated as of December 13, 1994 among National Health Laboratories Holdings Inc., a Delaware corporation ("NHL" and for purposes of this Agreement references to NHL shall be deemed to include, as appropriate in the context, National Health Laboratories Inc., a Delaware corporation which is NHL's predecessor in interest), HLR Holdings Inc., a Delaware corporation ("HLR"), and Roche Biomedical Laboratories, Inc. a New Jersey corporation and a direct wholly-owned subsidiary of HLR ("RBL") and for the purposes of Sections 1.4(b) and 11.9, Hoffmann-La Roche Inc., a New Jersey corporation ("ROCHE").

  WHEREAS, the respective Boards of Directors of HLR, RBL and NHL have approved the merger of RBL with and into NHL (the "MERGER") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW"); and

  WHEREAS, the Board of Directors of NHL has determined that the Merger is fair to, and in the best interests of, the holders of NHL common stock, par value $0.01 per share ("NHL COMMON STOCK"), and has approved this Agreement, the Sharing and Call Option Agreement dated the date hereof among HLR, National Health Care Group, Inc. ("NHCG"), a Delaware corporation, which is a significant stockholder of NHL, and Mafco Holdings Inc., the ultimate parent company of NHCG (the "SHARING AND CALL OPTION AGREEMENT") and the HLR Stockholder Agreement to be entered into immediately prior to the Merger by HLR and NHL which agreement shall be substantially in the form of Exhibit A hereto (the "HLR STOCKHOLDER AGREEMENT") and the transactions contemplated hereby and thereby, and recommended approval and adoption of this Agreement and such transactions by the stockholders of NHL; and

  WHEREAS, the Board of Directors of RBL has determined that the Merger is fair to, and in the best interests of, RBL and HLR, and has approved this Agreement, and the transactions contemplated hereby and the Board of Directors of HLR has approved and adopted this Agreement and has approved the HLR Stockholder Agreement and the Sharing and Call Option Agreement and the transactions contemplated hereby and thereby; and

  WHEREAS, the parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a)(i) of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, in connection with the Merger, a portion of each share of NHL Common Stock will be converted into the right to receive $5.60 in cash in a transaction constituting a redemption within the meaning of Section 317(b) of the Code; and

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

  SECTION 1.1. THE MERGER. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, RBL shall be merged with and into NHL at the Effective Time (as defined in Section 1.1(b)), whereupon the separate existence of RBL shall cease, and NHL shall be the surviving corporation (the "SURVIVING CORPORATION").

  (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, NHL and RBL will file a certificate of merger, in the form required by and executed in accordance with Delaware Law, with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware, which shall be as soon as practicable following the NHL Stockholder Meeting (as defined in Section 5.2 hereof) (the "EFFECTIVE TIME").

  (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of NHL and RBL, all as provided under Delaware Law.

  SECTION 1.2. CONVERSION OF SHARES. At the Effective Time:

  (a) each share of NHL Common Stock (each an "NHL SHARE") issued and outstanding prior to the Effective Time (other than any NHL Shares held by RBL, HLR or any Subsidiary) (as defined in Section 3.1) shall, subject to Section 1.2(d) be converted into (x) 0.72 of an NHL Share and (y) the right to receive $5.60 in cash without interest thereon (the "CASH CONSIDERATION" and, together with the NHL Shares to be issued pursuant to (x) above, the "CONVERSION CONSIDERATION"; such conversion is referred to herein as the "NHL SHARE CONVERSION");

  (b) all RBL common shares, no par value (each a "SHARE" and collectively the "SHARES"), outstanding immediately prior to the Effective Time shall (except as provided in Section 1.2(c)) be converted into and become, in the aggregate, the HLR Number (as defined below) of NHL Shares, newly issued as contemplated by this Agreement (the "HLR-NHL SHARES"), each such HLR-NHL Share having the same rights, powers and privileges as an NHL Share outstanding immediately prior to the Effective Time. The "HLR NUMBER" shall be that number of NHL Shares as would, in the aggregate and after giving effect to the Merger (including issuance of the HLR-NHL Shares and the NHL Share Conversion) and the number of NHL Shares held by HLR or any Affiliate immediately prior to the Merger, equal 49.9% of the total number of NHL Shares which would be outstanding immediately after the Effective Time (after giving effect to the issuance under such Section 1.5 of NHL Shares in respect of Employee Stock Options (as defined in
Section 1.5(a)). If between the date of this Agreement and the Effective Time, the outstanding shares of NHL Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the HLR Number shall be correspondingly adjusted to reflect such stock dividend, subdivision, classification, recapitalization, split, combination or exchange of shares (any such adjustment being referred to herein as an "ANTI-DILUTION ADJUSTMENT"); and

  (c) each Share held by RBL, HLR or any Subsidiary thereof as treasury stock immediately prior to the Effective Time shall be canceled and no payment or issuance of a HLR-NHL Share shall be made with respect thereto;

  (d) no certificates or scrip representing less than one share of NHL Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to Section 1.2. In lieu of any such fractional share, each holder of a Certificate who would otherwise have been entitled to a fraction of a share of NHL Common Stock upon surrender of Certificates for exchange pursuant to
Section 1.2 shall be paid upon such surrender cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, (as defined in Section 1.3) on behalf of all such holders, of the aggregate fractional NHL Common Stock issued pursuant to this Section 1.2(d). As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of
(i) the number of full shares of NHL Common Stock delivered to the Exchange Agent by NHL over (ii) the sum of the number of full shares of NHL Common Stock to be distributed to each holder of Certificates (such excess being herein called the "EXCESS SHARES"), and the Exchange Agent, as agent for the former holders of Certificates, shall sell the Excess Shares at the prevailing prices on the New York Stock Exchange, Inc. ("NYSE"). The sales of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. NHL shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust for such former holders of Certificates (the "FRACTIONAL SHARES FUND"). As soon as practicable after the determination of the amount of cash to be paid to holders of certificates in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such holders of Certificates;

  (e) notwithstanding anything in this Agreement, any issued and outstanding NHL Shares held by a person who objects to the Merger (a "DISSENTING STOCKHOLDER") and complies with all the provisions of Delaware Law concerning the right of holders NHL Shares to dissent from the Merger and require appraisal of their NHL Shares ("DISSENTING SHARES") shall not be converted as described in Section 1.2(a) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Delaware Law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right to appraisal, in any case pursuant to Delaware Law, his NHL Shares shall be deemed to be converted as of the Effective Time into the Conversion Consideration. NHL shall give HLR (i) prompt notice of any demands for appraisal of NHL Shares received by NHL and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. NHL shall not, without the prior written consent of HLR, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

  SECTION 1.3. SURRENDER AND PAYMENT. (a) Prior to the Effective Time, HLR and NHL shall appoint a mutually acceptable bank or trust company as agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates in connection with the NHL Share Conversion in accordance with the terms of this Agreement. At or prior to the Effective Time, HLR shall deposit in trust with the Exchange Agent $135,651,100 (the "HLR CASH CONSIDERATION"). At or prior to the Effective Time, Roche shall provide to NHL $51,048,900 (the "ROCHE WARRANT CONSIDERATION") in respect of Roche's purchase of 8,325,000 Warrants (as defined in Section 1.4(a)) pursuant to Section 1.4(b) (the "ROCHE WARRANTS"). At or prior to the Effective Time, NHL shall, subject to Section 7.2, deposit in trust with the Exchange Agent (x) $288,000,000 (the "NHL CASH CONSIDERATION") and (y) the Roche Warrant Consideration received from Roche. The HLR Cash Consideration, the NHL Cash Consideration and the Roche Warrant Consideration are referred to collectively as (the "CASH CONSIDERATION FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Cash Consideration contemplated to be issued as part of the NHL Share Conversion out of the Cash Consideration Fund. The Cash Consideration Fund shall not be used for any other purpose.

  (b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of NHL Shares (the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as NHL may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the NHL Shares and Cash Consideration into which such Certificates shall have been converted pursuant to the NHL Share Conversion. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by NHL, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of NHL Shares and the Cash Consideration which such holder has the right to receive pursuant to the provisions of this Article 1 (and cash, if any, in lieu of fractional shares pursuant to Section 1.2(d)). In the event of a transfer of ownership of NHL Shares which is not registered in the transfer records of NHL, a certificate representing the proper number of shares of NHL Shares may be issued and the Cash Consideration may be paid (and cash, if any, in lieu of fractional shares) to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of NHL Shares and payment of Cash Consideration (and cash, if any, in lieu of fractional shares) to a Person other than the registered holder of such Certificate or establish to the satisfaction of HLR that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.3, each Certificate shall be deemed at any time after the Effective Time to represent only the number of NHL Shares and the right to receive Cash Consideration (and cash, if any, in lieu of fractional shares) to which such holder is entitled pursuant to the NHL Share Conversion, and the holder of such Certificate shall cease to have any rights with respect to the number of NHL Shares represented by such Certificate immediately prior to the Effective Time in excess of the number of NHL Shares to which such holder is entitled pursuant to the NHL Share Conversion except as otherwise provided herein or by law. No interest will be paid or will accrue on any Conversion Consideration (or cash, if any, payable in lieu of fractional shares).

  (c) From and after the Effective Time, there shall be no further registration of transfers of Certificates.

  (d) The Cash Consideration Fund and the Fractional Shares Fund shall be invested by the Exchange Agent as directed by HLR in consultation with the Surviving Corporation (so long as such directions do not impair the rights of the holders of NHL Shares) in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation or certificates of deposit issued by a commercial bank having combined capital, surplus and undivided profits aggregating at least $500,000,000 (provided that no such investment made prior to the thirtieth day after the Effective Time shall mature more than seven days after such investment is made), and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

  (e) Any portion of the Cash Consideration Fund and the Fractional Shares Fund which remains undistributed six months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of such NHL Shares who have not theretofore complied with this Article 1 shall thereafter look only to the Surviving Corporation for the Cash Consideration (and cash, if any, payable in lieu of fractional shares) to which they are entitled.

  (f) Neither HLR nor the Surviving Corporation shall be liable to any holder of NHL Shares for any such Cash Consideration (or cash, if any, payable in lieu of fractional shares) or any certificates for any NHL Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (g) The Surviving Corporation shall be entitled to deduct and withhold from the Cash Consideration (and cash, if any, payable in lieu of fractional shares) otherwise payable pursuant to this Agreement to any holder of NHL Shares such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such NHL Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

  SECTION 1.4. WARRANTS. (a) NHL currently intends to declare a dividend payable to holders of NHL Common Stock of record as of the third Business Day prior to the date of the NHL Stockholder Meeting, which dividend shall consist of .16308 of a warrant for each NHL Share outstanding on such date, each such Warrant (a "WARRANT" and together with the Roche Warrants, the "WARRANTS") representing the right to purchase one newly issued share of NHL Common Stock and which shall be in the form and have substantially the terms and conditions set forth in the Warrant Agreement to be entered into between NHL and a warrant agent, which Warrant Agreement shall be satisfactory to NHL and to Roche (the "WARRANT AGREEMENT"). The Warrant Agreement will contain customary terms and conditions and will provide, among other things, for the issuance of the Warrants to be dividended to holders of record of NHL Common Stock on the third Business Day preceding the date of the NHL Stockholder Meeting, for the issuance of the Roche Warrants, that each Warrant may be exercised on the fifth anniversary (the "EXPIRATION DATE") of issuance to purchase one share of Common Stock at a purchase price of $22.00 per share (subject to adjustments), and that NHL shall have the option, exercisable by notice 60 days prior to the Expiration Date, to redeem the Warrants on the Expiration Date for a cash redemption price per Warrant equal to the average closing price of the NHL Common Stock over a specified period prior to the Expiration Date minus the exercise price. It is understood and agreed by the parties hereto that the representations and warranties of NHL with respect to the Warrant Agreement set forth in Article 3 hereof are based upon the assumption that the Warrant Agreement will conform to the description set forth in the preceding sentence.

  (b) At or prior to the Effective Time, Roche shall cause to be delivered to NHL an amount in cash equal to the Roche Warrant Consideration in payment of the aggregate purchase price of $51,048,900 payable in respect of the Roche Warrants. In consideration of receipt of such payment, NHL shall issue and deliver to Roche pursuant to the Warrant Agreement a warrant certificate or certificates (in such denominations as requested by Roche) representing the Roche Warrants so purchased.

  SECTION 1.5. STOCK OPTIONS. (a) Each employee stock option or right to acquire NHL Shares under NHL's 1988 and 1994 Stock Option Plans (such rights being referred to as "EMPLOYEE STOCK OPTIONS") outstanding on the date hereof shall be deemed fully vested and, immediately prior to the Effective Time, NHL shall use reasonable efforts, including with respect to obtaining consents, to cause each Employee Stock Option to be canceled and terminated in exchange for an amount in cash and NHL Shares (in the proportions set forth below) equal to the product of (i) the number of NHL Shares subject to such Employee Stock Option immediately prior to the Effective Time and (ii) the excess of (1) $18.50 over (2) the per share exercise price of such Employee Stock Option (such product, the "OPTION VALUE AMOUNT"). The Option Value Amount shall be payable at the Effective Time as follows: 40% of such amount (the "OPTION CASH AMOUNT") shall be payable in cash, and 60% of such amount (the "OPTION STOCK AMOUNT") shall be payable in the number of NHL Shares obtained by dividing the Option Stock Amount by $15.42; provided that any fractional share resulting from such calculation shall be paid in cash, with the value of a whole share for such purpose assumed to be $15.42. All amounts payable to this Section 1.5(a) shall be subject to any required withholding of taxes and shall be paid without interest thereon.

  (b) Notwithstanding the foregoing Section 1.5(a), the Employee Stock Options with respect to which the requisite consents are not obtained shall not be canceled, but instead shall be immediately converted as of the Effective Time into the right ("ADJUSTED OPTION") to purchase the Option Conversion Number (as defined below) of NHL Shares. Each Adjusted Option will have substantially the same terms as the Employee Stock Option to which it is related, except that:
(i) the Adjusted Option shall be deemed fully vested and (ii) the exercise price of an Adjusted Option shall be an amount equal to the exercise price of the Employee Stock Option related to such Adjusted Option as of the date of this Agreement divided by the Conversion Number (as defined below). The "OPTION CONVERSION NUMBER" for any Adjusted Option shall be equal to the number of NHL Shares purchasable pursuant to the Employee Stock Option related to such Adjusted Option as of the date of this Agreement multiplied by the Conversion Number. The "CONVERSION NUMBER" shall be a number equal to (i) the sum of (x) the product of (A) the average closing price of a share of NHL Common Stock on the NYSE Composite Tape for the period of five consecutive trading days beginning on the trading day following the date on which the Effective Time occurs (the "POST MERGER VALUE") and (B) 0.72 and (y) $6.60 divided by (ii) the Post Merger Value.

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

  SECTION 2.1. CERTIFICATE OF INCORPORATION. The certificate of incorporation of NHL in effect at the Effective Time shall, except as may be amended to give effect, as necessary, to the provisions of this Agreement and the HLR Stockholder Agreement, be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

  SECTION 2.2. BYLAWS. The bylaws of NHL in effect at the Effective Time shall, except as may be amended to give effect, as necessary, to the provisions of this Agreement and the HLR Stockholder Agreement, be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

  SECTION 2.3. DIRECTORS AND OFFICERS. From and after the Effective Time, (i) the number of directors constituting the Board of Directors of NHL shall be seven and shall be comprised of three members designated by HLR and four persons who are mutually acceptable to NHL and HLR, until successors are duly elected or appointed and qualified in accordance with applicable law and the HLR Stockholder Agreement, and (ii) the executive officers of the Surviving Corporation shall be such Persons as are identified on a certificate delivered by HLR to NHL prior to the Effective Time, which certificate, upon the delivery thereof, shall be deemed to be incorporated into this Agreement for purposes hereof.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF NHL

  NHL represents and warrants to RBL and HLR that, except as set forth on the disclosure schedule delivered by NHL to HLR prior to the execution of this Agreement (the "NHL DISCLOSURE SCHEDULE"):

  SECTION 3.1. CORPORATE EXISTENCE AND POWER. NHL is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all corporate powers required to carry on its business as now being conducted. NHL is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations or prospects of NHL and its Subsidiaries, taken as a whole (an "NHL MATERIAL ADVERSE EFFECT"), or NHL's ability to perform its obligations under this Agreement, the HLR Stockholder Agreement, the Warrant Agreement or the Sharing and Call Option Agreement. NHL has heretofore delivered to HLR true and complete copies of its certificate of incorporation and bylaws and the certificate of incorporation and bylaws of each of its Subsidiaries, in each case as currently in effect. For purposes of this Agreement, "SUBSIDIARY" of any Person means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such Person. For purposes of this Agreement, a "SIGNIFICANT SUBSIDIARY" of a Person means any Subsidiary of such Person that constitutes a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

  SECTION 3.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by NHL of this Agreement, the HLR Stockholder Agreement, the Warrant Agreement and the Sharing and Call Option Agreement, the consummation by NHL of the transactions contemplated hereby (including, without limitation, the Merger, the delivery of the Conversion Consideration, the issuance of the HLR-NHL Shares and of the Warrants and the NHL Common Stock issuable thereunder) and thereby are within NHL's corporate powers and, except for any required approval by NHL's stockholders in connection with the consummation of the Merger (including any amendments to NHL's certificate of incorporation as referred to in Section 2.1 and the treatment of the Employee Stock Options as referred to in Section 1.5) have been duly authorized by all necessary corporate action. Each of this Agreement and the Sharing and Call Option Agreement constitutes, and each of the HLR Stockholder Agreement, and the Warrant Agreement when executed and delivered by NHL, will constitute, a valid and binding agreement of NHL.

  SECTION 3.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by NHL of this Agreement, the HLR Stockholder Agreement, the Warrant Agreement and the Sharing and Call Option Agreement, and the consummation by NHL of the transactions contemplated hereby (including, without limitation, the Merger, the delivery of the Conversion Consideration, the issuance of the HLR-NHL Shares and of the Warrants and the NHL Common Stock issuable thereunder) and thereby require no action by, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law and any amendments to NHL's certificate of incorporation as referred to in Section 2.1, (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), (iv) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "1933 ACT"), (v) compliance with any applicable foreign or state securities or "blue sky" laws and (vi) such actions by or filings with governmental bodies, agencies, officials or authorities, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate (A) an NHL Material Adverse Effect, (B) impair the ability of NHL to perform its obligations under this Agreement, the HLR Stockholder Agreement, the Warrant Agreement or the Sharing and Call Option Agreement, or (C) prevent the consummation of any of the transactions contemplated by this Agreement, the HLR Stockholder Agreement, the Warrant Agreement or the Sharing and Call Option Agreement.

  SECTION 3.4. NON-CONTRAVENTION. The execution, delivery and performance by NHL of this Agreement, the HLR Stockholder Agreement, the Warrant Agreement and the Sharing and Call Option Agreement do not, and the consummation by NHL of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the certificate of incorporation (taking into account appropriate amendments contemplated by Section 2.1 hereof) or the bylaws of NHL or the organizational documents of any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to NHL or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of NHL or any of its Subsidiaries or to a loss of any benefit to which NHL or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon NHL or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by NHL or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of NHL or any of its Subsidiaries, except, with respect to clauses (ii), (iii) and (iv) above, for contraventions, conflicts, defaults, rights of termination, cancellation or acceleration, losses of benefits and creation or imposition of Liens that would not reasonably be expected to have, individually or in the aggregate, an NHL Material Adverse Effect. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

  SECTION 3.5. CAPITALIZATION. The authorized capital stock of NHL consists of 10,000,000 shares of preferred stock, par value $0.10 per share ("NHL PREFERRED STOCK"), and 220,000,000 NHL Shares. As of December 12, 1994, (a) there were issued and outstanding 84,761,817 NHL Shares and no shares of NHL Preferred Stock, (b) no NHL Shares were held in NHL's treasury and (c) 1,756,507 NHL Shares were reserved for issuance upon exercise of outstanding Employee Stock Options (of which options to purchase an aggregate of 3,527,876 NHL Shares were vested and exercisable). All outstanding shares of capital stock of NHL are validly issued, fully paid and nonassessable and free and clear of any preemptive or similar rights. All shares of NHL Common Stock issuable as HLR-NHL Shares in the Merger and all shares of NHL Common Stock issuable upon exercise of the Warrants will be, upon issuance thereof, validly issued, fully paid and nonassessable and free of any preemptive or similar rights. Except as set forth in this Section 3.5, and except for the exercise or conversion of Employee Stock Options outstanding on December 12, 1994 there are outstanding
(i) no shares of capital stock or other voting securities of NHL, (ii) no securities of NHL convertible into or exchangeable for shares of capital stock or voting securities of NHL and (iii) no options or other rights to acquire from NHL, and no obligation of NHL to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of NHL (the items in clauses (i), (ii) and (iii) above being referred to collectively as the "NHL SECURITIES"). There are no outstanding obligations of NHL or any of its Subsidiaries to repurchase, redeem or otherwise acquire any NHL Securities.

  SECTION 3.6. SUBSIDIARIES. (a) Each Subsidiary of NHL is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers required to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have an NHL Material Adverse Effect. NHL has delivered to HLR a list of all of NHL's Subsidiaries. There are no partnerships or joint venture arrangements or other business entities in which NHL or any Subsidiary of NHL owns an equity interest that is material to the business of NHL and its Subsidiaries, taken as a whole.

  (b) All of the outstanding capital stock of each Subsidiary of NHL is owned by NHL, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock) other than any such limitations or restrictions imposed by statutes or regulations of general applicability. There are no outstanding (i) securities of NHL or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of any of NHL's Subsidiaries, or (ii) options or other rights to acquire from NHL or any Subsidiary, and no other obligation of NHL or any Subsidiary of NHL to issue, any capital stock, voting securities of, or any securities convertible into or exchangeable for any capital stock or other voting securities of any Subsidiary of NHL (the items in clauses (i) and (ii) being referred to collectively as the "NHL SUBSIDIARY SECURITIES"). There are no outstanding obligations of NHL or any Subsidiary of NHL to repurchase, redeem or otherwise acquire any outstanding NHL Subsidiary Securities.

  (c) Neither NHL nor any Affiliate of NHL:

    (i) is currently engaged in the manufacture or production of drugs of abuse reagent products in the United States; or

    (ii) owns presently (or has owned within the two-year period prior hereto):

      (A) any stock, share capital, equity or other interest in any concern, corporate or non-corporate, engaged in at the time of such acquisition, or within the two years preceding such acquisition engaged in, the manufacture or production of drugs of abuse reagent products in the United States; or

      (B) any assets used or previously used (and still suitable for use) in the manufacture and production of drugs of abuse reagent products in the United States to which annual sales of $3,000,000 or more of drugs of abuse reagent products are or in the past have been attributable.

  SECTION 3.7. SEC FILINGS. (a) NHL has filed all required reports, forms, and other documents with the SEC since January 1, 1992 (the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document filed and publicly available prior to the date hereof, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (b) No such registration statement referred to in Section 3.7(a), as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such statement or amendment became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  SECTION 3.8. FINANCIAL STATEMENTS. The financial statements of NHL included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of NHL and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

  SECTION 3.9. DISCLOSURE DOCUMENTS. (a) None of the information supplied or to be supplied by NHL specifically for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed with the SEC by NHL in connection with the issuance of NHL Shares in the Merger (the "REGISTRATION STATEMENT", which Registration Statement will include a resale prospectus) will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the proxy statement relating to the approval by the stockholders of NHL of the Merger and certain other matters, together with all other related proxy materials prepared in connection with the NHL Stockholder Meeting relating to the Merger (the "NHL PROXY STATEMENT") will, at the date the NHL Proxy Statement is first mailed to NHL's stockholders or at the time of the NHL Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder and the NHL Proxy Statement will comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder.

  (b) The representations and warranties contained in Sections 3.9(a) will not apply to statements included in or omissions from the Registration Statement or the NHL Proxy Statement based upon information furnished to NHL by or on behalf of HLR or RBL specifically for use therein or information that is omitted by HLR or RBL.

  SECTION 3.10. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Documents, since December 31, 1993 NHL has conducted its business only in the ordinary course, and except as specifically contemplated by this Agreement there has not been:

  (a) any material adverse change in the business, financial condition, assets or results of operations of NHL and its Subsidiaries, taken as a whole, or any event, occurrence or development of or in a state of circumstances or facts (including, without limitation, any development of or in a state of facts or any change in the estimated or expected exposure arising or occurring after the date hereof relating to any litigation or investigation disclosed, or required to be disclosed, pursuant to Section 3.12 or Section 5.5 hereof or in any SEC Document referred to in Section 3.12) known to NHL or any Subsidiary of NHL which could reasonably be expected to result in such a material adverse change (an "NHL MATERIAL ADVERSE CHANGE");

  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of NHL, or any repurchase, redemption or other acquisition by NHL or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, NHL or any of its Subsidiaries;

  (c) any amendment of any material term of any outstanding NHL Securities or any NHL Subsidiary Securities;

  (d) any incurrence, assumption or guarantee by NHL or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in an amount not in excess of $25,000,000 and which is on terms consistent with past practices;

  (e) any creation or assumption by NHL or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

  (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of NHL or any of its Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have an NHL Material Adverse Effect;

  (h) any transaction or commitment made, or any contract or agreement entered into, by NHL or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by NHL or any of its Subsidiaries of any contract or other right, in either case, material to NHL and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice;

  (i) any change in any method of accounting or accounting practice by NHL or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or which is disclosed in the SEC Documents;

  (j) any (i) grant of any severance or termination pay other than pursuant to existing contracts, plans or arrangements to any director, officer or employee of NHL or any of its Subsidiaries whose total annual compensation and bonus is in excess of $200,000, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) involving annual total compensation and bonus in excess of $200,000 with any director, officer or employee of NHL or any of its Subsidiaries, (iii) any amendment or change that increases compensation or benefits payable under any existing severance or termination pay plans, policies or employment agreements which change or amendment is applicable to a class or classes of employees or officers covered thereby other than as expressly required therein or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of NHL or any of its Subsidiaries, whose total annual compensation and bonus is in excess of $200,000, except as expressly required by any existing employment agreements, or pursuant to compensation plans and policies in effect December 31, 1993 or set forth on the NHL Disclosure Schedule; or

  (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of NHL or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement prior to or on December 31, 1993, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

  SECTION 3.11. NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth in the SEC Documents, neither NHL nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) ("LIABILITIES") required by GAAP to be set forth on a consolidated balance sheet of NHL and its consolidated Subsidiaries or in the notes thereto and neither NHL nor any of its Subsidiaries has, to the knowledge of NHL, incurred any Liabilities since December 31, 1993 which, whether or not required by GAAP to be set forth on such a consolidated balance sheet, when considered together with any corresponding asset resulting from the event which gave rise to such liability, individually or in the aggregate, have had or could reasonably be expected to have an NHL Material Adverse Effect.

  SECTION 3.12. LITIGATION. Except as set forth in the SEC Documents, there is no action, suit, investigation or proceeding pending, or to the knowledge of NHL threatened (or, to the knowledge of NHL or its Subsidiaries, any basis therefor), against NHL or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official that could reasonably be expected to (A) have an NHL Material Adverse Effect, (B) impair the ability of NHL to perform its obligations under this Agreement, the HLR Stockholder Agreement, the Warrant Agreement or the Sharing and Call Option Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, the HLR Stockholder Agreement, the Warrant Agreement or the Sharing and Call Option Agreement.

  SECTION 3.13. TAXES. Except as set forth in the SEC Documents, (a) NHL, its Subsidiaries and the NHL Group (as defined in Section 8.1) have filed, been included in or sent, all material returns, declarations and reports and information returns and statements required to be filed or sent by or relating to any of them relating to any Taxes (as defined below) with respect to any material income, properties or operations of NHL, any of its Subsidiaries or the NHL Group prior to the Effective Time (collectively, "NHL RETURNS"), (b) as of the time of filing, the NHL Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of NHL, its Subsidiaries and the NHL Group and any other information required to be shown therein, (c) NHL, its Subsidiaries and the NHL Group have timely paid or made provision for all material Taxes that have been shown as due and payable on the NHL Returns that have been filed, (d) NHL, its Subsidiaries and the NHL Group have made or will make provision for all material Taxes payable for any periods that end before the Effective Time for which no NHL Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time, (e) the charges, accruals and reserves for Taxes reflected on the books of NHL, its Subsidiaries and the NHL Group are adequate to cover the Tax liabilities accruing or payable by NHL, its Subsidiaries and the NHL Group in respect of periods prior to the date hereof,
(f) none of NHL, any of its Subsidiaries or the NHL Group is delinquent in the payment of any material Taxes or has requested any extension of time within which to file or send any material NHL Return, which NHL Return has not since been filed or sent, (g) no material deficiency for any Taxes has been proposed, asserted or assessed in writing against NHL, any of its Subsidiaries or the NHL Group other than those Taxes being contested in good faith, (h) the federal income tax returns of the NHL Group have been examined by and settled with the Internal Revenue Service (the "IRS") for all years through 1984, (i) none of NHL, any of its Subsidiaries or the NHL Group has granted any extension of the limitation period applicable to any material Tax claims (which period has not since lapsed) other than those Taxes being contested in good faith, (j) none of NHL, any of its Subsidiaries or the NHL Group has any contractual obligations under any material Tax sharing agreement with any corporation which, as of the Effective Time, is not a member of the NHL Group, and (k) neither NHL nor any of its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1) of the Code.

  "TAX" or "TAXES" means with respect to any Person (i) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value-added or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) on such Person and (ii) any liability of such Person or any of its Subsidiaries for the payment of any amount of the type described in clause (i) as a result of being a member of an affiliated or combined group.

  SECTION 3.14. ERISA. (a) The NHL Disclosure Schedule identifies each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by NHL or any ERISA Affiliate (as defined below) and covers any employee or former employee of NHL or any Subsidiary of NHL or under which NHL or any ERISA Affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements, group annuity contracts and summary plan descriptions) and all amendments thereto and written interpretations thereof have been furnished or made available upon request to HLR and RBL together with (x) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as "NHL EMPLOYEE PLANS". For purposes of this Section, "ERISA AFFILIATE" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

  (b) Except as otherwise identified in the NHL Disclosure Schedule:

    (i) no NHL Employee Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"), and no NHL Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code;

    (ii) no NHL Employee Plans are subject to Title IV of ERISA (the "NHL RETIREMENT PLANS");

    (iii) as of December 31, 1993, the fair market value of the assets of each NHL Retirement Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the accumulated benefit obligation, as determined in accordance with GAAP, under such NHL Retirement Plan;

    (iv) no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any NHL Retirement Plan, whether or not waived;

    (v) no "reportable event", within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any NHL Employee Plan, other than a "reportable event" that will not have an NHL Material Adverse Effect;

    (vi) no condition exists and no event has occurred that could constitute grounds for termination of any NHL Retirement Plan or, with respect to any NHL Employee Plan which is a Multiemployer Plan, presents a material risk of a complete or partial withdrawal under Title IV of ERISA;

    (vii) neither NHL nor any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA;

    (viii) if a "complete withdrawal" by NHL and all of its ERISA Affiliates were to occur as of the Effective Time with respect to all NHL Employee Plans which are Multiemployer Plans, neither NHL nor any ERISA Affiliate would incur any withdrawal liability under Title IV of ERISA;

    (ix) nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any NHL Employee Plan has made or will make NHL or any of its Subsidiaries, any officer or director of NHL or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could have an NHL Material Adverse Effect; and

    (x) neither NHL nor any of its ERISA Affiliates (A) has engaged in a transaction described in Section 4069 of ERISA that could subject NHL to material liability at any time after the date hereof or (B) has acted in a manner that could, or failed to act so as to, result in fines, penalties, taxes or related charges under (x) Section 502(c), (i) or (1) or ERISA, (y)
  Section 4071 of ERISA or (z) Chapter 43 of the Code, which penalties, taxes or related charges, individually or in the aggregate, would constitute a liability in a material amount.

  (c) Each NHL Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable IRS determination letter to such effect and NHL knows of no event or circumstance occurring or existing since the date of such letter that would adversely affect such NHL Employee Plan's qualified status. NHL has furnished or made available upon request to HLR and RBL copies of the most recent IRS determination letters with respect to each such Plan. Each NHL Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan. There are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the NHL Employee Plans), suits or proceedings against or involving any NHL Employee Plan or asserting any rights to or claims for benefits under any NHL Employee Plan that could give rise to any material liability, and there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

  (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of NHL or any ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. No employee of NHL or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any NHL benefits under any NHL Benefit Arrangements (as defined below in Section 3.14(e)) as a result of the transactions contemplated by this Agreement.

  (e) NHL has furnished or made available upon request to RBL copies or descriptions of each employment, severance or other similar contract, arrangement or policy providing for annual compensation in excess of $200,000 and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by NHL or any of its Subsidiaries and (iii) covers any employee or former employee of NHL or any of its Subsidiaries, to the extent existing on the date hereof. The above arrangements (whether or not existing as of the date hereof) are referred to collectively herein as the "NHL BENEFIT ARRANGEMENTS"). Each NHL Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such NHL Benefit Arrangement.

  (f) Except as disclosed in the NHL Disclosure Schedule, neither NHL nor any of its Subsidiaries has any current or projected liability in respect of post-employment or post-retirement health and medical benefits for retired or former employees of NHL and its Subsidiaries, except as required to avoid excise tax under Section 4980B of the Code; and no condition exists that would prevent NHL or any of its Subsidiaries from amending or terminating any NHL Employee Plan or NHL Benefit Arrangement providing health or medical benefits in respect of any active employee of NHL or any of its Subsidiaries other than limitations imposed under the terms of a collective bargaining agreement.

  (g) Except as disclosed in the NHL Disclosure Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) by NHL or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any NHL Employee Plan or NHL Benefit Arrangement which would increase materially the expense of maintaining such NHL Employee Plan or NHL Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1993 (other than those that would not result in the representation and warranty set forth in Section 3.10(j) becoming untrue as of the Effective Time).

  (h) Neither NHL nor any of its Subsidiaries is a party to or subject to any collective bargaining or other labor union contracts applicable to persons employed by NHL or its Subsidiaries and no collective bargaining agreement is being negotiated by NHL or any of its Subsidiaries. As of the date of this Agreement, to the knowledge of NHL, neither NHL nor its Subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of NHL or its Subsidiaries, and there is no pending or threatened in writing charge or complaint against NHL or its Subsidiaries by the National Labor Relations Board (the "NLRB") or any comparable state agency, except where such unfair labor practice, charge or complaint would not have an NHL Material Adverse Effect.

  SECTION 3.15. COMPLIANCE WITH LAWS; PERMITS. (a) Except as set forth in the SEC Documents and except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, an NHL Material Adverse Effect, neither NHL nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order outstanding against it.

  (b) As of the date of this Agreement, each of NHL and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification numbers, approvals and orders (collectively, the "NHL PERMITS") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, and there is no action, proceeding or investigation pending or, to the knowledge of NHL, threatened regarding suspension or cancellation of any of the NHL Permits, except where the failure to possess, or the suspension or cancellation of, such NHL Permits would not reasonably be expected to have, individually or in the aggregate, an NHL Material Adverse Effect.

  SECTION 3.16. FINDERS' FEES. Except for Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), whose fees in the amount previously disclosed to HLR will be paid by NHL, and as contemplated herein, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of, NHL or any of its Subsidiaries which might be entitled to any fee or commission from HLR or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

  SECTION 3.17. OTHER INFORMATION. NHL's projections and forward-looking information furnished by NHL to HLR were prepared in good faith and represent NHL's best estimate as of the date hereof as to the subject matter thereof; provided that NHL makes no representation or warranty as to the completeness or accuracy of the projections or forward-looking information furnished by NHL to HLR.

  SECTION 3.18. ENVIRONMENTAL MATTERS. Except as set forth in the SEC
Documents:

  (a) (i) no notice, notification, notice of violation, demand, request for information, investigation (whether civil or criminal), citation, summons, complaint, order or other similar document has been received by, or, to the knowledge of NHL or any of its Subsidiaries, is pending or threatened by any Person against, NHL or any of its Subsidiaries, nor has any material penalty been assessed against NHL or any of its Subsidiaries in either case with respect to any (A) alleged violation of any Environmental Law or liability thereunder, (B) alleged failure to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law,
(C) generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance or (D) Release of any Hazardous Substance;

    (ii) no Hazardous Substance has been Released or is present at any property now owned, leased or operated by NHL or any of its Subsidiaries nor, to the knowledge of NHL, has any Hazardous Substance been Released at any property formerly owned, leased or operated by NHL, which Release or presence, individually or in the aggregate, could reasonably be expected to result in an NHL Material Adverse Effect;

    (iii) there are no NHL Environmental Liabilities that have had or may reasonably be expected to have, individually or in the aggregate, an NHL Material Adverse Effect; and

    (iv) there are no circumstances relating to the disposal of Hazardous Substances from any properties at the time they were owned, leased or operated by NHL that could give rise to liabilities under Environmental Laws which could reasonably be expected to result in, individually or in the aggregate, an NHL Material Adverse Effect.

  (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted since 1989 of which NHL has knowledge in relation to the current or prior business of NHL or any property or facility now or previously owned, leased or operated by NHL or any of its Subsidiaries the contents of which could reasonably be expected to result in an NHL Material Adverse Effect.

  (c) Neither NHL nor any of its Subsidiaries owns or leases any real property or an industrial facility, or conducts any operations, in New Jersey or Connecticut.

  (d) For purposes of this Section 3.18, the following terms shall have the meanings set forth below:

    (i) "NHL" and "SUBSIDIARY" shall include any entity which is, in whole or in part, a predecessor of NHL or any of its Subsidiaries.

    (ii) "NHL ENVIRONMENTAL LIABILITIES" means any and all liabilities of or relating to NHL and any of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (A) arise under or relate to matters covered by Environmental Laws and (B) arose from actions occurring or conditions existing on or prior to the Effective Time.

  (e) For purposes of this Section 3.18 and Section 4.16, the following terms shall have the meanings set forth below:

    (i) "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, licenses, agreements and governmental restrictions (whether now or hereinafter in effect), relating to human health, the environment or to emissions, discharges, Releases or threatened Releases of Hazardous

  Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or wastes or the investigation, clean-up, remediation or monitoring thereof.

    (ii) "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic, corrosive, infectious, mutagenic, carcinogenic or otherwise hazardous waste, material or substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance which meets the definition of "hazardous substance" contained in 42 U.S.C. (S)9601(14).

    (iii) "RELEASE" means any discharge, emission or release, including a Release as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") at 42 U.S.C.
  (S)9601(22). The term "RELEASED" has a corresponding meaning.

  SECTION 3.19. TAKEOVER STATUTES. The Board of Directors of NHL has approved the HLR Stockholder Agreement, the Merger, the Warrants, the Sharing and Call Option Agreement and this Agreement, and such approval is sufficient to render inapplicable to the HLR Stockholder Agreement, the Merger, the Warrants, the Sharing and Call Option Agreement and this Agreement and the transactions contemplated or permitted thereby and hereby, the provisions of Section 203 of Delaware Law. To NHL's knowledge, no other state takeover statute or similar statute or regulation applicable to NHL applies or purports to apply to the HLR Stockholder Agreement, the Merger, the Warrants, the Sharing and Call Option Agreement or this Agreement, or any of the transactions contemplated thereby and hereby.

  SECTION 3.20. OPINION OF FINANCIAL ADVISOR. NHL has received the opinion of Morgan Stanley & Co. Incorporated dated the date of this Agreement to the effect that the aggregate consideration to be received by the stockholders of NHL in connection with the Merger, when taken together with the Warrants to be dividended to such stockholders, is fair, from a financial point of view, to such stockholders.

  SECTION 3.21. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of NHL Common Stock is the only vote of the holders of any class or series of NHL securities necessary to approve the Merger and the other transactions contemplated by this Agreement and any amendments to the certificate of incorporation of NHL as referred to in Section 2.1.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF HLR AND RBL

  HLR and RBL represent and warrant to NHL that, except as set forth on the disclosure schedule delivered by RBL to NHL prior to the execution of this Agreement (the "RBL DISCLOSURE SCHEDULE"):

  SECTION 4.1. CORPORATE EXISTENCE AND POWER. Each of HLR and RBL is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all corporate powers required to carry on its business as now being conducted. Each of HLR and RBL is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of RBL and its Subsidiaries, taken as a whole (a "RBL MATERIAL ADVERSE EFFECT"), or RBL's ability to perform its obligations hereunder or under the HLR Stockholder Agreement. RBL has heretofore delivered to NHL true and complete copies of its certificate of incorporation and bylaws and the certificate of incorporation and bylaws of each of its Subsidiaries, in each case as currently in effect.

  SECTION 4.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by each of HLR and RBL of this Agreement, the HLR Stockholder Agreement and the Sharing and Call Option Agreement and the consummation by HLR and RBL of the transactions contemplated hereby and thereby are within their respective corporate powers and, except for any required approval by HLR as RBL's sole stockholder in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of HLR and RBL, and the HLR Stockholder Agreement when executed and delivered by HLR will constitute, a valid and binding agreement of HLR.

  SECTION 4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of HLR and RBL of this Agreement and by HLR of each of the HLR Stockholder Agreement and the Sharing and Call Option Agreement and the consummation of the Merger by RBL and the other transactions contemplated hereby and thereby require no action by, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, (iv) compliance with any applicable requirements of the 1934 Act, (v) compliance with any applicable foreign or state securities or "blue sky" laws, (vi) the filing of a notice pursuant to Section 721 of the Defense Production Act of 1950 ("EXON-FLORIO"), and (vii) such actions by or filings with governmental bodies, agencies, officials or authorities, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate (A) a RBL Material Adverse Effect, (B) impair the ability of HLR or RBL to perform any of their respective obligations under this Agreement or impair HLR's ability to perform its obligations under the HLR Stockholder Agreement or the Sharing and Call Option Agreement or (C) prevent the consummation of any of the transactions contemplated by this Agreement, the HLR Stockholder Agreement or the Sharing and Call Option Agreement.

  SECTION 4.4. NON-CONTRAVENTION. The execution, delivery and performance by HLR and RBL of this Agreement and by HLR of the HLR Stockholder Agreement do not, and the consummation by HLR and RBL of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of HLR, RBL or any of RBL's Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to HLR, RBL or any of RBL's Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of HLR, RBL or any of RBL's Subsidiaries or to a loss of any benefit to which HLR, RBL or any of RBL's Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon HLR, RBL or any of RBL's Subsidiaries or any license, franchise, permit or other similar authorization held by HLR, RBL or any of RBL's Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of HLR, RBL or any of RBL's Subsidiaries, except, with respect to clauses (ii), (iii) and (iv) above, for contraventions, conflicts, defaults, rights of termination, cancellation or acceleration, losses of benefits and creation or imposition of Liens that would not reasonably be expected to have, individually or in the aggregate, a RBL Material Adverse Effect.

  SECTION 4.5. CAPITALIZATION OF RBL. The authorized capital stock of RBL consists of 1000 shares of common stock, no par value per share, 100 shares of which are issued and outstanding and no shares of which are held in RBL's treasury. All of the issued and outstanding capital stock of RBL is validly issued, fully paid and nonassessable and is owned by HLR. Except for such common stock, there are outstanding (i) no shares of capital stock or other voting securities of RBL, (ii) no securities of RBL convertible into or exchangeable for shares of capital stock or voting securities of RBL and (iii) no options or other rights to acquire from RBL, and no obligation of RBL to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of RBL. RBL has no liability or obligation in respect of the financing of the HLR Cash Consideration or the Roche Warrant Consideration.

  SECTION 4.6. SUBSIDIARIES. (a) Each Subsidiary of RBL is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers required to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a RBL Material Adverse Effect. RBL has delivered to NHL a list of all of RBL's Subsidiaries. There are no partnerships or joint venture arrangements or other business entities in which RBL or any Subsidiary of RBL owns an equity interest that is material to the business of RBL and its Subsidiaries, taken as a whole.

  (b) All of the outstanding capital stock of each Subsidiary of RBL is owned by RBL, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock) other than any such limitations or restrictions imposed by statutes or regulations of general applicability. There are no outstanding (i) securities of RBL or any Subsidiary of RBL convertible into or exchangeable for shares of capital stock or other voting securities of any of RBL's Subsidiaries or (ii) options or other rights to acquire from RBL or any Subsidiary of RBL, and no other obligation of RBL or any Subsidiary of RBL to issue, any capital stock, voting securities of, or any securities convertible into or exchangeable for any capital stock or other voting securities of any of RBL's Subsidiaries (the items in clauses (i) and (ii) being referred to collectively as the "RBL SUBSIDIARY SECURITIES"). There are no outstanding obligations of RBL or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding RBL Subsidiary Securities.

  SECTION 4.7. FINANCIAL STATEMENTS. RBL has delivered to NHL the audited consolidated balance sheet of RBL as of each of December 31, 1993 and December 31, 1992 and the audited statements of income and cash flows for each of the three fiscal years ended December 31, 1993, together with the notes thereto and the report of Price Waterhouse thereon and its unaudited interim financial statements for the nine months ended September 30, 1994 (the "RBL FINANCIAL STATEMENTS"). The RBL Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of RBL and its consolidated Subsidiaries, excluding Roche Image Analysis Systems ("RIAS"), as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. For purposes of this Agreement, "RBL BALANCE SHEET" means the consolidated balance sheet of RBL as of December 31, 1993, and the notes thereto, contained in the RBL Financial Statements and "RBL BALANCE SHEET DATE" means December 31, 1993.

  SECTION 4.8. DISCLOSURE DOCUMENTS. (a) None of the information supplied or to be supplied by HLR or RBL specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the NHL Proxy Statement will, at the date the NHL Proxy Statement is first mailed to NHL's stockholders or at the time of the NHL Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  SECTION 4.9. ABSENCE OF CERTAIN CHANGES. Since the RBL Balance Sheet Date, RBL and its Subsidiaries have in all material respects conducted their business in the ordinary course and, except as specifically contemplated by this Agreement, there has not been:

  (a) any material adverse change in the business, financial condition, assets or results of operations of RBL and its Subsidiaries, taken as a whole, or any event, occurrence or development of or in a state of circumstances or facts (including, without limitation, any development of or in a state of facts or any change in the estimated or expected exposure arising or occurring after the date hereof relating to any litigation or investigation disclosed, or required to be disclosed, pursuant to Section 4.11 or Section 6.4 or in any document referred to in Section 4.11) known to RBL or any Subsidiary of RBL which could reasonably be expected to result in such a material adverse change (a "RBL MATERIAL ADVERSE CHANGE");

  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of RBL, or any repurchase, redemption or other acquisition by RBL or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, RBL or any of its Subsidiaries;

  (c) any amendment of any material term of any outstanding RBL Securities or any RBL Subsidiary Securities;

  (d) any incurrence, assumption or guarantee by RBL or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in an amount not in excess of $25,000,000 and which is on terms consistent with past practices;

  (e) any creation or assumption by RBL or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

  (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of RBL or any of its Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a RBL Material Adverse Effect;

  (h) other than mergers or consolidations of one or more of its Subsidiaries into and with another Subsidiary or into RBL and activities in connection with the transfer of the business and assets of RIAS, any transaction or commitment made, or any contract or agreement entered into, by RBL or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by RBL or any of its Subsidiaries of any contract or other right, in either case, material to RBL and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice;

  (i) any change in any method of accounting or accounting practice by RBL or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP;

  (j) any (i) grant of any severance or termination pay (other than pursuant to existing contracts, plans or arrangements), to any director, officer or employee of RBL or any of its Subsidiaries whose total annual compensation and bonus is in excess of $200,000, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) involving annual total compensation and bonus in excess of $200,000 with any director, officer or employee of RBL or any of its Subsidiaries, (iii) any amendment or change that increases compensation or benefits payable under any existing severance or termination pay plans, policies or employment agreements which change or amendment is applicable to a class or classes of employees or officers covered thereby other than as expressly required therein or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of RBL or any of its Subsidiaries, whose total annual compensation and bonus is in excess of $200,000, except as expressly required by any existing employment agreements or pursuant to compensation plans and policies in effect December 31, 1993 or set forth on the RBL Disclosure Schedule; or

  (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of RBL or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the RBL Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

  SECTION 4.10. NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth in the RBL Financial Statements, neither RBL nor any of its subsidiaries has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of RBL and its consolidated Subsidiaries or in the notes thereto and neither RBL nor any of its Subsidiaries has, to its knowledge, incurred any Liabilities since December 31, 1993 which, whether or not required by GAAP to be set forth on such a consolidated balance sheet, when considered together with any corresponding asset resulting from the event which gave rise to such liability, individually and in the aggregate, have had or could reasonably be expected to have an RBL Material Adverse Effect.

  SECTION 4.11. LITIGATION. Except as set forth in the RBL Financial Statements, there is no action, suit, investigation or proceeding pending, or to the knowledge of RBL or its Subsidiaries threatened (or, to the knowledge of RBL or its Subsidiaries, any basis therefor), against RBL or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official that could reasonably be expected to (A) have an RBL Material Adverse Effect, (B) impair the ability of RBL or HLR to perform their respective obligations under this Agreement or impair the ability of HLR to perform its obligations under the HLR Stockholder Agreement or the Sharing and Call Option Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, the HLR Stockholder Agreement or the Sharing and Call Option Agreement.

  SECTION 4.12. TAXES. Except as set forth in the RBL Financial Statements, (a) RBL, its Subsidiaries and the HLR Group (as defined in Section ) have filed, been included in or sent, all material returns, declarations and reports and information returns and statements required to be filed or sent by or relating to any of them relating to any Taxes with respect to any material income, properties or operations of RBL, any of its Subsidiaries or the HLR Group prior to the Effective Time (collectively, "RBL RETURNS"), (b) as of the time of filing, the Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of RBL, its Subsidiaries and the HLR Group and any other information required to be shown therein, (c) RBL, its Subsidiaries and the HLR Group have timely paid or made provision for all material Taxes that have been shown as due and payable on the RBL Returns that have been filed, (d) RBL, its Subsidiaries and the HLR Group have made or will make provision for all material Taxes payable for any periods that end before the Effective Time for which no RBL Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time, (e) the charges, accruals and reserves for Taxes reflected on the books of RBL, its Subsidiaries and the HLR Group are adequate to cover the Tax liabilities accruing or payable by RBL, its Subsidiaries and the HLR Group in respect of periods prior to the date hereof, (f) none of RBL, any of its Subsidiaries or the HLR Group is delinquent in the payment of any material Taxes or has requested any extension of time within which to file or send any material RBL Return, which RBL Return has not since been filed or sent, (g) no material deficiency for any Taxes has been proposed, asserted or assessed in writing against RBL, any of its Subsidiaries or the HLR Group other than those Taxes being contested in good faith, (h) the federal income tax returns of the HLR Group have been examined by and settled with the IRS for all years through 1989, (i) none of RBL, any of its Subsidiaries or the HLR Group has granted any extension of the limitation period applicable to any material Tax claims (which period has not since lapsed) other than those Taxes being contested in good faith, (j) none of RBL, any of its Subsidiaries or the HLR Group has any contractual obligations under any material Tax sharing agreement with any corporation which, as of the Effective Time, is not a member of the HLR Group, (k) none of HLR, RBL or its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1) of the Code, and (l) except as provided in Section 2.1, HLR has no current plan or intention to cause the Surviving Corporation to amend its certificate of incorporation.

  SECTION 4.13. ERISA. (a) The RBL Disclosure Schedule lists each "employee benefit plan", as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii)(A) is maintained, administered or contributed to by RBL or any ERISA Affiliate and covers any employee of RBL or any Subsidiary of RBL or under which RBL or any Subsidiary has any liability or (B) is maintained, administered or contributed to by RBL or any Subsidiary and covers any former employee of RBL or any Subsidiary or under which RBL or any Subsidiary has any liability. Copies of such plans (and, if applicable, related trust agreements, group annuity contracts and summary plan descriptions) and all amendments thereto and written interpretations thereof have been furnished or made available upon request to NHL together with
(x) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "RBL EMPLOYEE PLANS".

  (b) Except as otherwise identified in the RBL Disclosure Schedule;

    (i) no RBL Employee Plan constitutes a Multiemployer Plan, and no RBL Employee Plan is maintained in connection with any trust described in
  Section 501(c)(9) of the Code;

    (ii) no RBL Employee Plans are subject to Title IV of ERISA (the "RBL RETIREMENT PLANS");

    (iii) as of the RBL Balance Sheet Date, the fair market value of the assets of each RBL Retirement Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the accumulated benefit obligation, as determined in accordance with GAAP under such RBL Retirement Plan;

    (iv) no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any RBL Retirement Plan, whether or not waived;

    (v) no "reportable event", within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any RBL Employee Plan, other than a "reportable event" that will not have a Material Adverse Effect;

    (vi) no condition exists and no event has occurred that could constitute grounds for termination of any RBL Retirement Plan or, with respect to any RBL Employee Plan which is a Multiemployer Plan, presents a material risk of a complete or partial withdrawal under Title IV of ERISA;

    (vii) neither RBL nor any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that would become a liability of RBL after the Effective Time;

    (viii) if a "complete withdrawal" by RBL and all of its ERISA Affiliates were to occur as of the Effective Time with respect to all RBL Employee Plans which are Multiemployer Plans, neither RBL nor any ERISA Affiliate would incur any withdrawal liability under Title IV of ERISA that would become a liability of RBL after the Effective Time;

    (ix) nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any RBL Employee Plan has made or will make RBL or any of its Subsidiaries, any officer or director of RBL or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could have a RBL Material Adverse Effect; and

    (x) neither RBL nor any of its ERISA Affiliates (A) has engaged in a transaction described in Section 4069 of ERISA that could subject RBL to material liability at any time after the date hereof or (B) has acted in a manner that could, or failed to act so as to, result in material fines, penalties, taxes or related charges under (x) Section 502(c), (i) or (1) or ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Code, which penalties, taxes or related charges, individually or in the aggregate, would constitute a liability in a material amount.

  (c) Each RBL Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable IRS determination letter to such effect and RBL knows of no event or circumstance occurring or existing since the date of such letter that would adversely affect such RBL Employee Plan's qualified status. RBL has furnished or made available upon request to NHL copies of the most recent IRS determination letters with respect to each such Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan. There are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the RBL Employee Plans), suits or proceedings against or involving any RBL Employee Plan or asserting any rights to or claims for benefits under any RBL Employee Plan that could give rise to any material liability, and there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

  (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of RBL or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. No employee of NHL or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any RBL benefits under any RBL Benefit Arrangements (as defined below in Section 4.13(e)) as a result of the transactions contemplated by this Agreement.

  (e) RBL has furnished or made available upon request to NHL copies or descriptions of each employment, severance or other similar contract, arrangement or policy providing for annual compensation in excess of $200,000 and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by RBL or any of its Subsidiaries and (iii) covers any employee or former employee of RBL or any of its Subsidiaries, to the extent existing on the date hereof. The above arrangements (whether or not existing as of the date hereof) are referred to collectively herein as the "RBL BENEFIT ARRANGEMENTS". Each RBL Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such RBL Benefit Arrangement.

  (f) Except as disclosed in the RBL Disclosure Schedule, neither RBL nor any of its Subsidiaries has any current or projected liability in respect of post-employment or post-retirement health and medical benefits for retired employees of RBL and its Subsidiaries, except as required to avoid excise Tax under
Section 4980B of the Code; and no condition exists that would prevent RBL or any of its Subsidiaries from amending or terminating any RBL Employee Plan or RBL Benefit Arrangement providing health or medical benefits in respect of any active employee of RBL or any of its Subsidiaries other than limitations imposed under the terms of a collective bargaining agreement.

  (g) Except as disclosed in the RBL Disclosure Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) by RBL or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any RBL Employee Plan or RBL Benefit Arrangement which would increase materially the expense of maintaining such RBL Employee Plan or RBL Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the RBL Balance Sheet Date (other than those that would not result in the representation and warranty set forth in Section 4.9(i) becoming untrue as of the Effective Time).

  (h) Neither RBL nor any of its Subsidiaries is a party to or subject to any collective bargaining or other labor union contracts applicable to Persons employed by RBL or its Subsidiaries and no collective bargaining agreement is being negotiated by RBL or any of its Subsidiaries. As of the date of this Agreement, to the knowledge of RBL, neither RBL nor its Subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of RBL or its Subsidiaries, and there is no pending or threatened in writing charge or complaint against RBL or its Subsidiaries by the NLRB or any comparable state agency, except where such unfair labor practice, charge or complaint would not have a RBL Material Adverse Effect.

  SECTION 4.14. COMPLIANCE WITH LAWS; PERMITS. (a) Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a RBL Material Adverse Effect, neither RBL nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order outstanding against it.

  (b) As of the date of this Agreement, each of RBL and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification numbers, approvals and orders (collectively, the "RBL PERMITS") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, and there is no action, proceeding or investigation pending or, to the knowledge of RBL, threatened regarding suspension or cancellation of any of the RBL Permits, except where the failure to possess, or the suspension or cancellation of, such RBL Permits would not have reasonably be expected to have, individually or in the aggregate, a RBL Material Adverse Effect.

  SECTION 4.15. FINDERS' FEES. Except for CS First Boston Corporation, whose fees will be paid by as referred to in Section 11.4 hereof and as contemplated herein, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of RBL or any of its Subsidiaries who might be entitled to any fee or commission from NHL or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the related agreements. The amount of the fees of CS First Boston Corporation have previously been disclosed to NHL.

  SECTION 4.16. ENVIRONMENTAL MATTERS. Except as set forth in the RBL Financial Statements or in writing to NHL:

  (a) (i) no notice, notification, notice of violation, demand, request for information, investigation (whether civil or criminal), citation, summons, complaint, order or other similar document has been received by, or, to the knowledge of RBL or any of its Subsidiaries, is pending or threatened by any Person against, RBL or any of its Subsidiaries, nor has any material penalty been assessed against RBL or any of its Subsidiaries in either case with respect to any (A) alleged violation of any Environmental Law or liability thereunder, (B) alleged failure to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law,
(C) generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance or (D) Release of any Hazardous Substance;

    (ii) no Hazardous Substance has been Released or is present at any property now owned, leased or operated by RBL or any of its Subsidiaries nor, to the knowledge of RBL, has any Hazardous Substance been Released at any property formerly owned, leased or operated by RBL, which Release or presence, individually or in the aggregate, could reasonably be expected to result in a RBL Material Adverse Effect;

    (iii) there are no RBL Environmental Liabilities that have had or may reasonably be expected to have, individually or in the aggregate, a RBL Material Adverse Effect; and

    (iv) there are no circumstances relating to the disposal of Hazardous Substances from any properties at the time they were owned, leased or operated by RBL that could give rise to liabilities under Environmental Laws which could reasonably be expected to result, individually or in the aggregate, in a RBL Material Adverse Effect.

  (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted since 1989 of which RBL has knowledge in relation to the current or prior business of RBL or any property or facility now or previously owned, leased or operated by RBL or any of its Subsidiaries, the contents of which could reasonably be expected to result in a RBL Material Adverse Effect.

  (c) Neither RBL nor any of its Subsidiaries owns or leases any real property or industrial facility, or conducts any operations, in New Jersey or Connecticut.

  (d) For purposes of this Section 4.16, the following terms shall have the meanings set forth below:

    (i) "RBL" and "SUBSIDIARY" shall include any entity which is, in whole or in part, a predecessor of RBL or any of its Subsidiaries;

    (ii) "RBL ENVIRONMENTAL LIABILITIES" means any and all liabilities of or relating to RBL and any of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (A) arise under or relate to matters covered by Environmental Laws and (B) arose from actions occurring or conditions existing on or prior to the Effective Time.

  SECTION 4.17. HLR CASH CONSIDERATION. HLR and its Affiliates have sufficient funds, investments and credit facilities available to pay the HLR Cash Consideration.

  SECTION 4.18. TAKEOVER STATUTES. To the best of RBL's knowledge, no state takeover statute or similar statute or regulation applicable to RBL or HLR applies or purports to apply to the HLR Stockholder Agreement, the Merger, the Warrants, the Sharing and Call Option Agreement or this Agreement or any of the transactions contemplated thereby and hereby.

  SECTION 4.19. OWNERSHIP OF NHL SHARES. As of the date hereof, HLR, RBL and their Subsidiaries beneficially own, collectively, no more than 100 NHL Shares.

                                   ARTICLE 5

                                COVENANTS OF NHL

  NHL agrees that:

  SECTION 5.1. CONDUCT OF NHL. From the date hereof until the Effective Time, NHL and its Subsidiaries shall in all material respects conduct their business in the ordinary course and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

  (a) NHL will not adopt or propose any change in its certificate of incorporation or bylaws, except as referred to in Section 2.1;

  (b) Except as contemplated by this Agreement or as set forth on the NHL Disclosure Schedule, NHL will not, and will not permit any of its Subsidiaries to (i) enter into any contract, agreement, plan or arrangement covering any director, officer or employee of NHL or any of its Subsidiaries that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the Merger, the exercise by HLR of any of its rights under the HLR Stockholder Agreement or any acquisition by HLR of securities of NHL (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the HLR Stockholder Agreement or (B) the termination of employment after the occurrence of any such contingency if such payment, acceleration or entitlement would not have been provided but for such contingency or (ii) amend any existing contract, agreement, plan or arrangement to so provide;

  (c) Except for the Merger or as set forth on the NHL Disclosure Schedule, NHL will not, and will not permit any Subsidiary of NHL to (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) make any acquisition of any business or other material assets of any Person, whether by means of merger, consolidation or otherwise;

  (d) Except as set forth on the NHL Disclosure Schedule, NHL will not, and will not permit any Subsidiary of NHL to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments or (ii) in the ordinary course of business consistent with past practice;

  (e) Except for (i) borrowings under existing credit facilities, replacements therefor and refinancings thereof and (ii) borrowings in the ordinary course of business consistent with past practice, NHL will not, and will not permit any Subsidiary of NHL to, incur any indebtedness for borrowed money or guarantee any such indebtedness except for the financing contemplated by Section 7.2 hereof;

  (f) Except pursuant to outstanding Employee Stock Options and as contemplated by this Agreement, NHL will not issue any NHL Securities; and

  (g) NHL will not, and will not permit any of its Subsidiaries to, take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Sections 9.1 or 9.2 not being satisfied.

  SECTION 5.2. STOCKHOLDER MEETING; PROXY MATERIAL; REGISTRATION STATEMENT; STOCK EXCHANGE LISTING. (a) NHL shall cause a meeting of its stockholders (the "NHL Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement (and the approval of any amendments to NHL's certificate of incorporation as referred to in Section 2.1 and the treatment of the Employee Stock Options pursuant to Section 1.5). The Board of Directors of NHL shall, subject to their fiduciary duties as determined in good faith by the Board of Directors based on the advice of outside legal counsel, recommend approval and adoption of this Agreement (and approve any such amendments and such treatment of holders of Employee Stock Options. In connection with such meeting, NHL (i) will promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC the NHL Proxy Statement, (ii) will, subject to the fiduciary duties of its Board of Directors, use all reasonable efforts to obtain the approval and adoption by NHL's stockholders of this Agreement (and approve any such amendments and such treatment) and (iii) will otherwise comply with all legal requirements applicable to such meeting.

  (b) As soon as practicable after resolving any comments of the SEC staff with respect to the NHL Proxy Statement, NHL shall promptly prepare and file with the SEC the Registration Statement, in which the NHL Proxy Statement will be included as a prospectus. NHL shall use its best efforts to have the Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing. NHL will use its best efforts to cause the NHL Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement is declared effective under the 1933 Act. NHL shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of NHL Shares in the Merger. HLR and RBL shall furnish all information concerning the HLR and RBL as may be reasonably requested in connection with any action contemplated by this Section 5.2.

  (c) NHL shall use all reasonable efforts to cause the Warrants to be issued as contemplated hereby to be listed on the NYSE, subject to official notice of issuance and evidence of satisfactory distribution.

  (d) Prior to the date on which the Warrants shall become exercisable, in accordance with their terms, NHL shall, if required by the Warrant Agreement and applicable law, prepare and file with the SEC a registration statement relating to the NHL Shares issuable upon exercise of the Warrants. NHL shall use its best efforts to cause the registration statement to be declared effective prior to the date the Warrants become exercisable.

  SECTION 5.3. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof until the Effective Time, NHL will give HLR, RBL, their counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of NHL and its Subsidiaries, will furnish to HLR, RBL and their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct NHL's employees, counsel and financial advisors to cooperate with HLR and RBL in their investigation of NHL and its Subsidiaries, provided that no investigation pursuant to this Section shall affect any representation or warranty given by NHL to HLR and RBL hereunder and provided further that the foregoing shall not require
NHL to permit any inspection, or to disclose any information, which in the reasonable judgment of NHL would result in the disclosure of any trade secrets of third parties or violate any obligation of NHL with respect to confidentiality if NHL shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 5.3 shall be directed to an executive officer of NHL or such Person as may be designated by the Chief Executive Officer of NHL

  (b) Prior to the Effective Time and after any termination of this Agreement, NHL will hold, and will use its best efforts to cause its officers, directors, employees, counsel, financial advisors, auditors and other advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning HLR, RBL and RBL's Subsidiaries furnished to NHL in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known by NHL on a nonconfidential basis or on a basis which permits use on a less restrictive basis than this Section 5.3(b), (ii) in the public domain through no fault of NHL or (iii) later lawfully acquired by NHL from sources other than RBL or HLR or their Affiliates, advisors or representatives, provided that NHL may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by NHL of the confidential nature of such information and are directed by NHL to treat such information confidentially. NHL's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, NHL will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to RBL or HLR, upon request, all documents and other materials, and all copies thereof, obtained by NHL or on its behalf from RBL or HLR in connection with this Agreement that are subject to such confidence.

  SECTION 5.4. OTHER OFFERS. (a) From the date hereof until the termination of this Agreement in accordance with Section 10.1, NHL shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of NHL or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any "Acquisition Proposal" (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of NHL, as determined in good faith by the Board of Directors based on the advice of outside counsel, NHL may, (A) in response to an unsolicited request therefor, furnish information with respect to NHL to any Person pursuant to a customary confidentiality agreement (as determined by NHL's outside counsel) and discuss
(1) such information (but not the terms of any possible Acquisition Proposal) and (2) the terms of this Section 5.4 with such Person and (B) upon receipt by NHL of an Acquisition Proposal, following delivery to HLR of the notice required pursuant to Section 5.4(c) , participate in negotiations regarding such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of NHL or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of NHL or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of NHL or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.4 by NHL. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any proposal for a merger or other business combination involving NHL or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in securities representing not less than 20% of the outstanding voting securities of, or assets representing not less than 10% of the annual revenues of NHL or any of its Subsidiaries, other than the transactions contemplated by this Agreement or the Sharing and Call Option Agreement.

  (b) Neither the Board of Directors of NHL nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to RBL or HLR, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger (or the other transactions contemplated hereby), (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event the Board of Directors of NHL receives an Acquisition Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors after reviewing the advice of outside counsel), it determines to be a Superior Proposal (as defined below), the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any such Superior Proposal, enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the second business day following HLR's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") advising HLR that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Acquisition Proposal on terms which the Board of Directors of NHL determines in its good faith reasonable judgment (after reviewing the advice of a financial advisor of nationally recognized reputation) to be more favorable to NHL's stockholders than the Merger and the transactions contemplated hereby.

  (c) In addition to the obligations of NHL set forth in Section 5.4(b) above, NHL shall promptly advise HLR orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making any such Acquisition Proposal or inquiry. NHL will keep HLR fully informed of the status and details of any such request, Acquisition Proposal or inquiry.

  (d) NHL shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties (other than RBL or HLR) conducted heretofore with respect to any Acquisition Proposal.

  SECTION 5.5. NOTICES OF CERTAIN EVENTS. NHL shall promptly notify HLR of:

  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

  (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting NHL or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement, the HLR Stockholder Agreement, the Warrant Agreement or the Sharing and Call Option Agreement.

  SECTION 5.6. TAX MATTERS. From the date hereof until the Effective Time, (i) NHL and its Subsidiaries will file all material Tax returns, statements, reports and forms (collectively, the "NHL POST-SIGNING RETURNS") required to be filed with any taxing authority in accordance with all applicable laws, (ii) NHL and its Subsidiaries will timely pay all Taxes shown as due and payable on the NHL Post-Signing Returns that are so filed and as of the time of filing, the NHL Post-Signing Returns will correctly reflect the facts regarding the income, business, assets, operations, activities and the status of NHL and its Subsidiaries in all material respects, (iii) NHL and its Subsidiaries will make provision for all Taxes payable by NHL and its Subsidiaries for which no NHL Post-Signing Return is due prior to the Effective Time, and (iv) NHL and its Subsidiaries will promptly notify HLR of any action, suit, proceeding, investigation, audit or claim pending against or with respect to NHL or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a significant adverse effect on NHL's Tax liabilities or other Tax attributes.

  SECTION 5.7. BOARD COMPOSITION. Prior to the Effective Time, the Board of Directors of NHL shall take all action as is necessary to make effective as of the Effective Time the resignations from the NHL Board of Directors of any Persons then serving on the Board of Directors who are not identified on the certificate delivered by HLR to NHL pursuant to Section 2.3 and to cause each of the persons designated to be directors in such certificate to be duly appointed to the Surviving Corporation's Board of Directors, in each case effective at the Effective Time.

                                   ARTICLE 6

                            COVENANTS OF HLR AND RBL

  HLR and RBL agree that:

  SECTION 6.1. CONDUCT OF RBL. From the date hereof until the Effective Time, RBL and its Subsidiaries shall in all material respects conduct their business in the ordinary course and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

  (a) RBL will not adopt or propose any change in its certificate of incorporation or bylaws;

  (b) Except as contemplated by this Agreement or as set forth on the RBL Disclosure Schedule, RBL will not, and will not permit any of its Subsidiaries to, (i) enter into any contract, agreement, plan or arrangement covering any director, officer or employee of RBL or any of its Subsidiaries that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the Merger or any acquisition by HLR of securities of NHL (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the HLR Stockholder Agreement or (B) the termination of employment after the occurrence of any such contingency if such payment, acceleration or entitlement would not have been provided but for such contingency or (ii) amend any existing contract, agreement, plan or arrangement to so provide;

  (c) Except for the Merger or as set forth on the RBL Disclosure Schedule, RBL will not, and will not permit any Subsidiary of RBL to (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than into or with RBL or any Subsidiary of RBL or (ii) make any acquisition of any business or other material assets of any Person, whether by means of merger, consolidation or otherwise;

  (d) Except as set forth on the RBL Disclosure Schedule, RBL will not, and will not permit any Subsidiary of RBL to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course of business consistent with past practice, (iii) as NHL agrees in writing or (iv) that RBL or a Subsidiary thereof may dispose of or transfer that certain business known as RIAS the assets and liabilities of which have been disclosed in writing to NHL prior to the date hereof, and the proceeds of such disposition may be paid in a dividend or otherwise to HLR or any other Person;

  (e) Except as set forth on the RBL Disclosure Schedule or as contemplated by
Section 6.7 hereof, RBL will not, and will not permit any Subsidiary of RBL to, declare, set aside, or apply any dividend or make any other distribution with respect to any shares of RBL capital stock;

  (f) Except for (i) borrowings under existing credit facilities, replacements therefor and refinancings thereof and (ii) borrowings in the ordinary course of business consistent with past practice, RBL will not, and will not permit any Subsidiary of RBL to, incur any indebtedness for borrowed money or guarantee any such indebtedness;

  (g) RBL will not issue any RBL Securities other than to HLR;

  (h) RBL will not, and will cause its Affiliates not to, directly or indirectly, acquire any NHL Shares prior to any termination fee becoming payable to HLR pursuant to Section hereof; and

  (i) RBL will not, and will not permit any of its Subsidiaries to, take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Sections 9.1 or 9.3 not being satisfied.

  SECTION 6.2. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof until the Effective Time, HLR and RBL will give NHL, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of RBL and its Subsidiaries, will furnish to NHL and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct RBL's employees, counsel and financial advisors to cooperate with NHL in its investigation of RBL and its Subsidiaries, provided that no investigation pursuant to this Section 6.2 shall affect any representation or warranty given by HLR or RBL to NHL hereunder and provided further that the foregoing shall not require RBL or HLR to permit any inspection, or to disclose any information, which in the reasonable judgment of RBL or HLR would result in the disclosure of any trade secrets of third parties or violate any obligation of RBL or HLR with respect to confidentiality if RBL or HLR, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 6.2 shall be directed to an executive officer of RBL or such Person as may be designated by the Chief Executive Officer of RBL.

  (b) Prior to the Effective Time and after any termination of this Agreement, each of HLR and RBL will hold, and will use its best efforts to cause its officers, directors, employees, counsel, financial advisors, auditors and other advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning NHL and its Subsidiaries furnished to each of HLR and RBL in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known by HLR or RBL on a nonconfidential basis or on a basis which permits use on terms less restrictive than this
Section 6.2(b), (ii) in the public domain through no fault of each of HLR or RBL or (iii) later lawfully acquired by HLR or RBL from sources other than NHL or its Affiliates, advisors or representatives, provided that each of HLR and RBL may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by each of HLR and RBL of the confidential nature of such information and are directed by each of HLR and RBL to treat such information confidentially. Each of HLR's and RBL's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each of HLR and RBL will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to NHL, upon request, all documents and other materials, and all copies thereof, obtained by either of HLR and RBL or on its behalf from NHL in connection with this Agreement that are subject to such confidence.

  SECTION 6.3. VOTING OF SHARES. Each of HLR and RBL agrees to vote any NHL Shares beneficially owned by it in favor of adoption of this Agreement and the Merger (including any amendments to NHL's certificate of incorporation as referred to in Section 1.5 and the treatment of any Employee Stock Options pursuant to Section at the NHL Stockholder Meeting.

  SECTION 6.4. NOTICES OF CERTAIN EVENTS. RBL shall promptly notify NHL of:

  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

  (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting RBL or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or which relate to the consummation of the transactions contemplated by this Agreement or the Sharing and Call Option Agreement.

  SECTION 6.5. TAX MATTERS. From the date hereof until the Effective Time, (i) HLR/RBL and RBL's Subsidiaries will file all material Tax returns, statements, reports and forms (collectively, the "HLR/RBL POST-SIGNING RETURNS") required to be filed with any taxing authority in accordance with all applicable laws,
(ii) HLR/RBL and RBL's Subsidiaries will timely pay all Taxes shown as due and payable on the respective HLR/RBL Post-Signing Returns that are so filed and as of the time of filing, the HLR/RBL Post-Signing Returns will correctly reflect the facts regarding the income, business, assets, operations, activities and the status of HLR/RBL and RBL's Subsidiaries in all material respects, (iii) HLR/RBL and RBL's Subsidiaries will make provision for all respective Taxes payable by HLR/RBL and RBL's Subsidiaries for which no HLR/RBL Post-Signing Return is due prior to the Effective Time and (iv) HLR/RBL and RBL's Subsidiaries will promptly notify NHL of any action, suit, proceeding, investigation, audit or claim pending against or with respect to HLR/RBL or any of RBL's Subsidiaries in respect of any Tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a significant adverse effect on HLR/RBL's Tax liabilities or other Tax attributes.

  SECTION 6.6. NHL EMPLOYMENT AGREEMENTS. HLR will not and will use its best efforts to cause its Affiliates not to take any action to prevent NHL from honoring the financial terms of the existing employment agreements between NHL and its employees to the extent that copies of such agreements have been provided to HLR prior to the date hereof (or if not so provided, if such agreements were entered into after the date hereof and would not result in any of the representations and warranties of NHL hereunder becoming untrue at the Effective Time and which are otherwise entered into in compliance with this Agreement).

  SECTION 6.7. CERTAIN ACTIONS REGARDING RBL. (a) Prior to the Effective Time, HLR and RBL will prepare a pro forma balance sheet for RBL and its Subsidiaries (excluding RIAS) as of December 31, 1994 (the "PRO FORMA BALANCE SHEET") to eliminate any outstanding intercompany account balances (other than current trade payables but including any intercompany balances with respect to Taxes) as of that date and to remove and eliminate as liabilities of RBL and any of its Subsidiaries indebtedness for borrowed money ("BORROWED FUNDS"), such that the aggregate liabilities of RBL and its Subsidiaries (excluding RIAS) for Borrowed Funds as of December 31, 1994, reduced by cash and cash equivalents as of that date, shall not exceed $44,000,000 (the "NET DEBT AMOUNT"). HLR and RBL will cause the assets and liabilities of RBL and its Subsidiaries at the Effective Time to be consistent with the amounts set forth in the Pro Forma Balance Sheet (other than intercompany account balances relating to federal income Taxes of RBL and its Subsidiaries for the Pre-Merger Tax Period (as defined in Section 8.1) that begins on January 1, 1995 and ends on the date on which the Effective Time occurs, which shall be settled in the manner provided in Section 8.4(a)), adjusted to give effect to the operations (on an arm's length basis) of RBL and its Subsidiaries since January 1, 1995.

  (b) From January 1, 1995 until the Effective Time, no interest will be charged or paid on any intercompany account or on any Borrowed Funds, except to the extent of the interest that would accrue during the period beginning on January 1, 1995 and ending at the Effective Time on the Net Debt Amount at the interest rate provided under the agreement with the Swiss Bank Corporation, or if any interest is paid during such period to a third party, HLR will repay to RBL the excess over the amount which would be payable at such Swiss Bank Corporation interest rate.

                                   ARTICLE 7

                         COVENANTS OF HLR, RBL AND NHL

  The parties hereto agree that:

  SECTION 7.1. REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity provided, however that in so doing none of HLR, RBL or their respective Affiliates shall be obligated to accept or be subject to an HLR Adverse Condition (as defined in Section 9.2(d) and NHL shall not be obligated to accept or be subject to an NHL Adverse Condition as defined in Section 9.3(d)), (ii) the obtaining of all necessary consents, approvals or waivers from third parties and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided that the foregoing shall not (a) require HLR to furnish, other than for RBL and RBL's Subsidiaries, financial statements prepared in accordance with United States GAAP or any reconciliation of financial statements with United States GAAP or (b) prohibit the Board of Directors of NHL from taking any action permitted by Section 5.4.

  SECTION 7.2. CASH CONSIDERATION. Each of HLR and RBL will use their good faith best efforts from and after the date hereof to assist NHL in NHL's effecting of the refinancing of NHL's existing indebtedness and obtaining new financing sufficient for NHL to pay the NHL Cash Consideration as contemplated hereby. NHL will use its good faith best efforts from and after the date hereof to effect the refinancing of NHL's existing indebtedness and to obtain new financing sufficient for NHL to pay the NHL Cash Consideration as contemplated hereby (and NHL will deposit the NHL Cash Consideration with the Exchange Agent as contemplated by Section 1.3 hereof), it being understood and agreed by the parties hereto that none of the parties hereto shall have any liability to any other party hereto or any other Person if such financing and refinancing, including sufficient financing for the NHL Cash Consideration, is not obtained by NHL and the parties have complied with the provisions of this Section 7.2. HLR will deposit the HLR Cash Consideration with the Exchange Agent as contemplated by Section 1.3.

  Each of HLR and NHL acknowledge receipt of the Credit Suisse commitment letter to NHL dated December 13, 1994 relating to possible financing of the NHL Cash Consideration (the "CS COMMITMENT LETTER").

  SECTION 7.3. PUBLIC ANNOUNCEMENTS. NHL, HLR and RBL will use all reasonable efforts to consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby or thereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will use all reasonable efforts not to issue any such press release or make any such public statement prior to such consultation and agreement among the parties with respect to the substance thereof.

  SECTION 7.4. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of NHL or RBL, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NHL or RBL, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of NHL acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

  SECTION 7.5. HLR STOCKHOLDER AGREEMENT. HLR and NHL each agree to execute and deliver the HLR Stockholder Agreement immediately prior to the Effective Time.

  SECTION 7.6. INDEMNIFICATION AND INSURANCE. (a) The certificate of incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in NHL's certificate of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of NHL or RBL, unless such modification is required by law, and the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of NHL and RBL in respect of acts or omissions occurring prior to the Effective Time to the maximum extent provided thereunder; provided that such indemnification shall (to the maximum extent permitted by law) be mandatory rather than permissive except in instances involving wilful misconduct or bad faith and that the Surviving Corporation shall advance expenses, including attorneys' fees promptly on demand and delivery of any required undertaking. For six years after the Effective Time, the Surviving Corporation will cause to be maintained the current policies of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by RBL's officers' and directors' liability insurance policy or NHL's officers' and directors' liability insurance policy or who becomes covered thereby prior to the Effective Time, provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which in all material respects are no less favorable than those of the policies in effect on the date hereof for so long as such substitution does not result in gaps or lapses in coverage; and provided further that in satisfying its obligation under this Section, the Surviving Corporation shall not be obligated to pay premiums in excess of 200% of the aggregate amount per annum which RBL and NHL paid in their last full fiscal years, but provided further, that the Surviving Corporation shall be obligated to provide such coverage as may be obtained for such amount. The Surviving Corporation shall pay all expenses (including attorneys' fees) that may be incurred by any indemnified party in enforcing the indemnity and other obligations provided for in this Section 7.6. The obligations of the Surviving Corporation under this Section 7.6 shall not be terminated or modified in such manner as to adversely affect directors and officers to whom this Section 7.6 applies without the consent of such director or officer. RBL's and NHL's directors and officers, present and former, and their heirs, executors and personal representatives to whom this Section 7.6 applies shall be third party beneficiaries of this Section.

                                   ARTICLE 8

                                  TAX MATTERS

  SECTION 8.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

  "HLR GROUP" means, with respect to federal income Taxes, the Affiliated group of corporations (as defined in Section 1504(a) of the Code) of which HLR is a member and, with respect to state income or franchise Taxes, the consolidated, combined or unitary group of which HLR or any of its Affiliates is a member.

  "NHL GROUP" means, with respect to federal income Taxes, the Affiliated group of corporations (as defined in Section 1504(a) of the Code) of which NHL (or, after the Effective Time, the Surviving Corporation) is a member and, with respect to state income or franchise Taxes, the consolidated, combined or unitary group of which NHL or any of its Affiliates is a member.

  "POST-MERGER TAX PERIOD" means any Tax period that is not a Pre-Merger Tax Period.

  "PRE-MERGER TAX PERIOD" means any Tax period ending on or before the date on which the Effective Time occurs, and the portions ending on such date of any Tax Period that includes (but does not end on) such day.

  "TAX SHARING AGREEMENT" means all existing written or unwritten Tax sharing agreements or arrangements, including agreements or arrangements based on past practices, binding RBL or any of its Subsidiaries.

  SECTION 8.2. TAX COVENANTS. (a) The Surviving Corporation shall promptly pay or shall cause prompt payment to be made to HLR of all refunds of Taxes and interest thereon received by the Surviving Corporation or any Subsidiary of the Surviving Corporation attributable to Taxes paid by HLR, RBL or any Subsidiary of RBL (or any predecessor of HLR or any Subsidiary of HLR) with respect to any Pre-Merger Tax Period, provided that (i) in the case of refunds attributable to RBL or any of its Subsidiaries relating to federal income Taxes for Pre-Merger Tax Periods with respect to which no return has been filed (and is not yet due) at the Effective Time, the Surviving Corporation shall be obligated to pay or cause prompt payment to be made to HLR of such refunds only to the extent that such refunds exceed the amount paid by RBL or the Surviving Corporation to HLR pursuant to Section 8.4(a) or (b), and (ii) the Surviving Corporation shall not be obligated to pay or cause to be paid to HLR any refunds with respect to Taxes (other than federal income Taxes) with respect to any Pre-Merger Tax Period with respect to which no return has been filed (and is not yet due) at the Effective Time.

  (b) All transfer, real estate gains, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by the Surviving Corporation, and the Surviving Corporation will, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, HLR will, and will cause its Subsidiaries to, join in the execution of any such Tax returns and other documentation.

  (c) In the event that it is determined that the Surviving Corporation or any of its Subsidiaries is a member of the HLR Group on a consolidated, combined or unitary basis for purposes of any income or franchise Tax imposed by any state or local taxing jurisdiction, HLR and the Surviving Corporation agree to negotiate in good faith with each other and with the other members of such HLR Group in an attempt to enter into an agreement regarding the allocation of liability for and/or indemnification with respect to such Tax among the members of such HLR Group on such basis as the parties may agree is appropriate and equitable.

  (d) (i) Neither NHL nor any of its Subsidiaries will take or permit any action prior to the Effective Time that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1) of the Code.

    (ii) The Surviving Corporation shall promptly indemnify HLR or any other member of the HLR Group for any liability for Taxes or loss arising as a result of the breach by NHL or any of its Subsidiaries of its obligations under Section 8.2(d)(i) the representation contained in Section 3.13(k) or the representations and covenants contained in the NHL Representations Letter (as defined in Section 8.2(h) (other than covenant (3) therein)) that results in the Merger failing to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code (or any comparable provision of state or local tax law).

  (e) (i) During the period beginning on the date hereof and ending two years after the Effective Time, neither HLR nor any of its Subsidiaries will take or permit any action or, after the Effective Time, cause the Surviving Corporation or any of its Subsidiaries to take or permit any action, that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1) of the Code.

    (ii) HLR shall promptly indemnify the Surviving Corporation or any other member of the NHL Group for any liability for Taxes or loss arising as a result of the breach by HLR or any of its Subsidiaries of its obligations under Section 8.2(e)(i), the representation contained in Section 4.12(k) or the representations and covenants contained in the HLR Representations Letter (as defined in Section 8.2(i)) that results in the Merger failing to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code (or any comparable provision of state or local tax law), or in the recognition of gain by RBL pursuant to Section 357(c) of the Code (or any other provision of state or local tax law).

  (f) HLR shall promptly indemnify the Surviving Corporation or any other member of the NHL Group for (i) all Taxes of RBL and its Subsidiaries for any Pre-Merger Tax Period, but, with respect to Taxes (other than federal income taxes) for any Pre-Merger Tax Period with respect to which no return has been filed (and is not yet due) at the Effective Time, only to the extent in each case that such Tax exceeds the portion of the Tax shown as due on the return which includes such Pre-Merger Tax Period that is attributable to such Pre-Merger Tax Period; and (ii) all Taxes of any member of the HLR Group (other than RBL and its Subsidiaries, and for any Post-Merger Tax Period, the Surviving Corporation and its Subsidiaries) with respect to any Pre-Merger or Post-Merger Tax Period.

  (g) None of the Surviving Corporation, any other member of the NHL Group, HLR, or any other member of the HLR Group shall settle or pay any claim for Taxes with respect to which the Surviving Corporation or HLR, as the case may be, is obligated to make any payment pursuant to Sections 8.2(d)(ii), 8.2(e)(ii) or 8.2(f), without the consent of the Surviving Corporation or HLR, as the case may be, which consent shall not be unreasonably withheld.

  (h) NHL agrees to execute and deliver a letter, dated as of the date on which the Effective Time occurs, in the form set forth in Exhibit B hereto (the "NHL REPRESENTATIONS LETTER") to each of counsel for NHL and counsel for RBL and HLR prior to the Effective Time.

  (i) HLR agrees to execute and deliver a letter, dated as the date on which the Effective Time occurs, in the form set forth in Exhibit C hereto (the "HLR REPRESENTATIONS LETTER") to each of counsel for NHL and counsel for RBL and HLR prior to the Effective Time.

  SECTION 8.3. TERMINATION OF EXISTING TAX SHARING AGREEMENTS. Any and all existing Tax Sharing Agreements between RBL or any Subsidiary of RBL and any member of the HLR Group shall be terminated as of the date on which the Effective Time occurs. After such date neither RBL, any Subsidiary of RBL, HLR nor any Subsidiary of HLR shall have any further rights or liabilities thereunder. This Agreement shall be the sole Tax sharing agreement relating to RBL or any Subsidiary of RBL for all Pre-Merger and Post-Merger Tax Periods.

  SECTION 8.4. TAX SHARING. (a) (i) Immediately before the Effective Time, RBL shall pay to HLR an amount equal to the federal income Taxes of RBL and its Subsidiaries with respect to the Pre-Merger Tax Period that ends on the date of the Effective Time. The amount of such payment in respect of such Taxes shall be based upon HLR's reasonable good faith estimates of the amounts of federal taxable income of RBL and its Subsidiaries (determined as if RBL and its Subsidiaries filed a consolidated federal income Tax return with RBL as the common parent) for such Pre-Merger Tax Period and an effective federal tax rate of 35%, and reduced by the amount of any payments on account of such Taxes previously paid by RBL or any of its Subsidiaries to HLR, any other member of the HLR Group (other than RBL and its Subsidiaries) or the IRS.

    (ii) At such time as the HLR Group prepares its federal income tax return for such Pre-Merger Tax Period, it shall deliver to the Surviving Corporation a pro forma return (each a "Pro Forma Return") for RBL and its Subsidiaries which calculates the amount of federal income Taxes that RBL and its Subsidiaries would have paid with respect to such Pre-Merger Tax Period had RBL timely filed its own consolidated federal income Tax return including its Subsidiaries (with RBL as the common parent) for such Pre-Merger Tax Period. The Surviving Corporation shall have the right at its expense to review all work papers and procedures used to prepare such Pro Forma Return. Unless the Surviving Corporation timely objects as specified in this Section 8.4(a)(ii) such Pro Forma Return shall be binding on the parties without further adjustment. If the Surviving Corporation objects to any item on such Pro Forma Return, it shall notify HLR in writing that it so objects, specifying with particularity any such item and the factual or legal basis for its objection, within 10 days after delivery of such Pro Forma Return. If HLR and the Surviving Corporation are unable to reach agreement on such items within 20 days after HLR receives such notice, the disputed items shall be resolved by a nationally recognized accounting firm with no material relationship to the Surviving Corporation, HLR or any of their Affiliates, chosen within 5 days of the date upon which the need to retain such firm arises by and mutually acceptable to both HLR and the Surviving Corporation. The costs and expenses of retaining such firm shall be borne equally by HLR and the Surviving Corporation. Upon resolution by such firm of all such items and adjustment of the Pro Forma Return to reflect such resolution, the Pro Forma Return shall be binding on the parties without further adjustment. Once the Pro Forma Return has become binding, HLR shall promptly pay the Surviving Corporation, or the Surviving Corporation shall promptly pay HLR, as appropriate, an amount equal to (A) the difference between (x) the sum of the liabilities shown on the Pro Forma Return and (y) the sum of all payments previously made by RBL (including any payment pursuant to Section 8.4(a)(i)) or any Subsidiary with respect thereto to HLR, any other member of the HLR Group (other than RBL and its Subsidiaries) or the IRS, and (B) interest on such difference, which shall accrue at a rate equal to the three-month London Interbank Offered Rate plus 0.5% from the Effective Time until the date payment is made pursuant to this sentence.

  (b) At such time as the HLR Group prepares its federal income tax return for its 1994 tax year, it shall deliver to the Surviving Corporation a pro forma return (each a "Pro Forma Return") for RBL and its Subsidiaries which calculates the amount of federal income Taxes that RBL and its Subsidiaries would have paid with respect to such tax year had RBL timely filed its own consolidated federal income Tax return including its Subsidiaries (with RBL as the common parent) for such tax year. The Surviving Corporation shall have the right at its expense to review all work papers and procedures used to prepare such Pro Forma Return. Unless the Surviving Corporation timely objects as specified in this Section 8.4(b) such Pro Forma Return shall be binding on the parties without further adjustment. If the Surviving Corporation objects to any item on such Pro Forma Return, it shall notify HLR in writing that it so objects, specifying with particularity any such item and the factual or legal basis for its objection, within 10 days after delivery of such Pro Forma Return. If HLR and the Surviving Corporation are unable to reach agreement on such items within 20 days after HLR receives such notice, the disputed items shall be resolved by a nationally recognized accounting firm with no material relationship to the Surviving Corporation, HLR or any of their Affiliates, chosen within 5 days of the date upon which the need to retain such firm arises by and mutually acceptable to both HLR and the Surviving Corporation. The costs and expenses of retaining such firm shall be borne equally by HLR and the Surviving Corporation. Upon resolution by such firm of all such items and adjustment of the Pro Forma Return to reflect such resolution, the Pro Forma Return shall be binding on the parties without further adjustment. Once the Pro Forma Return has become binding, HLR shall promptly pay the Surviving Corporation, or the Surviving Corporation shall promptly pay HLR, as appropriate, an amount equal to (A) the difference between (x) the sum of the liabilities shown on the Pro Forma Return and (y) the sum of all payments previously made by RBL or any Subsidiary with respect thereto to HLR, any other member of the HLR Group (other than RBL and its Subsidiaries) or the IRS, provided that, where (x) exceeds (y), the Surviving Corporation shall be obligated to pay to HLR such difference only to the extent that it does not exceed the greatest amount of intercompany account balances in respect of such Taxes that, if in existence as of December 31, 1994, in addition to the other intercompany account balances existing as of that date and actually taken into account in formulating the Pro Forma Balance Sheet pursuant to Section 6.7(a), could have been eliminated by payment rather than capitalization in formulating such Pro Forma Balance Sheet, and (B) interest on the amount required to be paid pursuant to clause (A) (determined taking into account the proviso thereto), which shall accrue at a rate equal to the three-month London Interbank Offered Rate plus 0.5% from the Effective Time until the date payment is made pursuant to this sentence.

  (c) The Surviving Corporation shall prepare or cause to be prepared, and shall deliver to HLR, each return with respect to state or local income, franchise, sales and use Taxes for any Pre-Merger Tax Period for which no return has been filed (and is not yet due) as of the Effective Time and which relates, in whole or in part, to Taxes with respect to which HLR may be required to indemnify the Surviving Corporation or any other member of the N Co. Group at least 90 days prior to the due date for such return. HLR shall have the right at its expense to review all work papers and procedures used to prepare such return. Unless HLR timely objects as specified in this Section 8.4(c), the Surviving Corporation or its Subsidiary, as appropriate, shall file such return without further adjustment with the appropriate taxation authority, and pay the Tax shown as due thereon. If HLR objects to any item on such return, it shall notify the Surviving Corporation in writing that it so objects, specifying with particularity any such item and the factual or legal basis for its objection, within 10 days after delivery of such return. If HLR and the Surviving Corporation are unable to reach agreement on such items within 20 days after the Surviving Corporation receives such notice, the disputed items shall be resolved by a nationally recognized accounting firm with no material relationship to the Surviving Corporation, HLR or any of their Affiliates, chosen within 5 days of the date upon which the need to retain such firm arises by and mutually acceptable to both HLR and the Surviving Corporation. The costs and expenses of retaining such firm shall be borne equally by HLR and the Surviving Corporation. Upon resolution by such firm of all such items and adjustment of the return to reflect such resolution, the Surviving Corporation or its Subsidiary, as appropriate, shall file such return without further adjustment with the appropriate taxation authority, and pay the Tax shown as due thereon.

  SECTION 8.5. COOPERATION ON TAX MATTERS. The Surviving Corporation and HLR agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to RBL and its Subsidiaries as is reasonably necessary for the filing of any return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment, provided that (i) HLR shall not be obligated to furnish or cause to be furnished any information with respect to Genentech, Inc. and any of its Subsidiaries, and (ii) in the case of information which also relates, in whole or in part, to members of the HLR Group other than RBL and its Subsidiaries, in order to ensure the confidentiality of the HLR Group's commercial or proprietary information to the maximum extent feasible HLR shall be obligated to furnish or to be caused to be furnished such information upon request only to an independent advisor with no material relationship to the Surviving Corporation, HLR or any of their Affiliates chosen by and mutually acceptable to both HLR and the Surviving Corporation. The Surviving Corporation and HLR agree to retain or cause to be retained all books and records pertinent to RBL and its Subsidiaries until the end of the fifth year after the Effective Time, and to abide by or cause the abidance with all record retention agreements entered into with any taxation authority, in the case of the Surviving Corporation, but only to the extent such agreements have been disclosed in writing to NHL prior to the date hereof. The Surviving Corporation agrees to give HLR reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if HLR so requests, the Surviving Corporation shall allow HLR to take possession of such books and records at HLR's cost and expense. The Surviving Corporation and HLR shall cooperate with each other in the conduct of any audit or other proceedings involving RBL or any of its Subsidiaries for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.

                                   ARTICLE 9

                            CONDITIONS TO THE MERGER

  SECTION 9.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of NHL, HLR and RBL to consummate the Merger are subject to the satisfaction or waiver as of the Effective Time of the following conditions:

  (a) this Agreement, the HLR Stockholder Agreement and any amendments to the Surviving Corporation's certificate of incorporation to be effected by the Merger and any amendments to the Employee Stock Options contemplated by Section
1.5 shall have been approved by the stockholders of NHL in accordance with Delaware Law;

  (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

  (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

  (d) the Warrant Agreement shall have been executed and delivered by NHL and the warrant agent to be named therein and such agreement shall be in full force and effect and the Warrants shall have been approved for listing on the NYSE subject to official notice of issuance and satisfactory distribution;

  (e) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

  (f) the HLR Stockholder Agreement shall have been executed and delivered by HLR and NHL and shall be in full force and effect;

  (g) NHL shall have obtained sufficient financing to effect the refinancing of NHL's existing indebtedness, if required, and to pay for the NHL Cash Consideration on terms reasonably acceptable to HLR and NHL with financing obtained on the terms no less favorable than those referred to in the CS Commitment Letter being for this purpose deemed reasonably acceptable to HLR and NHL; and

  (h) there shall not be in effect any banking moratorium or suspension of payments in respect of banks in the United States or Switzerland, or any general suspension in trading in, or limitation on prices for, securities on the NYSE.

  SECTION 9.2. CONDITIONS TO THE OBLIGATIONS OF HLR AND RBL. The obligations of HLR and RBL to consummate the Merger are subject to the satisfaction of the following further conditions:

  (a) (i) NHL shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of NHL set forth in
Article 3 that are qualified as to materiality shall be true and correct and the representations and warranties of NHL set forth in Article 3 that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, except to the extent such representations and warranties speak only as of a particular earlier date, and (iii) HLR shall have received a certificate or certificates signed by such executive officers of NHL as reasonably requested by HLR to the foregoing effect;

  (b) HLR shall have received all documents it may reasonably request relating to the existence of NHL and its Subsidiaries and the authority of NHL for this Agreement and the HLR Stockholder Agreement, all in form and substance reasonably satisfactory to HLR;

  (c) either (i) the Committee on Foreign Investment in the United States shall have determined not to investigate the Merger under Exon-Florio (either by action or nonaction) or (ii) if such Committee shall have determined to make such an investigation, such investigation shall have been completed and the President shall have determined (either by action or nonaction) not to take any action under Exon-Florio with respect to the transactions contemplated by this Agreement;

  (d) there shall be no order, decree, injunction of any court or governmental authority of competent jurisdiction that would, and there shall not be threatened or pending by any governmental authority any litigation or investigation that seeks to, (i) prohibit or enjoin consummation of, or materially impair or diminish the intended benefits of, the transactions contemplated hereby, or by the HLR Stockholder Agreement or the Warrant Agreement, (ii) restrain the ownership or operation by HLR or any of its Affiliates of all or any material portion of the assets or business of the Surviving Corporation or any of its Subsidiaries or to compel HLR or any of its Affiliates to dispose of all or any material portion of the business or assets of the Surviving Corporation or HLR or any of its Affiliates, (iii) impose or confirm limitations on the ability of HLR effectively to exercise full rights and privileges of ownership of the HLR-NHL Shares, the Warrants or other NHL Securities HLR may acquire except as limited by the HLR Stockholder Agreement, including, without limitation, the right to exercise the Warrants or to vote any NHL Shares on all matters properly presented to the Surviving Corporation's stockholders, or (iv) require divestiture by HLR or any of its Affiliates or any NHL Shares or other NHL Securities (each such circumstance described in clauses (i) through (iv) being referred to herein as an "HLR ADVERSE CONDITION");

  (e) all action by, or filings with, any governmental body, agency, official or authority referred to in clauses (i) through (v) of Section 3.3 shall have been obtained and made;

  (f) the NHL Cash Consideration and the Roche Warrant Consideration received by NHL pursuant to Section 1.4(b) shall have been deposited with the Exchange Agent as contemplated by Section 1.3 hereof;

  (g) HLR shall have received from counsel to NHL an opinion in form and substance reasonably satisfactory to HLR to the effect that the HLR-NHL Shares have been duly authorized and upon delivery to HLR at the Effective Time will be validly issued, fully paid and nonassessable and that the Roche Warrants have been duly authorized and upon payment of the Roche Warrant Consideration will be validly issued; and

  (h) RBL and HLR shall have received from their counsel an opinion substantially in the form attached as Exhibit D hereto to the effect that the Merger will constitute a reorganization pursuant to Section 368(a)(1) of the Code.

  SECTION 9.3. CONDITIONS TO THE OBLIGATIONS OF NHL. The obligations of NHL to consummate the Merger are subject to the satisfaction of the following further conditions:

  (a) (i) HLR and RBL shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, (ii) the representations and warranties of HLR and RBL set forth in Article 4 that are qualified as to materiality shall be true and correct and the representations and warranties of HLR and RBL set forth in
Article 4 that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, except to the extent such representations and warranties speak only as of a particular earlier date, and (iii) NHL shall have received a certificate or certificates signed by such executive officers of Roche as reasonably requested by NHL to the foregoing effect;

  (b) NHL shall have received all documents it may reasonably request relating to the existence of HLR or RBL and the authority of HLR or RBL for this Agreement and the HLR Stockholder Agreement, all in form and substance reasonably satisfactory to NHL;

  (c) HLR shall have deposited the HLR Cash Consideration with the Exchange Agent as contemplated by Section 1.3 hereof and Roche shall have paid the Roche Warrant Consideration to NHL;

  (d) there shall be no order, decree, injunction of any court or governmental authority of competent jurisdiction that would, and there shall not be threatened or pending by any governmental authority any litigation that seeks to (i) prohibit or enjoin consummation of, or materially impair or diminish the intended benefits to NHL's stockholders of, the transactions contemplated hereby or by the Warrant Agreement or (ii) restrain the ownership or operation by NHL or any of its Affiliates or the Surviving Corporation of all or any material portion of the assets or business of either NHL or RBL or any Subsidiary of either or to compel NHL or any of its Affiliates to dispose of all or any material portion of the business or assets of NHL or RBL or any Subsidiary of either (each such circumstances described in clauses (i) and (ii) being referred to herein as an "NHL ADVERSE CONDITION");

  (e) NHL shall have received from its counsel an opinion substantially in the form attached as Exhibit E hereto to the effect that the Merger will constitute a reorganization pursuant to Section 368(a)(1) of the Code;

  (f) all actions by, or filings with, any governmental body, agency, official or authority referred to in clauses (i) through (v) of Section 4.3 shall have been obtained and made; and

  (g) (i) Roche shall have performed in all material respects its obligations under Section 11.9 required to be performed at or prior to the Effective Time,
(ii) the representations and warranties of Roche set forth in Section 11.9 that are qualified as to materiality shall be true and correct and the representations and warranties of Roche set forth in Section 11.9 that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, except to the extent such representations and warranties speak only as of a particular earlier date, and (iii) NHL shall have received a certificate or certificates signed by such executive officers of Roche as reasonably requested by NHL to the foregoing effect.

                                   ARTICLE 10

                                  TERMINATION

  SECTION 10.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of NHL):

  (a) by mutual written consent of NHL and HLR;

  (b) by either NHL or HLR, if the Merger has not been consummated by September 1, 1995;

  (c) (i) by either NHL or HLR, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree (other than a temporary restraining order or a preliminary injunction) enjoining consummation of the Merger or (ii) by NHL if any such law or regulation or any judgment, injunction, order or decree, which, if applicable, would in NHL's reasonable judgment constitute an NHL Adverse Condition or (iii) by HLR, if any such law or regulation or any judgment, injunction, order or decree, which, if applicable, would in HLR's reasonable judgment constitute an HLR Adverse Condition;

  (d) by NHL in accordance with Section 5.4;

  (e) by either HLR or NHL, if the NHL Stockholder Meeting shall have been held and the stockholders of NHL shall have failed to approve, in accordance with Delaware Law, this Agreement (including any amendments to the certificate of incorporation of the Surviving Corporation to be effected thereby, if any, as referred to in Section 2.1);

  (f) by HLR, if it is not in material breach of its obligations under this Agreement, if the Board of Directors of NHL shall have (i) withdrawn its recommendation of the Merger or this Agreement (or the transactions contemplated hereby) or (ii) recommended or approved any Acquisition Proposal (other than an Acquisition Proposal made by HLR or a controlled Affiliate of HLR); or

  (g) by HLR or NHL if HLR, RBL or NHL shall have received any communication from the Department of Justice or Federal Trade Commission (each an "HSR AUTHORITY") (which communication shall be confirmed to the other parties by the HSR Authority) that causes such party to reasonably believe that any HSR Authority has authorized the institution under United States antitrust laws of litigation seeking an order, decree or injunction that, if entered, would (in the reasonable judgment of the party invoking this Section 10.1(g)), be reasonably likely to constitute an NHL Adverse Condition, if NHL is the invoking party, or an HLR Adverse Condition, if HLR is the invoking party.

  SECTION 10.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except for liability or damages resulting from a wilful breach of this Agreement and except that the agreements contained in this Section 10.2 and in Sections 5.3(b), 6.2(b) and 11.4 shall survive the termination hereof.

                                   ARTICLE 11

                                 MISCELLANEOUS

  SECTION 11.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

  if to HLR, to:     HLR Holdings Inc.
                     1403 Foulk Road
                     Suite 102
                     P.O. Box 8985
                     Wilmington, Delaware 19899
                     Attn.: William D. Johnston

  if to RBL, to:     Roche Biomedical Laboratories, Inc.
                     358 South Main Street
                     Burlington, North Carolina 27215
                     Attn.: Bradford T. Smith, Esq.

    with a copy to:  Davis Polk & Wardwell
                     450 Lexington Avenue
                     New York, New York 10017
                     Attn: Peter R. Douglas, Esq.
                     Telecopy: (212) 450-4800

and

  if to NHL, to:     National Health Laboratories Holdings Inc.
                     4225 Executive Square
                     La Jolla, California 92037
                     Attn: James G. Richmond, Esq.
                     Telecopy: (619) 658-6693

    with a copy to:  Cravath, Swaine & Moore
                     Worldwide Plaza
                     825 Eighth Avenue
                     New York, New York 10019
                     Attn: Allen Finkelson, Esq.
                     Telecopy: (212) 474-3700

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this
Section 11.1 and the appropriate confirmation of transmittal is received or
(ii) if given by any other means, when delivered at the address specified in this Section 11.1.

  SECTION 11.2. SURVIVAL OF AGREEMENTS AND REPRESENTATIONS AND
WARRANTIES. Except for the representations, warranties and agreements contained in Articles 1.2, and 8 and Sections 3.13(k), 4.12(k), 7.4, 7.5, and 7.6, the NHL Representations Letter, the HLR Representations Letter, and this Section hereof, the representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto (other than the HLR Stockholder Agreement) shall not survive the Effective Time.

  SECTION 11.3. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by NHL, HLR and RBL or in the case of a waiver, by the party against whom the waiver is to be effective, provided that after the adoption of this Agreement by the stockholders of NHL, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the NHL Share Conversion, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of NHL.

  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  SECTION  11.4. FEES AND EXPENSES. (a) Except as otherwise provided in this
Section 11.4, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, provided however in the event RBL's legal and financial advisory fees and expenses exceed in the aggregate those of NHL, HLR or an Affiliate thereof (other than RBL or NHL or any of their respective Subsidiaries) shall pay such excess amount.

  (b) So long as each of HLR and RBL shall not have materially breached its obligations under this Agreement, NHL will pay HLR, in immediately available funds, the amounts referred to below, promptly after the termination of this Agreement (x) pursuant to clause (d) or (f)(i) of Section 10.1 if any Person or group (as defined in Section 13(d)(iii) of the 1934 Act) (other than HLR or an Affiliate of HLR) shall have made an Acquisition Proposal (excluding for this purpose any indication of interest that has not resulted in an offer or proposal) or become the beneficial owner (as defined in Rule 13d-3 promulgated under the 1934 Act) of at least 20% of the outstanding NHL Shares or (y) pursuant to clause (f)(ii) of Section 10.1. The amounts referred to in the preceding sentence are (A) a termination fee of $30,000,000 and (B) up to an additional $7,000,000 as reimbursement for expenses actually incurred by HLR and RBL in connection with this Agreement and the transactions contemplated hereby. For purposes of the foregoing, the reimbursement referred to in clause
(B), above, shall be payable only if and to the extent HLR and RBL provide written statements to NHL that they have incurred such expenses and such back-up data as may be reasonably be requested.

  SECTION 11.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Section 11.4(b) is intended to be for the benefit of and grant to HLR the rights specified therein, and HLR shall be entitled to enforce the covenants contained therein. Except as provided in the preceding sentence or in Section 7.6, this Agreement shall be binding upon and is solely for the benefit of each of the parties hereto and their respective successors and assigns, and nothing in this Agreement (other than Section 7.6) is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  SECTION 11.6. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

  SECTION 11.7. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

  SECTION 11.8. CERTAIN DEFINITIONS. For purposes of this Agreement the phrases "TO THE KNOWLEDGE OF" or "KNOWN TO" mean with respect to such Person (x) in the case of NHL, or any of its Subsidiaries, actually known to any regional manager (which is a person in charge of an individual laboratory) of NHL or any Subsidiary or actually known to or which could reasonably be expected to be known by an executive of NHL more senior than a regional manager and (y) in the case of RBL, or any of its Subsidiaries, actually known to a subregional laboratory manager (which is a person in charge of a sub-regional laboratory) of RBL or any Subsidiary or actually known to or which could reasonably be expected to be known by an executive of RBL more senior than a sub-regional manager. Additionally, as used in this Agreement, the following terms have the following meanings:

  (a) "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person.

  (b) "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

  (c) "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

  SECTION 11.9. AGREEMENTS OF ROCHE. (a) Roche represents and warrants to NHL that: Roche is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all corporate powers required to carry on its business as now being conducted. The execution, delivery and performance by Roche of this Agreement are within Roche's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Roche. The execution, delivery and performance by Roche of this Agreement require no action by, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the HSR Act. The execution, delivery and performance by Roche of this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or the bylaws of Roche or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Roche, (ii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Roche or to a loss of any benefit to which Roche is entitled under any provision of any agreement, contract or other instrument binding upon Roche or
(iii) result in the creation or imposition of any Lien on any asset of Roche, except in each case for contraventions, conflicts, violations, defaults, rights of termination, cancellation or acceleration, losses of benefits or creation or imposition of Liens that would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, assets, results of operations or prospects of Roche and its Subsidiaries, taken as a whole.

  (b) Roche agrees to use its best efforts to cause RBL and HLR to perform their obligations under this Agreement.

  (c) Roche and its Affiliates have sufficient funds, investments and credit facilities available to it to pay the Roche Warrant Consideration and will to the extent necessary make funds available to HLR to enable HLR to satisfy the obligation of HLR to deposit the HLR Cash Consideration pursuant to Section 1.3.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          NATIONAL HEALTH LABORATORIES
                                           HOLDINGS INC.

                                                   /s/ James R. Maher
                                          By: _________________________________
                                             Name: James R. Maher
                                             Title: President and Chief
                                             Executive Officer

                                          HLR HOLDINGS INC.

                                                  /s/ Bradford T. Smith
                                          By: _________________________________
                                             Name: Bradford T. Smith
                                             Title: Assistant Secretary

                                          ROCHE BIOMEDICAL LABORATORIES, INC.

                                                   /s/ James B. Powell
                                          By: _________________________________
                                             Name: James B. Powell
                                             Title: President

                                          HOFFMANN-LA ROCHE INC.

                                                 /s/ Thomas P. Mac Mahon
                                          By: _________________________________
                                             Name: Thomas P. Mac Mahon
                                             Title: Senior Vice President

                                                                        ANNEX II



                               WARRANT AGREEMENT

                        DATED AS OF APRIL   , 1995

                                    BETWEEN

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

                                      AND

           AMERICAN STOCK TRANSFER & TRUST COMPANY, AS WARRANT AGENT

                              TABLE OF CONTENTS(1)

                                                                           PAGE
                                                                           -----
                                   ARTICLE 1

                                  DEFINITIONS

 SECTION 1.1  Definitions...............................................    II-1

                                   ARTICLE 2

                             ISSUE, FORM, EXERCISE

 SECTION 2.1  Amount Issued.............................................    II-2
 SECTION 2.2  Initial Issuance..........................................    II-2
 SECTION 2.3  Form of Warrant Certificate...............................    II-4
 SECTION 2.4  Execution of Warrant Certificates.........................    II-4
 SECTION 2.5  Notice to Holders with Respect to Exercise and Redemption.    II-4
 SECTION 2.6  Exercise of Warrants......................................    II-4
 SECTION 2.7  Redemption................................................    II-5
 SECTION 2.8  Certain Action............................................    II-6
 SECTION 2.9  No Voting Rights..........................................    II-6
 SECTION 2.10 Warrant Shares to be Fully Paid and Nonassessable.........    II-6
 SECTION 2.11 No Fractional Warrants....................................    II-6
 SECTION 2.12 No Fractional Warrant Shares..............................    II-7

                                   ARTICLE 3

            TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS, LISTING

 SECTION 3.1  Ownership of Warrants.....................................    II-7
 SECTION 3.2  Registration and Countersignature.........................    II-7
 SECTION 3.3  Registration of Transfers and Exchanges...................    II-7
 SECTION 3.4  Cancellation of Warrants..................................    II-8
 SECTION 3.5  Payments of Taxes.........................................    II-8
 SECTION 3.6  Mutilated or Missing Warrant Certificates.................    II-8
 SECTION 3.7  Governmental Approvals and Stock Exchange Listing.........    II-8
 SECTION 3.8  Transfer to Comply with the Securities Laws...............    II-9
 SECTION 3.9  Company Option to Repurchase Warrants.....................    II-9

                                   ARTICLE 4

                            ANTI-DILUTION PROVISIONS

 SECTION 4.1  Adjustment of Exercise Price and Number of Shares
              Purchasable or Number of Warrants.........................    II-9
              Stock Dividends, Stock Splits, Combinations and Stock
 SECTION 4.2  Reclassifications.........................................    II-9
 SECTION 4.3  Rights, Options and Warrants..............................    II-9
 SECTION 4.4  Certain Distributions.....................................   II-10
 SECTION 4.5  Capital Reorganizations and Reclassifications.............   II-10
 SECTION 4.6  Consolidations, Mergers, Sales and Conveyances............   II-10
 SECTION 4.7  Adjustment Rules..........................................   II-11
 SECTION 4.8  Notice to Holders with Respect to Adjustments.............   II-12

                                   ARTICLE 5

                                 WARRANT AGENT

 SECTION 5.1  Appointment of Warrant Agent..............................   II-12
 SECTION 5.2  Warrant Agent.............................................   II-12
 SECTION 5.3  Change of Warrant Agent...................................   II-14
 SECTION 5.4  Merger, Consolidation or Change of Name of Warrant Agent..   II-14

                                                                           PAGE
                                                                           -----
                                   ARTICLE 6

                                 MISCELLANEOUS
 SECTION 6.1 Notices.....................................................  II-15
 SECTION 6.2 Supplements and Amendments..................................  II-15
 SECTION 6.3 Termination.................................................  II-15
 SECTION 6.4 Governing Law...............................................  II-16
 SECTION 6.5 Persons Benefiting..........................................  II-16
 SECTION 6.6 Counterparts................................................  II-16
 SECTION 6.7 Headings....................................................  II-16

- --------
(1) This Table of Contents is not a part of the Agreement.

                               WARRANT AGREEMENT

  THIS WARRANT AGREEMENT (the "AGREEMENT") is dated as of April   , 1995
between National Health Laboratories Holdings Inc., a Delaware corporation (the "COMPANY"), and American Stock Transfer & Trust Company as warrant agent (the "WARRANT AGENT").

  WHEREAS, as described in the succeeding two recitals, the Company proposes to issue and deliver its warrant certificates (the "WARRANT CERTIFICATES") evidencing Common Stock Purchase Warrants (the "WARRANTS") to purchase, under certain circumstances, up to an aggregate of 23,000,000 shares (the "WARRANT SHARES"), subject to adjustment, of its Common Stock (as defined below);

  WHEREAS, the Company currently intends to declare a dividend to holders of record of Common Stock as of April 21, 1995 (the "WARRANT DISTRIBUTION RECORD DATE") of 0.16308 of a Warrant per share of Common Stock which dividend shall be paid April 24, 1995 (the "WARRANT DISTRIBUTION");

  WHEREAS, the Company intends to issue and sell on the terms and subject to the conditions set forth in the Merger Agreement (as defined below) and herein to Hoffmann-La Roche Inc. ("ROCHE") 8,325,000 Warrants (the "ROCHE WARRANTS") for an aggregate purchase price of $51,048,900;

  WHEREAS, each Warrant shall entitle the registered holder thereof, on the terms and conditions hereof, to acquire from the Company one share of Common Stock, subject to adjustment; and

  WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange, exercise and conversion of Warrants.

  NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

  SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

  "CLOSE OF BUSINESS" means 5:00 P.M. New York City time.

  "CLOSING PRICE" means, with respect to the Warrants or shares of Common Stock, for any day the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Warrants or shares of Common Stock, as the case may be, are not listed or admitted to trading on such exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Warrants or shares of Common Stock, respectively, are listed or admitted to trading, or if the Warrants or shares of Common Stock, as the case may be, are not listed or admitted to trading on any national securities exchange, as reported on NASDAQ/NMS or, if the Warrants or shares of Common Stock, as the case may be, are not listed or admitted to trading on NASDAQ/NMS, as reported on NASDAQ.

  "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

  "COMPANY" has the meaning set forth in the preamble to this Warrant Agreement and its successors and assigns.

  "EXERCISE PRICE" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall be $22.00 per share, subject to adjustment from time to time pursuant to Article 4 hereof.

  "EXPIRATION DATE" means April 28, 2000, or such other date as may be determined pursuant to Section 2.7 hereof.

  "FRACTIONAL WARRANT" has the meaning set forth in Section 2.11 hereof.

  "FRACTIONAL WARRANT HOLDER" has the meaning set forth in Section 2.11 hereof.

  "FRACTIONAL WARRANT PROCEEDS" has the meaning set forth in Section 2.11 hereof.

  "FRACTIONAL WARRANT SHARE" has the meaning set forth in Section 2.12 hereof.

  "FRACTIONAL WARRANT SHARE HOLDER" has the meaning set forth in Section 2.12 hereof.

  "FRACTIONAL WARRANT SHARE PROCEEDS" has the meaning set forth in Section 2.12 hereof.

  "HOLDER" means, at any time, a registered holder as shown in the Warrant Register of a Warrant outstanding at such time.

  "MARKET DISRUPTION EVENT" means one of the following events, circumstances or causes: (i) the suspension of or an imposition of a material limitation on trading in shares generally or (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis.

  "MARKET PRICE" as at any date of determination means the average of the daily Closing Prices of a share of Common Stock over the Valuation Period applicable to such date of determination.

  "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of December 13, 1994, among the Company, HLR Holdings Inc., Roche Biomedical Laboratories, Inc. and, for the purposes stated therein, Roche.

  "NASD" means the National Association of Securities Dealers, Inc.

  "NASDAQ" means the NASD Automated Quotation System.

  "NASDAQ/NMS" means the NASDAQ--National Market System or its successor.

  "NHL STOCKHOLDER MEETING" shall have the meaning ascribed thereto in the Merger Agreement.

  "NYSE" means the New York Stock Exchange, Inc.

  "PERSON" means an individual, a partnership, a corporation, a joint venture, a trust, an incorporated or unincorporated organization, a government or any department or agency thereof.

  "REDEMPTION" has the meaning set forth in Section 2.7 hereof.

  "REDEMPTION AMOUNT" means, in respect of any Warrant, the amount equal to the excess (if any) of the Market Price for the Valuation Period applicable to the Expiration Date over the Exercise Price.

  "ROCHE" has the meaning set forth in the recitals of this Agreement.

  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "TRADING DAY" means any day on which either the Warrants or shares of Common Stock, as the case may be, are traded on the applicable securities exchange or in the applicable securities market.

  "TRANSFER AGENT" has the meaning set forth in Section 2.6(c) hereof.

  "VALUATION PERIOD" for any computation of Market Price shall mean the 10 consecutive Trading Days (each, a "VALUATION DATE") commencing 15 Trading Days and ending five Trading Days before the applicable date as of which the Market Price is being determined.

  "WARRANT AGENT" means the warrant agent named in the preamble of this Agreement or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

  "WARRANT AGENT OFFICE" means the office or agency maintained by the Warrant Agent in New York, New York (or such other offices or agencies as may be designated by the Warrant Agent) for the purpose of exchanging, transferring and exercising the Warrants.

  "WARRANT CERTIFICATE" has the meaning set forth in the recitals of this Agreement.

  "WARRANT DISTRIBUTION" has the meaning set forth in the recitals of this Agreement

  "WARRANT DISTRIBUTION RECORD DATE" has the meaning set forth in the recitals hereof.

  "WARRANT REGISTER" means the register maintained by the Warrant Agent in which the issue, transfer and cancellation of the Warrants are registered.

  "WARRANTS" has the meaning set forth in the recitals of this Agreement.

  "WARRANT SHARE" has the meaning set forth in the recitals of this Agreement.

  All references herein to "DAYS" shall mean calendar days unless otherwise specified. All terms defined in this Agreement in the singular shall have a comparable meaning in the plural and vice versa.

                                   ARTICLE 2

                             ISSUE, FORM, EXERCISE

  SECTION 2.1 AMOUNT ISSUED. Subject to the other provisions of this Agreement (including Article 4), Warrants to purchase no more than 23,000,000 Warrant Shares may be issued and delivered hereunder.

  SECTION 2.2 INITIAL ISSUANCE. Warrant Certificates representing the Warrants shall be initially issued by the Warrant Agent at the time, in the denominations and to the Persons so directed by the Company. Upon the declaration of the Warrant Distribution, the Company shall execute and deliver to the Warrant Agent for countersignature Warrant Certificates representing a number of Warrants equal to the product of (x) the number of outstanding shares of Common Stock on the Warrant Distribution Record Date and (y) 0.16308. At or prior to the Effective Time (as defined in the Merger Agreement) the Company shall execute and deliver to the Warrant Agent for countersignature Warrant Certificates representing the Roche Warrants.

  SECTION 2.3 FORM OF WARRANT CERTIFICATE. The Warrant Certificates shall be in registered form only. The Warrant Certificates and the forms of election to exercise Warrants and of assignment to be printed on the reverse side thereof shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants.

  SECTION 2.4 EXECUTION OF WARRANT CERTIFICATES. (a) Warrant Certificates shall be signed on behalf of the Company by the Chairman of its Board of Directors, its Chief Executive Officer, its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

  (b) If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

  SECTION 2.5 NOTICE TO HOLDERS WITH RESPECT TO EXERCISE AND REDEMPTION. Not earlier than 90 days nor later than 60 days prior to the Expiration Date, the Company shall deliver to the Warrant Agent notice in writing, which notice shall be irrevocable, stating whether or not it shall have elected to redeem the Warrants on the Expiration Date in accordance with Section 2.7. Promptly after receipt of the Company's notice, the Warrant Agent shall mail a notice to all Holders at the addresses set forth on the Warrant Register to the effect that (as applicable) each outstanding Warrant shall be redeemed for the Redemption Amount on the Expiration Date or that such Warrants shall not be redeemed and describing the exercise procedure set forth in Section 2.6 (which notice shall include the statement that the Warrants will terminate and become void as of the Close of Business on the Expiration Date and that failure by a Holder to comply with the exercise procedures will result in the forfeiture of such Holder's rights with respect to such Holder's Warrants).

  SECTION 2.6 EXERCISE OF WARRANTS. (a) Subject to the provisions of this Agreement, each Warrant shall be exercisable only prior to the Close of Business on the Expiration Date and only if the Company shall not have duly elected to effect a Redemption pursuant to Section 2.7. The Warrants shall expire at and become null and void and have no value and no Person shall have any rights thereto as of the Close of Business on the Expiration Date, provided, however, that, notwithstanding such expiration, Holders that have properly exercised Warrants in accordance with this Section 2.6 shall be entitled to receive Warrant Shares with respect to such Holders' Warrants as provided in subsection (b) unless the Company shall have elected to effect a Redemption pursuant to Section 2.7, in which case each Holder shall be entitled to received the Redemption Amount as described in Section 2.7.

  (b) Subject to Section 2.7, for each Warrant held, the Holder thereof shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) one fully paid and non-assessable share of Common Stock at the Exercise Price (in each case subject to adjustment as hereinafter provided) upon (i) surrender to the Warrant Agent, at a Warrant Agent Office of the Warrant Certificate evidencing such Warrant, with the form of election to exercise on the reverse thereof properly completed and signed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) payment of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is being exercised. Such surrender and payment (if applicable) may be made and shall be accepted by the Warrant Agent at any time during the 45 day period immediately preceding the Close of Business on the Expiration Date, but any Warrants so surrendered shall not be deemed to be exercised until the Expiration Date. Payment of the Exercise Price shall be made by a certified or official bank check payable to the order of the Warrant Agent for the account of the Company or by wire transfer of funds to an account designated by the Company for such purpose. The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the Holder thereof, either in their entirety or in part. Except as expressly provided to the contrary in Article 4, no adjustments shall be made for any cash dividends or other cash distributions on Warrant Shares issuable upon the exercise of a Warrant.

  (c) Upon the surrender of each Warrant Certificate in accordance with subsection (b) above and payment of the per share Exercise Price (and an amount representing any transfer taxes payable with respect to the issuance of the relevant Warrant Shares) immediately following the Expiration Date, the Company shall issue and cause its transfer agent for the Common Stock ("TRANSFER AGENT") to deliver with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant or Warrants together with cash as provided in
Section 2.12 in respect of any Fractional Warrant Share (as defined below) otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the Expiration Date; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date Holders shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

  SECTION 2.7 REDEMPTION. (a) Notwithstanding Section 2.6, the Company shall have the right to redeem all, but not less than all, of the Warrants on the Expiration Date by payment to each Holder as of the Expiration Date in cash of the Redemption Amount with respect to the Warrants held by such Holder as of the Expiration Date (a "REDEMPTION"), but only if the Company shall have timely delivered to the Warrant Agent the notice of its election to redeem the Warrants referred to in Section 2.5. If the Company has elected to redeem the Warrants as herein provided, at or immediately prior to the Expiration Date, the Company shall cause to be transferred to the Warrant Agent an amount in immediately available funds equal to the aggregate Redemption Amount for all outstanding Warrants for payment by the Warrant Agent to the Holders as of the Expiration Date in respect of the Warrants held as of the Expiration Date. If the Company shall have duly elected to redeem the Warrants but the aggregate Redemption Amount is zero or less than zero, no amount shall be required to be paid by the Company in respect of the redemption of the Warrants but the Warrants shall nonetheless be deemed to have been redeemed.

  (b) If the Company has duly elected to redeem the Warrants and the Company determines in its sole discretion that a Market Disruption Event has occurred and is continuing on any day that but for the occurrence of a Market Disruption Event would have been a Valuation Date with respect to the determination of the Redemption Amount, then such day shall not be deemed to be a Valuation Date and the Valuation Date shall instead be deemed to be the next Trading Day on which the Company determines that no Market Disruption Event is continuing and the Valuation Period shall be extended accordingly. If the Valuation Period shall have been so extended, then the Expiration Date for purposes of the Redemption shall be deemed to be the fifth Trading Day after the end of the Valuation Period as so extended. In the event that the Company determines that a Market Disruption Event has occurred, the Company shall give telephonic notice (promptly confirmed in writing) of such event to the Warrant Agent.

  SECTION 2.8 CERTAIN ACTION. Before taking any action that would cause an adjustment pursuant to Article 4 reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

  SECTION 2.9 NO VOTING RIGHTS. Prior to the exercise of the Warrants and the issuance of Warrant Shares in respect thereof, no Holder, as such, shall be entitled to any rights of a stockholder of the Company including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

  SECTION 2.10 WARRANT SHARES TO BE FULLY PAID AND NONASSESSABLE. The Company covenants that all Warrant Shares issued upon exercise of the Warrants will, upon payment of the applicable Exercise Price, delivery of properly completed forms of election to exercise and issuance of such Warrant Shares in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof. The Company shall no less than 50 days prior to the Expiration Date (unless the Company shall have elected to effect a Redemption pursuant to Section 2.7) at all times thereafter until issuance of Warrant Shares in accordance herewith keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants.

  SECTION 2.11 NO FRACTIONAL WARRANTS. (a) No certificates or scrip representing fractional Warrants shall be issued to any Holder in the Warrant Distribution. As promptly as practicable following the Warrant Distribution Record Date, the Warrant Agent shall determine with respect to each Person entitled to receive Warrants pursuant to the Warrant Distribution the excess of
(x) the number of Warrants delivered to the Warrant Agent by the Company pursuant to Section 2.2 with respect to each such Person over (y) the number of whole Warrants to be distributed with respect to such Person (such excess fraction of a Warrant being hereinafter referred to in connection with each such Person as a "FRACTIONAL WARRANT"). As soon after the Warrant Distribution Record Date as practicable, the Warrant Agent, as agent for Holders otherwise entitled to receive Fractional Warrants (each, a "FRACTIONAL WARRANT HOLDER"), shall aggregate and sell in normal transactions the Fractional Warrants for all Fractional Warrant Holders at then available prices on the NYSE. Until the net proceeds of such sale or sales (the "FRACTIONAL WARRANT PROCEEDS") have been distributed to the Fractional Warrant Holders, the Warrant Agent shall hold the Fractional Warrant Proceeds in trust for the Fractional Warrant Holders. The Company shall pay, and deduct from the Fractional Warrant Proceeds, all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Warrant Agent, incurred in connection with such sale of the Fractional Warrants. The Warrant Agent shall determine the portion of the net Fractional Warrant Proceeds to which each Fractional Warrant Holder shall be entitled, if any, by multiplying the net Fractional Warrant Proceeds amount by a fraction, the numerator of which is the Fractional Warrant to which such Fractional Warrant Holder would otherwise be entitled and the denominator of which is the aggregate Fractional Warrants to which all Fractional Warrant Holders would otherwise be entitled. As soon as practicable after the determination of the amount of Fractional Warrant Proceeds, if any, to be paid in cash to each Fractional Warrant Holder in lieu of any Fractional Warrants, the Warrant Agent shall make available such amounts, without interest, to each such Fractional Warrant Holder.

  (b) If Warrants are to be issued Holders pursuant to Section 4.7(h), the Company and the Warrant Agent shall, prior to such issuance, establish a procedure corresponding to the procedure described in subsection (a) above such that Holders that would otherwise receive Fractional Warrants shall instead receive the appropriate amount of the Fractional Warrant Proceeds thereof.

  SECTION 2.12 NO FRACTIONAL WARRANT SHARES. Notwithstanding any adjustment pursuant to Article 4 in the number of Warrant Shares purchasable upon the exercise of a Warrant, no certificates or scrip representing fractional Warrant Shares shall be issued upon exercise of a Warrant. As promptly as practicable following the Expiration Date, if the Company shall not have elected to effect a Redemption pursuant to Section 2.7, the Transfer Agent shall determine the excess of (x) the number of Warrant Shares delivered to the Transfer Agent by the Company with respect to each Holder pursuant to Section 2.6 over (y) the aggregate number of whole Warrant Shares to be issued with respect to such Holder (such excess being hereinafter referred to in connection with each such Holder as the "FRACTIONAL WARRANT SHARE"). As soon after the Expiration Date as practicable, the Transfer Agent, as agent for Holders otherwise entitled to receive Fractional Warrant Shares (each, a "FRACTIONAL WARRANT SHARE HOLDER"), unless the Company has elected to effect a Redemption pursuant to Section 2.7, shall aggregate and sell in normal transactions the Fractional Warrant Shares for all the Fractional Warrant Share Holders at then available prices on the NYSE or on the principal United States securities exchange on which the Common Stock is listed, if any, or on NASDAQ, if the Common Stock is quoted on NASDAQ. Until the net proceeds of such sale or sales (the "FRACTIONAL WARRANT SHARE PROCEEDS") have been distributed to such Holders, the Transfer Agent will hold the Fractional Warrant Share Proceeds in trust for the Fractional Warrant Share Holders. The Company shall pay, and deduct from the Fractional Warrant Share Proceeds, all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Transfer Agent, incurred in connection with such sale of the Fractional Warrant Shares. The Transfer Agent shall determine the portion of the net Fractional Warrant Share Proceeds to which each Fractional Warrant Share Holder shall be entitled, if any, by multiplying the net Fractional Warrant Share Proceeds amount by a fraction, the numerator of which is the Fractional Warrant Share to which such Fractional Warrant Share Holder would otherwise be entitled and the denominator of which is the aggregate amount of Fractional Warrant Shares to which all such Fractional Warrant Share Holders would otherwise be entitled. As soon as practicable after the determination of the amount of the net Fractional Warrant Share Proceeds, if any, to be paid in cash to each such Fractional Warrant Share Holder in lieu of its Fractional Warrant Share, the Transfer Agent shall make available such amounts, without interest, to each such Fractional Warrant Share Holder.

                                   ARTICLE 3

            TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS, LISTING

  SECTION 3.1 OWNERSHIP OF WARRANTS. The Company and the Warrant Agent may deem and treat any Holder as the absolute owner for all purposes, notwithstanding any notation of ownership or other writing on the relevant Warrant Certificate made by anyone, and shall not be affected by any notice to the contrary until due presentation of such Warrant Certificate for registration and transfer as provided in this Article 3.

  SECTION 3.2 REGISTRATION AND COUNTERSIGNATURE. Warrant Certificates shall be countersigned manually or by facsimile and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register. The countersignature of the Warrant Agent shall be that of a duly authorized employee of the Warrant Agent.

  SECTION 3.3 REGISTRATION OF TRANSFERS AND EXCHANGES. (a) The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate in the Warrant Register, upon surrender of such Warrant Certificate, duly endorsed, and accompanied by a written instrument or instruments of transfer in a form satisfactory to the Warrant Agent, duly signed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (i) a bank or trust company, (ii) a broker or dealer that is a member of the NASD or (iii) a member of a national securities exchange, and funds sufficient to pay any transfer taxes payable with respect to such transfer. Upon any such registration or transfer, a new Warrant Certificate shall be issued to the transferee.

  (b) Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at a Warrant Agent Office, or at the offices of any successor Warrant Agent as provided in Section
5.3 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

  (c) Notwithstanding paragraphs (a) and (b) above, the Warrant Agent shall not be required to transfer or exchange any Warrant Certificate from and after the 105th day preceding the scheduled Expiration Date provided that if, in the notice provided by the Company pursuant to Section 2.5, the Company shall not have elected to redeem the Warrants, then the Warrant Agent shall permit transfers or exchanges of Warrant Certificates from and after the mailing of the notice to Holders referred to in Section 2.5 but shall not be required to transfer or exchange any Warrant Certificate from and after the 15th day preceding the Expiration Date.

  SECTION 3.4 CANCELLATION OF WARRANTS. If the Company shall purchase or otherwise acquire Warrants, the Company may deliver the Warrant Certificates representing such Warrants to the Warrant Agent to be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates so surrendered.

  SECTION 3.5 PAYMENTS OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrants and of Warrant Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

  SECTION 3.6 MUTILATED OR MISSING WARRANT CERTIFICATES. (a) If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such security or indemnity as may be reasonably required by them to hold each of them harmless with respect thereto, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

  (b) Upon the issuance of any new Warrant Certificate under this Section 3.6 the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

  (c) Every new Warrant Certificate executed and delivered pursuant to this
Section 3.6 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

  SECTION 3.7 GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTING. The Company from time to time will use its best efforts (a) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to file such documents under federal and state securities acts and laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of Warrants (including, without limitation, causing a registration statement under the Securities Act in respect of the Warrant Shares to be filed and declared effective but, subject to the Company's other contractual obligations, not including maintaining an effective registration statement for purposes of resale of Warrant Shares), provided, however, if any such permits, consents, approvals or documents are not so obtained or effective, the Company will immediately notify the Warrant Agent; (b) to have the Warrants listed on the NYSE or on the principal United States securities exchange on which the Common Stock is listed, if any, or quoted on NASDAQ if the Common Stock is so quoted; and (c) immediately upon the issuance of Warrant Shares upon exercise of Warrants, to have such Warrant Shares listed on the NYSE or on the principal United States securities exchange or exchanges on which the Common Stock is listed, if any, or quoted on NASDAQ if the Common Stock is so quoted. The Company shall cause the Warrants to be delisted on the NYSE or cease to be quoted, as the case may be, effective as of the Close of Business on the Expiration Date. Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless a registration statement filed under the Securities Act in respect of the Warrant Shares is then effective (unless in the opinion of counsel to the Company an exemption from the registration requirements is available under the Securities Act at the time of such exercise).

  SECTION 3.8 TRANSFER TO COMPLY WITH THE SECURITIES LAWS. Neither the Warrants nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof and thereof.

  SECTION 3.9 COMPANY OPTION TO REPURCHASE WARRANTS. The Company and its subsidiaries shall have the option, in their sole discretion, at any time or from time to time, to purchase Warrants (i) in the public market, (ii) by tender or exchange offer available to all Holders at any price or (iii) in private transactions at a price not more than ten percent (10%) over the Market Price of the Warrants as of closing date of each such transaction respectively. Warrants acquired by the Company or its subsidiaries shall be canceled and shall not be available for reissuance or resale.

                                   ARTICLE 4

                            ANTI-DILUTION PROVISIONS

  SECTION 4.1 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE OR NUMBER OF WARRANTS. The Exercise Price, the number of Warrant Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Article 4.

  SECTION 4.2 STOCK DIVIDENDS, STOCK SPLITS, COMBINATIONS AND STOCK RECLASSIFICATIONS. If the Company shall (i) pay a dividend on its shares of capital stock (including Common Stock) in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), in each case, other than the Merger pursuant to the Merger Agreement, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that each Holder shall be entitled upon exercise to receive the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 4.2 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

  SECTION 4.3 RIGHTS, OPTIONS AND WARRANTS. If the Company shall issue any rights, options or warrants to holders of its outstanding Common Stock (other than pursuant hereto, pursuant to stock option plans or similar plans approved by the Board of Directors of the Company or pursuant to the Merger Agreement), without payment of additional consideration by such holders, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share that is lower than the Market Price per share of Common Stock at the record date mentioned below, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (i) the number of shares of Common Stock outstanding on the record date for the issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Common Stock outstanding on the record date for the issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Market Price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

  SECTION 4.4 CERTAIN DISTRIBUTIONS. If the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Section 4.2) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 4.3), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the then current Market Price per share of Common Stock on the date of such distribution, and of which the denominator shall be (ii) the then current Market Price per share of Common Stock on the date of such distribution, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

  SECTION 4.5 CAPITAL REORGANIZATIONS AND STOCK RECLASSIFICATIONS. In the event of any capital reorganization or any reclassification of the Common Stock (except as provided in Section 4.2, 4.3, 4.4 or 4.6), any Holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Common Stock to which such Holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that such Holder would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Holder's Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) shall be made for the application of this Article 4 with respect to the rights and interests thereafter of the Holders (including the allocation of the adjusted Exercise Price between or among shares of classes of capital stock), to the end that this Article 4 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property thereafter deliverable upon the exercise of the Warrants.

  SECTION 4.6 CONSOLIDATIONS, MERGERS, SALES AND CONVEYANCES. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each Holder, notice of the exception of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.6 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

  SECTION 4.7 ADJUSTMENT RULES. (a) For the purposes of adjustments required by
Section 4.2 and Section 4.3, the shares of Common Stock that the holder of any rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of sale, issuance or distribution of such securities and the consideration, if any, received by the Company therefor shall be deemed to be the consideration received by the Company for such securities, plus the consideration or premiums stated in such securities to be paid for the shares of Common Stock covered thereby.

  (b) Except for adjustments required by Section 4.6, no adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 4.7(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Warrant Shares as provided in Section 4.7(h)), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter, provided, however, that the Exercise Price shall not be reduced below par unless the Company has taken action pursuant to Section 2.8.

  (d) For the purpose of this Article 4, the term "SHARES OF COMMON STOCK" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to
Section 4.2 or Section 4.5 above, the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price with respect to such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in
Section 4.2 through Section 4.5 and subsections (a), (b) and (c) of this
Section 4.7, inclusive, above, and the provisions of Sections 3.2, 3.5, 3.7 and 4.9, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

  (e) Except as provided in Sections 4.2, 4.3 and 4.4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

  (f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

  (g) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversions or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares by an amount in excess of the amount of the readjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

  (h) The Company may elect, on or after the date of any adjustment required by
Section 4.2 through Section 4.5, to adjust the number of Warrants in substitution for an adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Warrant Shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the Holders in the same manner as provided in Section 4.8, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any date thereafter. Upon each adjustment of the number of Warrants pursuant to this Section 4.7(h) the Company shall, as promptly as practicable, cause to be distributed to Holders as of such record date Warrant Certificates evidencing, subject to Sections 2.8 and 2.11, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Sections 3.2 and 3.3 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the Holders on the record date specified in the notice.

  SECTION 4.8 NOTICE TO HOLDERS WITH RESPECT TO ADJUSTMENTS. Not more than 30 days following the record date or effective date, as the case may be, of any adjustment or readjustment pursuant to this Article 4, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal executive office and with the Warrant Agent, an officers' certificate showing the adjusted number of Warrant Shares purchasable upon exercise of the Warrants, the additional number of Warrants to be issued for each outstanding Warrant or the adjusted Exercise Price, as the case may be, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the Chairman, President or Chief Financial Officer of the Company and by the Secretary or any Assistant Secretary of the Company. Each such officers' certificate shall be made available at the Warrant Agent Office all reasonable times for inspection by the Holder or any Holder of a Warrant and then upon written request of a Holder the Warrant Agent shall mail a copy of such certificate by first-class mail to such Holder.

                                   ARTICLE 5

                                 WARRANT AGENT

  SECTION 5.1 APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth; and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

  SECTION 5.2 WARRANT AGENT. (a) The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrants, shall be bound:

    (i) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

    (ii) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment in the Exercise Price or in the number of Warrant Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

    (iii) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

    (iv) The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

    (v) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Company under this Section 5.2 shall survive the termination of this Agreement.

    (vi) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

    (vii) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

    (viii) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

    (ix) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

    (x) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warrant as to the authorization or reservation of the Warrant Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Warrant Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Warrant Shares issuable upon exercise of any Warrant.

    (xi) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instruction of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

  SECTION 5.3 CHANGE OF WARRANT AGENT. If the Warrant Agent shall resign (such resignation to become effective not earlier than 60 days after the giving of written notice thereof to the Company and the Holders) or shall become incapable of acting as Warrant Agent or if the Board of Directors of the Company shall by resolution remove the Warrant Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent, then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Holders at such Holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 5.3 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

  SECTION 5.4 MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. (a) Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 5.3. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent, and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

  (b) If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                                   ARTICLE 6

                                 MISCELLANEOUS

  SECTION 6.1 NOTICES. (a) Except as otherwise provided in Section 6.1(b) any notice, demand or delivery authorized by this Warrant Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's address shown on the Warrant Register and to the parties as follows:

If to the Company:

National Health Laboratories Holdings Inc.
4225 Executive Square
Suite 805
La Jolla, CA 92037
Attention: General Counsel

If to the Warrant Agent:

American Stock Transfer & Trust Company
6201 Fifteenth Avenue
Brooklyn, NY 11219
Attention: Joseph Wolf

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

  (b) Any notice required to be given by the Company to the Holders shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the Warrant

Register. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be presumed to have been duly given when mailed.

  SECTION 6.2 SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interest of the Holders.

  SECTION 6.3 TERMINATION. This Agreement shall terminate immediately after (i) the Company has paid the Redemption Amount with respect to all Holders in the case of a Redemption or (ii) all Warrant Shares in respect of properly exercised Warrants have been issued in the case the Company does not elect to effect a Redemption pursuant to Section 2.7, provided, that the provisions of
Section 5.2 shall survive such termination until such time that the obligations contemplated thereunder have been performed.

  SECTION 6.4 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of such State.

  SECTION 6.5 PERSONS BENEFITING. This Warrant Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders of the Warrants. Nothing in this Warrant Agreement is intended or shall be construed to confer upon any person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Warrant Agreement or any part hereof.

  SECTION 6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

  SECTION 6.7 HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                          NATIONAL HEALTH LABORATORIES
                                             HOLDINGS INC.

                                          By __________________________________

                                            Title:

ATTEST:

- -------------------------------------

                                          AMERICAN STOCK TRANSFER & TRUST
                                           COMPANY

                                          By __________________________________

                                            Title:

ATTEST:

- -------------------------------------

                                                                       EXHIBIT A

                     [FORM OF FACE OF WARRANT CERTIFICATE]

                         VOID AFTER APRIL 28, 2000

CERTIFICATE NUMBER                                            NUMBER OF WARRANTS

                                                                           CUSIP

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

        WARRANTS TO ACQUIRE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF
                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

  This Warrant Certificate certifies that            or registered assigns, is
the registered holder (the "HOLDER") of the number of warrants set forth above (each, a "WARRANT") issued by National Health Laboratories Holdings Inc., a Delaware corporation (the "COMPANY"), subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse side hereof. Each Warrant entitles the Holder thereof to purchase from the Company one fully paid and nonassessable share (a "WARRANT SHARES") of common stock, $0.01 par value (the "COMMON STOCK"), of the Company at the initial exercise price per share of $22.00 (the "EXERCISE PRICE"), payable in lawful money of the United States of America, subject to adjustment as described below. The Warrants evidenced by this Certificate expire at the Close of Business on April 28, 2000 (the "EXPIRATION DATE"), unless such date is extended at the option of the Company as set forth in the Warrant Agreement referred to on the reverse side hereof.

  Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, a Warrant may be exercised upon proper surrender of this Warrant Certificate and payment of the aggregate Exercise Price to American Stock Transfer & Trust Company (the "WARRANT AGENT")
at         or such other of its offices notified to Warrant Holders (the
"WARRANT AGENT OFFICE").

  The number of Warrants, Exercise Price and the number of Warrant Shares purchasable upon exercise of a Warrant are subject to adjustment upon the occurrence of certain events as set forth in Article 4 of the Warrant Agreement referred to on the reverse side hereof.

  Upon notice to the Warrant Agent in accordance with the Warrant Agreement, the Company may at its sole option elect to redeem all but not less than all of the Warrants on the Expiration Date by payment of an amount in cash in respect of each Warrant equal to the Redemption Amount (as defined in the Warrant Agreement). If the Company shall have duly elected to redeem the Warrants but the aggregate Redemption Amount is zero or less than zero, no amount shall be required to be paid by the Company in respect of the redemption of the Warrants but the Warrants shall nonetheless be deemed to have been redeemed.

  A Warrant may only be exercised prior to the Close of Business on the Expiration Date and only if the Company shall not have elected to redeem the Warrants (provided that the Warrant Agent will accept surrenders of Warrant Certificates and payments of the Exercise Price in respect of Warrants to be exercised during the 45-day period preceding the Expiration Date, but such Warrants will not be deemed to have been exercised until the Expiration Date). As of the Close of Business on the Expiration Date, the Warrants will become wholly void and of no value.

  This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE SIDE. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                                     II-A-1

  IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer, and the corporate seal hereunto affixed.

  Dated:

                                          NATIONAL HEALTH LABORATORIES
                                           HOLDINGS INC.

                                          By __________________________________

                                        Title:

[Corporate Seal of National Health
 Laboratories Holdings Inc.]

ATTEST:

By __________________________________

Countersigned:
AMERICAN STOCK TRANSFER & TRUST
 COMPANY, AS WARRANT AGENT

By __________________________________


                                     II-A-2

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

  THIS WARRANT CERTIFICATE IS ISSUED UNDER AND IN ACCORDANCE WITH A WARRANT
AGREEMENT, DATED AS OF APRIL   , 1995 BETWEEN THE COMPANY AND THE WARRANT AGENT
(THE "WARRANT AGREEMENT"), AND IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE WARRANT AGREEMENT. THE WARRANT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE IN AND MADE A PART OF THIS INSTRUMENT AND IS HEREBY REFERRED TO FOR A DESCRIPTION OF THE RIGHTS, LIMITATION OF RIGHTS, OBLIGATIONS, DUTIES AND IMMUNITIES THEREUNDER OF THE WARRANT AGENT, THE COMPANY AND THE HOLDERS. A COPY OF THE WARRANT AGREEMENT MAY BE INSPECTED AT THE WARRANT AGENT OFFICE AND IS AVAILABLE UPON WRITTEN REQUEST ADDRESSED TO THE WARRANT AGENT AT THE WARRANT AGENT OFFICE. ALL TERMS USED HEREIN THAT ARE DEFINED IN THE WARRANT AGREEMENT HAVE THE MEANINGS ASSIGNED TO THEM THEREIN.

  Warrants may be exercised to purchase Warrant Shares from the Company on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement, but only if the Company shall not have elected to redeem the Warrants as described below. The registered Holder of the Warrants evidenced by this Warrant Certificate may exercise such Warrants by surrendering to the Warrant Agent the Warrant Certificate, with the form of election to exercise set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, and any applicable transfer taxes, to the Warrant Agent at the Warrant Agent Office. Although such surrender and payment will be accepted during the 45-day period preceding the Expiration Date, Warrants will not be deemed to have been exercised until the Expiration Date.

  No adjustment shall be made for any cash dividends on any Warrant Shares issuable upon exercise of this Warrant.

  Upon notice to the Warrant Agent, the Company may at its sole option elect to redeem all but not less than all Warrants on the Expiration Date by payment of an amount in cash in respect of each Warrant equal to the Redemption Amount (as defined in the Warrant Agreement). If the Company shall have duly elected to redeem the Warrants but the aggregate Redemption Amount is zero or less than zero, no amount shall be required to be paid by the Company in respect of the redemption of the Warrants but the Warrants shall nonetheless be deemed to have been redeemed.

  Warrants shall expire at and become null and void and have no value and no Person shall have any rights thereto as of the Close of Business on the Expiration Date, provided, however, that, notwithstanding such expiration, Holders that have properly exercised Warrants in accordance herewith and with the Warrant Agreement shall be entitled to receive Warrant Shares with respect to such Holders' Warrants unless the Company shall have elected to redeem the Warrants as described below, in which case each Holder shall be entitled to receive the Redemption Amount.

  No certificates or scrip representing fractional Warrant Shares shall be issued upon exercise of a Warrant. As promptly as practicable following the Expiration Date, if the Company shall not have elected to redeem the Warrants, the Company shall pay to each Holder otherwise entitled to receive fractional Warrant Shares, if any, a cash amount in lieu of such fractional Warrant Shares which shall be equal to the proceeds from the sale of such Holder's fractional Warrant Shares, without interest thereon and after deduction of all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Transfer Agent, incurred in connection with such sale of the fractional Warrant Shares.

  Warrant Certificates, when surrendered at the Warrant Agent Office thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the

                                     II-A-3
limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Warrant Shares.

  A new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Warrant Shares shall be issued to a transferee designated by a Holder upon surrender of a Warrant Certificate, duly endorsed, and accompanied by a written instrument or instruments of transfer in a form satisfactory to the Warrant Agent, duly signed by the Holder or Holders or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (i) a bank or trust company, (ii) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. or (iii) a member of a national securities exchange, and funds sufficient to pay any transfer taxes payable on such transfer.

  Notwithstanding the foregoing, the Warrant Agent shall not be required to transfer or exchange any Warrant Certificate from and after the 105th day preceding the scheduled Expiration Date provided that if, in the notice provided by the Company pursuant to Section 2.5 of the Warrant Agreement, the Company shall not have elected to redeem the Warrants, then the Warrant Agent shall permit transfers or exchanges of Warrant Certificates from and after the mailing of the notice to Holders referred to in Section 2.5 of the Warrant Agreement but shall not be required to transfer or exchange any Warrant Certificate from and after the 15th day preceding the Expiration Date.

  The Company and its subsidiaries shall have the option, in their sole discretion, at any time or from time to time, to purchase Warrants (i) in the public market, (ii) by tender or exchange offer available to all Holders at any price or (iii) in private transactions at a price not more than ten percent (10%) over the Market Price (as defined in the Warrant Agreement) of the Warrants as of the closing date of each such transaction respectively. Warrants acquired by the Company or its subsidiaries shall be canceled and shall not be available for reissuance or resale.

  The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                                     II-A-4

                          FORM OF ELECTION TO EXERCISE

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)

  The undersigned hereby irrevocably elects to exercise the right represented
by this Warrant Certificate to receive        shares of Common Stock and
herewith tenders payment for such shares to the order of              in the
amount of $       in lawful money of the United States of America by certified or official bank check or by wire transfer in accordance with the terms hereof
(which amount includes $       in payment of applicable transfer taxes, if
any.) The undersigned requests that a certificate for such shares be registered
in the name of              whose address is                   and that such
shares be delivered to              whose address is                   and that
such Warrant Certificate is delivered to              whose address is
                   .

Dated:          , 19                      Signature: __________________________

                                          Note: The above signature must
                                          correspond with the name as written
                                          upon the face of the Warrant
                                          Certificate in every particular
                                          without alteration or enlargement or
                                          any change whatsoever.

                                          Signature
                                          Guaranteed: _________________________

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT-              under Uniform Gift to Minors Act
                  (custodian) (partner)                         (citation)

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants and not as tenants

    Additional abbreviations may also be used though not in the above list.

                                     II-A-5

                               FORM OF ASSIGNMENT

      (TO BE EXECUTED BY REGISTERED HOLDER UPON ASSIGNMENT OF THE WARRANT)

  FOR VALUE RECEIVED, the undersigned registered Holder hereby sells, assigns,
and transfers unto              whose address is                      the
Warrants represented by this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.

Dated:          , 19                      Signature: __________________________

                                          Note: The above signature must
                                          correspond with the name as written
                                          upon the face of the Warrant
                                          Certificate in every particular
                                          without alteration or enlargement or
                                          any change whatsoever.

                                          Signature
                                          Guaranteed: _________________________

                                     II-A-6

                                                                       ANNEX III

                             STOCKHOLDER AGREEMENT

                           DATED AS OF APRIL   , 1995

                                     AMONG

                               HLR HOLDINGS INC.,

                             HOFFMANN-LA ROCHE INC.

                                      AND

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                          ------
                                   ARTICLE 1

                                  DEFINITIONS

 1.1.  Definitions......................................................   III-1

                                   ARTICLE 2

                              CORPORATE GOVERNANCE

 2.1.  Composition of the Board of Directors............................   III-5
 2.2.  Solicitation and Voting of Shares................................   III-7
 2.3.  Committees of the Board of Directors.............................   III-7
 2.4.  Management Committee.............................................   III-8
 2.5.  Notice for Board and Committee Meetings..........................   III-9
 2.6.  Vacancies on Board Committees and the Management Committee.......   III-9
 2.7.  Approval Required for Certain Actions............................   III-9
 2.8.  Enforcement of this Agreement....................................  III-11
 2.9.  Certificate of Incorporation and Bylaws..........................  III-11
 2.10. Governance of Company Subsidiaries...............................  III-11
 2.11. Strategic Planning Process.......................................  III-11
 2.12. Operating Planning Processes.....................................  III-12
 2.13. Headquarters of the Company......................................  III-12

                                   ARTICLE 3

                              ANTI-DILUTIVE RIGHTS

 3.1.  Anti-dilutive Rights.............................................  III-12

                                   ARTICLE 4

                  ACQUISITIONS OF ADDITIONAL EQUITY SECURITIES

 4.1.  Limitation on Additional Acquisitions............................  III-13

                                   ARTICLE 5

                         TRANSFERS OF EQUITY SECURITIES

 5.1.  Transfers of Equity Securities...................................  III-13

                                   ARTICLE 6

                              REGISTRATION RIGHTS

 6.1.  Demand Registration..............................................  III-14
 6.2.  Conditions to Demand Registrations...............................  III-14
 6.3.  Additional Conditions to Demand Offerings........................  III-15
 6.4.  Piggyback Registration...........................................  III-15
 6.5.  Reduction of Offering............................................  III-15
 6.6.  Filings; Registration Procedures.................................  III-16
 6.7.  Registration Expenses............................................  III-18
 6.8.  Indemnification by the Company...................................  III-18
 6.9.  Indemnification by the Investor..................................  III-18
 6.10. Conduct of Indemnification Proceedings...........................  III-18
 6.11. Contribution.....................................................  III-19

                                     III-i

                                                                           PAGE
                                                                          ------
                                   ARTICLE 7

                           FURNISHING OF INFORMATION

 7.1.  Furnishing of Information........................................  III-20

                                   ARTICLE 8

                                   COVENANTS
 8.1.  Rule 144 and Rule 144A...........................................  III-21
 8.2.  No Inconsistent Agreements.......................................  III-21

                                   ARTICLE 9

                                 MISCELLANEOUS

 9.1.  Notices..........................................................  III-22
 9.2.  Amendments; Waivers..............................................  III-22
 9.3.  Severability.....................................................  III-22
 9.4.  Entire Agreement.................................................  III-23
 9.5.  Successors and Assigns...........................................  III-23
 9.6.  Parties in Interest..............................................  III-23
 9.7.  Counterparts; Effectiveness......................................  III-23
 9.8.  Governing Law....................................................  III-23
 9.9.  Specific Performance.............................................  III-23
 9.10. Termination......................................................  III-23
 9.11. Waiver of Jury Trial.............................................  III-24


                                     III-ii

                             STOCKHOLDER AGREEMENT

  STOCKHOLDER AGREEMENT dated as of April , 1995 among HLR Holdings Inc., a Delaware corporation ("HLR" or the "INVESTOR"), Hoffmann-La Roche Inc., a New Jersey corporation (the "ROCHE HOLDER" and, for purposes of Articles 6 and 8, the Roche Holder shall be deemed to be, together with HLR, the "INVESTOR"), and National Health Laboratories Holdings Inc., a Delaware corporation (the "COMPANY").

  WHEREAS, the Company, the Investor and Roche Biomedical Laboratories, Inc., a wholly-owned subsidiary of the Investor ("RBL"), entered into an Agreement and Plan of Merger dated as of December 13, 1994 (the "MERGER AGREEMENT") pursuant to which among other things (i) RBL is being merged with and into the Company (the "MERGER"), (ii) all of the issued and outstanding stock of RBL (except for shares held by RBL in its treasury) is being converted in the Merger into shares of Common Stock (as defined below) of the Company, (iii) Roche Holder is purchasing certain warrants (the "ROCHE WARRANTS") from the Company at the Effective Time and (iv) shares of the Company's Common Stock are being converted in the Merger into the Conversion Consideration (as defined in the Merger Agreement), all upon the terms and subject to the conditions set forth in the Merger Agreement; and

  WHEREAS, the Investor, the Company, Mafco Holdings Inc., a Delaware corporation ("MAFCO") and National Health Care Group, Inc., a Delaware corporation ("NHCG") and a significant stockholder of the Company, have entered into the Sharing and Call Option Agreement dated as of December 13, 1994 providing, among other things, certain rights and obligations with respect to the Company's Common Stock held by NHCG (the "SHARING AND CALL OPTION AGREEMENT"); and

  WHEREAS, in connection with the Merger, the Investor, Roche Holder and the Company desire to set forth certain agreements and understandings regarding the Investor's and Roche Holder's interests in the Company;

  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the Investor, Roche Holder and the Company hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

  SECTION 1.1. DEFINITIONS. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no member of the Investor Group shall be deemed an Affiliate of any other stockholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

  "ANNUAL OPERATING PLAN" means, for any year, the operating plan of the Company and its Subsidiaries which plan shall provide for an analysis of gross profits, summary of operating expenses, personnel levels, pricing, budgets for niche businesses, cash flows, capital expenditures and return on funds assigned, and shall be consistent with the then applicable Strategic Plan or the Initial Synergy Plan (as applicable) of the Company.

  "ANTI-DILUTIVE RIGHTS" has the meaning set forth in Section 3.1(a) hereof.

  "ASSOCIATE" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof.

  "AUDIT COMMITTEE" means the Audit Committee of the Board of Directors described in Section 2.3(a)(i) hereof.

  "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company except where the context requires otherwise.

  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

  "BY-LAWS" means the by-laws of the Company, as amended from time to time in accordance herewith.

  "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of the Company, as amended from time to time in accordance herewith.

  "COMMON STOCK" means the common stock of the Company, par value $.01 per share.

  "COMPANY" has the meaning set forth in the recitals of this Agreement.

  "DEMAND REGISTRATION" has the meaning described in Section 6.1(a) hereof.

  "DIRECTOR" means a member of the Board of Directors.

  "DISCRIMINATORY TRANSACTION" means any transaction or other corporate action (other than those imposed pursuant to the express terms of this Agreement and other than those imposed with identical effect on all stockholders) which would
(x) impose limitations on the legal rights of the Investor or any of its Affiliates or Associates as a stockholder of the Company, including, without limitation, any action which would impose restrictions based upon the size of security holding, nationality of a securityholder, the business in which a securityholder is engaged or other considerations applicable to the Investor and not to stockholders generally, (y) deny any benefit to the Investor or any of its Affiliates or Associates, proportionately as a holder of any class of Voting Stock, that is made available to other holders of any class of Voting Stock or (z) otherwise materially adversely discriminate against the Investor, its Affiliates or its Associates as stockholders of the Company.

  "EFFECTIVENESS OF THIS AGREEMENT" means the Effective Time (as defined in the Merger Agreement).

  "EMPLOYEE BENEFITS COMMITTEE" means the Employee Benefits Committee of the Board of Directors described in Section 2.3(a)(iii) hereof.

  "EQUITY SECURITY" means (i) any Common Stock or other Voting Stock, (ii) any debt or equity securities of the Company convertible into or exchangeable for Common Stock or other Voting Stock or (iii) any options, rights or warrants (including the Warrants and any similar securities) issued by the Company to acquire Common Stock or other Voting Stock.

  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "GAAP" means generally accepted accounting principles in effect in the United States.

  "HLR" has the meaning set forth in the recitals of this Agreement.

  "INDEBTEDNESS" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (iv) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been

                                     III-2
assumed, (v) all guarantees by such Person of Indebtedness of others, (vi) all obligations of such Person in respect to interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, in each case other than those entered into primarily as a hedge, and (vii) all capital lease obligations of such Person.

  "INDEMNIFIED PARTY" has the meaning set forth in Section 6.10 hereof.

  "INDEMNIFYING PARTY" has the meaning set forth in Section 6.10 hereof.

  "INDEPENDENT DIRECTOR" means a Director of the Company who is none of (i) an officer, employee, Affiliate or Associate of the Company or an officer, employee or director of any Affiliate or Associate of the Company, (ii) an officer, employee, director, Affiliate or Associate of the Investor or (iii) an Investor Director.

  "INITIAL PERIOD" has the meaning set forth in Section 2.1(b) hereof.

  "INITIAL SYNERGY PLAN" means the Strategic Plan applicable to the initial two-year period following the Effectiveness of this Agreement.

  "INSPECTORS" has the meaning set forth in Section 6.6(h) hereof.

  "INVESTOR" has the meaning set forth in the recitals of this Agreement.

  "INVESTOR DIRECTOR" means a Director who has been designated for such position by the Investor in accordance with Section 2.1(b) hereof.

  "INVESTOR GROUP" means the Investor and its Affiliates (other than the Company and its Subsidiaries).

  "INVESTOR GROUP INTEREST" means the percentage of Total Voting Power, determined on the basis of the number of shares of Voting Stock actually outstanding, that is controlled, directly or indirectly, by the Investor and its Affiliates (other than the Company and its Subsidiaries).

  "MAINTENANCE SECURITIES" has the meaning set forth in Section 3.1(a) hereof.

  "MANAGEMENT COMMITTEE" means the Management Committee of the Company as described in Section 2.4 hereof.

  "MARKET PURCHASE" means an acquisition of Equity Securities that is within the definition of "Rule 10b-18 purchase" under Rule 10b-18(a)(3) promulgated under the Exchange Act as in effect on the date hereof that satisfies the conditions of Rule 10b-18(b).

  "MERGER" has the meaning set forth in the recitals of this Agreement.

  "MERGER AGREEMENT" has the meaning set forth in the recitals of this Agreement.

  "NOMINATING COMMITTEE" means the Nominating Committee of the Board of Directors as described in Section 2.3(a)(ii) hereof.

  "OTHER HOLDERS" means holders of Equity Securities other than any member of the Investor Group.

  "PERSON" means an individual, a partnership, a joint venture, a corporation, a trust, an incorporated or unincorporated organization, a government or any department or agency thereof.

  "PIGGYBACK REGISTRATION" has the meaning set forth in Section 6.4 hereof.

                                     III-3

  "PUBLIC OFFERING" means an underwritten public offering of Equity Securities pursuant to an effective Registration Statement under the Securities Act.

  "RBL" has the meaning set forth in the recitals of this Agreement.

  "RECORDS" has the meaning set forth in Section 6.6(h) hereof.

  "REGISTRABLE SECURITIES" means Equity Securities (including any Common Stock or other Voting Stock issuable upon any conversion or exercise of any Equity Securities which are convertible securities) held by the Investor Group which are Restricted Securities until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, or such securities may be sold pursuant to Rule 144(k) or (iii) such securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a legend restricting transfer of such securities and such securities may be resold without subsequent registration under the Securities Act.

  "REGISTRATION EXPENSES" means (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Investor selected by the Investor, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Investor (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

  "REGISTRATION STATEMENT" means a registration statement filed by the Company with the SEC in accordance with the Securities Act.

  "RESTRICTED SECURITIES" means any Equity Securities which are restricted securities within the meaning of Rule 144(a)(3) (or any successor provision) promulgated under the Securities Act.

  "ROCHE HOLDER" has the meaning set forth in the recitals of this Agreement.

  "ROCHE WARRANTS" has the meaning set forth in the recitals of this Agreement.

  "RULE 144" and "RULE 144A" means Rule 144 and Rule 144A, as amended, respectively (or any successor provisions), promulgated under the Securities Act.

  "SEC" means the Securities and Exchange Commission.

  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "SHARING AND CALL OPTION AGREEMENT" has the meaning set forth in the recitals of this Agreement.

  "SPECIAL MAJORITY VOTE OF THE BOARD" means approval by a majority of the entire Board of Directors, which majority includes a majority of all Investor Directors and at least one Independent Director.

  "STRATEGIC PLAN" means the strategic plan of the Company and its Subsidiaries which sets forth the strategic direction for the Company and its Subsidiaries and their businesses (by strategic business units) for

                                     III-4
a period of five fiscal years and which provides for, among other things: an analysis of the business environment, business objectives and strategies, business revenues, financial forecasts, capital plans, acquisition and divestiture plans, if any, business segment analysis, and niche business plans.

  "STRATEGIC REVIEW" means a review and process that determines whether the Strategic Plan is still valid, reviews progress to date, updates key elements of the Strategic Plan, if deemed necessary, and proposes modifications in objectives and strategies if deemed necessary. Such process shall include a review of (i) whether assumptions (including, as to market factors, competition, regulation, patents, etc.) are still valid; (ii) whether objectives are still realistic; (iii) whether strategies and programs are on track; (iv) whether resource assessments are still valid; and (v) and updated outlook (financial and nonfinancial) if material deviations are expected.

  "SUBSIDIARY" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

  A "SUBSTANTIAL PART" of any Person means, as of any date of determination, more than 10% of the fair market value of the total assets of such Person and its Subsidiaries as of the end of such Person's most recent fiscal quarter ending prior to such date of determination.

  "13D GROUP" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under
Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof), to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

  "TOTAL VOTING POWER" means the aggregate number of votes entitled to be voted in an election of Directors of the Company by all of the outstanding Voting Stock.

  "VOTING POWER" means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the voting of any Voting Stock in the election of Directors.

  "VOTING STOCK" means securities having the right to vote generally in any election of Directors of the Company.

  "WARRANT AGREEMENT" means the agreement between the Company and the warrant agent designated therein pursuant to which warrants, including the Roche Warrants, are being issued as contemplated by the Merger Agreement.

  "WARRANT SHARES" means Common Stock issued upon exercise of the Warrants.

  "WARRANTS" means the warrants issued pursuant to the Warrant Agreement, including the Roche Warrants.

  All terms defined in this Agreement in the singular shall have a comparable meaning when used in the plural, and vice versa. For the purpose of this Agreement, the phrases "TO THE KNOWLEDGE OF" or "KNOWN TO" mean, with respect to any Person, (i) known to any officer or senior manager of such Person or any Subsidiary of such Person or (ii) could reasonably be expected to be known to any such officer or senior manager.

                                   ARTICLE 2

                              CORPORATE GOVERNANCE

  SECTION 2.1. COMPOSITION OF THE BOARD OF DIRECTORS. In consideration of the Investor's interest in the Company following consummation of the Merger, the composition of the Board of Directors shall be

                                     III-5
determined as provided in this Article 2. The composition of the Board of Directors and the manner of selecting members thereof shall be as follows:

  (a) At and after the Effectiveness of this Agreement, the Board of Directors shall be comprised of seven Directors. The number of Directors comprising the Board may be changed only with the approval of the Board in accordance with
Section 2.7.

  (b) Immediately upon the Effectiveness of this Agreement, the Company, through its Board of Directors, shall cause to be duly appointed to its Board three individuals designated prior to the Merger by the Investor to the Company, which individuals shall include Mr. Jean-Luc Belingard, Mr. Thomas P. Mac Mahon and Dr. James Powell (unless any such individual is unable to serve in such capacity, in which event the Board shall duly elect as a Director one or more substitute individuals designated by the Investor prior to the Merger), provided that any individual so designated other than the aforementioned Persons shall be reasonably acceptable to a majority of the Independent Directors in office immediately prior to the Effectiveness of this Agreement. (Each individual designated by the Investor to be a Director pursuant to the terms of this Agreement shall be referred to herein as an "INVESTOR DIRECTOR" and all such Persons shall be referred to herein as the "INVESTOR DIRECTORS".) For a period commencing at the Effectiveness of this Agreement and ending at the first anniversary thereof (the "INITIAL PERIOD"), Mr. James R. Maher shall (unless he is unwilling or unable to serve) be a Director and shall be elected by the Board of Directors to serve as Chairman of the Board for such Initial Period. During the Initial Period, Mr. Mac Mahon shall be elected by the Board of Directors to serve as Vice Chairman of the Board. Following the Initial Period (or at such earlier time as Mr. Maher shall die, resign, retire or be disqualified or removed from office), (i) Mr. Maher shall resign his positions and not stand for reelection as a Director or as a member of any committee of the Board or of the Management Committee (if he is then serving on any such committee) and (ii) Mr. Mac Mahon shall be elected by the Board of Directors to serve as the Chairman of the Board. The position of Vice Chairman will be eliminated after the Initial Period. During the Initial Period, the remaining three Directors shall be Independent Directors and shall be Persons mutually acceptable to the Investor and a majority of the members of the Board of Directors in office immediately prior to the Effectiveness of this Agreement and may include one or more Persons who were Independent Directors prior to the Effective Time, such Persons to serve in each case until the expiration of the term of his respective election (or any earlier termination, resignation or removal).

  (c) Except as otherwise provided in Section 2.1(b) with respect to the Initial Period, at all times from and after the Effectiveness of this Agreement, the Directors shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board of Directors):

    (i) the Investor shall have the right to designate three Investor Directors, each of whom shall be nominated for Director by the Nominating Committee; and

    (ii) the Nominating Committee shall nominate the remaining Directors, each of whom (A) shall have an outstanding reputation for personal integrity and distinguished achievement in areas relevant to the Company (in applying the foregoing criteria the Nominating Committee shall be guided by the quality of the individuals currently serving as Directors of the Company) and (B) shall qualify as an Independent Director.

The composition of the Board of Directors may be changed only with the approval of the Board in accordance with Section 2.7.

  (d) If (i) at any time the Investor Group Interest is less than 30% but at least 20%, the Investor shall have the right to designate for nomination two Investor Directors and (ii) at any time the Investor Group Interest shall be less than 20% but at least 10%, the Investor shall have the right to designate for nomination one Investor Director.


                                     III-6

  (e) If at any time when Mr. Mac Mahon (or any successor) shall be serving as Chairman of the Board, he (or such successor) dies, resigns, retires, is disqualified or is removed from office, such position shall be filled by the Board in accordance with Section 2.7.

  (f) The Investor and the Nominating Committee, respectively, shall have the right to designate any replacement for a Director designated for nomination or nominated in accordance with this Section 2.1 by the Investor or the Nominating Committee, respectively, upon the death, resignation, retirement, disqualification or removal from office for other cause of such Director. Such replacement for any Independent Director shall also be an Independent Director conforming to the standard set forth in Section 2.1(c)(ii). The Board of Directors shall duly appoint as a Director each Person so designated to fill a vacancy on the Board.

  (g) Without limiting the generality of Section 2.1(c), in the event that at any time after the Effectiveness of this Agreement the number of Investor Directors on the Board of Directors differs from the number that the Investor has the right (and desire) to designate, (i) if the number of Investor Directors exceeds such number, the Investor shall promptly take all appropriate action to cause to resign that number of the Investor Directors as is required to make the remaining number of such Investor Directors conform to the provisions of this Agreement or (ii) if the number of Investor Directors otherwise is less than such number, the Board shall take all necessary action to create sufficient vacancies on the Board to permit the Investor to designate the full number of Investor Directors which it is entitled (and desires) to designate pursuant to the provisions of this Agreement (such action may include but need not be limited to seeking the resignation or removal of Directors or, at the request of the Investor and/or calling a special meeting of the shareholders of the Company for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence, the Investor shall designate the Person to fill any such vacancy in accordance with the provisions of this Agreement and the Board of Directors shall elect each Person so designated.

  SECTION 2.2. SOLICITATION AND VOTING OF SHARES. (a) With respect to each meeting of stockholders of the Company at which Directors are to be elected, the Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote in the election of Directors proxies in favor of the nominees selected in accordance with Section 2.1.

  (b) In any election of Directors or any meeting of the stockholders of the Company called expressly for the removal of Directors, so long as the Board of Directors includes (and will include after any such election or removal) the number of Investor Directors (and the proportion of the entire Board the Investor is entitled (and desires) to designate as nominees for Investor Directors hereunder) contemplated by Section 2.1, the Investor shall be, and shall use its best efforts to cause its Affiliates to be, present for purposes of establishing a quorum, and shall vote all of their shares of Voting Stock
(i) in favor of any nominee or Director selected in accordance with Section 2.1, (ii) in favor of removal of any Director as contemplated by Section 2.1(g), and (iii) against the removal of any Director designated in accordance with Section 2.1 other than (A) for cause and (B) pursuant to Section 2.1(g). In any other matter submitted to a vote of the stockholders of the Company, the Investor Group may vote any or all of its shares of Voting Stock and other Equity Securities in its sole discretion unless such matter was approved by the Investor or a majority of the Investor Directors in accordance with Section 2.7, in which case the Investor shall, and shall use its best efforts to cause its Affiliates to, vote all of their Voting Stock and any other Equity Securities in favor of such matter.

  (c) The Investor agrees that it will, and will use its best efforts to cause its Affiliates (other than the Company and its Subsidiaries) to, take all action as a stockholder of the Company or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement.

  SECTION 2.3. COMMITTEES OF THE BOARD OF DIRECTORS. (a) Subject to the general oversight and authority of the full Board of Directors, the Board of Directors shall establish, empower, maintain and elect

                                     III-7
the members of the following committees of the Board of Directors at all times while this Agreement is in effect:

    (i) an Audit Committee, comprised solely of Independent Directors;

    (ii) a Nominating Committee which shall, subject to Section 2.1, be responsible for recommending the nomination of Directors and be comprised and conduct itself as follows:

      (A) after the Effectiveness of this Agreement, the Nominating Committee shall be composed of two Independent Directors and one Investor Director;

      (B) a majority of the Independent Directors shall designate the Independent Directors who shall serve on the Nominating Committee and a majority of the Investor Directors shall designate the Investor Director who shall serve on the Nominating Committee;

      (C) a quorum of the Nominating Committee required for any action thereby shall require the attendance of all members thereof; and

      (D) the Nominating Committee shall act by majority vote of the entire Nominating Committee;

    (iii) an Employee Benefits Committee, responsible, among other things, for (A) recommending to the Board of Directors, for approval by a majority of the Board of Directors (subject to Section 2.7), (I) the adoption and amendment of all employee benefit plans and arrangements and (II) the engagement of, terms of any employment agreements and arrangements with and termination of employment of, all Persons who are or would be designated by the Company as "officers" for purposes of Section 16 of the Exchange Act (such Persons being referred to herein as "SECTION 16 OFFICERS") and (B) granting under and administering the Company's stock option incentive plans with respect to the participation therein of Section 16 Officers, which committee shall be comprised solely of Investor Director(s) and Independent Directors (with Independent Directors constituting a majority), who constitute "DISINTERESTED PERSONS" (as such term is defined in Rule 16b-3(c) under the Exchange Act), and the Chairman of which committee shall, subject to Section 2.1(b), be Mr. Jean-Luc Belingard until his successor is duly elected; and

    (iv) such other committees as the Board of Directors deems necessary or desirable to establish, empower and maintain, provided that such committees are approved by a Special Majority Vote of the Board and are established in compliance with the terms of this Agreement.

  (b) Except as otherwise provided in this Agreement or as agreed by a majority of the Independent Directors and the Investor Directors, the number of Investor Directors serving on each committee of the Board of Directors shall be the same proportion of the total membership of such committee as the number of Investor Directors is of the entire Board of Directors, with a minimum of one member so long as the Investor is entitled hereunder to designate one Investor Director. Any members of any committee which are Investor Directors shall, in the event of any vacancy in such membership, be replaced by a majority of the Investor Directors.

  (c) If the Investor Group Interest shall be less than 30% but more than 20%, the number of Investor Directors serving on each committee of the Board of Directors (other than the Audit Committee) shall be (x) two, if such committee shall have five or more total members, or (y) one, in all other cases. If the Investor Group Interest shall be less than 20% but more than 10%, the number of Investor Directors serving on each committee of the Board of Directors (other than the Audit Committee) shall be one. Any members of any committee which are Investor Directors shall, in the event of any vacancy in such membership, be replaced by a majority of the Investor Directors.

  SECTION 2.4. MANAGEMENT COMMITTEE. (a) Immediately after the Effectiveness of this Agreement, the Company shall establish a Management Committee, which shall be comprised and conduct itself as follows:

    (i) the Management Committee shall be comprised of (A) the President and Chief Executive Officer of the Company, who shall serve as the Chairman of the Management Committee, (B) the Chief

                                     III-8

  Operating Officer of the Company, (C) the Chief Financial Officer of the Company, (D) the Chief Administrative Officer of the Company, (E) the General Counsel for the Company, (F) the Executive Vice President, Sales and Marketing of the Company, (G) the Executive Vice President, Human Resources of the Company, (H) the Chairman of the Board and (I) the Vice Chairman of the Board, if any, and may include other Board members or executive officers of the Company, in each case in accordance with Section 2.7; and

    (ii) the Management Committee shall act by a consensus of the members thereof, provided that such consensus includes the approval of the Chairman of the Management Committee.

  (b) The Management Committee shall have the following responsibilities, authority and duties, and such other responsibilities, authority and duties as the Board (acting by Special Majority Vote of the Board) may from time to time grant, subject to the other provisions of this Agreement, the Certificate of Incorporation and the By-laws:

    (i) review and approval of the Strategic Plan prior to consideration and approval by the Board in accordance with Section 2.7;

    (ii) review and approval of the Annual Operating Plan and annual operating budget of the Company prior to consideration and approval of the Board in accordance with Section 2.7; and

    (iii) overseeing the implementation of the Initial Synergy Plan, including the attainment of the synergy goals of such Plan and the integration of the businesses of RBL and its Subsidiaries (prior to the Merger) and the Company.

  (c) Meetings of the Management Committee shall be conducted at least six times per year or more often as determined by the Chairman of the Management Committee, in his discretion.

  SECTION 2.5. NOTICE FOR BOARD AND COMMITTEE MEETINGS. (a) No action by the Board of Directors or any committee of the Board of Directors shall be valid unless taken at a meeting for which seven days prior notice has been duly given or waived by the Directors or the members of such committee, as the case may be. Such notice shall include a description of the general nature of the business to be transacted at the meeting, and no other business may be transacted at such meeting unless all Directors or members of the committee as the case may be, are present and consent to the consideration of such other business.

  (b) In the case of committee meetings, any committee member unable to participate in Person at any meeting shall be given the opportunity to participate by telephone.

  (c) Each of the committees established by the Board of Directors pursuant to
Section 2.3 and the Management Committee established pursuant to Section 2.4 shall establish and adopt such other rules and procedures for its operation and governance (consistent with the terms of this Agreement and the Company's Certificate of Incorporation and By-laws) as it shall determine appropriate and may seek such consultation and advice as to matters within its purview as it shall require.

  SECTION 2.6. VACANCIES ON BOARD COMMITTEES AND THE MANAGEMENT COMMITTEE. In the event that any Investor Director or Independent Director ceases to serve on any committee of the Board of Directors or on the Management Committee, the majority of the Investor Directors and the majority of the Independent Directors shall designate, respectively, a replacement member. If after a reasonable time, no successor to such Director is designated in accordance with the terms hereof to serve on such committee, the number of members of such committee may be reduced if such reduction does not (and no such reduction is intended to) result in a change of the relative authorities within such committee among the Investor Directors (taken as a group) and the Independent Directors (taken as a group).

  SECTION 2.7. APPROVAL REQUIRED FOR CERTAIN ACTIONS. (a) So long as the Investor Group Interest shall be 30% or more, no action by the Company or any Subsidiary (including but not limited to any action by their respective boards of directors or any committee thereof) shall be taken with respect to any of the

                                     III-9
following matters without the approval of the Board which approval shall be by a Special Majority Vote of the Board:

    (i) the appointment of any of the Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer, General Counsel, Chief Financial Officer, Chief Operating Officer or Chief Administrative Officer or other executive officer in any similar capacity of the Company or any Subsidiary thereof (and the election of any directors to the board of directors of any such Subsidiary);

    (ii) the approval of each Strategic Plan and each Annual Operating Plan developed subsequent to the Effectiveness of this Agreement and any material amendment to, modification of, or deviation from, the Initial Synergy Plan or any other Strategic Plan;

    (iii) any merger or consolidation of the Company or any of its Subsidiaries with or into any Person other than the Company or any of its Subsidiaries;

    (iv) any amendment to the Certificate of Incorporation or By-laws or any adoption of or amendment to the certificate of incorporation or by-laws of any Subsidiary of the Company;

    (v) any acquisition of assets, business, operations or securities by the Company or any Subsidiary thereof by merger or otherwise (whether in one transaction or a series of related transactions) which assets, business, operations or securities would constitute a Substantial Part of the Company measured prior to such transaction;

    (vi) any sale, asset exchange, lease, exchange, mortgage, pledge, transfer or other disposition by merger or otherwise by the Company or any of its Subsidiaries (in one transaction or a series of related transactions) of any Subsidiary of the Company or assets of the Company or any Subsidiary thereof which constitutes a Substantial Part of the Company;

    (vii) the settling of any litigation, investigation or proceeding involving (A) any governmental authority or (B) any amount proposed to be paid in settlement is in excess of $5,000,000;

    (viii) any material transaction between (x) the Company or any of its Subsidiaries, on the one hand, and (y) any stockholder or Affiliate of the Company (other than any Subsidiary of the Company and other than the Investor and its Affiliates), on the other hand (other than as specifically contemplated by the Sharing and Call Option Agreement);

    (ix) the issuance of any security of the Company or any Subsidiaries of the Company (other than as specifically contemplated by the Merger Agreement or the Warrant Agreement or pursuant to the exercise of existing employee stock options);

    (x) capital expenditures individually in excess of $1,000,000 or in the aggregate in excess of $50,000,000 per annum or which represent in the aggregate 110% or more of the total amount provided for in the Annual Operating Plan for such year;

    (xi) a reclassification, combination, split, subdivision or redemption, purchase or other acquisition, directly or indirectly, of any debt or equity securities or other capital stock of the Company except as provided in the Merger Agreement and the Warrant Agreement;

    (xii) any change in the size or composition of the Board of Directors or any committee thereof or of the Management Committee or the establishment of a new committee of the Board;

    (xiii) any incurrence, assumption or issuance by the Company or any of its Subsidiaries of Indebtedness other than (x) Indebtedness existing immediately after the Effective Time) and any refinancings thereof and (y) other Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $25,000,000;

    (xiv) the declaration of any dividend or the making of any other distribution with respect to, or the redemption, repurchase or other acquisition of, any class of securities of the Company or any of its Subsidiaries, except as expressly otherwise provided in the Merger Agreement or the Warrant Agreement;

                                     III-10

    (xv) the proposal or entry into by the Company or any of its Subsidiaries of any Discriminatory Transaction;

    (xvi) any relocation of the headquarters of the Company;

    (xvii) the determination of compensation, benefits, perquisites and other incentives for executive officers (other than officers whose total compensation including employee stock options and similar incentives does not exceed $150,000 annually) and the approval or amendment of any plans or contracts in connection therewith;

    (xviii) the adoption or implementation of any takeover defense measures, including the institution, amendment or redemption by the Company or any of its Subsidiaries of any stockholder rights plan or similar plan or device, or any change of control matters (including change of control provisions in agreements to which the Company or any Subsidiary thereof is a party);

    (xix) any transaction involving or any action by the Company or any Subsidiary (A) leading to a circumstance in which any Person or 13D Group (other than the Investor and/or its Affiliates) shall beneficially own Equity Securities representing a percentage of Total Voting Power, or any equity interest in the Company greater than 15% or (B) requiring the approval of holders of a majority of the Voting Stock or Equity Securities;

    (xx) any change in the fiscal year or the accounting or tax principles, or policies with respect to the financial statements, records or affairs of the Company or any Subsidiary, except as required by GAAP or by law; or

    (xxi) the dissolution of the Company or any of its Subsidiaries thereof; the adoption of a plan of liquidation of the Company or any Subsidiaries; or any action by the Company or any of its Subsidiaries to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any of its Subsidiaries, or seeking to adjudicate the Company or any of its Subsidiaries a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Company or any of its Subsidiaries or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any of its Subsidiaries thereof, or for all or any Substantial Part of the Company or any of its Subsidiaries thereof, or making a general assignment for the benefit of the creditors of the Company or any of its Subsidiaries thereof.

  SECTION 2.8. ENFORCEMENT OF THIS AGREEMENT. A majority of the Independent Directors shall have full and complete authority on behalf of the Company to enforce the terms of this Agreement.

  SECTION 2.9. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company and the Investor shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's Certificate of Incorporation and By-laws are not at any time inconsistent with the provisions of this Agreement. Not later than the Effectiveness of this Agreement, the Board of Directors shall amend the Company's By-laws to reflect the provisions of this Article 2 . At the Investor's request the Board of Directors shall adopt (and if necessary submit and recommend for approval by stockholders) such other amendments to the Company's Certificate of Incorporation or By-laws as may be reasonably necessary to implement the provisions of this Agreement.

  SECTION 2.10. GOVERNANCE OF COMPANY SUBSIDIARIES. The governance of each Subsidiary of the Company shall be conducted in a manner consistent with the governance of the Company as provided in this Agreement. In particular, a Subsidiary shall not take or agree to take any action which, if taken by the Company would require approval of the Investor or a Special Majority Vote of the Board pursuant to the terms of this Agreement, unless such action is first approved by the Investor or a Special Majority Vote of the Board, as the case may be. The Board of Directors shall select the Persons who from time to time shall be elected as the directors of the Company's Subsidiaries subject to
Section 2.7.

                                     III-11

  SECTION 2.11. STRATEGIC PLANNING PROCESS. (a) The parties have cooperated in preparing the Initial Synergy Plan. The President and Chief Executive Officer of the Company shall, on an annual basis, cause to be prepared and proposed to the Management Committee, a Strategic Plan covering a five-year period beginning with the period 1997-2001. Each year the Strategic Plan shall be proposed to the Management Committee not later than May 1st. In connection with the preparation of each Strategic Plan, the President and Chief Executive Officer shall confer on a reasonable basis with the Management Committee and the Board of Directors.

  (b) From time to time, at the request of the President and Chief Executive Officer, and at least once a year during the fourth and fifth fiscal years of a Strategic Plan and prior to the budgeting process for the following year, the President and Chief Executive Officer will hold a Strategic Review with the Management Committee of the Company and, in light of such review, the Management Committee of the Company may propose to the Board of Directors revisions or updates to the Strategic Plan in light of changed circumstance.

  (c) Any proposed Strategic Plan or any revisions or updates to the current Strategic Plan will require approval of the Board of Directors, subject to
Section 2.7.

  SECTION 2.12. OPERATING PLANNING PROCESSES. The President and Chief Executive Officer will be responsible for the preparation, on an annual basis, of a proposed Annual Operating Plan for each fiscal year which shall be consistent with the then applicable Initial Synergy Plan or Strategic Plan, as the case may be, and shall be submitted to the Management Committee not later than two months before the beginning of such fiscal year. The financial and operating performance goals in each Annual Operating Plan shall be determined by reference to the applicable Strategic Plan, taking into account such factors as the President and Chief Executive Officer determines are appropriate. Any proposed Annual Operating Plan will require approval of the Board of Directors, subject to Section 2.7.

  SECTION 2.13. HEADQUARTERS OF THE COMPANY. As of the Effective Time, the headquarters of the Company shall be the location designated by the Management Committee in accordance with Section 2.4(a).

                                   ARTICLE 3

                              ANTI-DILUTIVE RIGHTS

  SECTION 3.1. ANTI-DILUTIVE RIGHTS. (a) Except as provided in Section 3.1(c) below, the Company shall not issue, sell or transfer any Equity Securities to any Person unless the Investor is offered in writing the right to purchase, at the same price and on the same terms proposed to be issued and sold, an amount of such Equity Securities (the "MAINTENANCE SECURITIES") as is necessary for the Investor Group to maintain the Investor Group Interest as it existed immediately prior to such issuance (the "ANTI-DILUTIVE RIGHTS"). The Investor shall have the right, during the period specified in Section 3.1(b) to accept the offer for any or all of the Maintenance Securities.

  (b) If the Investor does not deliver to the Company written notice of acceptance of any offer made pursuant to Section 3.1(a) within 20 Business Days after the Investor's receipt of such offer, the Investor shall be deemed to have waived its right to purchase all or any part of its Maintenance Securities as set forth in such offer but the Investor shall retain its rights under this
Article 3 with respect to future offers.

  (c) The Anti-dilutive Rights set forth above shall not apply to (i) the grant or exercise of options to purchase Common Stock or the issuance of shares of Common Stock to employees of the Company or any of its Subsidiaries (other than employees who are also employees of a stockholder, their Affiliates or any subsidiary of a stockholder) or otherwise pursuant to a stock option or similar plan in existence on the date hereof or otherwise adopted by the Board of Directors hereafter, (ii) the issuance of Warrant Shares, or of shares of Common Stock issuable upon exercise of any option, warrant, convertible security or other rights

                                     III-12
to purchase or subscribe for Common Stock which, in each case, had been issued in compliance with Section 3.1(a) or Section 3.1(c)(i), (iii) securities issued pursuant to any stock split, stock dividend or other similar stock recapitalization, or (iv) shares of Common Stock issued pursuant to any Public Offering, provided that the action referred to in clause (i), (iii) or (iv) of this Section 3.1(c) as the case may be, shall have been approved (to the extent required) in accordance with the provisions of this Agreement.

  (d) A closing for the purchase of Maintenance Securities pursuant to this
Section 3.1(d) shall occur on the later of (i) the date on which such public or private issuance occurs and (ii) such date as may be agreed to by the Investor and the Company, at a time and place specified by the Investor in a notice provided to the Company at least ten (10) days prior to such specified closing date. In connection with such closing, the Company and the Investor shall provide such customary closing certificates and opinions as the Investor or the Company, as appropriate, shall reasonably request.

                                   ARTICLE 4

               ACQUISITIONS OF ADDITIONAL EQUITY SECURITIES

  SECTION 4.1. LIMITATION ON ADDITIONAL ACQUISITIONS. (a) From the Effectiveness of this Agreement until the first anniversary thereof, the Investor shall not, and shall use its best efforts to cause each member of the Investor Group not to, directly or indirectly, purchase or otherwise acquire any Equity Securities of the Company if, after giving effect thereto, the Investor Group Interest would exceed 49.99%. Notwithstanding the foregoing, the Investor Group or one or more members thereof may acquire, directly or indirectly, by purchase or otherwise, Equity Securities resulting in the Investor Group Interest exceeding such limitation in the event (i) any Person or Group makes an Acquisition Proposal (as defined in the Merger Agreement);
(ii) Mafco or any Affiliate thereof shall after the Effective Time acquire Equity Securities representing 1% or more of the Total Voting Power; (iii) any Person or Group acquires beneficial ownership of Equity Securities representing 5% or more of Total Voting Power (10% or more in the case of beneficial ownership permitted to be reported on Schedule 13G under the Exchange Act); or
(iv) there shall have been a material adverse change in the business, financial condition or operations of the Company for, or which would reasonably be expected to continue for, a sustained period and the Investor shall have determined in good faith that the acquisition of additional Equity Securities is reasonably necessary to protect its investment in the Company.

  (b) From the first anniversary of the Effectiveness of this Agreement until the third anniversary of the Effectiveness of this Agreement, the Investor shall not and shall use its best efforts to cause each member of the Investor Group not to, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, any Equity Securities of the Company, whether by tender offer, Market Purchase, privately negotiated purchase, merger or otherwise, except that the Investor Group may acquire Equity Securities to the extent that after giving effect thereto, the Investor Group Interest would not exceed 75%.

  (c) Anything to the contrary notwithstanding in Section 4.1(a) or (b), the Investor Group may acquire Equity Securities, notwithstanding the fact that, after giving effect thereto, the Investor Group Interest would exceed 75%, if the Investor Group (or a member or Affiliate thereof, as the case may be) offers, prior to consummating such purchase, to purchase all outstanding Equity Securities and holders of Equity Securities representing more than 50% of the outstanding Equity Securities (excluding any Equity Securities held by the Investor Group) accept such offer and the Investor Group ( or a member or Affiliate thereof, as the case may be) consummates such purchase.

                                   ARTICLE 5

                         TRANSFERS OF EQUITY SECURITIES

  SECTION 5.1. TRANSFERS OF EQUITY SECURITIES. The Investor agrees not to sell or otherwise transfer any Equity Securities except pursuant to (x) Section 9.5 hereof and (y) (i) a Public Offering in accordance

                                     III-13
with Article 6, (ii) Rule 144 or Rule 144A, or (iii) any other transaction in compliance with the Securities Act, state securities laws and other applicable laws.

                                   ARTICLE 6

                              REGISTRATION RIGHTS

  SECTION 6.1. DEMAND REGISTRATION. (a) From and after the Effectiveness of this Agreement, the Investor may make a written request to the Company for registration under the Securities Act of Registrable Securities subject to the conditions set forth in Section 6.2 and Section 6.3 hereof (a "DEMAND REGISTRATION"). Such request will specify the number of shares of or warrants constituting Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Following the Investor's request, the Company will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Investor so as to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities.

  (b) If the Investor so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of Public Offering. The Investor shall select the managing underwriters and any additional investment bankers and managers to be used in connection with a Demand Registration pursuant to a Public Offering, provided that such managing underwriters shall be of national standing and any additional investment bankers or managers must be reasonably satisfactory to the Company.

  SECTION 6.2. CONDITIONS TO DEMAND REGISTRATIONS. The obligations of the Company to take the actions contemplated by Section 6.1 with respect to an offering of Registrable Securities shall be subject to the following conditions:

  (a) the Registrable Securities requested to be registered shall (unless reduced pursuant to Section 6.5) constitute at least 2% of the equivalent outstanding Equity Securities or at least 5% of the Registrable Securities at such time, whichever amount is smaller;

  (b) there shall not have been consummated more than one offering pursuant to a Demand Registration within the preceding 12 month period;

  (c) (x) if the Investor Group Interest shall be less than 30% but more than 20%, no more than three other Demand Registrations shall have been effected after the date on which the Investor Group Interest was reduced to less than 30%, (y) if the Investor Group Interest shall be less than 20% but more than 10%, no more than two other Demand Registrations shall have been effected after the date on which the Investor Group Interest was reduced to less than 20% and
(z) if the Investor Group Interest shall be less than 10%, no more than one other Demand Registration shall have been effected after the date on which the Investor Group Interest was reduced to less than 10%;

  (d) the Investor shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities and shall advise each underwriter, broker or dealer through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act; and

  (e) the Investor shall use all reasonable efforts to effect as wide a distribution of such Registrable Securities as is reasonably practicable, and in no event shall any sale of Registrable Securities be made knowingly to any Person who beneficially owns 5% or more of the Total Voting Power (including such Person's Affiliates and any Person which to the knowledge of the Investor is, or who, after giving effect to such sale, would be part of any 13D Group).


                                     III-14

  SECTION 6.3. ADDITIONAL CONDITIONS TO DEMAND OFFERINGS. Notwithstanding the provisions of Sections 6.1 and 6.2, the Company's obligations pursuant to
Section 6.1 shall be suspended if (a) the fulfillment of such obligations would require the Company to make a disclosure that would, in the reasonable good faith judgment of the Company's Board of Directors, be materially detrimental to the Company and premature, (b) the Company has filed a Registration Statement with respect to Equity Securities to be distributed in a Public Offering and it is advised by its lead or managing underwriter that an offering by the Investor of the Registrable Securities would materially adversely affect the distribution of such Equity Securities or (c) the fulfillment of such obligations would require the Company to prepare audited financial statements not required to be prepared for the Company to comply with its obligations under the Exchange Act as of any date not coincident with the last day of any fiscal year of the Company. Such obligations of the Company shall be reinstated
(x) in the case of clause (a) above, upon the making of such disclosure by the Company (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental),
(y) in the case of clause (b) above, upon the conclusion of any period during which the Company would not, pursuant to the terms of its underwriting arrangements, be permitted to sell securities of the Company for its own account and (z) in the case of clause (c) above, as soon as it would no longer be necessary to prepare such financial statements to comply with the Exchange Act.

  SECTION 6.4. PIGGYBACK REGISTRATION. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of any securities of the Company (a) for the Company's own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (b) the account of any Other Holder (other than Mafco or any of its Affiliates), then the Company shall give written notice of such proposed filing to the Investor as soon as practicable (but in no event less than 20 Business Days before the anticipated filing date), and such notice shall offer the Investor the opportunity to register such number of shares of (or Warrants constituting) Registrable Securities as the Investor may request on the same terms and conditions as those applicable to the Securities of the Company or of the Other Holders in the offering (a "PIGGYBACK REGISTRATION"). Upon the written request of the Investor made within ten days after the receipt of notice from the Company (which request shall specify the amount and types of Registrable Securities intended to be issued or disposed of), the Company will use its best efforts to effect the registration under the Securities Act of all such Registrable Securities which the Company has been so requested to register by such Investor, to the extent requisite to permit the disposition of such Registrable Securities to be so registered, provided that (i) if such registration involves a Public Offering, the Investor must sell its Registrable Securities to the underwriters on the same terms and conditions as apply to the Company and (ii) if, at any time after giving written notice of its intention to register any securities of the Company pursuant to this Section 6.4 and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to the Investor and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of the Investor under Section 6.1 hereof). No registration effected under this Section 6.4 shall relieve the Company of its obligations to effect any Demand Registration to the extent required by Section 6.1 hereof.

  SECTION 6.5. REDUCTION OF OFFERING. Notwithstanding anything contained herein, if the managing underwriter of an offering described in Section 6.1 or
Section 6.4 delivers a written opinion to the Company advising that (a) the size of the offering that the Investor, the Company and any Other Holders intend to make or (b) the combination of securities that the Investor, the Company and such Other Holders intend to include in such offering are such that the success of the offering would be materially and adversely affected, then
(A) if the size of the offering is the basis of such underwriter's opinion, the amount of Registrable Securities to be offered for the account of the Investor shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter, provided that (x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Investor shall be reduced only after the amount of securities to be offered for the account of the Company and such Other Holders has been reduced to zero, and
(y) in the case of a Piggyback Registration, if securities are being offered for the account of Other Holders, then the proportion

                                     III-15
by which the amount of such Registrable Securities intended to be offered for the account of the Investor is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such Other Holders is reduced; and (B) if the combination of securities to be offered is the basis of such underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)), and (y) in the case of a Piggyback Registration, if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing underwriter, be insufficient substantially to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

  SECTION 6.6. FILINGS; REGISTRATION PROCEDURES. Whenever the Investor requests that any Registrable Securities be registered pursuant to Section 6.1 hereof, the Company will use its reasonable efforts to effect the registration of such Registrable Securities as promptly as is practicable, and in connection with any such request:

  (a) The Company will as expeditiously as possible prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof. A registration will not count as a Demand Registration until a Registration Statement shall have become effective under the Securities Act and remained effective for at least 270 days (or such shorter period in which all Registrable Securities of the Investor included in such registration have actually been sold thereunder), provided that, if after any Registration Statement requested pursuant to Section 6.1 becomes effective, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company, such registration shall not be considered a Demand Registration.

  (b) The Company will, if requested, prior to filing such Registration Statement or any amendment or supplement thereto, furnish to the Investor and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to the Investor and each such underwriter such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such Registration Statement (including each preliminary prospectus) as the Investor or each such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

  (c) The Company will use all reasonable efforts to cause the Registerable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investor to consummate the disposition of such Registrable Securities.

  (d) After the filing of the Registration Statement, the Company will (i) prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for a reasonable period not to exceed 270 days; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus and promptly notify the Investor of any stop order issued or, to the Company's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

  (e) The Company will endeavor to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Investor reasonably requests,

                                     III-16
provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.6(e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

  (f) The Company will as promptly as is practicable notify the Investor, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly make available to the Investor and to the underwriters, if any such supplement or amendment. The Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Investor will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the Investor and the underwriters, if any, of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 6.6(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Investor such supplemented or amended prospectus.

  (g) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registrable Securities covered by a Registration Statement in accordance herewith.

  (h) The Company shall make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by the Investor or any such underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided that (i) records and information obtained hereunder shall be used by such Persons only to exercise their due diligence responsibility and (ii) records or information which the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction. The Investor shall use reasonable efforts, prior to any such disclosure, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement. The Investor further agrees that it will, upon learning that disclosure of such Records or information is sought in a court or governmental authority, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential; the Investor agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public.

  (i) The Company will furnish to the Investor and to each underwriter, if any, a signed counterpart, addressed to the Investor or such underwriter, if any, of
(i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor or the managing underwriter reasonably requests.

                                     III-17

  (j) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

  (k) The Company will use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

  (l) The Company may require the Investor promptly to furnish in writing to the Company such information regarding the Investor, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

  SECTION 6.7. REGISTRATION EXPENSES. In connection with any Demand Registration or any Piggyback Registration, the Company shall pay the Registration Expenses.

  SECTION 6.8. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the fullest extent permitted by law, the Investor and directors, officers and controlling Persons of the Investor (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement or prospectus (each as amended and or supplemented, if the Company shall have furnished any amendments or supplements thereto) or preliminary prospectus relating to the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, provided that the Company shall not be required to indemnify the Investor or the officers, directors or controlling Persons of the Investor for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to the Investor furnished to the Company by the Investor expressly for use therein, and further provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Investor if a copy of the most current at the time of the delivery of the Registrable Securities prospectus was not provided to purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability. In connection with an underwritten offering, the Company will indemnify any underwriter thereof, the officers and directors of such underwriter, and each Person who controls such underwriter (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Investor, provided that such underwriter agrees to indemnify the Company to the same extent as provided below with respect to the indemnification of the Company by the Investor.

  SECTION 6.9. INDEMNIFICATION BY THE INVESTOR. In connection with any registration in which the Investor is participating, the Investor will furnish to the Company in writing such information and affidavits with respect to the Investor as the Company reasonably requests for use in connection with any such registration, prospectus, or preliminary prospectus and agrees to indemnify the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company (within the meaning of either
Section 15 of the Securities Act or of Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Investor, but only with respect to information relating to the Investor furnished to the Company in writing by the Investor expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

  SECTION 6.10. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 6.8 or
Section 6.9, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the

                                     III-18

Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this
Section 6.10, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (B) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

  SECTION 6.11. CONTRIBUTION. (a) If the indemnification provided for in this
Article 6 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Article 6, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investor and the underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, the Investor and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investor and the underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and the Investor Group and the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, the Investor and the underwriters shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, each such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 6.10, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                                     III-19

  (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.11 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding Section 6.11(a). Notwithstanding the provisions of this Article 6, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Equity Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Investor shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by the Investor Group exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

  (c) If indemnification is available under this Article 6, the Indemnifying Party shall indemnify each Indemnified Party to the full extent provided in Sections 6.8 and 6.9 without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 6.11.

                                   ARTICLE 7

                           FURNISHING OF INFORMATION

  SECTION 7.1. FURNISHING OF INFORMATION. (a) The Company will furnish or make available to the Investor any documents filed by the Company pursuant to
Section 13, 14 and 15(d) of the Exchange Act (or successor provisions) and all annual, quarterly or other reports furnished to the Company's public security holders and all such other information concerning the Company and its Subsidiaries as the Investor may reasonably request.

  (b) From and after the Effectiveness of this Agreement, the Company shall furnish to the Investor:

    (i) within 60 days after the end of each fiscal year, its consolidated balance sheet and related statements of income and changes in financial position, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by the Company's independent public accountants of recognized international standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied; and

    (ii) within 30 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income and changes in financial position, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of the senior financial officers as fairly presenting the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

  (c) At the request of the Investor, at such time as the Investor is required to include the financial results of the Company in the Investor's financial statements, the Company shall cooperate with and assist the Investor in the translation of the financial statements referred to in Subsection (a) above in order to conform such financial statements to international accounting standards.

                                     III-20

  (d) The Company shall deliver to the Investor, within a reasonable period of time after receipt of a request from the Investor, the statement required by Treasury Department Regulation Section 1.897-2(h)(1) (relating to the Company's and each of its Subsidiaries' status as a United States Real Property Holding Corporation) without regard to whether the Company's Equity Securities are publicly traded at the time such statement is requested.

                                   ARTICLE 8

                                   COVENANTS

  SECTION 8.1. RULE 144 AND RULE 144A. (a) The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such reporting requirements.

  (b) If the Investor desires to transfer any of its securities of the Company pursuant to Rule 144A, the Company will promptly, upon request by the Investor, use its best efforts to facilitate the consummation of such Rule 144A transaction in accordance with the requirements of such Rule and with such request and shall take all necessary or appropriate actions in connection therewith, including but not limited to (i) preparing of an offering memorandum with respect to such transaction containing information customarily included in connection with Rule 144A transactions of the type contemplated by the request,
(ii) taking the actions, to the extent requested by the Investor, referred to in Section 6.6(e), (h) and (i) and (iii) conducting "road show" presentations as reasonably requested by such Investor. Notwithstanding the previous sentence, if the Investor Group Interest shall be less than 30%, the Company will only be required to facilitate the consummation of such Rule 144A transaction as follows: (x) if the Investor Group Interest shall be less than 30% but more than 20%, no more than three other Rule 144A transactions shall have been effected after the date on which the Investor Group Interest was reduced to less than 30%, (y) if the Investor Group Interest shall be less than 20% but more than 10%, no more than two other Rule 144A transactions shall have been effected after the date on which the Investor Group Interest was reduced to less than 20% and (z) if the Investor Group Interest shall be less than 10%, no more than one other Rule 144A transaction shall have been effected after the date on which the Investor Group Interest was reduced to less than 10%. The Company shall pay all expenses in connection with any Rule 144A transaction pursuant hereto to the same extent the Company would be obligated to pay Registration Expenses in connection with a Demand or Piggyback Registration pursuant to Section 6.7.

  SECTION 8.2. NO INCONSISTENT AGREEMENTS. The Company is not bound by any agreement and will not hereafter enter into any agreement, with respect to its securities which conflicts or is inconsistent with the rights granted to the Investor, the Investor Group or Investor Directors.

                                     III-21

                                   ARTICLE 9

                                 MISCELLANEOUS

  SECTION 9.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including by telecopy or similar writing) and shall be given:

   if to the Investor, to:
         HLR Holdings Inc.
         1403 Foulk Road
         Suite 102
         P.O. Box 8985
         Wilmington, Delaware 19899
   if to the Roche Holder, to:
         Hoffmann-La Roche Inc.
         340 Kingsland Street
         Nutley, New Jersey 07110
         Attention: General Counsel
   with a copy to:
         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York 10017
         Attention: Peter R. Douglas, Esq.
         Telecopy: (212) 450-4800
   if to the Company, to:
         National Health Laboratories Holdings Inc.
         Attention: General Counsel

  if to Directors, to their respective business addresses with a copy to the Investor and to the Company,

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each the other party hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

  SECTION 9.2. AMENDMENTS; WAIVERS. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Investor and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective, provided that no such amendment or waiver by the Company shall be effective without the approval of a majority of the Independent Directors.

  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  SECTION 9.3. SEVERABILITY. If any provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or

                                     III-22
unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

  SECTION 9.4. ENTIRE AGREEMENT. The Merger Agreement, this Agreement, and the agreements contemplated hereby and thereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

  SECTION 9.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer all or any of its rights or obligations under this Agreement without the consent of the other party hereto, except that the Investor may assign, delegate or otherwise transfer all or any of its rights or obligations under this Agreement to any other member of the Investor Group without the consent of the Company, provided that such member agrees in writing to be bound by the provisions hereof. The Investor shall cause any Person who shall have acquired 30% of the Total Voting Power from the Investor to agree in writing to assume the obligations of the Investor hereunder and to be bound by the provisions hereof whereupon such Person shall become entitled to all of the rights and benefits accruing to the Investor hereunder.

  SECTION 9.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and each Person who becomes a party hereto or bound by the terms of this Agreement, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature or kind whatsoever under or by reason of this Agreement.

  SECTION 9.7. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the Effectiveness of this Agreement.

  SECTION 9.8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be fully performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Delaware state court or a federal court sitting in that State and the parties hereto consent to jurisdiction before and waive any objections of venue to the Delaware Chancery Court.

  SECTION 9.9. SPECIFIC PERFORMANCE. The Company and the Investor each acknowledge and agree that the Investor's and the Company's respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by the Company or the Investor of the provisions of this Agreement, in addition to any remedies at law, the Investor and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

  SECTION 9.10. TERMINATION. Except as provided below, the provisions of this Agreement shall terminate if the Investor Group Interest shall be less than 30%, provided, however, that (x) the provisions of Sections 2.1(a), 2.1(d), 2.1(f) (insofar as it relates to the replacement of an Investor Director), 2.1(g), 2.2, 2.3(b), 2.3(c), 2.6 (insofar as it relates to the replacement of an Investor Director) and 2.9 (insofar as the first

                                     III-23
sentence thereof) shall not terminate unless the Investor Group Interest shall be less than 10%, (y) the provisions of Articles 6 and 8 shall not terminate until such time as the Investor Group does not own any Registrable Securities (except for Section 6.4, which shall terminate if the Investor Group Interest shall be less than 20%) and (z) Article 7 shall not terminate unless the Investor Group Interest shall be less than 20%. Article 1 and Article 9 shall not terminate unless as set forth above all other provisions of this Agreement shall have terminated. In the event that the Investor Group Interest shall be greater than 50%, then the provisions of Article 2 shall terminate but shall be reinstated, at the request of the Investor, if the Investor Group Interest shall later be 50% or lower.

  SECTION 9.11. WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          HLR HOLDINGS INC.

                                          By: _________________________________
                                            Name:
                                            Title:

                                          HOFFMANN-LA ROCHE INC.

                                          By: _________________________________
                                            Name:
                                            Title:

                                          NATIONAL HEALTH LABORATORIES
                                           HOLDINGS INC.

                                          By: _________________________________
                                            Name:
                                            Title:

                                     III-24

                                                                        ANNEX IV
                                  [LETTERHEAD]

                                                               December 14, 1994

Board of Directors
National Health Laboratories Holdings Inc.
4225 Executive Square
Suite 805
La Jolla, CA 92037

Ladies and Gentlemen:

  We understand that National Health Laboratories Holdings Inc. ("NHL" or the "Company"), HLR Holdings Inc. ("HLR"), and Roche Biomedical Laboratories, Inc. ("RBL"), have entered into an Agreement and Plan of Merger, dated as of December 13, 1994 (the "Merger Agreement"), which provides, among other things, for the merger of RBL with and into NHL (the "Merger"). NHL will be the surviving corporation, in which HLR will hold a 49.9% stake and existing NHL shareholders will hold a 50.1% stake. Pursuant to the Merger, the holders of all the issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock") of NHL, other than shares held in treasury or held by HLR or any affiliate of HLR or as to which dissenters' rights have been perfected, shall be converted into (i) 0.72 shares of NHL; and (ii) the right to receive $5.60 in cash. Such conversion is referred to herein collectively as the "NHL Share Conversion". The terms and conditions of the NHL Share Conversion and of the Merger are more fully set forth in the Merger Agreement. It is also contemplated that NHL will declare a dividend prior to the effective date of the Merger of a fraction of an NHL warrant which is intended to have a value of $1.00 per share.

  You have asked for our opinion as to whether the consideration, in the aggregate, to be received by the holders of shares of NHL Common Stock, when considered together with the fraction of a warrant to be distributed to such holders prior to the Merger, is fair from a financial point of view to such holders.

  For purposes of the opinion set forth herein, we have:

   (i)    analyzed certain publicly available financial statements and other information of the Company;
   (ii)   analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;
   (iii)  analyzed certain financial projections prepared by the management of the
          Company;
   (iv)   discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
   (v)    reviewed the reported prices and trading activity for the Common Stock;
   (vi)   compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-
          traded companies and their securities;

   (vii)   reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
   (viii)  analyzed certain internal financial statements and other financial and operating data concerning RBL prepared by the management of RBL;
   (ix)    discussed the past and current operations and financial condition and the prospects of RBL with senior executives of RBL;
   (x)     participated in discussions and negotiations among representatives of the
           Company and HLR and their financial and legal advisors;
   (xi)    discussed with managements of both NHL and RBL certain cost savings and synergies expected to be derived from the Merger;
   (xii)   reviewed the Merger Agreement and certain related documents; and
   (xiii)  performed such other analyses as we have deemed appropriate.

  We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have also relied upon the assumptions of managements of NHL and RBL regarding certain cost savings and synergies that are expected to result from the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We would also like to note that we have not reviewed or been provided with any unaudited or other financial information of RBL for any period prior to 1993.

  In arriving at our opinion, we were not authorized to actively solicit interest from any party with respect to a transaction with the Company. We did consider, however, certain unsolicited proposals made to the Company by certain parties other than HLR.

  We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services.

  Based on the foregoing, we are of the opinion on the date hereof that the consideration, in the aggregate, to be received by the holders of shares of NHL Common Stock pursuant to the Merger Agreement, when considered together with the fraction of a warrant to be distributed to such holders prior to the Merger, is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                                 /s/ Charles R. Cory
                                          By: _________________________________
                                                      Charles R. Cory
                                                     Managing Director

                                                                         ANNEX V

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation, and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)(S) 251, 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation or depository receipts in respect thereof which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange shares of stock or depository receipts or held of record by more than 2,000 stockholders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof, that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court or Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other degrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection
(e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED MARCH 30, 1995

PROSPECTUS

                   NATIONAL HEALTH LABORATORIES HOLDINGS INC.

                       14,527,244 SHARES OF COMMON STOCK
                    3,290,420 COMMON STOCK PURCHASE WARRANTS

  This Prospectus relates to up to 14,527,244 shares (the "Offered Shares") of common stock, par value $0.01 per share ("NHL Common Stock"), of National Health Laboratories Holdings Inc. ("NHL") and up to 3,290,420 Warrants (as defined below; the 3,290,420 Warrants offered hereby are referred to as the "Offered Warrants"), which Offered Shares and Offered Warrants may be offered from time to time (either separately or together as units) by National Health Care Group, Inc. ("NHCG" or the "Selling Stockholder"), a corporation indirectly wholly owned through Mafco Holdings Inc. by Ronald O. Perelman. NHL will not receive any of the proceeds from the sale of the Offered Shares or the Offered Warrants. NHL will bear certain costs relating to the registration of the Offered Shares and the Offered Warrants.

  Pursuant to an Agreement and Plan of Merger dated as of December 13, 1994 (the "Merger Agreement") among NHL, HLR Holdings Inc. ("HLR"), Roche Biomedical Laboratories, Inc. ("RBL") and (for the purposes specified therein) Hoffmann-La Roche Inc. ("Roche"), RBL is expected to be merged with and into NHL (the "Merger" with NHL as the surviving corporation (the "Surviving Corporation")). The Merger is expected to be consummated on or about April 28, 1995. NHCG will receive 14,527,244 shares of NHL Common Stock in the Merger. In connection with the Merger, NHL currently intends to declare a dividend, payable to holders of record of shares of NHL Common Stock as of April 21, 1995, which dividend will consist of 0.16308 of a warrant per outstanding share of NHL Common Stock (the "Warrant Distribution"). Each such warrant (a "Warrant") will represent the right to purchase one newly issued share of NHL Common Stock for $22.00 (subject to adjustments) on April 28, 2000 (the "Expiration Date"). NHCG will receive approximately 3,290,420 Warrants in the Warrant Distribution.

  The Offered Shares and the Offered Warrants may be offered for sale from time to time by the Selling Stockholder, or by its pledgees, to or through underwriters or directly to other purchasers or through agents in one or more transactions on the New York Stock Exchange, Inc. (the "NYSE"), in the over-the-counter market, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The Selling Stockholder and any brokers and dealers through whom sales of the Offered Shares or the Offered Warrants are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

  NHL Common Stock is listed on the NYSE under the symbol "NH" and the Warrants are expected to be listed on the NYSE.
                                --------------

  See "Investment Considerations" for a discussion of certain factors that should be considered in connection with an investment in the Offered Shares or the Offered Warrants.
                                --------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                --------------
                   The date of this Prospectus is     , 1995

  No dealer, salesperson or other individual has been authorized to give any information or make any representation not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by NHL, the Selling Stockholder or the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Offered Shares or the Offered Warrants in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of NHL since the date hereof.

                               TABLE OF CONTENTS

                                                                           PAGE
Available Information.......................................................  3

Incorporation of Certain Documents by Reference.............................  3

Investment Considerations...................................................  4

The Company.................................................................  9

Use of Proceeds............................................................  10

Selling Stockholder........................................................  10

Description of Capital Stock...............................................  10

The Warrants...............................................................  11

Plan of Distribution.......................................................  14

Experts....................................................................  15

Legal Matters..............................................................  15

                             AVAILABLE INFORMATION

  NHL is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, NHL files proxy statements, reports and other information with the Securities and Exchange Commission (the "SEC"). This filed material can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: Midwest Regional Office (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661) and Northeast Regional Office (7 World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, NHL Common Stock is listed on the NYSE and such material can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  NHL has filed a Registration Statement (as amended from time to time, the "Registration Statement") on Forms S-4/S-3 with the SEC under the Securities Act with respect to the NHL Common Stock to be issued upon consummation of the Merger and the Warrants to be distributed in the Warrant Distribution and with respect to the reoffering by NHCG of the Offered Shares and the Offered Warrants. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents are incorporated by reference in this Prospectus:
(i) NHL's Annual Report on Form 10-K for the year ended December 31, 1994 (the "NHL 10-K"), (ii) the description of NHL Common Stock set forth in NHL's Registration Statements filed pursuant to Section 12 of the Exchange Act and
(iii) NHL's Proxy Statement/Prospectus dated March 31, 1995, filed with the SEC on March 31, 1995 (the "Proxy Statement/Prospectus").

  A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented herein or delivered herewith will be provided by first-class mail without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon oral or written request of any such person. Requests should be directed to Corporate Secretary, National Health Laboratories Holdings Inc., 4225 Executive Square, Suite 805, La Jolla, CA 92037 (telephone (619) 550-0600).

  All reports and definitive proxy or information statements filed by NHL pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Shares and the Offered Warrants hereunder shall be deemed to be incorporated by reference into this Prospectus from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NHL COMMON STOCK OR THE WARRANTS AT A LEVEL ABOVE THAT WHICH WOULD OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NYSE OR IN THE OVER-THE-COUNTER MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           INVESTMENT CONSIDERATIONS

  Interests of Certain Persons in the Merger; Possible Conflicts of
Interest. Certain directors and executive officers of NHL have interests in the Merger that may be different from, or in addition to, those of stockholders of NHL generally, including employment contracts, NHL employee stock options, indemnification from and insurance against certain liabilities and registration rights. Messrs. James R. Maher, David C. Flaugh, Timothy J. Brodnik, Robert E. Whalen, Haywood D. Cochrane, Jr., Larry L. Leonard, Ph.D., John F. Markus, W. David Slaunwhite, Ph.D., James G. Richmond and Bernard E. Statland, M.D. have employment contracts with NHL pursuant to which such persons may terminate their employment for "good reason" (as defined therein), whereupon significant payments and other benefits may be required to be provided to such persons. It is anticipated that Mr. Maher's employment agreement will be terminated and he will receive a payment of $3 million as provided therein following the effective time of the Merger (the "Effective Time"). In addition, in connection with the Merger, NHL will pay Mr. Maher a special bonus of $1 million, subject to certain conditions, in recognition for his efforts on behalf of NHL with respect to the Merger. Certain executive officers of NHL have employee stock options which may be cancelled in connection with the Merger in exchange for payment in cash and shares of NHL Common Stock. If the currently outstanding NHL employee stock options are so cancelled, the amount to be paid in cash and the number of shares of NHL Common Stock to be issued in connection therewith for each such executive officer is as follows: Mr. Maher: $1,042,500 and 101,410; Mr. Flaugh: $548,750 and 53,379; Mr. Brodnik: $378,750 and 36,842; Mr. Cochrane: $1,107,525 and
107,735; Dr. Leonard: $284,250 and 27,649; Mr. Markus: $284,250 and 27,649;
Mr. Richmond: $68,750 and 6,687; Dr. Slaunwhite: $176,250 and 17,144; Dr.
Statland: $83,750 and 8,146; and Mr. Whalen: $378,750 and 36,842.

  Potential Difficulty of the Integration of NHL and RBL. The successful integration of NHL and RBL is important to the future financial performance of the Surviving Corporation. The anticipated benefits of the Merger might not be achieved unless the operations of RBL are successfully combined with those of NHL in a timely manner. It is currently estimated that the integration of the operations of NHL and RBL could take up to three years to accomplish. This integration will require substantial attention from the management of the Surviving Corporation. The diversion of the attention of management, and any difficulties encountered in the transition process, could have an adverse impact on the revenues and operating results of the Surviving Corporation. In addition, the process of combining the two organizations could cause the interruption of, or loss of momentum in, the activities of either or both of NHL's and RBL's businesses, which could have an adverse effect on their combined operations. The difficulty of combining NHL and RBL may be increased by the need to integrate personnel. It is possible that changes brought about by the Merger may cause key employees to leave. There can be no assurance that the Surviving Corporation will retain its key employees. Because of the inherent uncertainties associated with merging two large companies, there can be no assurance that the Surviving Corporation will be able to realize the cost savings NHL and RBL currently expect to realize as a result of the Merger and the consolidation of the operations of NHL and RBL or that such savings will be realized at the times currently anticipated. Furthermore, there can be no assurance that cost savings which are realized will not be offset by increases in other expenses, operating losses, other charges to earnings or losses of revenue, including losses due to problems in integrating the two companies.

  Substantial Stockholder; Ability of Substantial Stockholder to Increase Its Ownership Interest; Potential Differing Interests from Other
Stockholders. Immediately following the Merger, approximately 49.9% of the outstanding common stock of the Surviving Corporation will be owned by HLR, a wholly owned subsidiary of Roche. Pursuant to a Stockholder Agreement to be entered into among NHL, HLR and Roche (the "Stockholder Agreement"), HLR and its affiliates (the "HLR Group") may not, subject to certain exceptions, increase its ownership of NHL Common Stock (the "HLR Group Interest") above 49.99% during the one-year period following the Effective Time. After the first anniversary of the Effective Time, the HLR Group will have the right to acquire equity securities of the Surviving Corporation to the extent that, after giving effect thereto, the HLR Group Interest would not exceed 75%. Moreover, the HLR Group may acquire additional equity securities notwithstanding the fact that, after giving effect thereto, the HLR Group Interest would exceed 75%, if HLR, or any member of the HLR Group, offers, prior to consummation of such purchase, to purchase all outstanding equity securities and holders of equity securities totalling more than 50% of the outstanding equity securities

(excluding any securities held by the HLR Group) accept such offer. After the third anniversary of the Effective Time, the Stockholder Agreement does not restrict purchases by the HLR Group of equity securities of the Surviving Corporation. Certain provisions of the Stockholder Agreement described below, including provisions relating to the composition of the Board of Directors of the Surviving Corporation, would be suspended if the HLR Group Interest were to be increased to over 50%. There can be no assurance that the interests of the HLR Group will be the same as those of the other stockholders of the Surviving Corporation.

  Ability of Substantial Stockholder to Exercise Significant Influence. HLR's ownership interest in the Surviving Corporation and its rights under the Stockholder Agreement will permit it to exercise significant influence on the governance of the Surviving Corporation, and on the composition of its board of directors. NHL, HLR and Roche have agreed that immediately prior to the Merger, they will enter into the Stockholder Agreement, which sets forth, among other things, certain agreements and understandings regarding the governance of the Surviving Corporation following the Merger, including the composition of the Board of Directors. Pursuant to the Stockholder Agreement (subject to the exceptions provided therein), during the period beginning upon the Effective Time and ending on the first anniversary of the Effective Time (the "Initial Period") the Board of Directors of the Surviving Corporation will be comprised of seven members, consisting of Mr. Maher (the current President and Chief Executive Officer of NHL), three designees of HLR (the "HLR Directors"), who will be Mr. Belingard (the Director General, Diagnostics Division and Executive Committee Member of F. Hoffman-La Roche Ltd), Mr. Mac Mahon (a Senior Vice President of Roche and the President of Roche Diagnostics Group) and Dr. Powell (the President of RBL), and three independent directors (which the Stockholder Agreement defines generally as persons who are not officers, employees or affiliates of the Surviving Corporation or HLR). The persons who will serve as the independent directors for the Initial Period are required to be mutually acceptable to a majority of the members of NHL's Board of Directors in office immediately prior to the Effective Time and to HLR. Following the Initial Period, the Board of Directors of the Surviving Corporation will (subject to specified exceptions) be comprised of seven members, consisting of three HLR Directors and four independent directors nominated by the Nominating Committee of the Board of Directors. The Nominating Committee will consist of one HLR Director and two independent directors and will act by a majority vote of the entire committee.

  Special Majority Board Approval Required for Certain Actions. Under the Stockholder Agreement, for so long as the HLR Group Interest is at least 30%, a significant number of types of major corporate actions cannot be taken without the approval of a Special Majority of the Board of Directors (which is defined in the Stockholder Agreement as a majority of the entire Board of Directors that includes a majority of the HLR Directors and at least one independent director). These actions include, among others, certain executive officer appointments, certain business combinations, acquisitions or sales of assets, amendments to the Surviving Corporation's Certificate of Incorporation or by-laws, settlements of material litigation, changes in Board or committee composition, material capital expenditures, issuance of securities and incurrence of indebtedness. In addition, the Stockholder Agreement requires that NHL prepare annual operating plans and strategic plans, each for approval by a Special Majority of the Board of Directors.

  Substantial Indebtedness. Immediately subsequent to the Merger, the Surviving Corporation will have approximately $1.0 billion of indebtedness outstanding. In addition, the terms of the credit agreement to be entered into to refinance NHL's existing indebtedness, to finance NHL's cash contribution to the aggregate cash consideration to be paid to stockholders of NHL in the Merger and for certain other purposes (the "NHL Borrowings") among NHL and a group of banks for which Credit Suisse will act as administrative agent (the "Credit Agreement") will permit the Surviving Corporation to incur up to $250 million of additional indebtedness. The level of the Surviving Corporation's indebtedness could have important consequences, including the following: (i) the ability of the Surviving Corporation to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited and (ii) the Surviving Corporation's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in market conditions, including adverse governmental regulations (including reductions in the amounts reimbursable to the Surviving Corporation under Medicare and Medicaid). Furthermore, the ability of the Surviving Corporation to satisfy its obligations will be dependent upon its future performance and market conditions, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the Surviving Corporation's control. In addition, because the borrowings outstanding under the Credit Agreement will bear interest at a floating rate, the Surviving Corporation's financial performance may be adversely affected by increases in interest rates.

  Increase in Credit Agreement Interest Rate Upon Reduction of HLR Group Interest. It is expected that the Credit Agreement providing for the NHL Borrowings will have interest rate margins and facility fees that are substantially more favorable than those currently applicable to borrowings under NHL's existing credit facility. It is expected that the Credit Agreement will provide, however, that in the event of a reduction in the HLR Group Interest below 25%, the applicable interest margins and facility fees on NHL Borrowings outstanding under the Credit Agreement will increase. The amount of the increase will depend, in part, on the Interest Coverage Ratio and the Leverage Ratio (each as defined in the Credit Agreement) of the Surviving Corporation at the time of such reduction and management believes it is unlikely that such increased amounts would exceed those under NHL's existing credit facility.

  Shares Available for Future Sale by HLR. Following the Effective Time, HLR will own approximately 49.9% of the outstanding shares of NHL Common Stock. Pursuant to the Stockholder Agreement, NHL has granted certain registration rights to HLR with respect to certain securities of NHL held by it. Subject to compliance with applicable Federal and state securities laws, HLR may determine to sell or otherwise transfer any or all of the shares of NHL Common Stock it owns from time to time for any reason. Although NHL cannot make any prediction as to the effect, if any, that sales in the public market of shares of NHL Common Stock owned by HLR would have on the market price for NHL Common Stock prevailing from time to time, sales of substantial amounts of NHL Common Stock or the availability of such shares for sale could adversely affect prevailing market prices.

  Warrants Available for Future Sale by Roche. Following the Effective Time, Roche will own approximately 37.6% of the outstanding Warrants. Pursuant to the Stockholder Agreement, NHL has granted certain registration rights to Roche with respect to the Warrants to be purchased by Roche in connection with the Merger (the "Roche Warrants"). Subject to compliance with applicable Federal and state securities laws, Roche may determine to sell or otherwise transfer any or all the Roche Warrants from time to time for any reason. Although NHL cannot make any prediction as to the effect, if any, that sales in the public market of Roche Warrants would have on the market price for Warrants prevailing from time to time, sales of substantial amounts of Roche Warrants or the availability of such Warrants for sale could adversely affect prevailing market prices.

  Shares and Warrants Available for Future Sale by NHCG. Following the Effective Time, NHCG will own approximately 11.8% of the outstanding shares of NHL Common Stock and approximately 14.9% of the outstanding Warrants. Pursuant to a Sharing and Call Option Agreement among HLR, Mafco Holdings Inc. ("Mafco"), NHCG and (for the purposes stated therein) NHL (the "Sharing and Call Option Agreement"), NHL has granted certain registration rights to NHCG with respect to the securities of NHL held by it. Subject to compliance with applicable Federal and state securities laws, NHCG may determine to sell or otherwise transfer any or all the shares of NHL Common Stock or Warrants it owns from time to time for any reason. Although NHL cannot make any prediction as to the effect, if any, that sales in the public market of shares of NHL Common Stock or Warrants owned by NHCG would have on the market price for NHL Common Stock or Warrants prevailing from time to time, sales of substantial amounts of NHL Common Stock or Warrants or the availability of such shares or Warrants for sale could adversely effect prevailing market prices. The Sharing and Call Option Agreement provides that, at any time after the third anniversary of the Effective Time, HLR or any of its affiliates may exercise the right to purchase all, but not less than all, of the shares of NHL Common Stock then owned by NHCG, Mafco or any of their controlled affiliates at a price equal to 102% of the average closing price per share of such security for the 30 trading days before the exercise date.

  Absence of Public Market for Warrants. There is currently no public market for any warrants of NHL and there can be no assurance that an active public market for the Warrants will develop after the Merger. The Warrants are expected to be approved for listing on the NYSE at or before the Effective Time.

  Governmental Regulation. The clinical laboratory industry is subject to significant governmental regulation at the Federal, state and local levels. Virtually all clinical laboratories, including those to be operated by the Surviving Corporation, are required to be certified or licensed under the Clinical Laboratory Improvement Act of 1967, and the Clinical Laboratory Improvement Amendments of 1988 (collectively, as amended, "CLIA"), the Medicare and Medicaid programs and various state and local laws, and may be subject to periodic inspections by regulatory agencies. The Surviving Corporation will also be subject to licensing and regulation under Federal, state and local laws relating to the handling and disposal of medical specimens, infectious and hazardous waste and radioactive materials as well as to the safety and health of laboratory employees. The sanction for failure to comply with these regulations may be denial of the right to conduct business, significant fines and criminal penalties. The loss of a license, imposition of a fine or future changes in such Federal, state and local laws and regulations (or in the interpretation of current laws and regulations) could have a material adverse effect on the Surviving Corporation and its subsidiaries. NHL and RBL each believes that it conforms in all material respects with all applicable statutory and regulatory requirements.

  Limitations on Third Party Payor Reimbursement of Health Care Costs. The health care industry is undergoing significant change as third party payors, such as Medicare and Medicaid and insurers, increase their efforts to control the cost of health care services. In 1994, NHL and RBL derived approximately 35% and 27%, respectively, of their net revenues from tests performed for beneficiaries of Medicare and Medicaid programs. NHL's and RBL's other business depends significantly on continued participation in these programs. NHL and RBL are required by law to accept reimbursement from Medicare and Medicaid as payment in full for most of the tests performed for Medicare and Medicaid beneficiaries. In an effort to address the problem of increasing health care costs, legislation has been proposed at both Federal and state levels to further regulate health care delivery in general and clinical laboratories in particular and legislation has been enacted that reduces the amounts reimbursable to NHL and RBL and other independent clinical laboratories under Medicare and Medicaid. Pursuant to this legislation, Congress reduced the ceilings on Medicare reimbursement to clinical laboratories from previously authorized levels to 84% of the 1984 national median effective January 1, 1994 and to 80% of the 1984 national median effective January 1, 1995. The legislation provides for a further reduction in the reimbursement ceiling to 76% of the 1984 national median to become effective January 1, 1996. The provision for annual fee schedule increases based upon the consumer price index was also eliminated for 1994 and 1995. RBL and NHL cannot predict the effect health care reform (if enacted) or future changes in Federal, state and local regulations affecting governmental reimbursement for clinical laboratory testing may have on their businesses and there can be no assurance that any such reforms will not have a material adverse effect on the Surviving Corporation.

  Potential Additional Costs Resulting from Proposed Medicare Administrative Policies. In November 1994, the Health Care Financing Administration ("HCFA") of the Department of Health and Human Services ("HHS") proposed changes in the policies used to administer Medicare payments to clinical laboratories for the most frequently performed automated blood chemistry profiles. Among other things, the proposed changes would establish a consistent standard nationwide for the content of the automated chemistry profiles. Another change incorporated in the HCFA proposal would require laboratories performing certain automated blood chemistry profiles to obtain and provide documentation of the medical necessity of tests included in the profiles for each Medicare beneficiary. If such a requirement were to be established, all laboratories, including those operated by the Surviving Corporation, would incur significant additional costs associated with compliance. In addition, if implemented, such changes would increase the losses associated with unreimbursed testing caused by the inability to obtain sufficient information from physicians to allow the laboratory to file valid claims with Medicare. The HCFA proposals may be modified or replaced with other proposals and no prediction can be made regarding what proposal, if any, will ultimately be adopted.

  Challenges Presented by the Growth of the Managed Care Sector. In recent years, there has been a significant shift away from traditional, fee-for-service medicine and toward managed-cost health care. Managed care providers typically contract with a limited number of clinical laboratories and negotiate discounts to the fees charged by such laboratories in an effort to control costs. In addition, managed care providers have used capitated payment contracts which function to shift the risks of additional testing beyond that covered by the capitated payment to the clinical laboratory. Historically, NHL has had a limited presence in the managed care sector. In 1993, NHL assembled a dedicated sales force to address this increasingly important market segment. In the last two years, NHL's revenues from the managed care sector have risen from approximately 3% of total revenues to approximately 8-9% of total revenues. For the last several years, RBL has had a strong presence in the managed care sector and has designed its sales efforts to expand its presence in that sector. RBL's net sales from the managed care sector were approximately 12% for the year ended December 31, 1994. There can be no assurance, however, that the Surviving Corporation will be successful in expanding its share of this market sector, or that the Surviving Corporation will not experience additional declines in test utilization or per-test revenue in the future as a result of managed care growth or otherwise.

  Governmental Investigations of Clinical Laboratory Companies. As part of an examination of the rapid growth of Federal expenditures for clinical laboratory services, several Federal agencies, including the Federal Bureau of Investigation and the Office of Inspector General (the "OIG") of HHS, have investigated allegations of fraudulent and abusive conduct by health care providers. In August 1993, RBL and Allied each received a subpoena from the OIG requesting documents and information concerning pricing and billing practices. According to published reports, other independent clinical laboratories have received similar subpoenas as part of a nationwide OIG audit and investigation. In September 1993, NHL received subpoena from the OIG which required NHL to provide documents to the OIG concerning its regulatory compliance procedures. NHL, RBL and Allied have complied with or are in the process of complying with their respective subpoenas and are cooperating with the OIG. Neither NHL nor RBL can, however, predict the outcome of any such investigation or the impact, if any, any such investigation may have on the financial condition or results of operations of any of NHL, RBL or the Surviving Corporation. However, a criminal conviction or the successful prosecution of a civil fraud or false claims action could result in the exclusion of the defendant from the Medicare and Medicaid programs. In addition, any such exclusion would likely have a material adverse effect on the Surviving Corporation's non-Medicare and non-Medicaid testing business.

                                  THE COMPANY

  The Merger. On December 13, 1994, NHL, HLR, RBL and Roche entered into the Merger Agreement providing for, among other things, the Merger. The Merger is expected to be consummated on or about April 28, 1995. Reference is hereby made to the Proxy Statement/Prospectus incorporated by reference herein for a detailed description of the Merger. The descriptions of NHL and RBL set forth below refer to the operations of such entities as of the Effective Time.

  NHL. NHL is one of the leading clinical laboratory companies in the United States. Through a national network of laboratories, NHL offers a broad range of testing services used by the medical profession in the diagnosis, monitoring and treatment of disease. Office-based physicians constitute approximately 90% of NHL's clients. The remainder is comprised primarily of managed care providers, clinics, nursing homes, hospitals and other clinical laboratories.

  Since its founding in 1971, NHL has grown into a network of 23 major laboratories, including a national reference laboratory which performs esoteric testing, and approximately 950 service sites consisting of sales ports, patient service centers and STAT laboratories (which provide immediate results on certain laboratory tests), serving customers in 45 states.

  On June 23, 1994, NHL acquired Allied, the then sixth largest independent clinical laboratory testing company in the United States (measured by net revenues), as a wholly owned subsidiary for approximately $191.5 million in cash plus the assumption of $24.0 million of Allied indebtedness and the recognition of approximately $5.0 million of Allied net liabilities (the "Allied Acquisition").

  The principal executive offices of NHL are located at 4225 Executive Square, Suite 805, La Jolla, California 92037, and its telephone number is (619) 550-0600.

  RBL. RBL is the fourth largest independent clinical laboratory in the United States (in terms of revenues for the year ended December 31, 1994). RBL provides clinical laboratory testing services to hospitals, laboratories and physicians and offers a comprehensive line of over 1,600 tests and procedures, all of which are performed in RBL's facilities, with a majority performed in RBL's 17 major testing centers located primarily in the midwestern, eastern and southern United States. For the year ended December 31, 1994, RBL derived approximately 58% of its revenues from testing services provided to physicians, about 11% from services provided to hospitals and the remaining 31% from services provided to other clinical laboratories (and other clients).

  RBL has approximately 160 branch offices serving as hubs for RBL's professional service network (couriers, specimen pickup and result delivery) and which maintain daily logistical contact with clients who forward specimens to RBL for testing. RBL operates approximately 100 STAT laboratories. RBL has approximately 440 patient service centers ("PSCs") which perform specimen collection services for patients when specimens are not collected by the physicians in their own offices. Additionally, RBL has been developing business from nontraditional customers, such as industrial and corporate clients. Such customers have found a need for tests and procedures similar to certain of those offered by RBL to hospitals and physicians, such as employment-related testing for substance abuse and testing to determine exposure to toxic substances in the work place.

  Originally known as HLR Lab Holdings, Inc. ("HLR Lab"), RBL was formed on March 23, 1982 by Roche and acquired the business of Biomedical Reference Laboratories, Inc. through a merger in June 1982 and the surviving corporation's name was changed to RBL in February 1983. The stock of RBL was subsequently transferred to HLR, a wholly owned subsidiary of Roche. Roche is a wholly owned indirect subsidiary of Roche Holding Ltd ("Roche Holding") which was incorporated in 1896 in Basel, Switzerland, under the name
F. Hoffmann-La Roche and Co.

  Roche Holding is the parent company of an international health care concern operating in more than 100 countries and employing approximately 60,000 people worldwide. Roche Holding, including through its subsidiaries (collectively, the "Roche Group"), engages primarily in the development and manufacture of pharmaceuticals, vitamins and fine chemicals, diagnostics, flavors and fragrances and in the business of analytical laboratory services. The Roche Group is one of the world's leading research-based health care groups active in the discovery, development, manufacture and marketing of pharmaceuticals and diagnostic systems. The Roche Group is also one of the world's largest producers of vitamins and carotenoids and of fragrances and flavors. The principal executive offices of Roche Holding are located in Basel, Switzerland.

  RBL's headquarters and principal executive offices are located at 358 South Main Street, Burlington, North Carolina 27215, and its telephone number is
(800) 222-7566.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the sale of the Offered Shares or the Offered Warrants by the Selling Stockholder.

                              SELLING STOCKHOLDER

  All the Offered Shares and Offered Warrants being offered hereby are being offered by NHCG, a corporation indirectly wholly owned through Mafco by Ronald
O. Perelman, or by pledgees. Mr. Perelman has been the Chairman of the Board and a Director of NHL since 1988. Following the Effective Time, Mr. Perelman will no longer be Chairman of the Board or a Director of NHL.

  Following the Effective Time, NHCG will hold 14,527,244 Offered Shares, representing approximately 11.8% of the outstanding shares of NHL Common Stock, and 3,290,420 Offered Warrants, representing approximately 14.9% of the outstanding Warrants. All of the Offered Shares and Offered Warrants are being offered hereby.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of NHL consists of 230,000,000 shares of capital stock, 220,000,000 of such shares being NHL Common Stock, par value $0.01 per share, and 10,000,000 shares being preferred stock, par value $0.10 per share. After giving effect to the NHL Share Conversion in the Merger (the conversion of each share of NHL Common Stock outstanding immediately prior to the Merger into 0.72 of a share of NHL Common Stock and the right to receive $5.60 in cash, without interest), approximately 61,031,598 shares of NHL Common Stock will be issued and outstanding, of which 14,527,244 shares will be held by the Selling Stockholder. In addition, at the Effective Time, 61,343,325 additional shares of NHL Common Stock will be issued to HLR pursuant to the Merger Agreement and 557,502 shares of NHL Common Stock will be issued upon the cancelation of outstanding NHL employee stock options. Accordingly, following the Effective Time, approximately 122,932,425 shares of NHL Common Stock will be issued and outstanding.

  NHL's Certificate of Incorporation authorizes NHL's board of directors to provide for the issuance, from time to time, of series of preferred stock, to establish the number of shares to be included in any such series and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because the board of directors has the power to establish the preferences and rights of the shares of any such series of preferred stock, it may afford the holders of any preferred stock preferences, powers and rights (including voting rights) senior to the rights of the holders of NHL Common Stock, which could adversely affect the rights, including voting rights, of holders of NHL Common Stock.

  Subject to the rights of holders of any preferred stock then outstanding, holders of NHL Common Stock are entitled to receive such dividends as may from time to time be declared by the board of directors of NHL. Holders of NHL Common Stock are entitled to one vote per share on all matters on which the holders of NHL

Common Stock are entitled to vote. Holders of NHL Common Stock do not have cumulative voting rights. In the event of liquidation, dissolution or winding up of NHL, holders of NHL Common Stock would be entitled to share ratably in assets of NHL available for distribution to the holders of NHL Common Stock.

  Shares of NHL Common Stock are not liable to further calls or assessments by NHL and holders of NHL Common Stock are not liable for any liabilities of NHL. There currently are no preemptive rights for the NHL Common Stock but HLR will have, pursuant to and as described in the Stockholder Agreement, preemptive rights after the Merger.

  American Stock Transfer & Trust Co. acts as transfer agent and registrar for the NHL Common Stock.

                                 THE WARRANTS

  Exercise and Redemption. Not earlier than 90 days nor later than 60 days prior to the Expiration Date, NHL will deliver to American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), under the warrant agreement (the "Warrant Agreement") pursuant to which the Warrants will be issued, written notice, which notice will be irrevocable, stating whether or not it has elected to redeem the Warrants on the Expiration Date. Promptly after receipt of NHL's notice, the Warrant Agent will mail notice to all holders of Warrants ("Holders") describing the exercise procedure set forth in the Warrant Agreement (which is summarized below) or stating that each Warrant will be redeemed for the Redemption Amount (which is described below) on the Expiration Date, as the case may be.

  Subject to the provisions of the Warrant Agreement, each Warrant will be exercisable only on the Expiration Date, prior to the Close of Business (as defined in the Warrant Agreement) on such date, and only if NHL has not duly redeemed the Warrants. Unless NHL has elected to effect a Redemption (as defined below), in which case each Holder will be entitled to receive the Redemption Amount, the Warrants will expire at, and become null and void, and have no value, and no Person will have any rights with respect thereto, as of the Close of Business (as defined in the Warrant Agreement) on the Expiration Date, except Holders that have properly exercised Warrants in accordance with the terms of the Warrant Agreement will be entitled to receive shares of newly issued NHL Common Stock ("Warrant Shares") with respect to such Holders' Warrants.

  Each Warrant will entitle the Holder thereof to purchase from NHL one fully paid and non-assessable share of NHL Common Stock at the exercise price of $22.00 (subject to adjustments) upon (i) surrender to the Warrant Agent of the warrant certificate evidencing such Warrant (a "Warrant Certificate") and (ii) payment of the exercise price for the number of Warrant Shares in respect of which such Warrant is being exercised. Such surrender and payment (if applicable) may be made and will be accepted by the Warrant Agent at any time during the 45 day period immediately preceding the Close of Business on the Expiration Date, but any Warrants so surrendered will not be deemed to be exercised until the Expiration Date. Payment of the Exercise Price must be made by a certified or official bank check payable to the order of the Warrant Agent for the account of NHL or by wire transfer of funds to an account designated by NHL for such purpose. The Warrants evidenced by a Warrant Certificate will be exercisable, at the election of the Holder thereof, either in their entirety or in part.

  The Warrant Agreement provides that, upon the surrender of each Warrant Certificate and the payment of the per share exercise price, immediately following the Expiration Date, NHL will issue and cause its transfer agent for NHL Common Stock (the "Transfer Agent") to deliver with all reasonable dispatch to, or upon the written order of, the Holder and in such name or names as such Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant or Warrants together with cash in respect of any Fractional Warrant Share (as defined below) otherwise issuable upon such exercise.

  No certificates or script representing fractional Warrant Shares will be issued upon exercise of a Warrant. As promptly as practicable following the Expiration Date (if NHL has not elected to effect a Redemption), the Transfer Agent will determine with respect to each Holder entitled to receive Warrant Shares pursuant to the surrender of the Warrant Certificates the excess of the number of Warrant Shares delivered to the Transfer Agent by NHL over the aggregate number of whole Warrant Shares to be issued with respect to such Holder (such excess being hereinafter referred to in connection with each such Holder as a "Fractional Warrant Share"). As soon after the Expiration Date as practicable, the Transfer Agent, as agent for Holders otherwise entitled to receive Fractional Warrant Shares (each, a "Fractional Warrant Share Holder"), will aggregate and sell in normal transactions the Fractional Warrant Shares for all the Fractional Warrant Share Holders at then available prices on the NYSE. Until the net proceeds of such sale or sales (the "Fractional Warrant Share Proceeds") have been distributed to the Fractional Warrant Share Holders, the Transfer Agent will hold the Fractional Warrant Share Proceeds in trust for the Fractional Warrant Share Holders. The Transfer Agent will determine the portion of the net Fractional Warrant Share Proceeds to which each Fractional Warrant Share Holder will be entitled, if any, by multiplying the net Fractional Warrant Share Proceeds amount by a fraction, the numerator of which is the Fractional Warrant Share to which such Fractional Share Holder would otherwise be entitled and the denominator of which is the aggregate Fractional Warrant Shares to which all Fractional Warrant Share Holders would otherwise be entitled. As soon as practicable after the determination of the amount of the Fractional Warrant Share Proceeds, if any, to be paid, in cash, to each Fractional Warrant Share Holder in lieu of any Fractional Warrant Shares, the Transfer Agent will make available such amounts, without interest, to each such Fractional Warrant Share Holder.

  The Warrant Agreement provides that, so long as NHL has timely delivered to the Warrant Agent written notice of its election to redeem the Warrants (as described above), NHL will have the right to redeem all, but not less than all, of the Warrants on the Expiration Date by payment in cash to each Holder as of such date of the Redemption Amount with respect to the Warrants held by such Holder (a "Redemption"). The Redemption Amount will be an amount equal to the excess, if any, of the Market Price of the NHL Common Stock over the Exercise Price of $22.00 (subject to adjustments). As used in the Warrant Agreement, the "Market Price" will be the average of the last sale price (or if no such sale takes place, the average of the closing bid and asked prices) on the NYSE of a share of NHL Common Stock over the 10 consecutive trading days commencing 15 trading days and ending five trading days before the Expiration Date. If NHL has elected to redeem the Warrants, at or immediately prior to the Expiration Date NHL will cause to be transferred to the Warrant Agent an amount in immediately available funds equal to the aggregate Redemption Amount for all outstanding Warrants for payment by the Warrant Agent to the Holders as of the Expiration Date. If NHL has elected to redeem the Warrant but the aggregate Redemption Amount is zero or less than zero, no amount will be required to be paid by NHL in respect of the redemption of the Warrants, but the Warrants will nonetheless be deemed to have been redeemed.

  Transfer and Exchange of Warrants. The Warrant Agreement provides that the Warrant Agent will, from time to time, register the transfer of any outstanding Warrant Certificate in the Warrant Register, upon surrender of such Warrant Certificate, duly endorsed, and accompanied by a written instrument or instruments of transfer in a form satisfactory to the Warrant Agent, duly signed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (i) a bank or trust company, (ii) a broker or dealer that is a member of the National Association of Securities Dealers or (iii) a member of a national securities exchange, and funds sufficient to pay any transfer taxes payable with respect to such transfer. Upon any such registration or transfer, a new Warrant Certificate will be issued to the transferee. Warrant Certificates may be exchanged at the option of the Holder, when surrendered to the Warrant Agent, for other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

  Notwithstanding the preceding paragraph, the Warrant Agent will not be required to transfer or exchange any Warrant Certificate from and after the 105th day preceding the scheduled Expiration Date, provided that, if in the written notice provided by NHL to the Warrant Agent pursuant to the Warrant Agreement with respect to whether NHL has elected to redeem the Warrants, NHL elects not to redeem the Warrants, then the Warrant Agent will be required to permit transfers or exchanges or Warrant Certificates from and after the date of mailing of the notice by the Warrant Agent pursuant to the Warrant Agreement to the Holders of Warrants with respect to the procedures for exercise of the Warrants until the 15th day preceding the Expiration Date.

  In addition, in connection with governmental approvals and stock exchange listings, NHL, from time to time, will use its best efforts (i) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to file such documents under Federal and state securities acts and laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of Warrants, (ii) to have the Warrants listed on the NYSE (or on the principal United States securities exchange or exchanges on which the NHL Common Stock is listed, if any, or quoted on NASDAQ, if the NHL Common Stock is so quoted) and (iii) immediately upon the issuance of Warrant Shares and upon the exercise of the Warrants, to have such Warrant Shares listed on the NYSE (or on the principal United States securities exchange or exchanges on which the NHL Common Stock is listed, if any, or quoted on NASDAQ, if the NHL Common Stock is so quoted). NHL will cause the Warrants to be delisted (or cease to be quoted, as the case may be) effective as of the Close of Business on the Expiration Date.

  NHL and its subsidiaries will have the option, in their sole discretion, at any time or from time to time, to purchase Warrants (i) in the public market,
(ii) by tender or exchange offer available to all Holders at any price or
(iii) in private transactions at a price not more than 10% over the Market Price (as defined in the Warrant Agreement) of the Warrants as of the closing date of each such transaction respectively. Warrants acquired by NHL or its subsidiaries will be canceled and will not be available for reissuance or resale.

  Cancelation of Warrants. If NHL has purchased or otherwise acquired Warrants, NHL may deliver the Warrant Certificates representing such Warrants to the Warrant Agent to be canceled and retired. The Warrant Agent will cancel all Warrants so surrendered.

  Anti-Dilution Provisions. The exercise price, the number of Warrant Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of certain events described in the Warrant Agreement (and summarized below).

  If NHL (i) pays a dividend on its shares of capital stock (including NHL Common Stock) in shares of NHL Common Stock, (ii) subdivides its outstanding shares of NHL Common Stock, (iii) combines its outstanding shares of NHL Common Stock into a smaller number of shares of NHL Common Stock or (iv) issues any shares of its capital stock in a reclassification of the NHL Common Stock, in each case, other than the Merger pursuant to the Merger Agreement, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto will be adjusted so that each Holder will be entitled, upon exercise, to receive the kind and number of Warrant Shares or other securities of NHL which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.

  If NHL issues any rights, options or warrants to holders of outstanding shares of NHL Common Stock (other than pursuant to the Merger Agreement, the Warrant Agreement, the Merger or stock option plans or similar plans approved by the Board of Directors of NHL), without payment of additional consideration by such Holders, entitling them to subscribe for or purchase shares of NHL Common Stock at a price per share that is lower than the Market Price (calculated as of the applicable date of determination) per share of NHL Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant will be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which will be the number of shares of NHL Common Stock outstanding on the record date for the issuance of such rights, options or warrants plus the number of additional shares of NHL Common Stock outstanding on the record date for the issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares or NHL Common Stock so offered would purchase at the Market Price per share of NHL Common Stock on the record date with respect thereto.

  If NHL distributes to all holders of shares of NHL Common Stock evidences of its indebtedness or assets, rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of NHL Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant will be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, the numerator of which will be the then current Market Price per share of NHL Common Stock on the date of such distribution and the denominator of which will be the then current Market Price per share of NHL Common Stock on the date of such distribution less the then fair value of the portion of the evidences of indebtedness or assets so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of NHL Common Stock.

  In the event of any capital reorganization or any reclassification of NHL Common Stock except as otherwise provided in the Warrant Agreement, any Holder of Warrants, upon exercise thereof, will be entitled to receive, in lieu of the NHL Common Stock to which such Holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares or other securities or property of NHL that such Holder would have been entitled to receive at the same aggregate exercise price upon such reorganization or reclassification if such Holder's Warrants had been exercised immediately prior thereto.

  In the event of any consolidation of NHL with, or merger of NHL into, another corporation or in case of any sale or conveyance to another corporation of the property of NHL as an entirety or substantially as an entirety, NHL or such successor or purchasing corporation, as the case may be, will execute with the Warrant Agent an agreement that each Holder will have the right thereafter, upon payment of the exercise price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which such Holder would have owned or to which such Holder would have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action.

                             PLAN OF DISTRIBUTION

  Any distribution of the Offered Shares or the Offered Warrants by the Selling Stockholder, or by pledgees, may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire the Offered Shares or the Offered Warrants for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the NYSE, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.

  The Selling Stockholder and any such underwriters, brokers, dealers or agents, upon effecting the sale of the Offered Shares or the Offered Warrants, may be deemed "underwriters" as that term is defined by the Securities Act.

  Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

  In order to comply with the securities laws of certain states, if applicable, the Offered Shares and the Offered Warrants will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Offered Shares and the Offered Warrants may not be sold unless the Offered Shares and the Offered Warrants have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

  Pursuant to the Sharing and Call Option Agreement, NHL agreed to use its efforts to cause the Registration Statement to include a resale prospectus that would permit the Selling Stockholder (or any pledgee of the Offered Shares or the Offered Warrants under a bona fide pledge arrangement with the Selling Stockholder) to sell the Offered Shares or the Offered Warrants without restriction and to keep the Registration Statement continuously effective until December 13, 1997. NHL has agreed to certain expenses in connection with such registration, including (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of NHL (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for NHL and customary fees and expenses for independent certified public accountants retained by NHL (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vi) the reasonable fees and expenses of any special experts retained by NHL in connection with such registration,
(vii) reasonable fees and expenses of one counsel for the Selling Stockholder selected by the Selling Stockholder, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities. NHL will not be responsible for any underwriting fees, discounts or commissions or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Selling Stockholder or any fees and expenses of underwriters' counsel. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Offered Shares and the Offered Warrants against certain liabilities, including liabilities arising under the Securities Act. NHL and the Selling Stockholder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Offered Shares and the Offered Warrants including liabilities arising under the Securities Act.

                                    EXPERTS

  The consolidated financial statements and schedule of NHL and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of RBL as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 incorporated by reference herein have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  Certain legal matters regarding the issuance of shares of NHL Common Stock to the Selling Stockholder in the Merger and the issuance of Warrants to the Selling Stockholder in the Warrant Distribution will be passed upon for NHL by Cravath, Swaine & Moore, New York, New York.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 TO FORM S-4; ITEM 15 TO FORM S-3. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Reference is made to Article VII of the By-Laws of the Registrant, Section 145 of the General Corporation Law of the State of Delaware and certain provisions of the Merger Agreement as set forth below.

  Article VII of the By-laws of the Registrant provides as follows:

  Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 3. Authorization of Indemnification. Any indemnification under this
Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable [if] a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

  Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.

  Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

  Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

  Section 7. Nonexclusivity of Indemnification and Advancement of
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

  Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

  Section 9. Certain Definitions. For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article VII, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

  Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

  Section 145 of the Delaware General Corporation Law provides as follows:

  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

  The Merger Agreement provides that the certificate of incorporation and bylaws of NHL will contain the provisions with respect to indemnification set forth in NHL's certificate of incorporation and bylaws on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officer, employees or agents of NHL or RBL (unless such modification is required by law). The Merger Agreement further provides that NHL shall indemnify and hold harmless the present and former officers and directors of NHL and RBL in respect to acts or omissions occurring prior to the Effective Time to the maximum extent provided thereunder; provided that such indemnification shall (to the maximum extent permitted by law) be mandatory rather than permissive except in instances involving wilful misconduct or bad faith and that NHL shall advance expenses, including attorneys' fees promptly on demand and delivery of any required undertaking.

  The Merger Agreement requires NHL, for a period of six years after the Effective Time, to maintain the policies of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person covered on the date of the Merger Agreement by RBL's officers' and directors' liability insurance policy or NHL's officers and directors' liability insurance policy or who becomes covered thereby prior to the Effective Time, provided that NHL may substitute therefor policies of at least the same coverage containing terms and conditions which in all material respects are no less favorable that those of the policies in effect on the date of the Merger Agreement for so long as such substitution does not result in gaps or lapses in coverage; and provided further that the NHL will not be obligated to pay premiums in excess of 200% of the aggregate amount per annum which RBL and NHL paid in their last full fiscal years, but provided further, that NHL will be obligated to provide such coverage as may be obtained for such amount.

ITEM 21 TO FORM S-4; ITEM 16 TO FORM S-3. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)EXHIBITS

   2.1   Agreement and Plan of Merger among the Registrant, NHL Sub Acquisition
         Corp. and National Health Laboratories Incorporated (incorporated herein by reference to the Registrant's Registration Statement on Form
         S-4 filed with the Securities and Exchange Commission (the
         "Commission") on March 14, 1994, File No. 33-52655 (the "1994 S-4")).
   2.2   Agreement and Plan of Merger dated as of May 3, 1994 of National
         Health Laboratories Incorporated and N Acquisition Corp. (incorporated herein by reference to Exhibit (c)(1) of Schedule 14D-1 and Schedule
         13D filed with the Commission on May 9, 1994 ("Schedule
         14D-1 and Schedule 13D")).
   2.3   Agreement dated as of June 7, 1994, among N Acquisition Corp., the
         Registrant and National Health Laboratories Incorporated (incorporated herein by reference to Exhibit (c)(7) of amendment No. 2 to Schedule
         14D-1 and Schedule 13D of National Health Laboratories Incorporated and N Acquisition Corp. filed with the Commission on June 8, 1994).

     2.4  Agreement and Plan of Merger dated as of December 13, 1994 among the
          Registrant, HLR Holdings Inc., Roche Biomedical Laboratories, Inc.
          and (for the purposes stated therein) Hoffmann-La Roche Inc.
          (included as Annex I to the Proxy Statement/Prospectus) (schedules omitted--the Registrant agrees to furnish a copy of any schedule to the Commission upon request).
     2.5  Stock Purchase Agreement dated December 30, 1994 between Reference
          Pathology Holding Company, Inc. and Allied Clinical Laboratories,
          Inc. (incorporated herein by reference to the Registrant's Report on
          Form 10-K for the year ended December 31, 1994 filed with the
          Commission on March 3, 1995, File No. 1-10740 (the "1994 10-K")).
     3.1  Certificate of Incorporation of the Registrant (incorporated herein by reference to the 1994 S-4).
     3.2  By-laws of the Registrant (incorporated herein by reference to the
          1994 S-4).
     4.1  Specimen of the Registrant's common stock certificate (incorporated herein by reference to the 1994 S-4).
     4.2  Specimen of the Registrant's warrant certificate (included as an exhibit to the Warrant Agreement, see Exhibit 10.51).
     5    Opinion of Cravath, Swaine & Moore.
     10.1 Laboratory Agreement dated February 4, 1983 between the Registrant and Humana of Texas, Inc. d/b/a Medical City Dallas Hospital
          (incorporated herein by reference to the Registrant's Registration
          Statement on Form S-1 filed with the Commission on May 5, 1988, File
          No. 33-21708).
     10.2 National Health Laboratories Incorporated Employees' Savings and
          Investment Plan (incorporated herein by reference to the Registrant's
          Annual Report on Form 10-K for the year ended December 31, 1991 filed with the Commission on February 13, 1992, File No. 1-10740*/ (the
          "1991 10-K")).
     10.3 National Health Laboratories Incorporated Employees' Retirement Plan
          (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 filed with the
          Commission on March 26, 1993, File No. 1-10740 (the "1992 10-K")).
     10.4 National Health Laboratories Incorporated Pension Equalization Plan
          (incorporated herein by reference to the 1992 10-K).
     10.5 Settlement Agreement dated December 18, 1992 between the Registrant and the United States of America (incorporated herein by reference to the 1992 10-K).
     10.6 Employment Agreement dated December 21, 1992 between the Registrant and James R. Maher (incorporated herein by reference to the 1992 10-
          K).
     10.7 Employment Agreement dated May 1, 1991 between the Registrant and
          Robert Whalen (incorporated herein by reference to the 1991 10-K).
     10.8 Amendment to Employment Agreement dated June 6, 1991 between the
          Registrant and Robert Whalen (incorporated herein by reference to the
          1991 10-K).
     10.9 Amendment to Employment Agreement dated January 1, 1993 between the
          Registrant and Robert Whalen (incorporated herein by reference to the
          1992 10-K).

- --------
* Previously filed under File No. 0-17031 which has been corrected to File No. 1-10740.

     10.10 Amendment to Employment Agreement dated January 1, 1994 between the
           Registrant and Robert Whalen (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
           December 31, 1993 filed with the Commission on March 25, 1994, File
           No. 1-10740 (the "1993 10-K")).
     10.11 Amendment to Employment Agreement dated March 1, 1994 between the
           Registrant and Robert Whalen (incorporated herein by reference to the 1993 10-K).
     10.12 Employment Agreement dated May 1, 1991 between the Registrant and
           Larry L. Leonard (incorporated herein by reference to the 1991 10-
           K).
     10.13 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and Larry L. Leonard (incorporated herein by reference to the 1991 10-K).
     10.14 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and Larry L. Leonard (incorporated herein by reference to the 1992 10-K).
     10.15 Amendment to Employment Agreement dated January 1, 1994 between the
           Registrant and Larry L. Leonard (incorporated herein by reference to the 1993 10-K).
     10.16 Amendment to Employment Agreement dated March 1, 1994 between the
           Registrant and Larry L. Leonard (incorporated herein by reference to the 1993 10-K).
     10.17 Employment Agreement dated May 1, 1991 between the Registrant and
           Timothy Brodnik (incorporated herein by reference to the 1991 10-K).
     10.18 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and Timothy Brodnik (incorporated herein by reference to the 1991 10-K).
     10.19 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and Timothy Brodnik (incorporated herein by reference to the 1992 10-K).
     10.20 Amendment to Employment Agreement dated January 1, 1994 between the
           Registrant and Timothy Brodnik (incorporated herein by reference to the 1993 10-K).
     10.21 Amendment to Employment Agreement dated March 1, 1994 between the
           Registrant and Timothy Brodnik (incorporated herein by reference to the 1993 10-K).
     10.22 Employment Agreement dated December 31, 1990 between the Registrant and Bernard E. Statland (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December
           31, 1990 filed with the Commission on March 14, 1991, File No. 1-
           10740*/ (the "1990 10-K")).
     10.23 Amendment to Employment Agreement dated April 1, 1991 between the
           Registrant and Bernard E. Statland (incorporated herein by reference to the 1991 10-K).
     10.24 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and Bernard E. Statland (incorporated herein by reference to the 1991 10-K).
     10.25 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and Bernard E. Statland (incorporated herein by reference to the 1992 10-K).

- --------
*/Previously filed under File No. 0-17031 which has been corrected to File No. 1-10740.

     10.26 Employment Agreement dated January 1, 1991 between the Registrant and David C. Flaugh (incorporated herein by reference to the 1990
           10-K).
     10.27 Amendment to Employment Agreement dated April 1, 1991 between the
           Registrant and David C. Flaugh (incorporated herein by reference to the 1991 10-K).
     10.28 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and David C. Flaugh (incorporated herein by reference to the 1991 10-K).
     10.29 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and David C. Flaugh (incorporated herein by reference to the 1992 10-K).
     10.30 Amendment to Employment Agreement dated April 1, 1994 between the
           Registrant and David C. Flaugh (incorporated herein by reference to the 1994 10-K).
     10.31 Employment Agreement dated January 1, 1991 between the Registrant and W. David Slaunwhite (incorporated herein by reference to the 1990 10-K).
     10.32 Amendment to Employment Agreement dated April 1, 1991 between the
           Registrant and David Slaunwhite (incorporated herein by reference to the 1991 10-K).
     10.33 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and David Slaunwhite (incorporated herein by reference to the 1991 10-K).
     10.34 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and W. David Slaunwhite (incorporated herein by reference to the 1992 10-K).
     10.35 Amendment to Employment Agreement dated January 1, 1994 between the
           Registrant and W. David Slaunwhite (incorporated herein by reference to the 1993 10-K).
     10.36 Amendment to Employment Agreement dated March 1, 1994 between the
           Registrant and W. David Slaunwhite (incorporated herein by reference to the 1993 10-K).
     10.37 Employment Agreement dated January 1, 1991 between the Registrant and John Markus (incorporated herein by reference to the 1990 10-K).
     10.38 Amendment to Employment Agreement dated April 1, 1991 between the
           Registrant and John Markus (incorporated herein by reference to the 1991 10-K).
     10.39 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and John Markus (incorporated herein by reference to the 1991 10-K).
     10.40 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and John F. Markus (incorporated herein by reference to the 1992 10-K).
     10.41 Amendment to Employment Agreement dated January 1, 1994 between the
           Registrant and John F. Markus (incorporated herein by reference to the 1993 10-K).
     10.42 Amendment to Employment Agreement dated March 1, 1994 between the
           Registrant and John F. Markus (incorporated herein by reference to the 1993 10-K).
     10.43 Employment Agreement dated October 1, 1992 between the Registrant and James G. Richmond (incorporated herein by reference to the 1992
           10-K).

     10.44 Employment Agreement dated June 23, 1994 between the Registrant and
           Haywood D. Cochrane, Jr. (incorporated herein by reference to the 1994 10-K).
     10.45 National Health Laboratories 1988 Stock Option Plan, as amended
           (incorporated herein by reference to the Registrant's Registration
           Statement on Form S-1 filed with the Commission on July 9, 1990,
           File No. 33-35782 (the "1990 S-1")).
     10.46 National Health Laboratories 1994 Stock Option Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 12, 1994, File No. 33-
           55065).
     10.47 Tax Allocation Agreement dated as of June 26, 1990 between
           MacAndrews & Forbes Holdings Inc., Revlon Group Incorporated, New
           Revlon Holdings Inc. and the subsidiaries of Revlon set forth on Schedule A thereto (incorporated herein by reference to the 1990 S-
           1).
     10.48 Revolving Credit Agreement dated as of August 27, 1993 among
           National Health Laboratories Incorporated, Citicorp USA, Inc., as agent and arranger, and the group of lenders specified therein
           (incorporated herein by reference to the Registrant's Quarterly
           Report on Form 10-Q for the quarter ended September 30, 1993 filed with the Commission on November 15, 1993, File No. 1-10740).
     10.49 Credit Agreement dated as of June 21, 1994, among NHL Intermediate
           Holdings Corp. II, the banks named therein, Citicorp USA, Inc., as administrative agent, and the co-agents named therein (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated June 23, 1994 filed with the Commission on July 7, 1994, File
           No. 1-11353).
     10.50 Loan Agreement dated August 1, 1991 among National Health
           Laboratories Incorporated, Frequency Property Corp. and Swiss Bank
           Corporation, New York Branch (incorporated herein by reference to the 1991 10-K).
     10.51 Form of Warrant Agreement between the Registrant and American Stock
           Transfer & Trust Company, as Warrant Agent (included as Annex II to the Proxy Statement/Prospectus).
     10.52 Form of Stockholder Agreement among HLR Holdings Inc., Hoffmann-La
           Roche Inc. and the Registrant (included as Annex III to the Proxy
           Statement/Prospectus).
     10.53 Sharing and Call Option Agreement dated as of December 13, 1994 among HLR Holdings Inc., Mafco Holdings Inc., National Health Care
           Group, Inc. and (for the purposes stated therein) the Registrant
           (incorporated herein by reference to the 1994 10-K).
     21.1 Subsidiaries of the Registrant (incorporated herein by reference to the 1994 10-K).
     21.2 Subsidiaries of Roche Biomedical Laboratories, Inc. (incorporated herein by reference to the Registrant's Registration Statement on Forms S-4/S-3 filed with the Commission on March 30, 1995, File No.
           33-58307 (the "1995 S-4/S-3")).
     23.1 Consent of KPMG Peat Marwick LLP with respect to the financial statements of the Registrant.
     23.2 Consent of Price Waterhouse LLP with respect to the financial statements of Roche Biomedical Laboratories, Inc.
     23.3  Consent of Cravath, Swaine & Moore (included in Exhibit 5).
     23.4  Consent of Morgan Stanley & Co. Incorporated.

     23.5 Not used.
     23.6 Consents of persons named to become directors of NHL who have not signed the Registration Statement.
     24.1 Power of Attorney of Ronald O. Perelman.
     24.2 Power of Attorney of James R. Maher.
     24.3 Power of Attorney of Saul J. Farber, M.D.
     24.4 Power of Attorney of Howard Gittis.
     24.5 Power of Attorney of Ann Dibble Jordan.
     24.6 Power of Attorney of David J. Mahoney.
     24.7 Power of Attorney of Paul A. Marks, M.D.
     24.8 Power of Attorney of Linda Gosden Robinson.
     24.9 Power of Attorney of Samuel O. Thier, M.D.
     28.1 Form of Collateral Agency Agreement (Bank Obligations) (incorporated herein by reference to Amendment No. 1 to the 1990 S-1 filed with the Commission on July 27, 1990, File No. 33-35785).
     99.1 Form of Proxy Card for holders of NHL Common Stock (incorporated herein by reference to the 1995 S-4/S-3).
     99.2 Opinion of Morgan Stanley & Co. Incorporated (included as Annex IV to the Proxy Statement/Prospectus).

  (B)FINANCIAL STATEMENT SCHEDULES

    [Inapplicable]

ITEM 22 TO FORM S-4; ITEM 17 TO FORM S-3. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment of the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on April 24, 1995.

                                                 NATIONAL HEALTH LABORATORIES
                                                 HOLDINGS INC.

                                                      /s/ David C. Flaugh
                                                 By ___________________________
                                                    Name: David C. Flaugh
                                                    Title: Senior Executive Vice
                                                           President and Chief
                                                           Operating Officer;
                                                           Acting Chief
                                                           Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                              CAPACITY                           DATE
         ---------                              --------                           ----
              *                           Chairman of the Board              April 24, 1995
- ----------------------------
     RONALD O. PERELMAN                        and Director

              *                     President, Chief Executive Officer       April 24, 1995
- ----------------------------
       JAMES R. MAHER               (Principal Executive Officer) and
                                                 Director

     /s/ David C. Flaugh           Senior Executive Vice President and       April 24, 1995
- ----------------------------
       DAVID C. FLAUGH             Chief Operating Officer; Acting Chief
                                   Financial Officer (Principal Financial
                                        and Accounting Officer)

              *                                  Director                    April 24, 1995
- ----------------------------
    SAUL J. FARBER, M.D.

              *                                  Director                    April 24, 1995
- ----------------------------
        HOWARD GITTIS

              *                                  Director                    April 24, 1995
- ----------------------------
      ANN DIBBLE JORDAN

              *                                  Director                    April 24, 1995
- ----------------------------
      DAVID J. MAHONEY

              *                                  Director                    April 24, 1995
- ----------------------------
     PAUL A. MARKS, M.D.

              *                                  Director                    April 24, 1995
- ----------------------------
    LINDA GOSDEN ROBINSON

              *                                  Director                    April 24, 1995
- ----------------------------
    SAMUEL O. THIER, M.D.

- --------
* Joram C. Salig, by his signing his name hereto, does hereby sign this Registration Statement on behalf of the directors of the Registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the Securities and Exchange Commission.

                                                      /s/ Joram C. Salig
                                              By ______________________________
                                                 Name: Joram C. Salig
                                                 Title: Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 24, 1995.

                                   NATIONAL HEALTH LABORATORIES
                                   HOLDINGS INC.

                                   By    /s/ David C. Flaugh
                                     ---------------------------------------
                                     Name: David C. Flaugh
                                     Title: Senior Executive Vice President
                                            and Chief Operating Officer;
                                            Acting Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                              CAPACITY                           DATE
         ---------                              --------                           ----
              *                           Chairman of the Board              April 24, 1995
- ----------------------------
     RONALD O. PERELMAN                        and Director

              *                     President, Chief Executive Officer       April 24, 1995
- ----------------------------
       JAMES R. MAHER               (Principal Executive Officer) and
                                                 Director

     /s/ David C. Flaugh           Senior Executive Vice President and       April 24, 1995
- ----------------------------
       DAVID C. FLAUGH             Chief Operating Officer; Acting Chief
                                   Financial Officer (Principal Financial
                                        and Accounting Officer)

              *                                  Director                    April 24, 1995
- ----------------------------
    SAUL J. FARBER, M.D.

              *                                  Director                    April 24, 1995
- ----------------------------
        HOWARD GITTIS

              *                                  Director                    April 24, 1995
- ----------------------------
      ANN DIBBLE JORDAN

              *                                  Director                    April 24, 1995
- ----------------------------
      DAVID J. MAHONEY

              *                                  Director                    April 24, 1995
- ----------------------------
     PAUL A. MARKS, M.D.

              *                                  Director                    April 24, 1995
- ----------------------------
    LINDA GOSDEN ROBINSON

              *                                  Director                    April 24, 1995
- ----------------------------
    SAMUEL O. THIER, M.D.

- --------
* Joram C. Salig, by his signing his name hereto, does hereby sign this Registration Statement on behalf of the directors of the Registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the Securities and Exchange Commission.

                                                      /s/ Joram C. Salig
                                              By ______________________________
                                                 Name: Joram C. Salig
                                                 Title: Attorney-in-fact

                                 EXHIBIT INDEX

     2.1   Agreement and Plan of Merger among the Registrant, NHL Sub
           Acquisition Corp. and National Health Laboratories Incorporated
           (incorporated herein by reference to the Registrant's Registration
           Statement on Form S-4 filed with the Securities and Exchange
           Commission (the "Commission") on March 14, 1994, File No. 33-52655
           (the "1994 S-4")).
     2.2   Agreement and Plan of Merger dated as of May 3, 1994 of National
           Health Laboratories Incorporated and N Acquisition Corp.
           (incorporated herein by reference to Exhibit (c)(1) of Schedule 14D-
           1 and Schedule 13D filed with the Commission on May 9, 1994
           ("Schedule 14D-1 and Schedule 13D")).
     2.3   Agreement dated as of June 7, 1994, among N Acquisition Corp., the
           Registrant and National Health Laboratories Incorporated
           (incorporated herein by reference to Exhibit (c)(7) of amendment No.
           2 to Schedule 14D-1 and Schedule 13D of National Health Laboratories
           Incorporated and N Acquisition Corp. filed with the Commission on
           June 8, 1994).
     2.4   Agreement and Plan of Merger dated as of December 13, 1994 among the
           Registrant, HLR Holdings Inc., Roche Biomedical Laboratories, Inc.
           and (for the purposes stated therein) Hoffman-La Roche Inc.
           (included as Annex I to the Proxy Statement/Prospectus) (schedules omitted--the Registrant agrees to furnish a copy of any schedule to the Commission upon request).
     2.5   Stock Purchase Agreement dated December 30, 1994 between Reference
           Pathology Holding Company, Inc. and Allied Clinical Laboratories,
           Inc. (incorporated herein by reference to the Registrant's Report on
           Form 10-K for the year ended December 31, 1994 filed with the
           Commission on March 3, 1995, File No. 1-10740 (the "1994 10-K")).
     3.1   Certificate of Incorporation of the Registrant (incorporated herein by reference to the 1994 S-4).
     3.2   By-laws of the Registrant (incorporated herein by reference to the
           1994 S-4).
     4.1   Specimen of the Registrant's common stock certificate (incorporated herein by reference to the 1994 S-4).
     4.2   Specimen of the Registrant's warrant certificate (included as an exhibit to the Warrant Agreement, see Exhibit 10.51).
     5     Opinion of Cravath, Swaine & Moore.
     10.1  Laboratory Agreement dated February 4, 1983 between the Registrant and Humana of Texas, Inc. d/b/a Medical City Dallas Hospital
           (incorporated herein by reference to the Registrant's Registration
           Statement on Form S-1 filed with the Commission on May 5, 1988, File
           No. 33-21708).
     10.2  National Health Laboratories Incorporated Employees' Savings and
           Investment Plan (incorporated herein by reference to the
           Registrant's Annual Report on Form 10-K for the year ended December
           31, 1991 filed with the Commission on February 13, 1992, File No. 1-
           10740*/ (the "1991 10-K")).
     10.3  National Health Laboratories Incorporated Employees' Retirement Plan
           (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 filed with the
           Commission on March 26, 1993, File No. 1-10740 (the "1992 10-K")).
     10.4  National Health Laboratories Incorporated Pension Equalization Plan
           (incorporated herein by reference to the 1992 10-K).

- --------
* Previously filed under File No. 0-17031 which has been corrected to File No. 1-10740.

     10.5 Settlement Agreement dated December 18, 1992 between the Registrant and the United States of America (incorporated herein by reference to the 1992 10-K).
     10.6 Employment Agreement dated December 21, 1992 between the Registrant and James R. Maher (incorporated herein by reference to the 1992 10-
           K).
     10.7  Employment Agreement dated May 1, 1991 between the Registrant and
           Robert Whalen (incorporated herein by reference to the 1991 10-K).
     10.8  Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and Robert Whalen (incorporated herein by reference to the 1991 10-K).
     10.9  Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and Robert Whalen (incorporated herein by reference to the 1992 10-K).
     10.10 Amendment to Employment Agreement dated January 1, 1994 between the
           Registrant and Robert Whalen (incorporated herein by reference to the Registrant's Annual Report on Form 10K for the year ended
           December 31, 1993 filed with the Commission on March 25, 1994, File
           No. 1-10740 (the "1993 10-K")).
     10.11 Amendment to Employment Agreement dated March 1, 1994 between the
           Registrant and Robert Whalen (incorporated herein by reference to the 1993 10-K).
     10.12 Employment Agreement dated May 1, 1991 between the Registrant and
           Larry L. Leonard (incorporated herein by reference to the 1991 10-
           K).
     10.13 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and Larry L. Leonard (incorporated herein by reference to the 1991 10-K).
     10.14 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and Larry L. Leonard (incorporated herein by reference to the 1992 10-K).
     10.15 Amendment to Employment Agreement dated January 1, 1994 between the
           Registrant and Larry L. Leonard (incorporated herein by reference to the 1993 10-K).
     10.16 Amendment to Employment Agreement dated March 1, 1994 between the
           Registrant and Larry L. Leonard (incorporated herein by reference to the 1993 10-K).
     10.17 Employment Agreement dated May 1, 1991 between the Registrant and
           Timothy Brodnik (incorporated herein by reference to the 1991 10-K).
     10.18 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and Timothy Brodnik (incorporated herein by reference to the 1991 10-K).
     10.19 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and Timothy Brodnik (incorporated herein by reference to the 1992 10-K).
     10.20 Amendment to Employment Agreement dated January 1, 1994 between the
           Registrant and Timothy Brodnik (incorporated herein by reference to the 1993 10-K).
     10.21 Amendment to Employment Agreement dated March 1, 1994 between the
           Registrant and Timothy Brodnik (incorporated herein by reference to the 1993 10-K).

     10.22 Employment Agreement dated December 31, 1990 between the Registrant and Bernard E. Statland (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December
           31, 1990 filed with the Commission on March 14, 1991, File No. 1-
           10740*/ (the "1990 10-K")).
     10.23 Amendment to Employment Agreement dated April 1, 1991 between the
           Registrant and Bernard E. Statland (incorporated herein by reference to the 1991 10-K).
     10.24 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and Bernard E. Statland (incorporated herein by reference to the 1991 10-K).
     10.25 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and Bernard E. Statland (incorporated herein by reference to the 1992 10-K).
     10.26 Employment Agreement dated January 1, 1991 between the Registrant and David C. Flaugh (incorporated herein by reference to the 1990
           10-K). 10.27
     10.27 Amendment to Employment Agreement dated April 1, 1991 between the
           Registrant and David C. Flaugh (incorporated herein by reference to the 1991 10-K).
     10.28 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and David C. Flaugh (incorporated herein by reference to the 1991 10-K).
     10.29 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and David C. Flaugh (incorporated herein by reference to the 1992 10-K).
     10.30 Amendment to Employment Agreement dated April 1, 1994 between the
           Registrant and David C. Flaugh (incorporated herein by reference to the 1994 10-K).
     10.31 Employment Agreement dated January 1, 1991 between the Registrant and W. David Slaunwhite (incorporated herein by reference to the 1990 10-K).
     10.32 Amendment to Employment Agreement dated April 1, 1991 between the
           Registrant and David Slaunwhite (incorporated herein by reference to the 1991 10-K).
     10.33 Amendment to Employment Agreement dated June 6, 1991 between the
           Registrant and David Slaunwhite (incorporated herein by reference to the 1991 10-K).
     10.34 Amendment to Employment Agreement dated January 1, 1993 between the
           Registrant and W. David Slaunwhite (incorporated herein by reference to the 1992 10-K).
     10.35 Amendment to Employment Agreement dated January 1, 1994 between the
           Registrant and W. David Slaunwhite (incorporated herein by reference to the 1993 10-K).
     10.36 Amendment to Employment Agreement dated March 1, 1994 between the
           Registrant and W. David Slaunwhite (incorporated herein by reference to the 1993 10-K).
     10.37 Employment Agreement dated January 1, 1991 between the Registrant and John Markus (incorporated herein by reference to the 1990 10-K).
     10.38 Amendment to Employment Agreement dated April 1, 1991 between the
           Registrant and John Markus (incorporated herein by reference to the 1991 10-K).

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*/Previously filed under File No. 0-17031 which has been corrected to File No.
1-10740.

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
     10.39 Amendment to Employment Agreement dated June 6, 1991 between the Registrant and John Markus (incorporated herein by reference to the 1991 10-K).
     10.40 Amendment to Employment Agreement dated January 1, 1993 between the Registrant and John F. Markus (incorporated herein by reference to the 1992 10-K).
     10.41 Amendment to Employment Agreement dated January 1, 1994 between the Registrant and John F. Markus (incorporated herein by reference to the 1993 10-K).
     10.42 Amendment to Employment Agreement dated March 1, 1994 between the Registrant and John F. Markus (incorporated herein by reference to the 1993 10-K).
     10.43 Employment Agreement dated October 1, 1992 between the Registrant and James G. Richmond (incorporated herein by reference to the 1992 10-K). 10.44
     10.44 Employment Agreement dated June 23, 1994 between the Registrant and Haywood D. Cochrane, Jr. (incorporated herein by reference to the 1994 10-K).
     10.45 National Health Laboratories 1988 Stock Option Plan, as amended (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 filed with the Commission on July 9, 1990, File No. 33-35782 (the "1990 S-1")).
     10.46 National Health Laboratories 1994 Stock Option Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 12, 1994, File No. 33-55065).
     10.47 Tax Allocation Agreement dated as of June 26, 1990 between MacAndrews & Forbes Holdings Inc., Revlon Group Incorporated, New Revlon Holdings Inc. and the subsidiaries of Revlon set forth on Schedule A thereto (incorporated herein by reference to the 1990 S-
           1).
     10.48 Revolving Credit Agreement dated as of August 27, 1993 among National Health Laboratories Incorporated, Citicorp USA, Inc., as agent and arranger, and the group of lenders specified therein (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 filed with the Commission on November 15, 1993, File No. 1-10740).
     10.49 Credit Agreement dated as of June 21, 1994, among NHL Intermediate Holdings Corp. II, the banks named therein, Citicorp USA, Inc., as administrative agent, and the co-agents named therein (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated June 23, 1994 filed with the Commission on July 7, 1994, File No. 1-11353).
     10.50 Loan Agreement dated August 1, 1991 among National Health Laboratories Incorporated, Frequency Property Corp. and Swiss Bank Corporation, New York Branch (incorporated herein by reference to the 1991 10-K).
     10.51 Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as Warrant Agent (included as Annex II to the Proxy Statement/Prospectus).
     10.52 Form of Stockholder Agreement among HLR Holdings Inc., Hoffmann-La Roche Inc. and the Registrant (included as Annex III to the Proxy Statement/Prospectus).
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                                     II-17

     10.53 Sharing and Call Option Agreement dated as of December 13, 1994 among HLR Holdings Inc., Mafco Holdings Inc., National Health Care
           Group, Inc. and (for the purposes stated therein) the Registrant
           (incorporated herein by reference to the 1994 10-K).
     21.1 Subsidiaries of the Registrant (incorporated herein by reference to the 1994 10-K).
     21.2 Subsidiaries of Roche Biomedical Laboratories, Inc. (incorporated herein by reference to the Registrant's Registration Statement on Forms S-4/S-3 filed with the Commission on March 30, 1995, File No.
           33-58307 (the "1995 S-4/S-3")).
     23.1 Consent of KPMG Peat Marwick LLP with respect to the financial statements of the Registrant.
     23.2 Consent of Price Waterhouse LLP with respect to the financial statements of Roche Biomedical Laboratories, Inc.
     23.3  Consent of Cravath, Swaine & Moore (included in Exhibit 5).
     23.4  Consent of Morgan Stanley & Co. Incorporated.
     23.5  Not used.
     23.6 Consents of persons named to become directors of NHL who have not signed the Registration Statement.
     24.1  Power of Attorney of Ronald O. Perelman.
     24.2  Power of Attorney of James R. Maher.
     24.3  Power of Attorney of Saul J. Farber, M.D.
     24.4  Power of Attorney of Howard Gittis.
     24.5  Power of Attorney of Ann Dibble Jordan.
     24.6  Power of Attorney of David J. Mahoney.
     24.7  Power of Attorney of Paul A. Marks, M.D.
     24.8  Power of Attorney of Linda Gosden Robinson.
     24.9  Power of Attorney of Samuel O. Thier, M.D.
     28.1 Form of Collateral Agency Agreement (Bank Obligations) (incorporated herein by reference to Amendment No. 1 to the 1990 S-1 filed with the Commission on July 27, 1990, File No. 33-35785).
     99.1 Form of Proxy Card for holders of NHL Common Stock (incorporated herein by reference to the 1995 S-4/S-3).
     99.2 Opinion of Morgan Stanley & Co. Incorporated (included as Annex IV to the Proxy Statement/Prospectus).

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